                             MEMORANDUM AND ARTICLES

                                 OF ASSOCIATION

                                       OF

                        THE ROYAL BANK OF SCOTLAND GROUP

                             PUBLIC LIMITED COMPANY

                           COURT OF SESSION, SCOTLAND

                                COPY INTERLOCUTOR

                                 in Petition of

      (First) THE ROYAL BANK OF SCOTLAND, a Company incorporated by Royal Charters of 1727 and subsequent years and having its head office at St. Andrew Square, Edinburgh; and (Second) NATIONAL COMMERCIAL BANK OF SCOTLAND LIMITED, a Company incorporated by Royal Charters of 1831 and 1925 and registered under the Companies Acts 1862 to 1880 and having its registered office at 42, St. Andrew Square, Edinburgh, for

          Sanction of a Scheme of Arrangement under Section 206 of the
                              Companies Act 1948.

Edinburgh 12th July, 1968. The Lords having considered the Petition and proceedings along with the Report by Mr I. R. Guild, W.S., Edinburgh Sanction the Scheme of Arrangement appended to the petition: Direct the registration with the Registrar of Companies in Scotland of this Order and of copies of the said Scheme of Arrangement as certified by the Solicitors of The Royal Bank of Scotland and the National Commercial Bank of Scotland Limited: Direct notice of such registration, when made, to be given by advertisement once in the Edinburgh Gazette and once in the Scotsman, Glasgow Herald, Dundee Courier and Advertiser, Aberdeen Press and Journal, Times, Guardian, and Financial Times newspapers: and decern.

                                                            "J. L. CLYDE I.P.D."

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No. 45551

                                     [LOGO]

                                 CERTIFICATE OF
                                 INCORPORATION

                                I HEREBY CERTIFY

that National and Commercial Banking Group Limited is this day incorporated under the Companies Act, 1948, and that this Company is LIMITED.

SIGNED by me at Edinburgh, this Twenty-fifth day of March One Thousand Nine Hundred and Sixty-eight

                                                         /s/ Signature
                                                         -----------------------
                                                         Registrar of Companies

                                     [LOGO]

                          CERTIFICATE OF INCORPORATION
                               ON CHANGE OF NAME

                                    No. 45551

I hereby certify that

                 National and Commercial Banking Group Limited

having by special resolution and with the approval of the Department of Trade changed its name, is now incorporated under the name of

                    THE ROYAL BANK OF SCOTLAND GROUP LIMITED

Given under my hand at Edinburgh the 3 September 1979

                                                         /s/ Signature
                                                         ---------------------
                                                         Registrar of Companies

                                     [LOGO]

                          CERTIFICATE OF INCORPORATION
                               ON RE-REGISTRATION
                              AS A PUBLIC COMPANY

                                    No. 45551

                  I hereby certify that

            The Royal Bank of Scotland Group public limited company

has this day been re-registered under the Companies Acts 1948 to 1980 as a public company, and that the Company is limited.

Dated at Edinburgh the 10 March 1982

                                                         /s/ Signature
                                                         ---------------------
                                                         Registrar of Companies

No. 45551

                         THE COMPANIES ACTS 1948 TO 1967

                            COMPANY LIMITED BY SHARES

                               SPECIAL RESOLUTION
                                       OF
                             NATIONAL AND COMMERCIAL
                              BANKING GROUP LIMITED

                            Passed 30th December 1969

      At the ANNUAL GENERAL MEETING of the members of NATIONAL AND COMMERCIAL BANKING GROUP LIMITED duly convened and held at the North British Hotel, Edinburgh, on 30th December 1969 the following Resolution was duly passed as a SPECIAL RESOLUTION:--

      "THAT the Bill intituled 'A Bill to provide for the transfer to Williams & Glyn's Bank Limited of the undertakings of Glyn, Mills & Co., The National Bank Limited and Williams Deacon's Bank Limited and for other purposes incidental thereto and consequential thereupon' applied for by National and Commercial Banking Group Limited in the month of November 1969 and as proposed to be presented to the House of Commons or introduced in the House of Lords is hereby approved subject to such additions, alterations and variations as Parliament may think fit to make therein."

                                                         J. O. BLAIR-CUNYNGHAME,
                                                                        Chairman

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No. 45551

                         THE COMPANIES ACTS 1948 TO 1976

                               SPECIAL RESOLUTION
                                       OF
                             NATIONAL AND COMMERCIAL
                              BANKING GROUP LIMITED

                              PASSED 4TH JULY, 1979

      At an EXTRAORDINARY GENERAL MEETING of the members of NATIONAL AND COMMERCIAL BANKING GROUP LIMITED duly convened and held at the Registered Office of the Company at 36 St Andrew Square, Edinburgh, on 4th July, 1979 the following Resolution was duly passed as a SPECIAL RESOLUTION:--

                                   RESOLUTION

      That the name of the company be changed from `National and Commercial Banking Group Limited' to `The Royal Bank of Scotland Group Limited' with effect from the 3rd day of September 1979 or as soon thereafter as the Department of Trade may approve.

                                                               M. A. R. HERRIES,
                                                                        Chairman

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No. 45551

                         THE COMPANIES ACTS 1948 TO 1981

                            COMPANY LIMITED BY SHARES

                                RESOLUTION OF THE
                               BOARD OF DIRECTORS
                                       OF
                           THE ROYAL BANK OF SCOTLAND
                                 GROUP LIMITED

                            Passed 28th January, 1982

At a Meeting of the Board of Directors of The Royal Bank of Scotland Group Limited, duly convened and held at London on the 28th day of January 1982, the following Resolution was duly passed:

                               RESOLUTION

That:--

(a) in pursuance of section 8(3) of the Companies Act 1980, The Royal Bank of Scotland Group Limited be re-registered as a public company limited by shares under the name The Royal Bank of Scotland Group public limited company with effect from 10th March 1982, or as soon thereafter as the Registrar of Companies may issue to the Company a Certificate of Incorporation on Re-Registration as a Public Company; and

(b) the Memorandum of Association of The Royal Bank of Scotland Group Limited be altered in accordance with paragraph (a) of this Resolution by:--

     (i) the deletion of the words "NATIONAL AND COMMERCIAL BANKING GROUP LIMITED" in Clause 1 thereof and insertion of the words "The Royal Bank of Scotland Group public limited company" in place thereof;

     (ii) the insertion therein of the following new Clause 2 and the re-numbering of the existing Clauses 2 to 5 thereof as Clauses 3 to 6 thereof:--

           "2. The Company is to be a public company."

                                                              M. A. R. HERRIES,
                                                                       Chairman

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No. 45551

                         THE COMPANIES ACTS 1948 TO 1983

                            COMPANY LIMITED BY SHARES

                                   RESOLUTIONS
                                       OF
                           THE ROYAL BANK OF SCOTLAND
                          GROUP PUBLIC LIMITED COMPANY

                          Passed on 12th January, 1984

At an EXTRAORDINARY GENERAL MEETING of the members of THE ROYAL BANK OF SCOTLAND GROUP PUBLIC LIMITED COMPANY duly convened and held at the North British Hotel, Edinburgh on 12th January, 1984 the following Resolutions were duly passed; as to Resolutions Nos. 1, 2 and 4 as SPECIAL RESOLUTIONS and as to Resolution No. 3 as an ORDINARY RESOLUTION of the Company*:--

                               SPECIAL RESOLUTION

1. That the provisions of the Memorandum of Association of the Company be amended by deleting therefrom the whole of Clause 4 and by substituting therefor the following new Clause:

      "4...."**

                               SPECIAL RESOLUTION

2. That the Articles of Association contained in the document submitted to this meeting and for the purposes of identification signed by the chairman thereof be and the same are hereby adopted as the Articles of Association of the Company in substitution for and to the exclusion of the existing Articles of Association thereof.

                                                               M. A. R. HERRIES,
                                                                        Chairman

      *Note--Resolutions Nos. 3 and 4 expired on 10th January, 1985 and are no longer in force.

      **Note--The substituted Clause appears as Clause 4 in the Memorandum of Association and is not reproduced here.

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No. 45551

                         THE COMPANIES ACTS 1948 TO 1983

                            COMPANY LIMITED BY SHARES

                               SPECIAL RESOLUTION
                                       OF
                           THE ROYAL BANK OF SCOTLAND
                          GROUP PUBLIC LIMITED COMPANY

                           Passed on 10th January 1985

At an EXTRAORDINARY GENERAL MEETING of the members of THE ROYAL BANK OF SCOTLAND GROUP PUBLIC LIMITED COMPANY duly convened and held at the North British Hotel, Edinburgh on 10th January 1985, the following Resolution was duly passed as a SPECIAL RESOLUTION of the Company:--

      That the Bill intituled "A Bill to provide for the transfer of the undertakings of The Royal Bank of Scotland public limited company and Williams & Glyn's Bank public limited company to RBSG public limited company; and for purposes connected therewith", as applied for by The Royal Bank of Scotland Group plc, a copy of which has been produced to this meeting and for the purposes of identification signed by the chairman thereof, be and the same is hereby approved subject to such additions, alterations and variations as Parliament may think fit to make therein and as the directors of The Royal Bank of Scotland Group plc may approve.

                                                               M. A. R. HERRIES,
                                                                        Chairman

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No. 45551

                         THE COMPANIES ACTS 1948 TO 1983

                            COMPANY LIMITED BY SHARES

                                   RESOLUTIONS
                                       OF
                           THE ROYAL BANK OF SCOTLAND
                          GROUP PUBLIC LIMITED COMPANY

                           Passed on 10th January 1985

At the ANNUAL GENERAL MEETING of the members of THE ROYAL BANK OF SCOTLAND GROUP PUBLIC LIMITED COMPANY duly convened and held at the North British Hotel, Edinburgh on 10th January, 1985 the following Resolutions were duly passed; as to Resolution No. 1 as an ORDINARY RESOLUTION and as to Resolution No. 2 as a SPECIAL RESOLUTION of the Company:--

                               ORDINARY RESOLUTION

      That for the purposes of section 14 of the Companies Act 1980 the directors be and they are hereby generally and unconditionally authorised to exercise all the powers of the company to allot relevant securities (within the meaning of the said section 14) up to an aggregate nominal amount of L2,479,926 provided that this authority shall expire at the conclusion of the next annual general meeting of the company after the passing of this resolution except that the company may before the expiry of such period make an offer or agreement which would or might require relevant securities to be allotted after the expiry of such period and the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.

                               SPECIAL RESOLUTION

      That, subject to the passing of the preceding resolution, the directors be and they are hereby empowered pursuant to section 18 of the Companies Act 1980 to allot equity securities (within the meaning of section 17 of the said

      Act) pursuant to the authority conferred upon them by the preceding resolution as if section 17(1) of the said Act did not apply to any such allotment provided that the power conferred by this resolution shall be limited:

      (a) to the allotment of equity securities in connection with a rights issue in favour of ordinary shareholders where the equity securities respectively attributable to the interests of all such shareholders are proportionate (as nearly as may be) to the respective numbers of ordinary shares held by them, and

      (b) to the allotment (otherwise than pursuant to sub-paragraph (a) above) of equity securities having, in the case of relevant shares (as defined for the purposes of the said section 17, as amended) a nominal amount or, in the case of other equity securities, giving the right to subscribe for or convert into relevant shares having a nominal amount not exceeding in aggregate L2,479,926.

      and shall expire at the conclusion of the next annual general meeting of the company after the passing of this resolution unless renewed or extended prior to or at such meeting except that the company may before the expiry of any power contained in this resolution make an offer or agreement which would or might require equity securities to be allotted after such expiry and the directors may allot equity securities in pursuance of such offer or agreement as if the power conferred hereby had not expired.

                                                               M. A. R. HERRIES,
                                                                        Chairman

No. 45551

                         THE COMPANIES ACTS 1948 TO 1983

                            COMPANY LIMITED BY SHARES

                                   RESOLUTIONS
                                       OF
                           THE ROYAL BANK OF SCOTLAND
                          GROUP PUBLIC LIMITED COMPANY

                           Passed on 8th February 1985

At an EXTRAORDINARY GENERAL MEETING of the members of THE ROYAL BANK OF SCOTLAND GROUP PUBLIC LIMITED COMPANY duly convened and held in The Royal Bank of Scotland plc, Staff Training College, 11 Kilgraston Road, Edinburgh EH9 2DX on 8th February 1985 the following Resolutions were duly passed of which Resolutions Nos. 1 and 2 were passed as ORDINARY RESOLUTIONS and of which Resolution No. 3 was passed as a SPECIAL RESOLUTION of the Company:--

                              ORDINARY RESOLUTIONS

1. That the acquisition by the Company of the whole of the issued fully-paid share capitals of each of The Charterhouse Group plc and Charterhouse Development Canada Limited or any part thereof upon the terms and conditions of two agreements each dated 14th January 1985 between, inter alia, the Company and Charterhouse J. Rothschild plc (copies of which, signed by the Chairman of the Meeting for the purposes of identification, have been produced to the Meeting) be and they are hereby approved.

2. That subject to and conditional upon the passing of the preceding Resolution and the satisfaction of the conditions in the afore-mentioned sale and purchase agreement relating to the acquisition of the whole of the issued fully-paid share capital of The Charterhouse Group plc:

      (i) the authorised share capital of the Company be and is hereby increased from L60,000,000 to L90,000,000 by the creation of 120,000,000 Ordinary Shares of 25p. each;

      (ii) for the purposes of section 14 of the Companies Act 1980. the directors be and they are hereby generally and unconditionally authorised to exercise all the powers of the Company to allot relevant securities (within the meaning of the said section 14) up to an aggregate nominal amount of L32,382,561 provided that this authority shall expire at the conclusion of the next annual general meeting of the Company after the passing of this Resolution except that the Company may before the expiry of such period make an offer or agreement which would or might require relevant securities to be allotted after the expiry of such period and the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.

                               SPECIAL RESOLUTION

3. That subject to and conditional upon the passing of the preceding Resolution, the directors be and they are hereby empowered pursuant to section 18 of the Companies Act 1980 to allot equity securities (within the meaning of section 17 of the said Act) pursuant to the authority conferred upon them by the preceding Resolution as if section 17(1) of the said Act did not apply to any such allotment provided that the power conferred by this Resolution shall be limited:

      (i) to the allotment of equity securities in connection with a rights issue in favour of ordinary shareholders where the equity securities respectively attributable to the interests of all such shareholders are proportionate (as nearly as may be) to the respective numbers of ordinary shares held by them; and

      (ii) to the allotment (otherwise than pursuant to sub-paragraph (i) above) of equity securities having in the case of relevant shares (as defined for the purposes of the said section 17. as amended) a nominal amount or in the case of other equity securities, giving the right to subscribe for or convert into relevant shares having a nominal amount not exceeding in aggregate L4,455,000, and shall expire at the conclusion of the next annual general meeting of the Company unless renewed or extended prior to or at such meeting except that the Company may before the expiry of any power contained in this Resolution make an offer or agreement which would or might require equity securities to be allotted after such expiry and the directors may allot equity securities in pursuance of such offer or agreement as if the power conferred hereby had not expired.

                                                               M. A. R. HERRIES,
                                                                        Chairman

No. 45551

                             THE COMPANIES ACT 1985

                            COMPANY LIMITED BY SHARES

                                   RESOLUTIONS
                                       OF
                           THE ROYAL BANK OF SCOTLAND
                          GROUP PUBLIC LIMITED COMPANY

                           Passed on 9th January 1986

At the ANNUAL GENERAL MEETING of the members of THE ROYAL BANK OF SCOTLAND GROUP PUBLIC LIMITED COMPANY duly convened and held at the North British Hotel, Edinburgh on 9th January, 1986 the following Resolutions were duly passed; as to Resolution No. 1 as an ORDINARY RESOLUTION and as to Resolution No. 2 as a SPECIAL RESOLUTION of the Company:-

                               ORDINARY RESOLUTION

      That for the purposes of section 80 of the Companies Act 1985 the directors be and they are hereby generally and unconditionally authorised to exercise all the powers of the company to allot relevant securities (within the meaning of the said section 80) up to an aggregate nominal amount of L18,203,202 provided that this authority shall expire at the conclusion of the next annual general meeting of the company after the passing of this resolution except that the company may before the expiry of such period make an offer or agreement which would or might require relevant securities to be allotted after the expiry of such period and the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.

                               SPECIAL RESOLUTION

      That, subject to the passing of the preceding resolution, the directors be and they are hereby empowered pursuant to section 95 of the Companies Act 1985 to allot equity securities (as defined in section 94 of the said Act) pursuant to the authority conferred upon them by the preceding resolution as if section 89(1) of the said Act did not apply to any such allotment provided that the power conferred by this resolution shall be limited:

      (a) to the allotment of equity securities in connection with a rights issue in favour of ordinary shareholders where the equity securities respectively attributable to the interests of all such shareholders are proportionate (as nearly as may be) to the respective numbers of ordinary shares held by them, and

      (b) to the allotment (otherwise than pursuant to sub-paragraph (a) above) of equity securities having, in the case of relevant shares (as defined for the purposes of the said section 89) a nominal amount or, in the case of other equity securities, giving the right to subscribe for or convert into relevant shares having a nominal amount not exceeding in aggregate L4,455,000 and shall expire at the conclusion of the next annual general meeting of the company after the passing of this resolution unless renewed or extended prior to or at such meeting except that the company may, before the expiry of any power contained in this resolution, make an offer or agreement which would or might require equity securities to be allotted after such expiry and the directors may allot equity securities in pursuance of such offer or agreement as if the power conferred hereby had not expired.

                                                               M. A. R. HERRIES,
                                                                        Chairman

No. 45551

                             THE COMPANIES ACT 1985

                            COMPANY LIMITED BY SHARES

                                   RESOLUTIONS
                                       OF
                           THE ROYAL BANK OF SCOTLAND
                          GROUP PUBLIC LIMITED COMPANY

                           Passed on 15th January 1987

At the ANNUAL GENERAL MEETING of the members of THE ROYAL BANK OF SCOTLAND GROUP PUBLIC LIMITED COMPANY duly convened and held at the North British Hotel, Edinburgh on 15th January 1987, the following Resolutions were duly passed; as to Resolution No. 1 as an ORDINARY RESOLUTION and as to Resolution No. 2 as a SPECIAL RESOLUTION of the company:--

                               ORDINARY RESOLUTION

1. That for the purposes of section 80 of the Companies Act 1985 the directors be and they are hereby generally and unconditionally authorised to exercise all the powers of the company to allot relevant securities (within the meaning of the said section 80) up to an aggregate nominal amount of L17,993,843 provided that this authority shall expire at the conclusion of the next annual general meeting of the company after the passing of this resolution except that the company may before the expiry of such period make an offer or agreement which would or might require relevant securities to be allotted after the expiry of such period and the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.

                               SPECIAL RESOLUTION

2. That, subject to the passing of the preceding resolution, the directors be and they are hereby empowered pursuant to section 95 of the Companies Act 1985 to allot equity securities(as defined in section 94 of the said
      Act) pursuant to the authority conferred upon them by the preceding resolution as if section 89(1) of the said Act did not apply to any such allotment provided that the power conferred by this resolution shall be limited:

      (a) to the allotment of equity securities in connection with a rights issue in favour of ordinary shareholders where the equity securities respectively attributable to the interests of all such shareholders are proportionate (as nearly as may be) to the respective numbers of ordinary shares held by them, and

      (b) to the allotment (otherwise than pursuant to sub-paragraph (a) above) of equity securities having, in the case of relevant shares (as defined for the purposes of the said section 89) a nominal amount or, in the case of other equity securities, giving the right to subscribe for or convert into relevant shares having a nominal amount not exceeding in aggregate L4,455,000 and shall expire at the conclusion of the next annual general meeting of the company after the passing of this resolution unless renewed or extended prior to or at such meeting except that the company may, before the expiry of any power contained in this resolution, make an offer or agreement which would or might require equity securities to be allotted after such expiry and the directors may allot equity securities in pursuance of such offer or agreement as if the power conferred hereby had not expired.

                                                               M. A. R. HERRIES,
                                                                        Chairman

No. 45551

                             THE COMPANIES ACT 1985

                            COMPANY LIMITED BY SHARES

                                   RESOLUTIONS
                                       OF
                           THE ROYAL BANK OF SCOTLAND
                          GROUP PUBLIC LIMITED COMPANY

                           Passed on 14th January 1988

At the ANNUAL GENERAL MEETING of the members of THE ROYAL BANK OF SCOTLAND GROUP PUBLIC LIMITED COMPANY duly convened and held at the Caledonian Hotel, Edinburgh on 14th January 1988, the following Resolutions were duly passed; as to Resolutions Nos. 1 and 4 as ORDINARY RESOLUTIONS and as to Resolutions Nos. 2, 3 and 5 as SPECIAL RESOLUTIONS of the Company: --

                               ORDINARY RESOLUTION

1. That for the purposes of section 80 of the Companies Act 1985 the directors be and they are hereby generally and unconditionally authorised to exercise all the powers of the company to allot relevant securities (within the meaning of the said section 80) up to an aggregate nominal amount of (pound)17,483,459 provided that this authority shall expire at the conclusion of the next annual general meeting of the company after the passing of this resolution except that the company may before the expiry of such period make an offer or agreement which would or might require relevant securities to be allotted after the expiry of such period and the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.

                               SPECIAL RESOLUTION

2. That, subject to the passing of the preceding resolution, the directors be and they are hereby empowered pursuant to section 95 of the Companies Act 1985 to allot equity securities (as defined in section 94 of the said Act) pursuant to the authority conferred upon them by the preceding resolution as if section 89(1) of the said Act did not apply to any such allotment provided that the power conferred by this resolution shall be limited:

      (a) to the allotment of equity securities in connection with a rights issue in favour of ordinary shareholders where the equity securities respectively attributable to the interests of all such shareholders are proportionate (as nearly as may be) to the respective numbers of ordinary shares held by them; and

      (b) to the allotment (otherwise than pursuant to sub-paragraph (a) above) of equity securities having, in the case of relevant shares (as defined for the purposes of the said section 89) a nominal amount or, in the case of other equity securities, giving the right to subscribe for or convert into relevant shares having a nominal amount not exceeding in aggregate L3,580,827 and shall expire at the conclusion of the next annual general meeting of the company after the passing of this resolution unless renewed or extended prior to or at such meeting except that the company may, before the expiry of any power contained in this resolution, make an offer or agreement which would or might require equity securities to be allotted after such expiry and the directors may allot equity securities in pursuance of such offer or agreement as if the power conferred hereby had not expired.

                               SPECIAL RESOLUTION

3. That the articles of association of the company be amended by the insertion after article 133 of the following new article 133A:

      "133A. The Directors may, with the prior sanction of an Ordinary Resolution of the Company, offer the holders of Ordinary Shares the right to elect to receive Ordinary Shares, credited as fully paid, instead of cash in respect of all or part of such dividend or dividends as are specified by such resolution. The following provisions shall apply:--

      (A) The said resolution may specify all or part of a particular dividend or may specify all or any dividends (or any part of such dividends) declared or to be declared or paid within a specified period, but such period may not end later than the beginning of the Annual General Meeting next following the date of the meeting at which such resolution is passed.

      (B) The entitlement of each holder of Ordinary Shares to new Ordinary Shares shall be such that the Relevant Value thereof shall be as nearly as possible equal to (but not in excess of) the cash amount that such holders would have received by way of dividend. For this purpose the 'Relevant Value' of an ordinary share shall be the average of the middle market quotations for the Company's Ordinary Shares on The Stock Exchange, London, as derived from the Daily Official List, on the day when the Ordinary Shares are first quoted "ex" the relevant dividend and the four subsequent dealing days, or an amount determined in such other manner as may be determined by or in accordance with the said resolution. A certificate or report by the Auditor as to the amount of the Relevant Value in respect of any dividend shall be conclusive evidence of that amount.

      (C) The basis of allotment shall be such that no member may receive a fraction of a share. The Directors may make such provisions as they think fit for any fractional entitlements, including provisions whereby, in whole or in part, the benefit thereof accrues to the Company.

      (D) The Directors, after determining the basis of allotment, shall notify the holders of Ordinary Shares in writing of the right of election offered to them, and shall send with, or following, such notification, forms of election and specify the procedure to be followed and the place at which, and the latest date and time by which, duly completed forms of election must be lodged in order to be effective.

      (E) The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on Ordinary Shares in respect whereof the said election has been duly made ('the elected Ordinary Shares') and instead thereof additional Ordinary Shares shall be allotted to the holders of the elected Ordinary Shares on the basis of allotment determined as aforesaid. For such purpose the Directors shall capitalise out of such of the sums standing to the credit of any of the Company's reserves (including Share Premium Account and Capital Redemption Reserve) or any of the profits which could otherwise have been applied in paying dividends in cash as the Directors may determine, a sum equal to the aggregate nominal amount of the additional Ordinary Shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to and amongst the holders of the elected Ordinary Shares on such basis.

      (F) The additional Ordinary Shares so allotted shall rank pari passu in all respects with the fully paid Ordinary Shares then in issue save only as regards participation in the relevant dividend.

      (G) The Directors may undertake and do such acts and things as they may consider necessary or expedient for the purpose of giving effect to the provisions of this Article.

      (H) The Directors may on any occasion determine that rights of election hereunder shall be subject to such exclusions, restrictions or other arrangements as the Directors may deem necessary or expedient in relation to legal or practical problems under the laws of, or the requirements of any recognised regulating body or any stock exchange in, any territory.

      (I) This Article shall have effect without prejudice to the other provisions of these presents and such provisions shall also have effect without prejudice to the provisions of this Article."

                               ORDINARY RESOLUTION

4. That, subject to the passing of the preceding resolution, the directors of the company be and they are hereby authorised:

      (a) to exercise the power contained in article 133A of the articles of association of the company so that, to the extent determined by the directors, the holders of ordinary shares be permitted to elect to receive new ordinary shares of 25p each in the capital of the company, credited as fully paid, instead of all or part of any interim dividend or dividends declared by the directors before the annual general meeting to be held in 1989; and

      (b) to capitalise the appropriate nominal amount of additional ordinary shares, falling to be allotted pursuant to elections made as aforesaid, out of the amount standing to the credit of any reserve of the company, to apply such sum in paying up such ordinary shares and to allot such ordinary shares to members of the company validly making such elections.

                               SPECIAL RESOLUTION

5.    That the articles of association of the company be altered as follows:

      (a)   by the addition of the following sentence at the end of article 17:

            "Notwithstanding the foregoing provisions of this Article, the Directors may by resolution determine, either generally or in any particular case or cases, that certificates for debentures shall bear the signatures or facsimile signatures of two authorised officers of the Company and need not be issued under the Seal or the Securities Seal or an official seal."

      (b)   by the insertion after article 101 of the following new article
            101A:

            "101 A. Without prejudice to the first sentence of Article 101, a meeting of the Directors or of a committee formed under Article 109 may consist of a conference between Directors or members of the committee who are not all in one place but of whom each is able (directly or by telephonic, televisual or similar means of communication) to speak to each of the others and to be heard by each of the others simultaneously; and the word 'meeting' in these presents shall be construed accordingly."

                                                               M. A. R. HERRIES,
                                                                        Chairman

No. 45551

                             THE COMPANIES ACT 1985

                            COMPANY LIMITED BY SHARES

                                   RESOLUTIONS
                                       OF
                           THE ROYAL BANK OF SCOTLAND
                          GROUP PUBLIC LIMITED COMPANY

                           Passed on 12th January 1989

At the ANNUAL GENERAL MEETING of the members of THE ROYAL BANK OF SCOTLAND GROUP PUBLIC LIMITED COMPANY duly convened and held at the Caledonian Hotel, Edinburgh on 12th January 1989, the following Resolutions were duly passed; as to Resolution No. 1 as an ORDINARY RESOLUTION and as to Resolution No. 2 as a SPECIAL RESOLUTION of the Company: -

                               ORDINARY RESOLUTION

1. That for the purposes of section 80 of the Companies Act 1985 the directors be and they are hereby generally and unconditionally authorised to exercise all the powers of the company to allot relevant securities (within the meaning of the said section 80) up to an aggregate nominal amount of L15,242,046 provided that this authority shall expire at the conclusion of the next annual general meeting of the company after the passing of this resolution except that the company may before the expiry of such period make an offer or agreement which would or might require relevant securities to be allotted after the expiry of such period and the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.

                               SPECIAL RESOLUTION

2. That, subject to the passing of the preceding resolution, the directors be and they are hereby empowered pursuant to section 95 of the Companies Act 1985 to allot equity securities (as defined in section 94 of the said Act) pursuant to the authority conferred upon them by the preceding resolution as if section 89(1) of the said Act did not apply to any such allotment provided that the power conferred by this resolution shall be limited:

      (a) to the allotment of equity securities in connection with a rights issue in favour of ordinary shareholders where the equity securities respectively attributable to the interests of all such shareholders are proportionate (as nearly as may be) to the respective numbers of ordinary shares held by them; and

      (b) to the allotment (otherwise than pursuant to sub-paragraph (a) above) of equity securities having, in the case of relevant shares (as defined for the purposes of the said section 89) a nominal amount or, in the case of other equity securities, giving the right to subscribe for or convert into relevant shares having a nominal amount not exceeding in aggregate L3,692,898 and shall expire at the conclusion of the next annual general meeting of the company after the passing of this resolution unless renewed or extended prior to or at such meeting except that the company may, before the expiry of any power contained in this resolution, make an offer or agreement which would or might require equity securities to be allotted after such expiry and the directors may allot equity securities in pursuance of such offer or agreement as if the power conferred hereby had not expired.

                                                               M. A. R. HERRIES,
                                                                        Chairman

No. 45551

                             THE COMPANIES ACT 1985

                            COMPANY LIMITED BY SHARES

                                   RESOLUTIONS
                                       OF
                           THE ROYAL BANK OF SCOTLAND
                          GROUP PUBLIC LIMITED COMPANY

                           Passed on 30th August 1989

At the EXTRAORDINARY GENERAL MEETING of the members of THE ROYAL BANK OF SCOTLAND GROUP PUBLIC LIMITED COMPANY duly convened and held at the Staff Training College, The Royal Bank of Scotland plc, 11 Kilgraston Road, Edinburgh EH9 2DX on 30th August 1989, the following Resolutions were duly passed; as to Resolution No. 2 is an ORDINARY RESOLUTION and as to Resolutions Nos. 1 and 3 as SPECIAL RESOLUTIONS of the Company:--

                               SPECIAL RESOLUTION

1.(A) THAT the authorised share capital of the Company be and it is hereby increased by the creation of 16,000,000 Non-cumulative Dollar Preference Shares of US$0.01 each and by the creation of 200,000,000 Non-cumulative Sterling Preference Shares of L1 each, such shares having attached thereto the respective rights and being subject to the respective limitations set out in the Articles of Association of the Company as altered by paragraph (C) of this Resolution;

  (B) for the purposes of section 80 of the Companies Act 1985 the Directors be and they are hereby generally and unconditionally authorised to exercise all the powers of the Company to allot all the 16,000,000 Non-cumulative Dollar Preference Shares of US$0.01 each and the 200,000,000 Non-cumulative Sterling Preference Shares of L1 each created pursuant to paragraph (A) of this Resolution provided that this authority shall expire on the fifth anniversary of the passing of this Resolution except that the Company may before the expiry of such period make an offer or agreement which would or might require relevant securities (within the meaning of the said section 80) to be allotted after the expiry of such period and the Directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired; and

  (C) the Article of Association of the Company be and they are hereby amended as follows:--

      (a)   by the insertion in Article 2 of the following definitions:-

            5 1/2 per cent. Cumulative       The 400,000 5 1/2 per cent.
            Preference Shares                Cumulative Preference Shares of L1
                                             each in the capital of the Company.

            11 per cent. Cumulative          The 500,000 11 per cent. Cumulative
            Preference Shares                Preference Shares of L1 each in the
                                             capital of the Company.

            Non-cumulative Sterling          The 200,000,000 Non-cumulative
            Preference Shares                Sterling Preference Shares of L1
                                             each in the capital of the Company.

            Non-cumulative Dollar            The 16,000,000 Non-cumulative
            Preference Shares                Dollar Preference Shares of US$0.01
                                             each in the capital of the
                                             Company.

            Cumulative Preference Shares     The 5 1/2 per cent. Cumulative
                                             Preference Shares and the 11
                                             per cent. Cumulative Preference
                                             Shares.

            New Preference Shares            The Non-cumulative Sterling
                                             Preference Shares, the
                                             Non-cumulative Dollar Preference
                                             Shares and any other share in the
                                             capital of the Company which is
                                             expressed to rank as regards
                                             participation in the profits or
                                             assets of the Company in some or
                                             all respects pari passu therewith.

            New Shares                       New Preference Shares or any
                                             further shares in the capital of
                                             the Company issued subsequent to
                                             the date of amendment of this
                                             Article.

            US$ and Dollars                  The lawful currency for the time
                                             being of the United States of
                                             America.

            Directors                        The Directors from time to time of
                                             the Company, or an authorised
                                             Committee thereof.

            Applicable Exchange Rate         Such market rate of exchange as the
                                             Directors may consider appropriate
                                             for the purchase of any lawful
                                             currency with any other lawful
                                             currency at such time on such date
                                             as the Directors may consider
                                             appropriate.

            Foreign Currency                 Any lawful currency other than
                                             Sterling.

            The Stock Exchange               The International Stock Exchange of
                                             the United Kingdom and the Republic
                                             of Ireland Limited.

      (b) by the deletion of the introductory paragraph in Article 4 and the substitution therefor of the following new paragraph:--

            "The share capital of the Company at 30th August 1989 being the date of amendment of this Article is L290,000,000 divided into 500,000 11 per cent. Cumulative Preference Shares of L1 each, 400,000 5 1/2 per cent. Cumulative Preference Shares of L1 each, 200,000,000 Non-cumulative Sterling Preference Shares of L1 each and 356,400,000 Ordinary Shares of 25p each, and US$160,000 divided into 16,000,000 Non-cumulative Dollar Preference Shares of US$0.01 each. The rights as regards participation in the profits and assets of the Company attaching to those shares shall be as follows:--"

      (c) by the deletion of the last two sentences of Article 4( A) and the substitution therefor of the following new sentence:--

            "Such dividends shall rank pari passu and pro rata with each other and shall be paid in priority to any dividend on the New Preference Shares or on any other class of share."

      (d) by the deletion of Article 4(B) and the substitution therefor of the following:--

            "(B) On a winding up or liquidation, voluntary or otherwise, the surplus assets of the Company available for distribution amongst the members shall be applied:--

            FIRSTLY -- in paying to the holders of the 11 per cent. Cumulative Preference Shares and the 5 1/2 per cent. Cumulative Preference Shares respectively the arrears (if any) of the fixed cumulative preferential dividends thereon (whether earned or declared or not and including (i) the amount of any dividend which is due for payment after the date of commencement of winding up or liquidation but which is payable in respect of a half-year period ending on or before such date and (ii) any further amount of dividend payable in respect of the period from the beginning of the half-year period then current to the date of commencement of winding up or liquidation) to the date on which repayment is made, in terms of the immediately succeeding paragraph or, if no such repayment is made, the date of payment of such arrears; and

            SECONDLY -- in repaying to the holders of the 11 per cent. Cumulative Preference Shares and the 5 1/2 per cent. Cumulative Preference Shares respectively the amounts paid up or credited as paid up on such shares together with a premium of 50p per share in the case of the 11 per cent. Cumulative Preference Shares and of 20p per share in the case of the 5 1/2 per cent. Cumulative Preference Shares.

            Any payments made to the holders of the 11 per cent. Cumulative Preference Shares and the 5 1/2 per cent. Cumulative Preference Shares in terms of paragraphs FIRSTLY or SECONDLY above shall rank pari passu and pro rata with each other and (in the case of payments in terms of paragraph FIRSTLY) in priority to and (in the case of repayments in terms of paragraph SECONDLY)pari passu and pro rata with any payments to be made to the holders of the Non-cumulative Sterling Preference Shares and the Non-cumulative Dollar Preference Shares pursuant to Articles 4(C)(2) and 4(D)(2) respectively below and to the holders of any other New Preference Shares."

      (e) by the insertion after Article 4(B) of the following new sub-Articles 4(C), 4(D)and 4(E):--

            "(C) (1) The Non-cumulative Sterling Preference Shares shall rank after the Cumulative Preference Shares to the extent specified in this Article 4, and shall rank pari passu inter se and (save as aforesaid) with the Cumulative Preference Shares and with all other New Preference Shares. They shall confer the rights and be subject to the restrictions set out in this Article 4(C) and shall also confer such further rights (not being inconsistent with the rights set out in this Article 4(C)) as may be attached by the Directors to such shares in accordance with this
                     Article 4(C)prior to allotment. Whenever the Directors have power under this Article to determine any of the rights attached to any of the Non-cumulative Sterling Preference Shares, the rights so determined need not be the same as those attached to the Non-cumulative Sterling Preference Shares then allotted or in issue. The Non-cumulative Sterling Preference Shares may be issued in one or more separate series, and each series shall be identified in such manner as the Directors may determine without any such determination or identification requiring any alteration to these presents.

            (2) Each Non-cumulative Sterling Preference Share shall confer the following rights as to participation in the profits and assets of the Company, receipt of notices, attendance and voting at meetings and redemption:--

                  (a)   Income

                        The right (subject to the provisions of paragraph (b) of this sub-Article, if applicable) to a non-cumulative preferential dividend either fixed or not exceeding a specified amount payable in Sterling at such rate on such dates (each a "dividend payment date") in respect of such periods (each a "dividend period") and on such other terms and conditions as may be determined by the Directors prior to allotment thereof. References in these presents to a "dividend" on the Non-cumulative Sterling Preference Shares include a reference to each dividend in respect of each dividend period applicable thereto and references in this Article 4(C) to dividend payment dates and dividend periods are to dividend payment dates and dividend periods in respect of the Non-cumulative Sterling Preference Shares only. Such dividends shall be paid in priority to the payment of any dividends on the Ordinary Shares. The Non-cumulative Sterling Preference Shares shall rank for dividend after the Cumulative Preference Shares, pari passu with all other New Preference Shares expressed to rank pari passu therewith as regards participation in profits and otherwise in priority to any other share capital in the Company.

                  (b)   Further provisions as to income

                        All or any of the following provisions shall apply in relation to any particular Non-cumulative Sterling Preference Shares if so determined by the Directors prior to allotment thereof:--

                        (i) if, in the opinion of the Directors, the distributable profits of the Company are sufficient to cover the payment in full of dividends on the Non-cumulative Sterling Preference Shares on any dividend payment date, and also the payment in full of all other dividends stated to be payable on such date on any other New Preference Share expressed to rank pari passu therewith as regards participation in profits, after payment in full, or the setting aside of a sum to cover the payment in full,of all dividends stated to be payable on such date on any Cumulative Preference Share, then each such dividend shall be declared and paid in full;

                        (ii) if, in the opinion of the Directors, the distributable profits of the Company are insufficient to cover the payment in full of dividends on the Non-cumulative Sterling Preference Shares on any dividend payment date, and also the payment in full of all other dividends stated to be payable on such date on any other New Preference Share expressed to rank pari passu therewith as regards participation in profits after payment in full, or the setting aside of a sum to cover the payment in full, of all dividends stated to be payable on or before such date on any Cumulative Preference Share, then dividends shall be declared by the Directors pro rata for the Non-cumulative Sterling Preference Shares and such other New Preference Shares to the extent of the available distributable profits (if any) to the intent that the amount of dividend declared per share on each such Non-cumulative Sterling Preference Share and other New Preference Share will bear to each other the same ratio as the dividends accrued per share on each such Non-cumulative Sterling Preference Share and other New Preference Share bear to each other. If it shall subsequently appear that any such dividend which has been paid should not, in accordance with the provisions of this sub-paragraph, have been so paid, then provided the Directors shall have acted in good faith, they shall not incur any liability for any loss which any shareholder may suffer in consequence of such payment having been made;

                        (iii) if, in the opinion of the Directors, the payment
                              of any dividend on any Non-cumulative Sterling Preference Shares would breach or cause a breach of the Bank of England's capital adequacy requirements applicable to the Company and/or any of its subsidiaries, then none of such dividend shall be declared or paid;

                        (iv) subject to sub-paragraphs (v) and (vi) below, the Non-cumulative Sterling Preference Shares shall carry no further right to participate in the profits of the Company and if and to the extent that any dividend or part thereof is on any occasion not paid for the reasons described in sub-paragraphs (ii) or (iii) above, the holders of such shares shall have no claim in respect of such non-payment;

                        (v)   if any dividend or part thereof on any
                              Non-cumulative Sterling Preference Share is not payable for the reasons specified in sub-paragraphs (ii) or (iii) above and if they so resolve, the Directors may, subject to the Statutes, pay a special non-cumulative preferential dividend on the Non-cumulative Sterling Preference Shares at a rate not exceeding (pound)0.01 per share (but so that reference elsewhere in this Article and in Article 4(D) to any dividend payable on any Non-cumulative Sterling Preference Shares shall not be treated as including a reference to any such special dividend);

                        (vi)  (A)  the provisions of this sub-paragraph (vi)
                                   shall apply where any dividend or any part thereof otherwise payable on a particular dividend payment date on any Non-cumulative Sterling Preference Shares ("a Relevant Payment") is, for the reasons specified in sub-paragraphs (ii) or (iii) above, not payable and the amounts (if any) standing to the credit of the Company's profit and loss account together with the amount of the reserves of the Company available for the purpose are in aggregate sufficient to be applied and capable of being applied in paying up in full at par additional Non-cumulative Sterling Preference Shares on the basis hereinafter provided in this sub-paragraph (vi);

                              (B)  on the date for payment of the Relevant
                                   Payment had such payment been payable in cash, the Directors shall, subject to the Statutes, allot and issue credited as fully paid to each holder of Non-cumulative Sterling Preference Shares such additional nominal amount of Non-cumulative Sterling Preference Shares as is equal to an amount determined by multiplying the cash amount of the Relevant Payment which would have been payable to him had such payment been made in cash (exclusive of any associated tax credit) by a factor to be determined by the Directors prior to allotment of the Non-cumulative Sterling Preference Shares;

                              (C) for the purposes of paying up additional Non-cumulative Sterling Preference Shares to be allotted pursuant to this sub-paragraph
                                   (vi), the Directors shall capitalise, out of such of the accounts or reserves of the Company available for the purposes as they shall determine (including any Share Premium Account), a sum equal to the aggregate nominal amount of the additional Non-cumulative Sterling Preference Shares then to be allotted and shall make all appropriations and applications of such sum and all allotments and issues of fully paid Non-cumulative Sterling Preference Shares for the purpose of giving effect to this sub-paragraph (vi);

                              (D)  the additional Non-cumulative Sterling
                                   Preference Shares so allotted pursuant to this sub-paragraph (vi) shall confer the same rights and be subject to the same limitations as, and shall rank pari passu and pro rata in all respects with, the relevant Non-cumulative Sterling Preference Shares save only as regards participation in the Relevant Payment;

                              (E) if any additional Non-cumulative Sterling Preference Shares falling to be allotted pursuant to this sub-paragraph (vi) cannot be allotted by reason of any insufficiency in the Company's authorised share capital or in the amount of relevant securities which the Directors are authorised to allot in accordance with Section 80 of the Companies Act 1985, the Directors shall convene a General Meeting, to be held as soon as practicable, for the purpose of considering a Resolution or Resolutions effecting an appropriate increase in the authorised share capital and granting the Directors appropriate authority to allot relevant securities; and

                              (F)  the Directors may undertake and do such
                                   acts
                                   and things as they may consider necessary or expedient for the purpose of giving effect to the provisions of this sub-paragraph (vi);

                        (vii) if any date on which dividends are payable on
                              Non-cumulative Sterling Preference Shares is not a day on which banks in London are open for business, and on which foreign exchange dealings may be conducted in London ("a Sterling Business Day"), then payment of the dividend payable on such date will be made on the next succeeding Sterling Business Day and without any interest or other payment in respect of such delay unless such day shall fall within the next calendar month whereupon such payment will be made on the preceding Sterling Business Day;

                        (viii) dividends payable on Non-cumulative Sterling
                              Preference Shares shall accrue from and to the dates determined by the Directors prior to allotment thereof, and the amount of dividend payable in respect of any period shorter than a full dividend period will be calculated on the basis of a 365-day year and the actual number of days elapsed in such period;

                        (ix) if the dividend stated to be payable on the Non-cumulative Sterling Preference Shares on the most recent dividend payment date has not been declared and paid in full, or if a sum has not been set aside to provide for such payment in full, no dividends may be declared on any other share capital of the Company (other than the Cumulative Preference Shares), and no sum may be set aside for the payment thereof, unless, on the date of declaration relative to any such payment, an amount equal to the dividend stated to be payable on the Non-cumulative Sterling Preference Shares in respect of the then current dividend period is set aside for the payment in full of such dividend on the dividend payment date relating to the then current dividend period; and

                        (x) if any dividend stated to be payable on the Non-cumulative Sterling Preference Shares on any dividend payment date has not been declared and paid in full, or if a sum has not been set aside to provide for such payment in full, the Company may not redeem or purchase or otherwise acquire for any consideration any other share capital of the Company and may not set aside any sum nor establish any sinking fund for the redemption, purchase or other such acquisition thereof, until such time as dividends stated to be payable on the Non-cumulative Sterling Preference Shares in respect of successive dividend periods together aggregating no less than twelve months shall thereafter have been declared and paid in full.

                  (c)   Capital

                        The right on a winding up or liquidation, voluntary or otherwise, other than (unless otherwise provided by the terms of issue of such share) a redemption or purchase by the Company of any shares of any class, to receive in Sterling out of the surplus assets of the Company available for distribution amongst the members: --

                        (i) after payment of the arrears (if any) of the fixed cumulative preferential dividends stated to be payable on the Cumulative Preference Shares to the holders thereof in accordance with Article 4(B) FIRSTLY and pari passu with the holders of any other New Preference Shares expressed to rank pari passu therewith as regards participation in profits and in priority to the holders of the Ordinary Shares of the Company a sum equal to: --

                              (A)  the amount of any dividend which is due
                                   for payment after the date of commencement of winding up or liquidation but which is payable in respect of a period ending on or before such date; and

                              (B) any further amount of dividend payable in respect of the period from the preceding dividend payment date to the date of payment in accordance with this sub-paragraph (i)

                              but only to the extent that any such amount or further amount was, or would have been, payable as a dividend in accordance with or pursuant to this
                              Article 4(C) (other than pursuant to this provision); and

                        (ii) subject thereto, pari passu with the holders of the Cumulative Preference Shares and any other New Preference Shares expressed to rank pari passu therewith as regards participation in surplus assets and in priority to the holders of the Ordinary Shares of the Company, a sum equal to the amount paid up or credited as paid up on the Non-cumulative Sterling Preference Shares (including any premium paid to the Company in respect thereof on issue).

                        If upon any such winding up or liquidation, the amounts available for payment are insufficient to cover the amounts payable in full on the Cumulative Preference Shares, the Non-cumulative Sterling Preference Shares and on any other New Preference Share expressed to rank pari passu therewith as regards participation in surplus assets, then the holders of the Cumulative Preference Shares, the Non-cumulative Sterling Preference Shares and such other New Preference Shares will share rateably in the distribution of surplus assets (if any) in proportion to the full respective preferential amounts to which they are entitled. No Non-cumulative Sterling Preference Share shall confer any right to participate in the surplus assets of the Company other than that set out in this sub-paragraph (2)(c) of this Article 4(C).

                  (d)   Receipt of Notices

                        The right to have sent to the holder of each Non-cumulative Sterling Preference Share (at the same time as the same are sent to the holders of Ordinary Shares) a copy of the Company's Annual Report and Accounts and Interim Financial Statement, together with Notice of any General Meeting of the Company at which such holder is entitled to attend and vote.

                  (e)   Attendance and Voting at Meetings

                        The right to attend at a General Meeting of the Company and to speak to or vote upon any Resolution proposed thereat in the following circumstances: --

                        (i) in respect of a Resolution which is to be proposed at the Meeting either varying or abrogating any of the rights attached to the Non-cumulative Sterling Preference Shares or proposing the winding up of the Company (and then in each such case only to speak to and vote upon any such Resolution);

                        (ii) in circumstances where the dividend stated to be payable on the Non-cumulative Sterling Preference Shares in respect of such number of dividend periods as the Directors shall determine prior to allotment thereof has not been declared and paid in full, and until such date as the Directors shall likewise determine; and

                        (iii) in such other circumstances as the Directors may
                              determine prior to allotment of the Non-cumulative Sterling Preference Shares,

                        but not otherwise, together with the right, in such circumstances, if any, as the Directors may determine prior to allotment of the Non-cumulative Sterling Preference Shares, to seek to requisition a General Meeting of the Company for which purpose the Non-cumulative Sterling Preference Shares will be deemed to carry the number of votes determined pursuant to the following sentence. Whenever holders of Non-cumulative Sterling Preference Shares are entitled to vote on a Resolution, on a show of hands every such holder who is present in person shall have one vote and, on a poll, every such holder who is present in person or by proxy shall have such number of votes as may be determined by the Directors prior to allotment of such Non-cumulative Sterling Preference Shares.

                  (f)   Redemption

                        (i) Unless the Directors shall, prior to the allotment of any series of Non-cumulative Sterling Preference Shares, determine that such series shall be non-redeemable, each series of Non-cumulative Sterling Preference Shares shall, subject to the provisions of the Statutes, be redeemable at the option of the Company in accordance with the following provisions.

                        (ii) In the case of any particular Non-cumulative Sterling Preference Shares which are to be so redeemable: --

                              (A) the Company may, subject thereto, redeem on any Redemption Date (as hereinafter defined) all or some only of the Non-cumulative Sterling Preference Shares by giving to the holders of the Non-cumulative Sterling Preference Shares to be redeemed not less than 14 days' prior notice in writing (a "Notice of Redemption") of the relevant Redemption Date. "Redemption Date" means, in relation to a Non-cumulative Sterling Preference

                                   Share, any date which falls no earlier than five years and one day after the date of allotment of the Non-cumulative Sterling Preference Share to be redeemed;

                              (B) there shall be paid on each Non-cumulative Sterling Preference Share so redeemed, in Sterling, the aggregate of the nominal amount thereof together with any premium paid on issue and together with arrears (if any) of dividends thereon (whether earned or declared or not) in respect of the period from the dividend payment date last preceding the Redemption Date to the Redemption Date;

                              (C) in the case of a redemption of some only of the Non-cumulative Sterling Preference Shares in any series, the Company shall for the purpose of determining the particular Non-cumulative Sterling Preference Shares to be redeemed cause a drawing to be made at the Office or such other place as the Directors may approve in the presence of the Auditors for the time being of the Company;

                              (D) any Notice of Redemption given under sub-paragraph (ii)(A) above shall specify the applicable Redemption Date, the particular Non-cumulative Sterling Preference Shares to be redeemed and the redemption price (specifying the amount of the accrued and unpaid dividend per share to be included therein and stating that dividends on the Non-cumulative Sterling Preference Shares to be redeemed will cease to accrue on redemption), and shall state the place or places at which documents of title in respect of such Non-cumulative Sterling Preference Shares are to be presented and surrendered for redemption and payment of the redemption monies is to be effected. Upon such Redemption Date, the Company shall redeem the particular Non-cumulative Sterling Preference Shares to be redeemed on that date subject to the provisions of this paragraph and of the Statutes. No defect in the Notice of Redemption or in the giving thereof shall affect the validity of the redemption proceedings;

                              (E) the provisions of this and the following sub-paragraphs shall have effect in relation to Non-cumulative Sterling Preference Shares for the time being issued and registered in the Register of Members ("Registered Shares") and represented by certificates ("Certificates"). Payments in respect of the amount due on redemption of a Registered Share shall be made by Sterling cheque drawn on a bank in London or upon the request of the holder or joint holders not later than the date specified for the purpose in the Notice of Redemption by transfer to a Sterling account maintained by the payee with a bank in London. Such payment will be against presentation and surrender of the relative Certificate at the place or one of the places specified in the Notice of Redemption and if any Certificate so surrendered includes any Non-cumulative Sterling Preference Shares not to be redeemed on the relevant Redemption Date the Company shall within 14 days thereafter issue to the holder, free of charge, a fresh Certificate in respect of such Non-cumulative Sterling Preference Shares.

                                   All payments in respect of redemption monies will in all respects be subject to any applicable fiscal or other laws;

                              (F) as from the relevant Redemption Date the dividend on the Non-cumulative Sterling Preference Shares due for redemption shall cease to accrue except on any such Non-cumulative Sterling Preference Share in respect of which, upon the due surrender of the Certificate in accordance with sub-paragraph (E) above, payment of the redemption monies due on such Redemption Date shall be improperly withheld or refused, in which case such dividend, at the rate then applicable, shall be deemed to have continued and shall accordingly continue to accrue from the relevant Redemption Date to the date of payment of such redemption monies. Such Non-cumulative Sterling Preference Share shall not be treated as having been redeemed until the redemption monies in question together with the accrued dividend thereon shall have been paid;

                              (G)  if the due date for the payment of the
                                   redemption monies on any Non-cumulative
                                   Sterling Preference Share is not a Sterling
                                   Business Day then payment of such monies will be made on the next succeeding day which is a Sterling Business Day and without any interest or other payment in respect of such delay unless such day shall fall within the next calendar month whereupon such payment will be made on the preceding Sterling Business Day; and

                              (H)  the receipt of the holder for the time
                                   being of any Registered Share (or in the case of joint holders the receipt of any one of them) in respect of the monies payable on redemption on such Registered Share shall constitute an absolute discharge to the Company.

                        (iii) Upon the redemption of any Non-cumulative Sterling
                              Preference Shares the nominal amount of such shares comprised in the capital of the Company shall thereafter be divided into, and reclassified as, Ordinary Shares without any further resolution or consent being required.

                  (g)   Purchase

                        (i) Subject to the provisions of the Statutes and any other applicable laws, the Company may at any time and from time to time purchase any Non-cumulative Sterling Preference Shares upon such terms as the Directors shall determine provided that, in the case of Non-cumulative Sterling Preference Shares which are listed on The Stock Exchange, the purchase price, exclusive of expenses and accrued dividends, shall not exceed
                              (i) in the case of a purchase in the open market, or by tender (which shall be available alike to all holders of the Non-cumulative Sterling Preference Shares), the average of the closing middle market quotations of such Non-cumulative Sterling Preference Shares on The Stock Exchange (as derived from The Stock Exchange Daily Official
                              List) for the last 10 dealing days preceding the date of purchase or(if higher), in the case of a purchase in the open market only, the market price on the date of purchase provided that such market price is not more than 105 per cent, of such average and (ii) in the case of a purchase by private treaty, 120 per cent. of the closing middle market quotation of such Non-cumulative Sterling Preference Shares on The Stock Exchange (as derived from The Stock Exchange Daily Official
                              List) for the last dealing day preceding the date of purchase; but so that this proviso shall not apply to any purchase of Non-cumulative Sterling Preference Shares made in the ordinary course of a business of dealing in securities.

                        (ii) Upon the purchase of any Non-cumulative Sterling Preference Shares the nominal amount of such shares comprised in the capital of the Company shall thereafter be divided into, and reclassified as, Ordinary Shares without any further resolution or consent being required.

            (3) Save with the written consent of the holders of three-quarters in nominal value of, or with the sanction of an Extraordinary Resolution passed at a separate General Meeting of the holders of the Non-cumulative Sterling Preference Shares, the Directors shall not, pursuant to Articles 138 or 139, capitalise any part of the amounts available for distribution and referred to therein if after such capitalisation the aggregate of such amounts would be less than such multiple, if any, as may be determined by the Directors prior to the first allotment of Non-cumulative Sterling Preference Shares, of the aggregate amount of the dividends (exclusive of any associated tax credit) payable in the twelve month period following such capitalisation on the Non-cumulative Sterling Preference Shares then in issue and any other New Preference Shares then in issue expressed to rank pari passu therewith as regards participation in profits.

            (4)   (a)   Save with the written consent of the holders of three-
                        quarters in nominal value of, or with the sanction of an Extraordinary Resolution passed at a separate General
                        Meeting of the holders of, the Non-cumulative Sterling
                        Preference Shares, the Directors shall not authorise or create, or increase the amount of, any shares of any class or any security convertible into shares of any class ranking as regards rights to participate in the profits or assets of the Company (other than on a redemption or purchase by the Company of any such shares) in priority to the Non-cumulative Sterling Preference Shares.

                  (b) The special rights attached to any series of Non-cumulative Sterling Preference Shares allotted or in issue shall not (unless otherwise provided by their terms of issue) be deemed to be varied by the creation or issue of any New Shares ranking as regards participation in the profits or assets of the Company in some or all respects pari passu with or after such Non-cumulative Sterling Preference Shares. Any New Shares ranking pari passu with such Non-cumulative Sterling Preference Shares in some or all respects may without their creation or issue being deemed to vary the special rights attached to any Non-cumulative Sterling Preference Share then in issue either carry rights identical in all respects with such Non-cumulative Sterling Preference Shares or any of them or rights differing therefrom in any respect, including, but without prejudice to the generality of the foregoing, in that: --

                          (a) the rate of or means of calculating the dividend
                              may differ and the dividend may be cumulative or non-cumulative;

                          (b) the New Shares or any series thereof may rank for
                              dividend as from such date as may be provided by the terms of issue thereof and the dates for payment of dividend may differ;

                          (c) the New Shares may be denominated in Sterling or
                              in any Foreign Currency;

                          (d) a premium may be payable on return of capital or
                              there may be no such premium;

                          (e) the New Shares may be redeemable at the option of
                              the holder or of the Company, or may be
                              non-redeemable and if redeemable at the option of the Company, they may be redeemable at different dates and on different terms from those applying to the Non-cumulative Sterling Preference Shares; and

                          (f) the New Shares may be convertible into Ordinary
                              Shares or any other class of shares ranking as regards participation in the profits and assets of the Company pari passu with or after such Non-cumulative Sterling Preference Shares in each case on such terms and conditions as may be prescribed by the terms of issue thereof.

            (D)(1) The Non-cumulative Dollar Preference Shares shall rank after the Cumulative Preference Shares to the extent specified in this Article 4, and shall rank pari passu inter se and (save as aforesaid) with the Cumulative Preference Shares and with all other New Preference Shares. They shall confer the rights and be subject to the restrictions set out in this Article 4(D) and shall also confer such further rights (not being inconsistent with the rights set out in this Article 4(D)) as may be attached by the Directors to such shares in accordance with this Article 4(D) prior to allotment. Whenever the Directors have power under this Article to determine any of the rights attached to any of the Non-cumulative Dollar Preference Shares, the rights so determined need not be the same as those attached to the Non-cumulative Dollar

                  Preference Shares then allotted or in issue. The Non-cumulative Dollar Preference Shares may be issued in one or more separate series, and each series shall be identified in such manner as the Directors may determine without any such determination or identification requiring any alteration to these presents.

            (2) Each Non-cumulative Dollar Preference Share shall confer the following rights as to participation in the profits and assets of the Company, receipt of notices, attendance and voting at meetings and redemption:--

                  (a)   Income

                        The right (subject to the provisions of paragraph (b) of this sub-Article, if applicable) to a non-cumulative preferential dividend not exceeding a specified amount, payable in Dollars at such rate on such dates (each a "dividend payment date") in respect of such periods (each a "dividend period") and on such other terms and conditions as may be determined by the Directors prior to allotment thereof. References in these presents to a "dividend" on the Non-cumulative Dollar Preference Shares include a reference to each dividend in respect of each dividend period applicable thereto and references in this Article 4(D) to dividend payment dates and dividend periods are to dividend payment dates and dividend periods in respect of the Non-cumulative Dollar Preference Shares only. Such dividends shall be paid in priority to the payment of any dividends on the Ordinary Shares. The Non-cumulative Dollar Preference Shares shall rank for dividend after the Cumulative Preference Shares, pari passu with all other New Preference Shares expressed to rank pari passu therewith as regards participation in profits and otherwise in priority to any other share capital in the Company.

                  (b)   Further provisions as to income

                        All or any of the following provisions shall apply in relation to any particular Non-cumulative Dollar Preference Shares if so determined by the Directors prior to allotment thereof:

                           (i) if, in the opinion of the Directors, the distributable profits of the Company are sufficient to cover the payment in full of dividends on the Non-cumulative Dollar Preference Shares on any dividend payment date and also the payment in full of all other dividends stated to be payable on such date on any other New Preference Share expressed to rank pari passu therewith as regards participation in profits, after payment in full, or the setting aside of a sum to cover the payment in full, of all dividends stated to be payable on such date on any Cumulative Preference Share, then each such dividend shall be declared and paid in full;

                           (ii) if, in the opinion of the Directors, the distributable profits of the Company are insufficient to cover the payment in full of dividends on the Non-cumulative Dollar Preference Shares on any dividend payment date and also the payment in full of all other dividends stated to be payable on such date on any other New Preference Share expressed to rank pari passu therewith as regards participation in profits after payment in full, or the setting aside of a sum to cover the payment in full, of all dividends stated to be payable on or before such date on any Cumulative Preference Share, then dividends shall be declared by the Directors pro rata for the Non-cumulative Dollar Preference Shares and such other New Preference Shares to the extent of the available distributable profits (if any) to the intent that the amount of dividend declared per share on each such Non-cumulative Dollar Preference Share and other New Preference Share will bear to each other the same ratio as the dividends accrued per share on each such Non-cumulative Dollar Preference Share and other New Preference Share bear to each other. If it shall subsequently appear that any such dividend which has been paid should not, in accordance with the provisions of this sub-paragraph, have been so paid, then provided the Directors shall have acted in good faith, they shall not incur any liability for any loss which any shareholder may suffer in consequence of such payment having been made;

                           (iii) if, in the opinion of the Directors, the
                                 payment of any dividend on any Non-cumulative Dollar Preference Shares would breach or cause a breach of the Bank of England's capital adequacy requirements applicable to the Company and/or any of its subsidiaries, then none of such dividend shall be declared or paid;

                           (iv) subject to sub-paragraph (v) below, the Non-cumulative Dollar Preference Shares shall carry no further right to participate in the profits of the Company and if and to the extent that any dividend or part thereof is on any occasion not paid for the reasons described in sub-paragraphs (ii) or (iii) above, the holders of such shares shall have no claim in respect of such non-payment;

                           (v)   if any dividend or part thereof on any
                                 Non-cumulative Dollar Preference Share is not payable for the reasons specified in sub-paragraphs (ii) or (iii) above and if they so resolve, the Directors may, subject to the Statutes, pay a special non-cumulative preferential dividend on the Non-cumulative Dollar Preference Shares at a rate not exceeding one (1) US cent per share (but so that reference elsewhere in this Article and in
                                 Article 4(C) to any dividend payable on any Non-cumulative Dollar Preference Shares shall not be treated as including a reference to any such special dividend);

                           (vi) if any date on which dividends are payable on Non-cumulative Dollar Preference Shares is not a day on which banks in London and the City of New York are open for business, and on which foreign exchange dealings may be conducted in such cities ("a Dollar Business Day"), then payment of the dividend payable on such date will be made on the succeeding Dollar Business Day and without any interest or other payment in respect of such delay unless such day shall fall within the next calendar month whereupon such payment will be made on the preceding Dollar Business Day;

                           (vii) dividends payable on Non-cumulative Dollar
                                 Preference Shares shall accrue from and to the dates determined by the Directors prior to allotment thereof, and the amount of dividend payable in respect of any period shorter than a full dividend period will be calculated on the basis of twelve 30-day months, a 360-day year and the actual number of days elapsed in such period;

                           (viii)if the dividend stated to be payable on the
                                 Non-cumulative Dollar Preference Shares on the most recent dividend payment date has not been declared and paid in full, or if a sum has not been set aside to provide for such payment in full, no dividends may be declared on any other share capital of the Company (other than the Cumulative Preference Shares), and no sum may be set aside for the payment thereof, unless, on the date of declaration relative to any such payment, an amount equal to the dividend stated to be payable on the Non-cumulative Dollar Preference Shares in respect of the then current dividend period is set aside for the payment in full of such dividend on the dividend payment date relating to the then current dividend period; and

                           (ix) if any dividend stated to be payable on the Non-cumulative Dollar Preference Shares on any dividend payment date has not been declared and paid in full, or if a sum has not been set aside to provide for such payment in full, the Company may not redeem or purchase or otherwise acquire for any consideration any other share capital of the Company, and may not set aside any sum nor establish any sinking fund for the redemption or purchase or other such acquisition thereof, until such time as dividends stated to be payable on the Non-cumulative Dollar Preference Shares in respect of successive dividend periods together aggregating no less than twelve months shall thereafter have been declared and paid in full.

                  (c)   Capital

                        The right on a winding up or liquidation, voluntary or otherwise other than (unless otherwise provided by the terms of issue of such share) a redemption or purchase by the Company of any shares of any class, to receive in Dollars out of the surplus assets of the Company available for distribution amongst the members:--

                           (i) after payment of the arrears (if any) of the fixed cumulative preferential dividends stated to be payable on the Cumulative Preference Shares to the holders thereof in accordance with Article 4(B) FIRSTLY and pari passu with the holders of any other New Preference Shares expressed to rank pari passu therewith as regards participation in profits and in priority to the holders of the Ordinary Shares of the Company a sum equal to:--

                                 (A) the amount of any dividend which is due for payment after the date of commencement of winding up or liquidation but which is payable in respect of a period ending on or before such date; and

                        (B) any further amount of dividend payable in respect of the period from the preceding dividend payment date to the date of payment in accordance with this sub-paragraph (i)

                        but only to the extent that any such amount or further amount was, or would have been, payable as a dividend in accordance with or pursuant to this Article 4(D) (other than pursuant to this provision); and

                  (ii) subject thereto, pari passu with the holders of the Cumulative Preference Shares and any other New Preference Shares expressed to rank pari passu therewith as regards participation in surplus assets in priority to the holders of the Ordinary Shares of the Company, a sum equal to the amount paid up or credited as paid up on the Non-cumulative Dollar Preference Shares (including any premium paid to the Company in respect thereof on issue).

            If upon any such winding up or liquidation, the amounts available for payment are insufficient to cover the amounts payable in full on the Cumulative Preference Shares, the Non-cumulative Dollar Preference Shares and on any other New Preference Share expressed to rank pari passu therewith as regards participation in surplus assets, then the holders of the Cumulative Preference Shares, the Non-cumulative Dollar Preference Shares and such other New Preference Shares will share rateably in the distribution of surplus assets (if any) in proportion to the full respective preferential amounts to which they are entitled. No Non-cumulative Dollar Preference Share shall confer any right to participate in the surplus assets of the Company other than that set out in this sub-paragraph (2)(c) of this Article 4(D).

      (d)   Receipt of Notices

            The right to have sent to the holder of each Non-cumulative Dollar Preference Share (at the same time as the same are sent to the holders of Ordinary Shares) a copy of the Company's Annual Report and Accounts and Interim Financial Statement together with notice of any General Meeting of the Company at which such holder is entitled to attend and vote.

      (e)   Attendance and Voting at Meetings

            The right to attend at a General Meeting of the Company and to speak to or vote upon any Resolution proposed thereat in the following circumstances:--

                  (i) in respect of a Resolution which is to be proposed at the Meeting either varying or abrogating any of the rights attached to the Dollar Shares or proposing the winding up of the Company (and then in each such case only to speak to and vote upon any such Resolution);

                  (ii) in circumstances where the dividend stated to be payable on the Non-cumulative Dollar Preference Shares in respect of such number of dividend periods as the Directors shall determine prior to allotment thereof has not been declared and paid in full, and until such date as the Directors shall likewise determine; and

                  (iii) in such other circumstances as the Directors may
                        determine prior to allotment of the Non-cumulative Dollar Preference Shares,

            but not otherwise, together with the right, in such circumstances, if any, as the Directors may determine prior to allotment of the Non-cumulative Dollar Preference Shares, to seek to requisition a General Meeting of the Company for which purpose the Non-cumulative Dollar Preference Shares will be deemed to carry the number of votes determined pursuant to the following sentence. Whenever holders of Non-cumulative Dollar Preference Shares are so entitled to vote on a Resolution, on a show of hands every such holder who is present in person shall have one vote and, on a poll, every such holder who is present in person or by proxy shall have such number of votes for each Non-cumulative Dollar Preference Share held as may be determined by the Directors prior to allotment of such Non-cumulative Dollar Preference Shares.

      (f)   Redemption

                  (i) Unless the Directors shall, prior to the allotment of any series of Non-cumulative Dollar Preference Shares, determine that such series shall be non-redeemable, each series of Non-cumulative Dollar Preference Shares shall, subject to the provisions of the Statutes, be redeemable at the option of the Company in accordance with the following provisions.

                  (ii) In the case of any series of Non-cumulative Dollar Preference Shares which are to be so redeemable:--

                        (A) the Company may, subject thereto, redeem on any Redemption Date (as hereinafter defined) all or some only of the Non-cumulative Dollar Preference Shares by giving to the holders of the Non-cumulative Dollar Preference Shares to be redeemed not less than 30 days' nor more than 60 days' prior notice in writing (a "Notice of Redemption") of the relevant Redemption Date. "Redemption Date" means, in relation to a Non-cumulative Dollar Preference Share, any date which falls no earlier than five years and one day after the date of allotment of the Non-cumulative Dollar Preference Share to be redeemed;

                        (B) there shall be paid on each Non-cumulative Dollar Preference Share so redeemed, in Dollars, the aggregate of the nominal amount thereof together with any premium paid on issue together with, where applicable, the Relevant Redemption Premium (defined below) and together with arrears (if any) of dividends thereon (whether earned or declared or not) in respect of the period from the dividend payment date last preceding the

                              Redemption Date to the Redemption Date. "Relevant Redemption Premium" means an amount calculated in accordance with the following formula as applied in relation to a Redemption Date notified under sub-paragraph (A) above which falls within the period of twelve months commencing on the day following the fifth, sixth, seventh, eighth or ninth anniversary of the relevant date of allotment ("the Relevant Date"), as the case may be.

                              The formula for calculation of the Relevant
                              Redemption Premium shall be A x B where:

                              "A" is the amount of dividend excluding any associated tax credit (not expressed as a percentage) calculated at the date of allotment to which the holder of the Non-cumulative Dollar Preference Share to be redeemed would become entitled in respect of the twelve months following allotment by virtue of the terms of issue thereof on the assumption that such amount of dividend had accrued on the Non-cumulative Dollar Preference Share during such period and was payable at the end of such period and on the further assumption that there shall be no change in the associated tax credit affecting the amount of dividend payable in respect of such period; and

                              "B" in relation to a Redemption Date falling within the period of twelve months commencing on the day following the fifth anniversary of the Relevant Date, is 66.66 per cent.,

                              or

                              in relation to a Redemption Date falling within the period of twelve months commencing on the day following the sixth anniversary of the Relevant Date, is 53.33 per cent.,

                              or

                              in relation to a Redemption Date falling within the period of twelve months commencing on the day following the seventh anniversary of the Relevant Date, is 40.00 per cent.,

                              or

                              in relation to a Redemption Date falling within the period of twelve months commencing on the day following the eighth anniversary of the Relevant Date, is 26.66 per cent.,

                              or

                              in relation to a Redemption Date falling within the period of twelve months commencing on the day following the ninth anniversary of the Relevant Date, is 13.33 per cent.

                              No Relevant Redemption Premium shall be payable when the Redemption Date falls after the tenth anniversary of the Relevant Date. The product of the above formula in respect of a Non-cumulative Dollar Preference Share may, in the Directors' discretion, be rounded down to the nearest whole cent;

                        (C) in the case of a redemption of some only of the Non-cumulative Dollar Preference Shares in any series, the Company shall for the purpose of determining the particular Non-cumulative Dollar Preference Shares to be redeemed cause a drawing to be made at the Office or such other place as the Directors may approve in the presence of the Auditors for the time being of the Company;

                        (D) any Notice of Redemption given under sub-paragraph (ii)(A) above shall specify the applicable Redemption Date, the particular Non-cumulative Dollar Preference Shares to be redeemed and the redemption price (specifying the amount of the accrued and unpaid dividend per share to be included therein and stating that dividends on the Non-cumulative Dollar Preference Shares to be redeemed will cease to accrue on redemption), and shall state the place or places at which documents of title in respect of such Non-cumulative Dollar Preference Shares are to be presented and surrendered for redemption and payment of the redemption monies is to be effected. Upon such Redemption Date, the Company shall redeem the particular Non-cumulative Dollar Preference Shares to be redeemed on that date subject to the provisions of this paragraph and of the Statutes. No defect in the Notice of Redemption or in the giving thereof shall affect the validity of the redemption proceedings;

                        (E) the provisions of this and the following sub-paragraphs shall have effect in relation to Non-cumulative Dollar Preference Shares for the time being issued and registered in the Register of Members ("Registered Shares") and represented by certificates ("Certificates") and in relation to Non-cumulative Dollar Preference Shares which, in accordance with Article 51 of these presents, are for the time being issued and represented by a Warrant (as defined in the said Article 51) ("Bearer Shares"). Payments in respect of the amount due on redemption of a Registered Share shall be made by Dollar cheque drawn on a bank in London or in the City of New York or upon the request of the holder or joint holders not later than the date specified for the purpose in the Notice of Redemption by transfer to a Dollar account maintained by the payee with a bank in London or in the City of New York. Such payment will be against presentation and surrender of the relative Certificate at the place or one of the places specified in the Notice of Redemption and if any Certificate so surrendered includes any Non-cumulative Dollar Preference Shares not to be redeemed on the relevant Redemption Date the Company shall within 14 days thereafter issue to the holder, free of charge, a fresh Certificate in respect of such Non-cumulative Dollar Preference Shares.

                              Payment in respect of the amount due on redemption of a Bearer Share shall be made by Dollar cheque drawn on a bank in London or in the City of New York or upon the request of the holder not later than the date specified for the purpose in the Notice of Redemption by transfer to a Dollar account maintained by the payee with a bank in London or in the City of New York. Such payments will be made against presentation and surrender of the Warrant and all unmatured dividend coupons and talons (if any) at the place or places specified in the Notice of Redemption. Upon the relevant Redemption Date all unmatured dividend coupons and any talon for additional dividend coupons appertaining thereto (whether or not returned) shall become void and no payment will be made in respect thereof. If the Warrant so surrendered represents any Non-cumulative Dollar Preference Shares not to be redeemed on the relevant Redemption Date the Company shall issue, free of charge, a fresh Warrant representing such Bearer Shares which are not to be redeemed on such Redemption Date.

                              All payments in respect of redemption monies will in all respects be subject to any applicable fiscal or other laws;

                        (F) as from the relevant Redemption Date the dividend on the Non-cumulative Dollar Preference Shares due for redemption shall cease to accrue except on any such Non-cumulative Dollar Preference Share in respect of which, upon the due surrender of the Certificate or, as the case may be, the Warrant and all unmatured dividend coupons and talons (if any) in respect thereof, in accordance with sub-paragraph (E) above, payment of the redemption monies due on such Redemption Date shall be improperly withheld or refused, in which case such dividend, at the rate then applicable, shall be deemed to have continued and shall accordingly continue to accrue from the relevant Redemption Date to the date of payment of such redemption monies. Such Non-cumulative Dollar Preference Share shall not be treated as having been redeemed until the redemption monies in question together with the accrued dividend thereon shall have been paid;

                        (G) if the due date for the payment of the redemption monies on any Non-cumulative Dollar Preference Share is not a Dollar Business Day then payment of such monies will be made on the next succeeding day which is a Dollar

                              Business Day and without any interest or other payment in respect of such delay unless such day shall fall within the next calendar month whereupon such payment will be made on the preceding Dollar Business Day; and

                        (H) the receipt of the holder for the time being of any Registered Share (or in the case of joint holders the receipt of any one of them) and the receipt of the person delivering any Warrant to the place or one of the places specified pursuant to sub-paragraph (D) above in respect of the monies payable on redemption on such Registered Share or, as the case may be, such Bearer Share, shall constitute an absolute discharge to the Company.

              (g) Purchase

                  Subject to the provisions of the Statutes and any other applicable laws, the Company may at any time and from time to time purchase any Non-cumulative Dollar Preference Shares upon such terms as the Directors shall determine provided that, in the case of Non-cumulative Dollar Preference Shares which are listed on The Stock Exchange, the purchase price, exclusive of expenses and accrued dividends, shall not exceed (i) in the case of a purchase in the open market, or by tender (which shall be available alike to all holders of the Non-cumulative Dollar Preference Shares), the average of the closing middle market quotations of such Non-cumulative Dollar Preference Shares on The Stock Exchange (as derived from The Stock Exchange Daily Official List) for the last 10 dealing days preceding the date of purchase or(if higher), in the case of a purchase in the open market only, the market price on the date of purchase provided that such market price is not more than 105 per cent. of such average and (ii) in the case of a purchase by private treaty, 120 per cent. of the closing middle market quotation of such Non-cumulative Dollar Preference Shares on The Stock Exchange (as derived from The Stock Exchange Daily Official List)for the last dealing day preceding the date of purchase; but so that this proviso shall not apply to any purchase of Non-cumulative Dollar Preference Shares made in the ordinary course of a business of dealing in securities.

           (3)(a) Save with the written consent of the holders of three-quarters in nominal value of, or with the sanction of an Extraordinary Resolution passed at a separate General Meeting of the holders of, the Non-cumulative Dollar Preference Shares, the Directors shall not authorise or create, or increase the amount of, any shares of any class or any security convertible into shares of any class ranking as regards rights to participate in the profits or assets of the Company (other than on a redemption or purchase by the Company of any such shares) in priority to the Non-cumulative Dollar Preference Shares.

              (b) The special rights attached to any series of Non-cumulative
                  Dollar Preference Shares allotted or in issue shall not (unless otherwise provided by their terms of issue) be deemed to be varied by the creation or issue shall not (unless otherwise provided by their terms of issue) be deemed to be varied by the creation or issue of any New Shares ranking as regards participation in the profits or assets of the Company in some or all respects pari passu with or after such Non-cumulative Dollar Preference Shares. Any New Shares ranking in some or all respects pari passu with such Non-cumulative Dollar Preference Shares may without their creation or issue being deemed to vary the special rights attached to any Non-cumulative Dollar Preference Share then in issue either carry rights identical in all respects with such Non-cumulative Dollar Preference Shares or any of them or carry rights differing there from in any respect, including, but without prejudice to the generality of the foregoing, in that:--

                        (i) the rate or means of calculating the dividend may differ and the dividend may be cumulative or non-cumulative;

                        (ii) the New Shares or any series thereof may rank for dividend as from such date as may be provided by the terms of issue thereof and the dates for payment of dividend may differ;

                        (iii) the New Shares may be denominated in Sterling or
                              in any Foreign Currency;

                        (iv) a premium may be payable on return of capital or there may be no such premium;

                        (v) the New Shares may be redeemable at the option of the holder or of the Company, or may be non-redeemable and if redeemable at the option of the Company, they may be redeemable at different dates and on different terms from those applying to the Non-cumulative Dollar Preference Shares; and

                        (vi) the New Shares may be convertible into Ordinary Shares or any other class of shares ranking as regards participation in the profits and assets of the Company pari passu with or after such Non-cumulative Dollar Preference Shares in each case on such terms and conditions as may be prescribed by the terms of issue thereof.

            (E) Subject to the provisions of Article 4 and to the special rights attached to the Non-cumulative Sterling Preference Shares and the Non-cumulative Dollar Preference Shares and to any special rights which are or may be attached to any other class of shares (i) the profits of the Company available for dividend and resolved to be distributed shall be distributed by way of dividend amongst the holders of the Ordinary Shares and (ii) on a winding up or liquidation, voluntary or otherwise, the residue, if any, of the surplus assets of the Company available for distribution amongst the members shall belong to the holders of the Ordinary Shares and be divided amongst them in proportion to the amounts paid up or credited as paid up on such shares held by them respectively."

      (f) by the deletion in Article 5 of the words "dividend, return of capital", and the substitution therefor of the words "participation in the profits or assets of the Company"

            and by the insertion therein after the word "determination" of the words "or in pursuance of any power conferred on the Directors by these presents or by Ordinary Resolution,".

      (g) by the insertion after the words "of such amounts," in Article 8 of the words "and denominated in such currencies".

      (h)   by the insertion at the end of Article 11 of the following: --

            "Unless otherwise provided by the terms of issue, the rights attached to any New Preference Share shall not be deemed to be varied or abrogated by the purchase or redemption by the Company of any of its shares ranking as regards participation in the profits or assets of the Company pari passu with or after such share".

      (i)   by the insertion at the end of Article 12 of the following: --

            "Unless otherwise provided by the terms of its issue, the rights attached to any New Preference Share shall not be deemed to be varied or abrogated by a reduction of any share capital ranking as regards participation in the profits and assets of the Company pari passu with or after such share".

      (j)   by the insertion at the end of Article 13 of the following: --

            "No share in the Company may be allotted (a) for cash in a currency other than that in which it is denominated or (b) for a consideration other than cash unless the value ascribed thereto is denominated in the same currency as such share."

      (k) by the deletion of Article 51(A) and the substitution therefor of the following: --

            "(A) Subject to the provisions of the Statutes, the Company may issue share warrants to bearer (each a "Warrant") and the Directors may accordingly, with respect to any share which is fully paid up and with respect to any one or more such shares as may be specified from time to time in a Warrant (in any case in which they shall in their discretion think fit so to
                  do) issue under the Seal a Warrant stating that the bearer of the Warrant is entitled to the shares therein specified, and may in any case in which a Warrant is so issued provide by coupons or otherwise for the payment of the future dividends or other moneys in respect of the shares included in such Warrant."

      (l) by the deletion in Articles 51(B), (C), (D), (E), (F), (H) and (J) wherever they appear of the words "share warrant" or "warrant" and the substitution therefor of the word "Warrant".

      (m) by the deletion of Article 51(G) and the substitution therefor of the following: --

            "(G) The Directors may issue new Warrants or coupons in such manner, subject to such conditions and in respect of such number of shares as they think fit from time to time and the Directors shall be empowered at any time and from time to time to amend any Warrant then in issue so that by virtue of such amendments the number of shares which such Warrant from time to time represents is accurately shown therein provided that no new Warrant or coupon shall be issued in place of one lost unless the Directors are satisfied beyond reasonable doubt that the original has been destroyed."

      (n) by the deletion of Article 51(K) and the substitution therefor of the following: --

            "(K) The Directors may from time to time as they think fit make and vary the terms and conditions on which Warrants may be issued and any matters incidental thereto. Subject to these presents the bearer of any Warrant shall be subject to the conditions for the time being in force relating to Warrants whether made before or after the issue of such Warrant."

      (o) by the insertion after the words "entitled to vote" in each of Articles 58 and 59 of the words "at such meeting".

      (p) by the insertion after the words "the members present" in Article 60 of the words "and entitled to vote at such meeting".

      (q)   by the redesignation of Articles 64(C) and (D) as Articles 64(D) and
            (E) respectively and by the insertion immediately before such Articles of the following:--

            "(C) the depositary for the time being under any deposit agreement between the Company and such depositary providing for the deposit of any New Preference Shares, provided such depositary is present in person and entitled to vote;"

      (r)   by the insertion after the words "recommended by the Directors" in
            Article 124 of the following:--

            ", or in contravention of the special rights attaching to any share." and by the insertion of the following sentences immediately before the last sentence of Article 124:--

            "The amounts of any such pro rata apportionments shall be determined by the Directors as they think fit in all respects including as to any Applicable Exchange Rate applied by them for the purposes of converting any amount denominated in one currency into another currency for such determination. Provided that the Directors act bona fide they shall not incur any responsibility to the holders of any share in respect of the determination of such pro rata apportionment."

      (s) by the re-designation of Article 125 as Article 125(A), and by the deletion of Article 125(A) and the substitution therefor of the following:--

            "(A) If and so far as in the opinion of the Directors the profits of the Company justify such payment, the Directors may (subject to the special rights attaching to any share and provided that the Directors may in any event pay an interim dividend on the Ordinary Shares at a rate not exceeding L0.01 per Ordinary Share) subject to the Statutes declare and pay the fixed dividends or dividends not exceeding a specified amount on any class of shares carrying a fixed dividend or dividends not exceeding a specified amount expressed to be payable on fixed dates on the half-yearly or other dates prescribed for the payment thereof and may also from time to time subject to the Statutes declare and pay interim dividends on shares of any class of such amount and on such dates and in respect of such periods as they think fit. For the purpose of ascertaining the profits of the Company available for distribution at any time and the extent to which the same may cover fixed dividends or dividends not exceeding a specified amount expressed to be payable at such time, the Directors may convert any such profits or reserves denominated in, and any fixed dividend or dividends not exceeding a specified amount expressed to be payable in, a Foreign Currency into Sterling at the Applicable Exchange Rate."

      (t) by the insertion after Article 125(A) of the following new Article 125(B):--

            "(B) Provided that the Directors act bona fide, they shall not incur any responsibility to the holders of any share conferring a preference which may at any time be issued for any damage they may suffer by reason of the payment of an interim dividend on any shares ranking after such preference shares. A resolution of the Directors declaring the interim dividend shall (once announced) be irrevocable and have the same effect in all respects as if such dividend had been declared upon the recommendation of the Directors by an Ordinary Resolution of the Company."

      (u) by the insertion after the words "the Directors may" in Article 133(A) of the following:--

            "subject to the rights attached to any class of share, and in addition to the provisions of Article 4(C)(2)(b)(vi),".

      (v) by the insertion at the end of the first sentence of Article 134 of the following:--

            "or may be paid by such other means as the Directors may determine or think fit"

            and by the insertion at the beginning of the second sentence therein of the following:--

            "Where such dividends or other monies are or are to be paid by cheque or warrant,"

            and by the insertion at the end of Article 134 of the following new sentence:--

            "Subject to the provisions of these presents and to the rights attaching to or the terms of issue of any shares, any dividends or other monies on or in respect of a share may be paid in such currency on the basis of the Applicable Exchange Rate as the Directors may think fit or otherwise determine."

      (w) by the re-designation of Article 137 as Article 137(A) and by the insertion therein after the words "from time to time" of the words "subject to the rights attaching to any share"

            and by the insertion therein after the words "such sums" of the words "in such currencies"

            and by the insertion therein after the words "special funds" of the words "denominated in such currencies"

            and by the insertion therein after the words "one fund" of the words "denominated in such currencies as they think fit"

            and by the insertion after the words "the Statutes" of the words "and these presents".

      (x)   by the insertion of new Articles 137(B) and (C) as follows:--

            "(B) Notwithstanding the provisions of paragraph (A) of this Article:--

                  (i) unless the Directors shall determine in relation to any New Preference Shares prior to the allotment thereof that this paragraph (B)(i) shall not apply thereto, the Directors shall not set aside out of profits and carry to any reserve fund referred to in paragraph (A), or carry forward in the manner described in paragraph (A), any sum then required for the payment of dividend payable on any New Preference Shares which may be properly applied for that purpose; and

                  (ii) if at any time there shall be insufficient profits standing to the credit of the profit and loss account (or any other of the Company's accounts or reserves) and available for distribution for the payment of any such dividend referred to in paragraph (B)(i) above, the Directors shall (subject to the Statutes) withdraw from any such reserve fund referred to in paragraph (A) such sum (calculated at the Applicable Exchange
                  Rate) as may be required for payment of any such dividend (and so that the Directors shall not require the consent of the Company in General Meeting to such withdrawal). Subject to the Statutes, any sum so withdrawn (and any profits previously carried forward pursuant to paragraph (A) subsequently required for the payment of any such dividend) may be applied in or towards payment of such dividend.

            (C) Any consolidation of or any credit to, debit from or other transfer between reserves denominated in different currencies shall be effected at the Applicable Exchange Rate."

      (y) by the insertion at the beginning of Article 138 of the words "Subject to the Statutes and to the rights attaching to any share". and by the insertion therein after the words "resolved to be capitalised" of the words "either in accordance with the rights attaching to any share or".

      (z) by the insertion at the end of the first sentence of Article 147 of the following:--

            "or, in respect of any shareholder, in accordance with any of the rights attaching to his shares for the time being or in accordance with any other arrangements approved by the Directors for the purpose".

                               ORDINARY RESOLUTION

2.(A) THAT the authorised share capital of the Company be and it is hereby increased by the creation of 683,600,000 Ordinary Shares of 25p each;

  (B) for the purposes of section 80 of the Companies Act 1985, and in addition to and without prejudice to the authority conferred by Ordinary Resolution at the Company's Annual General Meeting on 12th January 1989, the Directors be and they are hereby generally and unconditionally authorised to exercise all the powers of the Company to allot relevant securities (within the meaning of the said section 80) up to an aggregate nominal amount of L170,900,000 (which amount shall include any new Ordinary
      Shares to be issued credited as fully paid pursuant to paragraph (C) of this Resolution) provided that this authority shall expire at the conclusion of the next Annual General Meeting of the Company except that the Company may before the expiry of such period make an offer or agreement which would or might require relevant securities to be allotted after the expiry of such period and the Directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired; and

  (C) upon the recommendation of the Directors it is desirable to capitalise the sum of up to L119,180,749.50, being part of the amount standing to the credit of the revaluation reserves of the Company, and accordingly that such sum (being no greater than that required to effect the Capitalisation Issue referred to in the circular letter hereinafter mentioned) be capitalised and that the Directors be and are hereby authorised and directed, subject to the provisions regarding fractional entitlements set out in the circular letter to holders inter alia of Ordinary Shares of the Company dated 28th July 1989, to appropriate such sum to the holders of Ordinary Shares of the Company at the close of business on 31st August 1989 and to apply such sum on behalf of such holders of Ordinary Shares in paying up in full up to L119,180,749.50 of the newly created Ordinary Shares of the Company and that such new Ordinary Shares credited as fully paid be allotted and issued to and amongst such holders of Ordinary Shares in the proportion of three newly created Ordinary Shares for every two Ordinary Shares then held by each of them respectively on that date, on the basis that the new Ordinary Shares so to be allotted shall rank in all respects pari passu with the existing issued Ordinary Shares of the Company, and to make all such other arrangements relating to such allotment and issue which they may consider necessary.

                               SPECIAL RESOLUTION

3.(A) THAT, subject to the passing of the preceding Resolution Number 2, in substitution for and to the exclusion of the authority conferred by Special Resolution at the Company's Annual General Meeting on 12th January 1989 (which authority is hereby revoked) the Directors be and they are hereby empowered pursuant to section 95 of the Companies Act 1985 to allot equity securities (as defined in section 94 of the said Act) pursuant to the authority conferred upon them by the preceding Resolution as if section 89(1) of the said Act did not apply to any such allotment provided that the power conferred by this Resolution shall be limited:

      (a) to the allotment of equity securities in connection with a rights issue in favour of holders of Ordinary Shares where the equity securities respectively attributable to the interests of all such shareholders are proportionate (as nearly as may be) to the respective numbers of Ordinary Shares held by them; and

      (b) to the allotment (otherwise than pursuant to sub-paragraph (a) above) of equity securities having, in the case of relevant shares(as defined for the purposes of the said section 89) a nominal amount or, in the case of other equity securities, giving the right to subscribe for or convert into relevant shares having a nominal amount not exceeding in aggregate L3,755,902 and shall expire at the conclusion of the next Annual General Meeting of the Company unless renewed or extended prior to such date except that the Company may, before the expiry of any power contained in this Resolution, make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such offer or agreement as if the power conferred hereby had not expired; and

  (B) there shall be substituted in Article 4 of the Company's Articles of Association the following: --

      (a) if the Special Resolution numbered 1 in the Notice of Extraordinary General Meeting of which this Resolution forms a part shall have been passed, for the figures "L290,000,000" and "356,400,000" the figures "L460,900,000" and "1,040,000,000" respectively;
            and

      (b) if such Special Resolution shall not have been passed, for the figures "L60,000,000" and "236,400,000" the figures
            "L260,900,000" and "1,040,000,000" respectively.

                                                               M. A. R. HERRIES,
                                                                       Chairman

No. 45551

                             THE COMPANIES ACT 1985

                            COMPANY LIMITED BY SHARES

                                   RESOLUTIONS

                                       OF

                           THE ROYAL BANK OF SCOTLAND
                          GROUP PUBLIC LIMITED COMPANY

                           Passed on 11th January 1990

At the ANNUAL GENERAL MEETING of the members of THE ROYAL BANK OF SCOTLAND GROUP PUBLIC LIMITED COMPANY duly convened and held at the Caledonian Hotel, Edinburgh on 11th January 1990, the following Resolutions were duly passed; as to Resolution No. 1 as an ORDINARY RESOLUTION and as to Resolution No. 2 as a SPECIAL RESOLUTION of the Company: --

                               ORDINARY RESOLUTION

1. That for the purposes of section 80 of the Companies Act 1985 and in addition to and without prejudice to the authority conferred by paragraph
      (B) of the special resolution number 1 passed at the extraordinary general meeting of the company on 30th August 1989, the directors be and they are hereby generally and unconditionally authorised to exercise all the powers of the company to allot relevant securities (within the meaning of the said section 80) up to an aggregate nominal amount of L 72,043,867 provided that this authority shall expire at the conclusion of the next annual general meeting of the company after the passing of this resolution except that the company may before the expiry of such period make an offer or agreement which would or might require relevant securities to be allotted after the expiry of such period and the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.

                               SPECIAL RESOLUTION

2. That, subject to the passing of the preceding resolution, the directors be and they are hereby empowered pursuant to section 95 of the Companies Act 1985 to allot equity securities (as defined in section 94 of the said Act) pursuant to the authority conferred upon them by the preceding resolution as if section 89(1) of the said Act did not apply to any such allotment provided that the power conferred by this resolution shall be limited:

      (a) to the allotment of equity securities in connection with a rights issue in favour of ordinary shareholders where the equity securities respectively attributable to the interests of all such shareholders are proportionate (as nearly as may be) to the respective numbers of ordinary shares held by them; and

      (b) to the allotment (otherwise than pursuant to sub-paragraph (a) above) of equity securities having, in the case of relevant shares (as defined for the purposes of the said section 89), a nominal amount or, in the case of other equity securities, giving the right to subscribe for or convert into relevant shares having a nominal amount not exceeding in aggregate L4,955,302 and shall expire at the conclusion of the next annual general meeting of the company after the passing of this resolution unless renewed or extended prior to or at such meeting except that the company may, before the expiry of any power contained in this resolution, make an offer or agreement which would or might require equity securities to be allotted after such expiry and the directors may allot equity securities in pursuance of such offer or agreement as if the power conferred hereby had not expired.

                                                                M. A. R. HERRIES
                                                                        Chairman

No. 45551

                             THE COMPANIES ACT 1985

                            COMPANY LIMITED BY SHARES

                                   RESOLUTIONS

                                       OF

                           THE ROYAL BANK OF SCOTLAND
                          GROUP PUBLIC LIMITED COMPANY

                           Passed on 10th January 1991

At the ANNUAL GENERAL MEETING of the members of THE ROYAL BANK OF SCOTLAND GROUP PUBLIC LIMITED COMPANY duly convened and held at the Caledonian Hotel, Edinburgh on 10th January 1991, the following Resolutions were duly passed; as to Resolution No. 1 as an ORDINARY RESOLUTION and as to Resolutions Nos. 2, 3 and 4 as SPECIAL RESOLUTIONS of the Company: --

                               ORDINARY RESOLUTION

1. That for the purposes of section 80 of the Companies Act 1985, and in addition to and without prejudice to the authority conferred by paragraph
      (B) of the special resolution number 1 passed at the extraordinary general meeting of the company on 30th August 1989, the directors be and they are hereby generally and unconditionally authorised to exercise all the powers of the company to allot relevant securities (within the meaning of the said section 80) up to an aggregate nominal amount of L71,111,436 provided that this authority shall expire at the conclusion of the next annual general meeting of the company after the passing of this resolution except that the company may before the expiry of such period make an offer or agreement which would or might require relevant securities to be allotted after the expiry of such period and the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.

                               SPECIAL RESOLUTION

2. That, subject to the passing of the preceding resolution, the directors be and they are hereby empowered pursuant to section 95 of the Companies Act 1985 to allot equity securities (as defined in section 94 of the said Act) pursuant to the authority conferred upon them by the preceding resolution as if section 89(1) of the said Act did not apply to any such allotment provided that the power conferred by this resolution shall be limited:

      (a) to the allotment of equity securities in connection with a rights issue in favour of ordinary shareholders where the equity securities respectively attributable to the interests of all such shareholders are proportionate (as nearly as may be) to the respective numbers of ordinary shares held by them;

      (b) to the allotment of equity securities pursuant to the authority conferred upon the directors by the resolution numbered 10 below*; and

      (c) to the allotment (otherwise than pursuant to sub-paragraphs (a) or (b) above) of equity securities having, in the case of relevant shares (as defined for the purposes of the said section 89), a nominal amount or, in the case of other equity securities, giving the right to subscribe for or convert into relevant shares having a nominal amount not exceeding in aggregate L9,444,428 and shall expire at the conclusion of the next annual general meeting of the company after the passing of this resolution unless renewed or extended prior to or at such meeting except that the company may, before the expiry of any power contained in this resolution, make an offer or agreement which would or might require equity securities to be allotted after such expiry and the directors may allot equity securities in pursuance of such offer or agreement as if the power conferred hereby had not expired.

                               SPECIAL RESOLUTION

3. That the articles of association of the company be and they are hereby amended by the deletion of Article 72(B), the re-numbering of Article 72(A) as Article 72, and the insertion after Article 80 of the following new Article 80A:--

                 "RESTRICTIONS ON VOTING AND OTHER SHARE RIGHTS

      80A(A)Without prejudice to any other rights or remedies of the Company where, in respect of any shares in the Company, any registered holder of such shares or other person appearing to be interested in such shares fails to comply with any notice (in this Article called a "statutory notice") given to that holder or other person by the Company pursuant to Part VI of the 1985 Act or, in purported compliance with such a statutory notice, makes a statement which is false in a material particular, then not earlier than fourteen days (where the shares in question are Ordinary Shares representing at least 0.25 per cent. in nominal value of the issued ordinary share capital) or twenty-eight days (in any other case) after the service of such statutory notice, the Directors may serve upon such registered holder a notice (in this Article called a "disenfranchisement notice") stating or to the effect that such shares shall from the service of the disenfranchisement notice confer on him no right to attend or vote, in person or by proxy, either at any General Meeting of the Company or at any separate General Meeting of the holders of the shares of the relevant class.

      (B) Where the shares in question are Ordinary Shares representing at least 0.25 per cent. in nominal value of the issued ordinary share capital, the disenfranchisement notice may also at the discretion of the Directors direct that all or any of the following restrictions shall also apply in respect of all or any of such shares:

            (i) no transfer of any of the shares held by such registered holder shall be registered unless (a) such registered holder is not himself in default as regards supplying the information requested and the transfer is part only of such registered holder's holding and, when presented for registration, is accompanied by a certificate by such registered holder in a form satisfactory to the Directors to the effect that, after due and careful enquiry, such registered holder is satisfied that no person in default as regards supplying such information is

* Note--Resolution Number 10 was an Ordinary Resolution which authorised the directors to offer a share dividend alternative.

                  interested in any of the shares the subject of the transfer or
                  (b) such transfer is an approved transfer; and

            (ii) any dividend or other moneys which would otherwise be payable on such shares shall be retained by the Company in whole or in part without any liability to pay interest thereon when such moneys are finally paid to such registered holder.

      (C) The Directors may cancel a disenfranchisement notice, in whole or in part, at any time.

      (D) A disenfranchisement notice shall cease to have effect on the date upon which the notice has been complied with and, in relation to any Ordinary Shares which are transferred by such member by means of an approved transfer, on the date of transfer thereof. A transfer of Ordinary Shares is an approved transfer if, but only if:

            (i) it is a transfer to an offer or by way of or in pursuance of acceptance of a takeover offer (as defined in Section 14 of the Company Securities (Insider Dealing) Act 1985) for a company; or

            (ii) the Directors are satisfied that the transfer is made pursuant to a bona fide sale of the whole of the beneficial ownership of the shares to a person unconnected with the registered holder or with any other person appearing to be interested in such shares (including any such sale made through a recognised investment exchange (as defined in the Financial Services Act
                  1986) or any other stock exchange outside the United Kingdom on which the Company's Ordinary Shares are normally traded). For the purposes of this paragraph (ii) any associate (as defined in Section 435 of the Insolvency Act 1986) shall be included amongst the persons who are connected with the registered holder or any person appearing to be interested in such shares.

      (E) For the purposes of this Article 80A a person shall be treated as appearing to be interested in any shares if the registered holder of such shares has given to the Company a notification under Section 212 of the 1985 Act which fails to establish the identities of those interested in the shares and if (after taking into account the said notification and any other relevant Section 212 notification) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares."

                               SPECIAL RESOLUTION

4. That the articles of association of the company be and they are hereby amended by the insertion in Article 144 of:--

      (a) the words "or (where permitted by the Statutes and/or any applicable regulations and if the Directors so resolve from time to time) a copy of a summary financial statement instead of such balance sheet, profit and loss account and reports" after the words "Auditors' reports" in the first sentence thereof;

      (b) the words "or this statement" after the words "these documents" wherever the latter words appear in the proviso thereto; and

      (c) the words "and/or statements" after the words "such documents" in the second sentence thereof.

                                                                    K. C. FOSTER
                                                                       Secretary

No. 45551

                             THE COMPANIES ACT 1985

                            COMPANY LIMITED BY SHARES

                                   RESOLUTIONS

                                       OF

                           THE ROYAL BANK OF SCOTLAND
                          GROUP PUBLIC LIMITED COMPANY

                           Passed on 16th January 1992

At the ANNUAL GENERAL MEETING of the members of THE ROYAL BANK OF SCOTLAND GROUP PUBLIC LIMITED COMPANY duly convened and held at the Caledonian Hotel, Edinburgh on 16th January 1992, the following Resolutions were duly passed; as to Resolution No. 1 as an ORDINARY RESOLUTION and as to Resolutions No. 2, 3 and 4 as SPECIAL RESOLUTIONS of the Company:--

                               ORDINARY RESOLUTION

1. That for the purposes of section 80 of the Companies Act 1985, and in addition to and without prejudice to the authorities conferred by paragraph (B) of the resolution numbered 18 below and paragraph (A) of the resolution numbered 19 below, the directors be and they are hereby generally and unconditionally authorised to exercise all powers of the company to allot relevant securities (within the meaning of the said section 80) up to an aggregate nominal amount of L66,913,874 provided that this authority shall expire at the conclusion of the next annual general meeting of the company after the passing of this resolution except that the company may before the expiry of such period make an offer or agreement which would or might require relevant securities to be allotted after the expiry of such period and the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.

                               SPECIAL RESOLUTION

2. That, subject to the passing of the preceding resolution, the directors be and they are hereby empowered pursuant to section 95 of the Companies Act 1985 to allot equity securities (as defined in section 94 of the said Act) pursuant to the authority conferred upon them by the preceding resolution as if section 89(1) of the said Act did not apply to any such allotment provided that the power conferred by this resolution shall be limited:--

      (a) to the allotment of equity securities in connection with a rights issue in favour of ordinary shareholders where the equity securities respectively attributable to the interests of all such shareholders are proportionate (as nearly as may be) to the respective numbers of ordinary shares held by them;

      (b) to the allotment of equity securities pursuant to the authority conferred upon the directors by the resolution numbered 17 below*; and

      (c) to the allotment (otherwise than pursuant to sub-paragraphs (a) or (b) above) of equity securities having, in the case of relevant shares (as defined for the purposes of the said section 89), a nominal amount or, in the case of other equity securities, giving the right to subscribe for or convert into relevant shares having a nominal amount not exceeding in aggregate L9,654,306 and shall expire at the conclusion of the next annual general meeting of the company after the passing of this resolution unless renewed or extended prior to or at such meeting except that the company may, before the expiry of any power contained in this resolution, make an offer or agreement which would or might require equity securities to be allotted after such expiry and the directors may allot equity securities in pursuance of such offer or agreement as if the power conferred hereby had not expired.

                               SPECIAL RESOLUTION

3.    That:--

      (A) the authorised share capital of the company be and it is hereby increased by the creation of 16,000,000 Category II Non-cumulative Dollar Preference Shares of US$0.01 each, such shares having attached thereto the rights and being subject to the limitations set out in the articles of association of the company as altered by paragraph (C) of this resolution;

      (B) for the purposes of section 80 of the Companies Act 1985 the directors be and they are hereby generally and unconditionally authorised to exercise all the powers of the company to allot all the 16,000,000 Category II Non-cumulative Dollar Preference Shares of US$0.01 each created pursuant to paragraph (A) of this resolution provided that this authority shall expire on the fifth anniversary of the passing of this resolution except that the company may before the expiry of such period make an offer or agreement which would or might require relevant securities (within the meaning of the said section 80) to be allotted after the expiry of such period and the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired; and

      (C) the articles of association of the company be and they are hereby amended as follows:--

            (1) by the insertion after the words "the Non-cumulative Dollar Preference Shares" in the definition of "New Preference Shares" in Article 2 of the words ", the Category II Non-cumulative Dollar Preference Shares (as defined in
                  Article 4(E)(1))".

            (2) by the deletion of the first sentence of Article 4 and the substitution therefor of the following new sentence:--

                  "The share capital of the Company at 16th January 1992, being the latest date of amendment of this Article, is L460,900,000 divided into 500,000 11 per cent. Cumulative Preference Shares of L1 each, 400,000 5 1/2 per cent. Cumulative Preference Shares of L1 each, 200,000,000 Non-cumulative Sterling Preference Shares of L1 each and 1,040,000,000 Ordinary Shares of 25p each, and US$320,000 divided into 16,000,000 Non-cumulative Dollar Preference Shares of US$0.01 each and 16,000,000 Category II Non-cumulative Dollar Preference Shares of US$0.01 each."

* Note--Resolution Number 17 was an Ordinary Resolution which authorised the directors to offer a share dividend alternative.

            (3) by the redesignation of the existing Article 4(E) as Article 4(F) and by the insertion immediately before such article of the following:--

                  "(E)(1) The rights as regards participation in profits and assets of the Company, receipt of notice, attendance and voting at meetings and redemption attaching to the 16,000,000 Category II Non-cumulative Dollar Preference Shares of US$0.01 each (the "Category II Non-cumulative Dollar Preference Shares") shall be as provided by this Article 4(E).

                        (2) Article 4(D) (in its present form or as from time to
                  time altered) shall apply to the Category II Non-cumulative Dollar Preference Shares but with the following modifications:--

                  (a) subject to (b) below, for any reference (however worded and whether express or implied) to Non-cumulative Dollar Preference Shares there shall be deemed to be substituted a reference to Category II Non-cumulative Dollar Preference Shares;

                  (b) references to "New Preference Shares" shall be deemed to include the Non-cumulative Dollar Preference Shares;

                  (c) in relation to any Category II Non-cumulative Dollar Preference Share allotted after the coming into force of
                        Section 133 of the 1989 Act ("the Relevant Section"), the following sub-paragraph (x) shall be deemed to be added at the end of Article 4(D)(2)(b):--

                        "(x) notwithstanding any provision of this Article 4(D), but subject to sub-paragraphs (ii) and (iii) above and the special rights attaching to any other New Preference Shares, the Directors shall pay a dividend on the Category II Non-cumulative Dollar Preference Shares due to be redeemed on any Redemption Date (as defined in sub-paragraph
                              (2)(f)(ii) of this Article 4(D)), payable on the Dollar Business Day immediately preceding such Redemption Date. The dividend payable pursuant to this sub-paragraph (x) shall be the amount of any dividend on the relevant Category II Non-cumulative Dollar Preference Shares which would (apart from the proposed redemption thereof) be due for payment on the relevant Redemption Date."

                  (d) in Article 4(D)(2)(e) the words "and on such terms" shall be deemed to be inserted after "such circumstances" and the words "for which purpose the Non-cumulative Dollar Preference Shares will be deemed to carry the number of votes determined pursuant to the following sentence" shall be deemed to be deleted;

                  (e) in Article 4(D)(2)(f)(ii)(A) the last sentence shall be deemed to be deleted and the following deemed to be substituted therefor:--

                        ""Redemption Date" means, in relation to any Category
                        II Non-cumulative Dollar Preference Share, any date which either (i) falls no earlier than such date (if any) as may be fixed by the Directors, prior to allotment of that share, as being the earliest date on which the Company may redeem such share, and the date so fixed shall be no earlier than five years and one day, and no later than ten years and one day, after the relevant date of allotment, or (ii) if no date is fixed by the Directors as aforesaid under (i) above in relation to that share, falls no earlier than five years and one day after the date of allotment of the Category II Non-cumulative Dollar Preference Share to be redeemed;

                        provided that, in relation to any Category II Non-cumulative Dollar Preference Share allotted after the coming into force of the Relevant Section, (i) subject to (ii) below, the Directors may, prior to the allotment of that share, fix the date on or by which, or dates between which, such share is to be or may be redeemed and such date or dates fixed by the Directors may be in place of or in addition to any date derived from or fixed under the provisions of sub-paragraph (A) above, (ii) the Redemption Date shall be a dividend payment date (as defined in Article 4(D)(2)(a)), and (iii) the Company shall only redeem such share if the Directors have applied the provisions of Article 4(D)(2)(b)(x) thereto and such provisions have been satisfied in full in relation to such share;"

                  (f) in relation to any Category II Non-cumulative Dollar Preference Share allotted as a redeemable share after the coming into force of the Relevant Section, Article 4(D)(2)(f)(ii)(B) shall be deemed to be amended by (i) deletion of the words from and including "and together with arrears" to the end of the first sentence, (ii) deletion of the words "the following formula" and substitution therefor of the words "the provisions set out below", and (iii) deletion of the words from and including "The formula for calculation" to the end of sub-paragraph (B) and the substitution therefor of the following:--

                        "The basis for calculating the Relevant Redemption Premium shall be as follows:--

                        in relation to a Redemption Date falling within the period of twelve months from but excluding the fifth anniversary of the Relevant Date to and including the sixth anniversary of the Relevant Date, the Relevant Redemption Premium shall, in respect of the Category II Non-cumulative Dollar Preference Share, be 6.0 per cent. of the aggregate of the nominal amount of such share together with any premium paid on issue;

                        or

                        in relation to a Redemption Date falling within the period of twelve months from but excluding the sixth anniversary of the Relevant Date to and including the seventh anniversary of the Relevant Date, the Relevant Redemption Premium shall, in respect of the Category II Non-cumulative Dollar Preference Share, be 4.8 per cent. of the aggregate of the nominal amount of such share together with any premium paid on issue;

                        or

                        in relation to a Redemption Date falling within the period of twelve months from but excluding the seventh anniversary of the Relevant Date to and including the eighth anniversary of the Relevant Date, the Relevant Redemption Premium shall, in respect of the Category II Non-cumulative Dollar Preference Share, be 3.6 per cent. of the aggregate of the nominal amount of such share together with any premium paid on issue;

                        or

                        in relation to a Redemption Date falling within the period of twelve months from but excluding the eighth anniversary of the Relevant Date to and including the ninth anniversary of the Relevant Date, the Relevant Redemption Premium shall, in respect of the Category II Non-cumulative Dollar Preference Share, be 2.4 per cent. of the aggregate of the nominal amount of such share together with any premium paid on issue;

                        or

                        in relation to a Redemption Date falling within the period of twelve months from but excluding the ninth anniversary of the

                        Relevant Date to and including the tenth anniversary of the Relevant Date, the Relevant Redemption Premium shall, in respect of the Category II Non-cumulative Dollar Preference Share, be 1.2 per cent. of the aggregate of the nominal amount of such share together with any premium paid on issue. No Relevant Redemption Premium shall be payable when the Redemption Date falls after the tenth anniversary of the Relevant Date. The Relevant Redemption Premium shall be rounded down to the nearest whole cent;"

                  (g) in relation to any Category II Non-cumulative Dollar Preference Share allotted as a redeemable share after the coming into force of the Relevant Section, Article 4(D)(2)(f)(ii)(D) shall be deemed to be amended by deletion of the words from " (specifying the amount" to and including "accrue on redemption)".

            (3) For the avoidance of doubt, the Category II Non-cumulative Dollar Preference Shares are, for the purposes of Articles 4(C) and 4(D), New Preference Shares expressed to rank pari passu with the Non-cumulative Sterling Preference Shares and the Non-cumulative Dollar Preference Shares as regards participation in surplus profits and surplus assets."

            (4) by the insertion after the words "the Non-cumulative Dollar Preference Shares" in the redesignated Article 4(F) of the words "and the Category II Non-cumulative Dollar Preference Shares".

                               SPECIAL RESOLUTION

4.    That:--

      (A) for the purposes of section 80 of the Companies Act 1985 the directors be and they are hereby generally and unconditionally authorised to exercise all the powers of the Company to allot all the 200,000,000 Non-cumulative Sterling Preference Shares of L1 each in the capital of the Company provided that this authority shall expire on the fifth anniversary of the passing of this resolution except that the Company may before the expiry of such period make an offer or agreement which would or might require relevant securities (within the meaning of the said section 80) to be allotted after the expiry of such period and the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired; and the foregoing authority shall be in substitution for the authority conferred on the directors in regard to the said Non-cumulative Sterling Preference Shares at the extraordinary general meeting of the company on 30th August 1989; and

      (B) the articles of association of the company be and they are hereby amended as follows:--

            (a) by the addition of the following sub-paragraph (xi) at the end of Article 4(C)(2)(b):--

                  "(xi) notwithstanding any provision of this Article 4(C), but subject to sub-paragraphs (ii) and (iii) above and the special rights attaching to any other New Preference Shares, the Directors shall, pay a dividend on any Non-cumulative Sterling Preference Share allotted after the coming into force of Section 133 of the 1989 Act ("the Relevant Section") and due to be redeemed on any Redemption Date (as defined in sub-paragraph (2)(f)(ii) of this Article 4(C)), payable on the Sterling Business Day immediately preceding such Redemption Date. The dividend payable pursuant to this sub-paragraph (xi) shall be the amount of any dividend on the relevant Non-cumulative Sterling Preference Shares which would (apart from the proposed redemption thereof) be due for payment on the relevant Redemption Date."

            (b)   by the insertion after the words "such circumstances" in
                  Article 4(C)(2)(e) of the words "and on such terms" and by the deletion in such article of the words "for which purpose the Non-cumulative Sterling Preference Shares will be deemed to carry the number of votes determined pursuant to the following sentence";

            (c)   by the deletion of the last sentence of Article
                  4(C)(2)(f)(ii)(A) and the substitution therefor of the following:--

                  ""Redemption Date" means, in relation to any Non-cumulative Sterling Preference Share, any date which either (i) falls no earlier than such date (if any) as may be fixed by the Directors, prior to allotment of that share, as being the earliest date on which the Company may redeem such share, and the date so fixed shall be no earlier than five years and one day, and no later than ten years and one day, after the relevant date of allotment, or (ii) if no date is fixed by the Directors as aforesaid under (i) above in relation to that share, falls no earlier than five years and one day after the date of allotment of the Non-cumulative Sterling Preference Share to be redeemed;

                  provided that, in relation to any Non-cumulative Sterling Preference Share allotted after the coming into force of the Relevant Section, (i) subject to (ii) below, the Directors may, prior to the allotment of that share, fix the date on or by which, or dates between which, such share is to be or may be redeemed and such date or dates fixed by the Directors may be in place of or in addition to any date derived from or fixed under the provisions of sub-paragraph (A) above, (ii) the Redemption Date shall be a dividend payment date (as defined in Article 4(C)(2)(a)), and (iii) the Company shall only redeem such share if the Directors have applied the provisions of Article 4(C)(2)(b)(xi) thereto and such provisions have been satisfied in full in relation to such share"; and

            (d) by the insertion of the words "(in the case of any Non-cumulative Sterling Preference Shares allotted prior to the coming into force of the Relevant Section)" between the words "with" and "arrears" in sub-paragraph (B), and between the words "specifying" and "the" in sub-paragraph (D), of
                  Article 4(C)(2)(f)(ii).

                                                                    K. C. FOSTER
                                                                       Secretary
                                       58

No. 45551

                             THE COMPANIES ACT 1985

                            COMPANY LIMITED BY SHARES

                                   RESOLUTIONS

                                       OF

                           THE ROYAL BANK OF SCOTLAND
                          GROUP PUBLIC LIMITED COMPANY

                           Passed on 14th January 1993

At the ANNUAL GENERAL MEETING of the members of THE ROYAL BANK OF SCOTLAND GROUP PUBLIC LIMITED COMPANY duly convened and held at the Caledonian Hotel, Edinburgh on 14th January 1993, the following Resolutions were duly passed; as to Resolutions No. 1 and 3 as SPECIAL RESOLUTIONS and as to Resolution No. 2 as an ORDINARY RESOLUTION of the Company:--

                               SPECIAL RESOLUTION

1. That, should the directors of the company think fit, any securities of the company may be converted into uncertificated form and, where units of a security (existing or future) are at any time to be issued by the company, they may be issued in such form rather than certificated form.

                               ORDINARY RESOLUTION

2.    That, subject to the passing of Resolution 3 below:--

      (A) the authorised share capital of the company be and it is hereby increased by the creation of 20 million additional Category II Non-cumulative Dollar Preference Shares of US$0.01 each, such shares having attached thereto the rights and being subject to the limitations set out in the Articles of Association of the company to be adopted pursuant to Resolution 3 below;

      (B) for the purposes of section 80 of the Companies Act 1985 the directors be and they are hereby generally and unconditionally authorised to exercise all the powers of the company to allot all the 20 million Non-cumulative Dollar Preference Shares of US$0.01 each created pursuant to paragraph (A) of this Resolution provided that this authority shall expire on the fifth anniversary of the passing of this Resolution except that the company may before the expiry of such period make an offer or agreement which would or might require relevant securities (within the meaning of the said section 80) to be allotted after the expiry of such period and the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.

                               SPECIAL RESOLUTION

3.    That:--

      (A) the regulations contained in the document produced to the meeting. and for the purpose of identification signed by the chairman thereof be and are hereby adopted as the Articles of Association of the company in substitution for, and to the exclusion of, the existing Articles of Association of the company; and

      (B) Clause 4 of the Memorandum of Association of the company be altered by the insertion, after paragraph (31) of the following new paragraph (32) and by the renumbering of subsequent paragraphs accordingly:--

            "(32)(i) To purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers or employees of the Company, or of any other company which is its holding company or in which the Company or such holding company or any of the predecessors of the Company or of such holding company has any interest, whether direct or indirect, or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of or any other body, whether or not incorporated ('body') owned by or in which an interest is owned by the Company or any such other company, or who are or were at any time trustees of any pension fund or employees' share scheme in which employees of the company or any such company or subsidiary undertaking or body are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or the exercise or purported exercise of their powers and/or otherwise in relation to or in connection with their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking, body, pension fund or employees' share scheme; and

                 (ii) to such extent as may be permitted by law otherwise to indemnify or to exempt any such person against or from any such liability.

            For the purposes of this paragraph (32) "subsidiary undertaking" and "employees' share scheme" shall have the same meanings as in the Companies Act 1989 and the Companies Act 1985 respectively."

                                                                      K.C.FOSTER
                                                                       Secretary

No. 45551

                             THE COMPANIES ACT 1985

                            COMPANY LIMITED BY SHARES

                                   RESOLUTION

                                       OF

                           THE ROYAL BANK OF SCOTLAND
                          GROUP PUBLIC LIMITED COMPANY

                           Passed on 14th January 1993

At the SEPARATE CLASS MEETING OF HOLDERS OF ORDINARY SHARES OF 25p of the members of THE ROYAL BANK OF SCOTLAND GROUP PUBLIC LIMITED COMPANY duly convened and held at the Caledonian Hotel, Edinburgh on 14th January 1993, the following Resolution was duly passed as an EXTRAORDINARY RESOLUTION of the Company:--

                            EXTRAORDINARY RESOLUTION

That conditional upon the passing of Resolution No. 1 to be proposed at the annual general meeting of the company convened for 14th January 1993 (a copy of which is produced to the meeting and signed by the chairman thereof for the purposes of identification), this meeting of holders of the ordinary shares of 25p each in the capital of the company authorises the conversion of the shares of that class into an uncertificated security.

                                                                    K. C. FOSTER
                                                                       Secretary

No. 45551

                             THE COMPANIES ACT 1985

                            COMPANY LIMITED BY SHARES

                                   RESOLUTION

                                       OF

                           THE ROYAL BANK OF SCOTLAND
                          GROUP PUBLIC LIMITED COMPANY

                           Passed on 13th January 1994

At the ANNUAL GENERAL MEETING of the members of THE ROYAL BANK OF SCOTLAND GROUP PUBLIC LIMITED COMPANY duly convened and held at the Balmoral Hotel, Edinburgh on 13th January 1994, the following Resolution was duly passed as a SPECIAL RESOLUTION of the Company:--

                               SPECIAL RESOLUTION

That the power conferred on the directors by paragraph (2) of article 13(B) of the company's Articles of Association be renewed for the period ending on the day of the Annual General Meeting in 1995 or on 13th April 1995, whichever is the earlier, and for that purpose the "Section 89 amount" shall be L9,927,318.

                                                                    K. C. FOSTER
                                                                       Secretary

No. 45551

                             THE COMPANIES ACT 1985

                            COMPANY LIMITED BY SHARES

                                   RESOLUTION

                                       OF

                           THE ROYAL BANK OF SCOTLAND
                          GROUP PUBLIC LIMITED COMPANY

                           Passed on 12th January 1995

At the ANNUAL GENERAL MEETING of the members of THE ROYAL BANK OF SCOTLAND GROUP PUBLIC LIMITED COMPANY duly convened and held at the Balmoral Hotel, Edinburgh on 12th January 1995, the following Resolution was duly passed as a SPECIAL RESOLUTION of the Company:--

                               SPECIAL RESOLUTION

That the power conferred on the directors by paragraph (2) of article 13(B) of the company's Articles of Association be renewed for the period ending on the day of the Annual General Meeting in 1996 or on 12th April 1996, whichever is the earlier, and for that purpose the "Section 89 amount" shall be L10,009,714.

                                                                   M. R. McLEAN
                                                                      Secretary

COMPANY No. 45551

                             THE COMPANIES ACT 1985

                            COMPANY LIMITED BY SHARES

                                   RESOLUTION

                                       OF

                           THE ROYAL BANK OF SCOTLAND
                          GROUP PUBLIC LIMITED COMPANY

                           Passed on 18th January 1996

At the ANNUAL GENERAL MEETING of the members of THE ROYAL BANK OF SCOTLAND GROUP PUBLIC LIMITED COMPANY duly convened and held at the Balmoral Hotel, Edinburgh on 18th January 1996, the following Resolutions were duly passed; as to Resolution No. 1 as an ORDINARY RESOLUTION and as to RESOLUTION No. 2 as a SPECIAL RESOLUTION of the Company:--

                               ORDINARY RESOLUTION

1.(a) That the authorised share capital of the Company be and it is hereby increased by the creation of 15 million additional Category II Non-cumulative Dollar Preference Shares of US$0.01 each, such shares having attached thereto the rights and being subject to the limitations set out in the Articles of Association of the Company; and

  (b) that for the purposes of Section 80 of the Companies Act 1985 the directors be and they are hereby generally and unconditionally authorised to exercise all the powers of the Company to allot (1) all of the 15 million Category II Non-cumulative Dollar Preference Shares of US$0.01 each created pursuant to paragraph (a) of this resolution, and (2) all of the existing 13 million authorised but unissued Category II Non-cumulative Dollar Preference Shares of US$0.01 each of the Company, provided that this authority shall expire on the fifth anniversary of the passing of this Resolution except that the Company may before the expiry of such period make an offer or agreement which would or might require relevant securities (within the meaning of the said section 80) to be allotted after the expiry of such period and the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.

                               SPECIAL RESOLUTION

2. That the power conferred on the directors by paragraph (2) of article 13(B) of the Company's Articles of Association be renewed for the period ending on the day of the Annual General Meeting in 1997 or on 18th April 1997, whichever is the earlier, and for that purpose the "Section 89 amount" shall be L10,096,730.

                                                                    M. R. McLEAN
                                                                       Secretary
                                       64

COMPANY NO. 45551

                             THE COMPANIES ACT 1985

                            COMPANY LIMITED BY SHARES

                                   RESOLUTION

                                       OF

                           THE ROYAL BANK OF SCOTLAND
                          GROUP PUBLIC LIMITED COMPANY

                             Passed on 22nd May 1996

At a meeting of the Directors of THE ROYAL BANK OF SCOTLAND GROUP PUBLIC LIMITED LIMITED duly convened and held at 42 St Andrew Square, Edinburgh on 22nd May 1996, the following Resolution was passed:-

                               ORDINARY RESOLUTION

(i) THAT pursuant to Regulation 16(2) of the Uncertificated Securities Regulations 1995 ("the Regulations"):

       (1) title to the ordinary shares of 25p each, the 5 1/2 per cent cumulative preference shares of L1 each and the 11 per cent cumulative preference shares of L1 each all in the capital of the Company (the "Shares"), in issue or to be issued, may be transferred by means of a relevant system (as defined in the Regulations);

      (2) such relevant system shall include the relevant system of which CRESTCo Limited is to be the Operator (as defined in the Regulations);

      (3) the Shares shall not include any shares referred to in Regulation 17*; and

      (4) this resolution ("the Resolution") shall become effective immediately prior to CRESTCo Limited granting permission for the Shares to be transferred by means of the CREST system.

            *Note: Regulation 17 relates to Bearer shares and therefore does not apply to the Company.

                                                                      M R McLean
                                                                       Secretary

No. 45551

                             THE COMPANIES ACT 1985

                            COMPANY LIMITED BY SHARES

                                   RESOLUTIONS

                                       OF

                           THE ROYAL BANK OF SCOTLAND
                          GROUP PUBLIC LIMITED COMPANY

                           Passed on 16th January 1997

At the ANNUAL GENERAL MEETING of the members of THE ROYAL BANK OF SCOTLAND GROUP PUBLIC LIMITED COMPANY duly convened and held at the Edinburgh International Conference Centre, Edinburgh on 16th January 1997, the following Resolutions were duly passed as SPECIAL RESOLUTIONS of the Company:--

                               SPECIAL RESOLUTIONS

1. That the existing Article 98 of the Company's Articles of Association be deleted and replaced by the following new Article 98:--

      "98 Retirement of directors by rotation

      At each Annual General Meeting any Director bound to retire under Article 104 and one-third of the other Directors for the time being (or, if their number is not three or a multiple of three, the number nearest to, but (except where less than three Directors are subject to retirement by rotation) not greater than, one-third) shall retire from office".

2. That the power conferred on the directors by paragraph (2) of Article 13(B) of the Company's Articles of Association be renewed for the period ending on the day of the Annual General Meeting in 1998 or on 16th April 1998, whichever is the earlier, and for that purpose the "Section 89 amount" shall be L10,205,073.

3.    That

      (a) the authorised share capital of the Company be and it is hereby increased by the creation of 8 million additional Category II Non-cumulative Dollar Preference Shares of US$0.01 each, such shares having attached thereto the rights and being subject to the limitations set out in the Articles of Association of the Company; and

      (b) for the purposes of Section 80 the Companies Act 1985 the directors be and they are hereby generally and unconditionally authorised to exercise all the powers of the Company to allot (1) all of the 8 million Category II Non-cumulative Dollar Preference Shares of US$0.01 each created pursuant to paragraph (a) of this resolution, and (2) all of the existing 20 million authorised but unissued Category II Non-cumulative Dollar Preference Shares of US$0.01 each of the Company, provided that this authority shall expire on the fifth anniversary of the passing of this Resolution except that the Company may before the expiry of such period make an offer or agreement which would or might require relevant securities (within the meaning of the said section 80) to be allotted after the expiry of such period and the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.

      (c) the existing Article 4(E) of the Company's Articles of Association be and it is hereby amended as follows:--

            (i) by the deletion of sub-paragraph (2)(c) and the consequential renumbering of the existing sub-paragraphs (2)(d) and (2)(e) as sub-paragraphs (2)(c) and (2)(d) respectively;

            (ii) by the insertion of the words "in relation to any Category II Non-cumulative Dollar Preference Shares allotted prior to the date of the passing of resolution number 12 set out in Appendix I to the circular letter to shareholders dated 12th December 1996, "at the beginning of the renumbered sub-paragraph (2)(d), and by the deletion of the proviso to that sub-paragraph;

            (iii) by the insertion after the renumbered sub-paragraph (2)(d) of the following:--

                  "(e) in relation to any Category II Non-cumulative Dollar Preference Shares allotted on or after the date of the passing of the resolution number 12 set out in Appendix I to the circular letter to shareholders dated 12th December 1996, sub-paragraphs (A) and (B) of Article 4(D)(2)(f) shall be deemed to be deleted and the following deemed to be substituted therefor:--

                        "(A) the Company may, subject thereto, redeem on any Redemption Date (as hereinafter defined) all or some only of the Category II Non-cumulative Dollar Preference Shares by giving to the holders of the Category II Non-cumulative Dollar Preference Shares to be redeemed not less than 30 days nor more than 60 days prior notice in writing (a "Notice of Redemption") of the relevant Redemption Date. "Redemption Date" means, in relation to a Category II Non-cumulative Dollar Preference Share, any date which falls no earlier than three years and one day after the date of allotment of the Category II Non-cumulative Dollar Preference Share to be redeemed ("the Relevant Date");

                        (B) there shall be paid on each Category II Non-cumulative Dollar Preference Share so redeemed, in Dollars, the aggregate of the nominal amount thereof together with any premium paid on issue together with, where applicable, the Relevant Redemption Premium (defined below) and together with arrears (if any) of dividends thereon (whether earned or declared or not) in respect of the period from the dividend payment date last preceding the Redemption Date to the Redemption Date. "Relevant Redemption Premium" means an amount calculated in accordance with such one (if any) of the following three formulae as applied in relation to a Redemption Date notified under sub-paragraph (A) above which falls within the period of twelve months commencing on the date following the third, fourth, fifth, sixth or seventh anniversary of the Relevant Date, as the case may be, as may be determined by the Directors prior to the Relevant Date. The formula for calculation of the Relevant Redemption Premium shall be

                              (a)   AxB

                                    where:--

                                    "A" is the amount of dividend excluding any associated tax credit (not expressed as a percentage) calculated at the date of allotment to which the holder of the Category II Non-cumulative Dollar Preference Share to be redeemed would become entitled in respect of the twelve months following allotment by virtue of the terms of issue thereof on the assumption that such amount of dividend had accrued on the Category II Non-cumulative Dollar Preference Share during such period and was payable at the end of such period and on the further assumption that there shall be no change in the associated tax credit affecting the amount of dividend payable in respect of such period; and

                                    "B" in relation to a Redemption Date falling within the period of twelve months commencing on the day following the third anniversary of the Relevant Date, is 66.66 per cent.,

                                    or

                                    in relation to a Redemption Date falling within the period of twelve months commencing on the day following the fourth anniversary of the Relevant Date, is 53.33 per cent.,

                                    or

                                    in relation to a Redemption Date falling within the period of twelve months commencing on the day following the fifth anniversary of the Relevant Date, is 40.00 per cent.,

                                    or

                                    in relation to a Redemption Date falling within the period of twelve months commencing on the day following the sixth anniversary of the Relevant Date, is 26.66 per cent.,

                                    or

                                    in relation to a Redemption Date falling within the period of twelve months commencing on the day following the seventh anniversary of the Relevant Date is 13.33 per cent.; or

                              (b)   CxD

                                    where:--

                                    "C" is the amount of dividend excluding any associated tax credit (not expressed as a per-centage) calculated at the date of allotment to which the holder of the Category II Non-cumulative Dollar Preference Share to be redeemed would become entitled in respect of the twelve months following allotment by virtue of the terms of issue thereof on the assumption that such amount of dividend had accrued on the Category II Non-cumulative Dollar Preference Share during such period and was payable at the end of such period and on the further assumption that there shall be no change in the associated tax credit affecting the amount of dividend payable in respect of such period; and

                                    "D" in relation to a Redemption Date falling within the period of twelve months commencing on the day following the third anniversary of the Relevant Date, is 50 per cent.,

                                    or

                                    in relation to a Redemption Date falling within the period of twelve months commencing on the day following the fourth anniversary of the Relevant Date, is 40 per cent.,

                                    or

                                    in relation to a Redemption Date falling within the period of twelve months commencing on the day following the fifth anniversary of the Relevant Date, is 30 per cent.,

                                    or

                                    in relation to a Redemption Date falling within the period of twelve months commencing on the day following the sixth anniversary of the Relevant Date, is 20 per cent.,

                                    or

                                    in relation to a Redemption Date falling within the period of twelve months commencing on the day following the seventh anniversary of the Relevant Date, is 10 per cent.;

                              (c)   ExF

                                    where:--

                                    "E" is the amount of US$25; and

                                    "F" in relation to a Redemption Date falling within the period of twelve months commencing on the day following the third anniversary of the Relevant Date, is 33.33 per cent.,

                                    or

                                    in relation to a Redemption Date falling within the period of twelve months commencing on the day following the fourth anniversary of the Relevant Date, is 26.66 per cent., or in relation to a Redemption Date falling within the period of twelve months commencing on the day following the fifth anniversary of the Relevant Date, is 20 per cent.,

                                    or

                                    in relation to a Redemption Date falling within the period of twelve months commencing on the day following the sixth anniversary of the Relevant Date, is 13.33 per cent.,

                                    or

                                    in relation to a Redemption Date falling within the period of twelve months commencing on the day following the seventh anniversary of the Relevant Date, is 6.66 per cent.

                        No Relevant Redemption Premium shall be payable when the Redemption Date falls after the eighth anniversary of the Relevant Date. The product of any of the above formulae in respect of a Category II Non-cumulative Dollar Preference Share may, in the Directors' discretion, be rounded down to the nearest whole cent.

                        The Directors may, in their discretion, determine in relation to any Category II Non-cumulative Dollar Preference Share, prior to the Relevant Date, that none of the above formulae shall apply, in which event no Relevant Redemption Premium shall be payable;""; and

                  (iv)  by the deletion of Articles 4(E)(2)(f) and 4(E)(2)(g).

                                                                      M.R.McLEAN
                                                                       Secretary

No. 45551

                             THE COMPANIES ACT 1985

                            COMPANY LIMITED BY SHARES

                                   RESOLUTIONS

                                       OF

                           THE ROYAL BANK OF SCOTLAND
                          GROUP PUBLIC LIMITED COMPANY

                          PASSED ON 15TH JANUARY 1998

At the ANNUAL GENERAL MEETING of the members of THE ROYAL BANK OF SCOTLAND GROUP PUBLIC LIMITED COMPANY duly convened and held at the Edinburgh International Conference Centre, Edinburgh on 15th January 1998 the following Resolutions were duly passed; as to Resolutions No. 1 and 3 as SPECIAL RESOLUTIONS and as to Resolution No. 2 as an ORDINARY RESOLUTION of the Company:-

                               SPECIAL RESOLUTION

1. That, the power conferred on the directors by paragraph (2) of Article 13(B) of the Company's Articles of Association be renewed for the period ending on the day of the Annual General Meeting in 1999 or on 15th April 1999, whichever is the earlier, and for that purpose the "Section 89" amount" shall be L10,751,951.

                               ORDINARY RESOLUTION

2.    (a)   That the authorised share capital of the Company be and it is hereby increased by the creation of 8 million additional Category II
            Non-cumulative Dollar Preference Shares of US$0.01 each, such shares having attached thereto the rights and being subject to the limitations set out in the Articles of Association of the Company;

      (b) That for the purposes of Section 80 of the Companies Act 1985 the directors/ directors be and they are hereby generally and unconditionally authorised to exercise all the powers of the Company to allot (1) all of the 8 million Category II Non-cumulative Dollar Preference Shares of US$0.01 each created pursuant to paragraph (a) of this resolution, and (2) all of the existing 20 million authorised but unissued Category II Non-cumulative Dollar Preference Shares of US$0.01 each of the Company, provided that this authority shall expire on the fifth anniversary of the passing of this Resolution except that the Company may before the expiry of such period make an offer or agreement which would or might require relevant securities (within the meaning of the said section 80 (to be allotted after the expiry of such period and the directors may allot relevant securities in pursuance of any such offer or agreement as it the authority conferred hereby had not expired.

                               SPECIAL RESOLUTION

3. That, the regulations contained in the document produced to the Meeting, and for the purposes of identification signed by the Chairman thereof, be and are hereby adopted as the Articles of Association of the Company in substitution for, and to the exclusion of, the existing Articles of Association of the Company.

                                                              /s/ M R McLean
                                                           --------------------
                                                                     M R McLean
                                                                      Secretary

No 45551

                             THE COMPANIES ACT 1985

                            COMPANY LIMITED BY SHARES

                               ORDINARY RESOLUTION

                                       OF

                           THE ROYAL BANK OF SCOTLAND
                          GROUP PUBLIC LIMITED COMPANY

                            PASSED ON 14 JANUARY 1999

At the ANNUAL GENERAL MEETING of the members of THE ROYAL BANK OF SCOTLAND GROUP PUBLIC LIMITED COMPANY duly convened and held at THE Edinburgh International Conference Centre, Edinburgh on 14 January 1999 the following Resolution was duly passed as an ORDINARY RESOLUTION of the Company:-

                               SPECIAL RESOLUTION

1. "THAT: The power conferred on the directors by paragraph (2) of Article 13(B) of the Company's Articles of Association be renewed for the period ending on the day of the Annual General Meeting in 2000 or on 14th April 2000, whichever is the earlier, and for that purpose the "Section 89 amount" shall be L10,945,036.

                               ORDINARY RESOLUTION

2.    (a)   "THAT: The authorised share capital of the Company be and it is hereby increased by the creation of 30,000,000 additional Category
            II Non-cumulative Dollar Preference Shares of US$0.01 each, such shares having attached thereto the rights and being subject to the limitations set out in the Articles of Association of the Company; and

      (b) "THAT: For the purposes of Section 80 of the Companies Act 1985 the Directors be and they are hereby generally and unconditionally authorised to exercise all the powers of the Company to allot (1) all of the 30,000,000 Category II Non-cumulative Dollar Preference Shares of US$0.01 each created pursuant to paragraph (a) of this Resolution, and (2) all of the existing 18,000,000 authorised but unissued Category II Non-cumulative Dollar Preference Shares of US$0.01 each of the Company, provided that this authority shall expire on the fifth anniversary of the passing of this Resolution, except that the Company may before the expiry of such period, make an offer or agreement which would or might require relevant securities (within the meaning of the said Section 80) to be allotted after the expiry of such period and the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.

                                                                      M R McLean
                                                                       Secretary

45551

                             THE COMPANIES ACT 1985

                            COMPANY LIMITED BY SHARES

                                   RESOLUTIONS

                                       OF

             THE ROYAL BANK OF SCOTLAND GROUP PUBLIC LIMITED COMPANY

                             PASSED 13 JANUARY 2000

At the annual general meeting of the above company, duly convened and held at Edinburgh on 13 January 2000 at 11.00 am, the following resolutions were passed:

SPECIAL RESOLUTION

That the Articles of Association of the Company be amended by:--

(i) the adoption and insertion after Article 88 of the following new Article 88A:--

      88A   APPOINTMENT OF PROXY BY ELECTRONIC MAIL

      The Directors may decide that a proxy can (without prejudice to any other specified method of appointment) be appointed by electronic mail, subject to such terms and conditions as the Directors specify. If the Directors decide that a proxy can be appointed by electronic mail, notice of the appointment must be received in such way as the Directors specify, and must be received not later than the deadline which applies to instruments appointing a proxy under Article 84(A). The Directors may require evidence of authority to appoint a proxy by electronic mail, and the relevant documents must be received not later than the said deadline under Article 84(A). References in the second sentence of Article 84(A), Articles 85, 87 and 88 to any instrument appointing a proxy shall be deemed to include references to any valid appointment of a proxy by electronic mail, and in relation to the appointment of a proxy by electronic mail, the reference in the proviso to Article 88 to intimation being received at the Transfer Office or other place specified for delivery of instruments of proxy shall be deemed to be a reference to intimation being received in any way specified for the appointment of proxies. The appointment of a proxy by electronic mail will cease to be valid 12 months after the date notice of appointment was received. References in this Article to electronic mail include any electronic transmission in any form through any medium.

(ii) the deletion of the existing Article 102 and the substitution therefor of the following new Article 102:--

      At the Annual General Meeting in each year any Director bound to retire under Article 108 and one-third of the other Directors for the time being (or, if their number is not three or a multiple of three, the number nearest to one-third) shall retire from office, but:--

      (a) if any Director has at the start of the Annual General Meeting in any year been in office for three years or more since his last appointment or re-appointment (or would be if the Annual General Meeting in that year was on a date numerically corresponding to the date of his last appointment or re-appointment), he shall retire; and

      (b) if there is only one Director who is subject to retirement by rotation, he shall retire.

(iii) the deletion of the words "one leading London daily newspaper" in Article 163 and the substitution therefor of the words "one newspaper with a national circulation in the United Kingdom".

SPECIAL RESOLUTION

That the power conferred on the Directors by paragraph (2) of Article 13(B) of the Company's Articles of Association be renewed for the period ending on the day of the Annual General Meeting in 2001 or on 13th April 2001, whichever is the earlier, and for that purpose the "Section 89 amount" shall be L11,149,638.

ORDINARY RESOLUTION

(a) That the authorised share capital of the Company be and it is hereby increased by the creation of 43 million additional Category II Non-cumulative Dollar Preference Shares of US$0.01 each, such shares having attached thereto the rights and being subject to the limitations set out in the Articles of Association of the Company; and

(b) That for the purposes of Section 80 of the Companies Act 1985 the Directors be and they are hereby generally and unconditionally authorised to exercise all the powers of the Company to allot(1) all of the 43 million Category II Non-cumulative Dollar Preference Shares of US$0.01 each created pursuant to paragraph (a) of this resolution, and (2) all of the existing 15 million authorised but unissued Category II Non-cumulative Dollar Preference Shares of US$0.01 each of the Company, provided that this authority shall expire on the fifth anniversary of the passing of this Resolution except that the Company may before the expiry of such period make an offer or agreement which would or might require relevant securities (within the meaning of the said Section 80) to be allotted after the expiry of such period and the Directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired, and shall be in addition to any other authority conferred on the Directors pursuant to the said Section 80.

SPECIAL RESOLUTION

(a) That the authorised share capital of the Company be and it is hereby increased by the creation of 25 million Non-cumulative Euro Preference Shares of E0.01 each, such shares having attached thereto the rights and being subject to the limitations set out in the Articles of Association of the Company as amended by this Resolution;

(b) That for the purposes of Section 80 of the Companies Act 1985 the Directors be and they are hereby generally and unconditionally authorised to exercise all the powers of the Company to allot all of the 25 million Non-cumulative Euro Preference Shares of E0.01 each created pursuant to paragraph (a) of this resolution provided that this authority shall expire on the fifth anniversary of the passing of this Resolution except that the Company may before the expiry of such period make an offer or agreement which would or might require relevant securities (within the meaning of the said Section 80) to be allotted after the expiry of such period and the Directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired, and shall be in addition to any other authority conferred on the Directors pursuant to the said Section 80; and

(c)   the Articles of Association of the Company be amended by:--

      (i)   the adoption and insertion after Article 4 of the following new
            Article 4A:--

            4A NON-CUMULATIVE EURO PREFERENCE SHARES

            Each Non-cumulative Euro Preference Share of E0.01 forming part of the share capital of the Company (a "Non-cumulative Euro Preference Share") shall confer the rights as to participation in the profits and assets of the Company, receipt of notices, attendance and votings at meetings and redemption specified or referred to in Schedule 1 to these presents ("Schedule 1", which Schedule shall be regarded as part of these presents);

      (ii) the adoption and inclusion, after Article 169, of the Schedule set out in Part 2 of Appendix 3 to the Letter to Shareholders dated 10th December 1999 of which the Notice of this meeting forms part; and

      (iii) the addition of the following definition to Article 2:--

            "Euro" and "E"           The single currency of those member states
                                     of the European Union participating in
                                     European Monetary Union from time to time.

/s/ Hew Campbell
----------------------------
Deputy Secretary

45551

                             THE COMPANIES ACT 1985

                            COMPANY LIMITED BY SHARES

                                   RESOLUTION

                                       OF

             THE ROYAL BANK OF SCOTLAND GROUP PUBLIC LIMITED COMPANY

                             PASSED 13 JANUARY 2000

At an extraordinary general meeting of the above company, duly convened and held at Edinburgh on 13 January 2000 at 12.30 pm, the following resolution was passed as a special resolution:

THAT:

(A) the offer to shareholders of National Westminster Bank plc ("National Westminster") being made by Merrill Lynch International and Goldman Sachs International on behalf of the company to acquire the whole of the issued and to be issued ordinary share capital of National Westminster upon the terms and subject to the conditions set out in the offer document dated 16 December 1999 (the "Offer Document") and the related Form of Acceptance or upon the terms and subject to the conditions of any amended, revised, extended, additional or other offer or offers as may be approved by the board of directors of the company or any duly constituted committee thereof (the "Board") (the "Offer") be and is hereby approved and that the Board be authorised to waive, amend, vary or extend any of the terms and conditions of the Offer, provided that any such waiver, amendment, variation or extension shall not in the opinion of the Board be material in the context of the Offer and to do all such things as the Board may consider necessary or expedient in connection with the Offer including, without limitation, making and implementing proposals to the holders of options over the ordinary share capital of National Westminster granted under any National Westminster share or share option scheme on such terms and subject to such conditions as the Board may, in its absolute discretion, consider appropriate;

(B) subject to and conditional upon the Offer becoming or being declared unconditional in all respects (other than as regards the conditions relating to the passing of this resolution and the admission of the new ordinary shares in the capital of the company issued under the Offer to the Official List of the London Stock Exchange becoming effective):

      (i) the authorised share capital of the company be increased by the creation of 3,039,375,406 new ordinary shares of 25 pence each in the capital of the company, such shares forming one class with the existing ordinary shares and having attached thereto the respective rights and privileges and being subject to the limitations and restrictions set out in the articles of association of the company (save that the new ordinary shares to be issued to shareholders of National Westminster in connection with the Offer will carry an additional entitlement to a dividend of 20.3 pence per new ordinary share payable at the same time as the Offer consideration);

      (ii) in addition to any authority conferred by paragraph (D) or (E) of this resolution, the authority conferred on the directors of the company by paragraph (1) of article 13(B) of the company's articles of association be renewed for a period of five years commencing on the date of passing of this resolution and for that purpose the "Section 80 amount" shall be L671,851,084; and

      (iii) in addition to any power conferred by paragraph (F) of this resolution, and in substitution for any power conferred at the Annual General Meeting of the company on 13 January 2000, the power conferred on the directors of the company by paragraph (2) of article 13 (B) of the company's articles of association be renewed for the period ending at the conclusion of the day of the annual general meeting in 2001 or 15 months after the date of the passing of this resolution, whichever is the earlier, and for that purpose the "Section 89 amount" shall be L31,917,988;

(C) the authorised share capital of the company be and it is hereby further increased by the creation of:

      (i) 82,500,000 additional Category II Non-cumulative Dollar Preference Shares of US$0.01 each;

      (ii) (subject to the proviso aftermentioned) 41,000,000 additional Non-cumulative Euro Preference Shares of E0.01 each;

      (iii) 500,000 Non-cumulative Convertible Sterling Preference Shares of L0.01 each;

      (iv) 2,000,000 Non-cumulative Convertible Dollar Preference Shares of US$0.01 each; and

      (v) 2,000,000 Non-cumulative Convertible Euro Preference Shares of E0.01 each,

      such shares having attached thereto the respective rights and being subject to the respective limitations and restrictions set out in the articles of association of the company, as amended by this resolution; provided that the creation of the additional Non-cumulative Euro Preference Shares referred to in sub-paragraph (ii) above is contingent upon the resolution numbered 14 set out in the notice dated 10 December 1999 convening an annual general meeting of the company for 13 January 2000 being passed as a special resolution at that meeting (or any adjournment thereof);

(D) for the purposes of section 80 of the Companies Act 1985 the directors be and they are hereby generally and unconditionally authorised to exercise all the powers of the company to allot all of the 82,500,000 Category II Non-cumulative Dollar Preference Shares of US$0.01 each, 41,000,000 Non-cumulative Euro Preference Shares of E0.01 each, 500,000 Non-cumulative Convertible Sterling Preference Shares of L0.01 each, 2,000,000 Non-cumulative Convertible Dollar Preference Shares of US$0.01 each, and 2,000,000 Non-cumulative Convertible Euro Preference Shares of E0.01 each created pursuant to paragraph (C) of this resolution; provided that this authority shall expire on the fifth anniversary of the passing of this resolution, except that the company may before the expiry of such period make an offer or agreement which would or might require relevant securities (within the meaning of the said section 80) to be allotted after the expiry of such period and the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired, and shall be in addition to any other authority conferred on the directors of the company pursuant to the said section 80;

(E) for the purposes of section 80 of the Companies Act 1985 the directors be and they are hereby generally and unconditionally authorised to exercise all the powers of the company to allot rights to convert into up to 500,000,000 new ordinary shares of 25 pence each in the capital of the company in connection with the issue and allotment of the Non-cumulative Convertible Sterling Preference Shares, Non-cumulative Convertible Dollar Preference Shares and Non-cumulative Convertible Euro Preference Shares created pursuant to paragraph (C) of this resolution; provided that this authority shall expire on the fifth anniversary of the passing of this resolution, except that the company may before the expiry of such period make an offer or agreement which would or might require relevant securities (within the meaning of the said section 80) to be allotted after the expiry of such period and the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired, and shall be in addition to any other authority conferred on the directors of the company pursuant to the said section 80;

(F) the directors be and they are hereby empowered pursuant to section 95(1) of the Companies Act 1985 to allot equity securities (within the meaning of section 94(2) of the Companies Act 1985) pursuant to the authority conferred by paragraph (E) of this resolution for cash as if section 89
      (1) of the Companies Act 1985 did not apply to the allotment. This power:

      (a) expires at the conclusion of the day of the annual general meeting of the company in 2001 or 15 months after the date of the passing of this resolution, whichever is the earlier, save that the company may make an offer or agreement which would or might require equity securities to be allotted after such expiry of this power and the directors may allot equity securities in pursuance of that offer or agreement notwithstanding that this power has expired;

      (b) shall be limited to allotments of equity securities for cash up to an aggregate nominal amount equal to L5,000, US$20,000 and E20,000; and

      shall be in addition to any other power conferred on the directors of the company pursuant to article 13 (B) (2) of the company's articles of association (including any power conferred by paragraph (B) of this resolution);

(G)   the articles of association of the company be amended by:

      (i) the adoption and insertion, immediately before article 5, of the following new article as article 4B:

            4B    NON-CUMULATIVE CONVERTIBLE PREFERENCE SHARES

                  (1)   NON-CUMULATIVE CONVERTIBLE STERLING PREFERENCE SHARES:
                        Each Non-cumulative Convertible Sterling Preference Share of L0.01 forming part of the share capital of the Company (a "Non-cumulative Convertible Sterling Preference Share") shall confer the rights as to participation in the profits and assets of the Company, receipt of notices, attendance and voting at meetings, redemption and conversion specified or referred to in Parts 1 and 4 of Schedule 2 to these presents ("Schedule 2" which schedule shall be regarded as part of these presents).

                  (2)   NON-CUMULATIVE CONVERTIBLE DOLLAR PREFERENCE SHARES:
                        Each Non-cumulative Convertible Dollar Preference Share of US$0.01 forming part of the share capital of the Company (a "Non-cumulative Convertible Dollar Preference Share") shall confer the rights as to participation in the profits and assets of the Company, receipt of notices, attendance and voting at meetings, redemption and conversion specified or referred to in Parts 2 and 4 of Schedule 2.

                  (3) NON-CUMULATIVE CONVERTIBLE EURO PREFERENCE SHARES: Each Non-cumulative Convertible Euro Preference Share of E0.01 forming part of the share capital of the Company (a "Non-cumulative Convertible Euro Preference Share") shall confer the rights as to participation in the profits and assets of the Company, receipt of notices, attendance and voting at meetings, redemption and conversion specified or referred to in Parts 3 and 4 of
                        Schedule 2.

                  (4) In Schedule 2, "Convertible Preference Shares" means all or any of the Non-cumulative Convertible Sterling Preference Shares, the Non-cumulative Convertible Dollar Preference Shares and the Non-cumulative Convertible Euro Preference Shares (each a "Convertible Preference Share").

      (ii) the adoption and inclusion, at the end of the articles of association, of the schedule set out in Part 4 of the Circular dated 16 December 1999 of which the notice of this meeting forms part (the purpose of such schedule being to set forth the rights, limitations and restrictions attaching to the Non-cumulative Convertible Sterling Preference Shares, Non-cumulative Convertible Dollar Preference Shares and Non-cumulative Convertible Euro Preference Shares created by paragraph (C) of this resolution);

      (iii) the substitution of the words "thirty" for "ten" in article 4(C)(2)(f)(ii)(A);

      (iv) the adoption and insertion after article 4(E)(2)(e) of the following new sub-paragraph (f):

            (f) notwithstanding the terms of sub-paragraph (e) above, in relation to any Category II Non-cumulative Dollar Preference Shares allotted on or after 14 January 2000 (other than on exchange of any Exchangeable Capital Securities, Series A of the Company) the provisions of sub-paragraph (A) and (B) set out in sub-paragraph (e) above shall have effect subject to the following modifications:

                  (i) the reference in sub-paragraph (A) to three years and one day shall be deemed to be a reference to five years and one day;

                  (ii) notwithstanding the terms of sub-paragraph (B), a Relevant Redemption Premium shall only be payable when the relevant Redemption Date falls after the tenth anniversary of the Relevant Date and on or prior to the twentieth anniversary of the Relevant Date (the "redemption premium period "). The formula for calculation of such Relevant Redemption Premium (subject to rounding down as specified in sub-paragraph (B)) shall be as specified in (iii) below. The Directors may, in their discretion, determine in relation to any Category II Non-cumulative Dollar Preference Share, prior to the Relevant Date, that no Relevant Redemption Premium shall be payable;

                  (iii) the formula for calculating the Relevant Redemption
                        Premium shall be:

                                              A x B

                        where:

                        "A" is as defined in sub-paragraph (e) above;

                        "B" is, in relation to any Redemption Date falling within the redemption premium period, a percentage determined from the table below by reference to the anniversary of the Relevant Date specified in the left-hand column which is the latest to occur prior to that Redemption Date:

ANNIVERSARY OF THE
  RELEVANT DATE                         PERCENTAGE
tenth                                       50%
eleventh                                    45%
twelfth                                     40%
thirteenth                                  35%
fourteenth                                  30%
fifteenth                                   25%
sixteenth                                   20%
seventeenth                                 15%
eighteenth                                  10%
nineteenth                                   5%

(H) in accordance with article 93 of the company's articles of association, the maximum aggregate fees of the directors who do not hold executive office for their services, be and is hereby increased from L250,000 per annum to L500,000 per annum.

/s/ Hew Campbell
------------------------
Deputy Secretary

No 45551

                             THE COMPANIES ACT 1985

                            COMPANY LIMITED BY SHARES

                               SPECIAL RESOLUTION

                                       OF

                        THE ROYAL BANK OF SCOTLAND GROUP
                             PUBLIC LIMITED COMPANY

                           PASSED ON 28 FEBRUARY 2000

At the EXTRAORDINARY GENERAL MEETING of the members of THE ROYAL BANK OF SCOTLAND GROUP PUBLIC LIMITED COMPANY duly convened and held at The Balmoral Hotel, Edinburgh on 28 February 2000 the following Resolution was duly passed as a SPECIAL RESOLUTION of the Company:-

                               SPECIAL RESOLUTION

"THAT:

(A) the offer to shareholders of National Westminster Bank Plc ("NatWest") being made by Merrill Lynch International and Goldman Sachs International on behalf of the company to acquire the whole of the issued and to be issued ordinary share capital of NatWest upon the terms and subject to the conditions set out in the Increased Offer Document and the Key Information Sheet dated 31 January 2000 (together the "Increased Offer Document") and the related Form of Acceptance or upon the terms and subject to the conditions of any amended, revised, extended, additional or other offer or offers as may be approved by the board of directors of the company or any duly constituted committee thereof (the "Board") (the "Increased Offer") be and is hereby approved and that the Board be authorised to waive, amend, vary or extend any of the terms and conditions of the Increased Offer, provided that any such waiver, amendment, variation or extension shall not in the opinion of the Board be material in the context of the Increased Offer and to do all such things as the Board may consider necessary or expedient in connection with the Increased Offer including, without limitation, making and implementing proposals to the holders of options over the ordinary share capital of NatWest granted under any NatWest share or share option scheme on such terms and subject to such conditions as the Board may, in its absolute discretion, consider appropriate;

(B) subject to and conditional upon the Increased Offer becoming or being declared unconditional in all respects (other than as regards the conditions relating to the passing of this resolution and the admission of the new ordinary shares in the capital of the company issued under the Increased Offer to the Official List of the London Stock Exchange becoming effective):

      (i) the authorised share capital of the company be increased by the creation of 3,039,375,406 new ordinary shares of 25 pence each in the capital of the company, such shares forming one class with the existing ordinary shares and having attached thereto the respective rights and privileges and being subject to the limitations and restrictions set out in the articles of association of the company;

      (ii) in addition to any authority conferred by paragraph (D) or (E) of the resolution approved by shareholders of the company at the Extraordinary General Meeting held on 13 January 2000, the authority conferred on the directors of the company by paragraph (1) of article 13(B) of the company's articles of association be renewed for a period of five years commencing on the date of passing of this resolution and for that purpose the "Section 80 amount" shall be L671,851,084; and

      (iii) in addition to any power conferred by paragraph (F) of the resolution approved by shareholders of the company at the Extraordinary General Meeting held on 13 January 2000, and in substitution for any power conferred at the Annual General Meeting of the company on 13 January 2000, the power conferred on the directors of the company by paragraph (2) of article 13(B) of the company's articles of association be renewed for the period ending at the conclusion of the day of the annual general meeting in 2001 or 15 months after the date of the passing of this resolution, whichever is the earlier, and for that purpose the "Section 89 amount" shall be L33,556,645;

            and that paragraph (B) of the special resolution approved by shareholders at the Extraordinary General Meeting on 13 January 2000 is superseded by approval of paragraph (B) of this present resolution;

(C) subject to and conditional upon the Offer becoming or being declared unconditional in all respects (other than as regards the conditions relating to the passing of this resolution and the admission of the new ordinary shares in the capital of the company issued under the Offer to the Official List of the London Stock Exchange becoming effective) the authorised share capital of the company be and it is hereby further increased by the creation of 900,000,000 Category II Non-cumulative Convertible Sterling Preference Shares of L0.25 each, such shares having attached thereto the rights and being subject to the limitations and restrictions set out in the articles of association of the company, as amended by this resolution.

(D) for the purposes of section 80 of the Companies Act 1985 the directors be and they are hereby generally and unconditionally authorised to exercise all the powers of the company to allot all of the 900,000,000 Category II Non-cumulative Convertible Sterling Preference Shares created pursuant to paragraph (C) of this resolution; provided that this authority shall expire on the fifth anniversary of the passing of this resolution, except that the company may before the expiry of such period make an offer or agreement which would or might require relevant securities (within the meaning of the said section 80) to be allotted after the expiry of such period and the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired, and shall be in addition to any other authority conferred on the directors of the company pursuant to the said section 80;

(E) for the purposes of section 80 of the Companies Act 1985 the directors be and they are hereby generally and unconditionally authorised to exercise all the powers of the company to allot rights to convert into up to 180,000,000 new ordinary shares of 25 pence each in the capital of the company in connection with the issue and allotment of the Category II Non-cumulative Convertible Sterling Preference Shares created pursuant to paragraph (C) of this resolution; provided that this authority shall expire on the fifth anniversary of the passing of this resolution, except that the company may before the expiry of such period make an offer or agreement which would or might require relevant securities (within the meaning of the said section 80) to be allotted after the expiry of such period and the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired, and shall be in addition to any other authority conferred on the directors of the company pursuant to the said section 80;

(F) the directors be and they are hereby empowered pursuant to section 95(1) of the Companies Act 1985 to allot equity securities (within the meaning of section 94(2) of the Companies Act 1985) pursuant to the authority conferred by paragraph (C) of this resolution for cash as if section 89(1) of the Companies Act 1985 did not apply to the allotment. This power:

      (a) expires at the conclusion of the day of the annual general meeting of the company in 2001 or 15 months after the date of the passing of this resolution, whichever is the earlier, save that the company may make an offer or agreement which would or might require equity securities to be allotted after such expiry of this power and the directors may allot equity securities in pursuance of that offer or agreement notwithstanding that this power has expired;

      (b) shall be limited to allotments of equity securities for cash up to an aggregate nominal amount equal to L45,000,000; and shall be in addition to any other power conferred on the directors of the company pursuant to article 13 B (2) of the company's articles of association and such additional authorities conferred on the directors at the Extraordinary General Meeting of the Company on 13 January 2000;

(G)   the articles of association of the company be amended by:

      (i) the adoption and insertion, immediately before article 5, of the following new article as article 4C:

            "4C CATEGORY II NON-CUMULATIVE CONVERTIBLE STERLING PREFERENCE
            SHARES

            Each Category II Non-cumulative Convertible Sterling Preference Share of L0.25 forming part of the share capital of the Company (a "Category II Non-cumulative Convertible Sterling Preference Share") shall confer the rights as to participation in the profits and assets of the Company, receipt of notices, attendance and voting at meetings, redemption and conversion specified or referred to in Schedule 3 to these presents ("Schedule 3" which schedule shall be regarded as part of these presents)";

      (ii) the adoption and inclusion, at the end of the articles of association, of the schedule set out in Part 5 of the Circular dated 31 January 2000 of which the notice of this meeting forms part (the purpose of such schedule being to set forth the rights, limitations and restrictions attaching to the Category II Non-cumulative Convertible Sterling Preference Shares created by paragraph (C) of this resolution);

      (iii) the insertion in article 4(D)(2)(a) after "at such rate" of the words "(which may be fixed or variable and may be subject to recalculation at fixed intervals)";

      (iv) the addition at the end of article 4(E)(2)(e)(A) of the words "(provided that the Directors may determine prior to allotment that a Redemption Date must, in addition to falling as aforesaid, fall on such anniversary (or on such anniversaries) of the date of allotment as may be fixed by the Directors prior to allotment)";

      (v) the insertion in article 4(F) after "Category II Non-cumulative Dollar Preference Shares" of the words "and the Non-cumulative Euro Preference Shares and the Convertible Preference Shares (as defined in article 4B) and the Category II Non-cumulative Convertible Sterling Preference Shares";

      (vi) the substitution of the second sentence of paragraph 2.6(A) of Part 2 of Schedule 2 with the following: ""Redemption Date" means, in relation to a Non-cumulative Convertible Dollar Preference Share, any date which falls no earlier than five years and one day (or such longer period (if any) as may be fixed by the Directors prior to allotment of such Share) after the date of allotment of the Non-cumulative Convertible Dollar Preference Shares to be redeemed";

      (vii) the substitution of the second sentence of paragraph 2.6(A) of Part 3 of Schedule 2 with the following: ""Redemption Date" means, in relation to a Non-cumulative Convertible Euro Preference Share, any date which falls no earlier than five years and one day (or such longer period (if any) as may be fixed by the Directors prior to allotment of such Share) after the date of allotment of the Non-cumulative Convertible Euro Preference Shares to be redeemed";

      (viii) the substitution of "five" for "ten" in paragraph 2(A) of Part 4 of
            Schedule 2;

      (ix) the substitution of the phrase set out in paragraph 3(A) of Part 4 of Schedule 2: "95% of the weighted average closing price per Ordinary Share on the London Stock Exchange during the Broker Bid Period (the "Base Price"))" by the phrase "either:

            (aa) 95% of the weighted average closing price per Ordinary Share on the London Stock Exchange during the Broker Bid Period; or

            (bb)  their nominal amount.

The Directors shall specify prior to the allotment of any particular series of Convertible Preference Shares which of (aa) or (bb) shall apply in respect of that series (the "Base Price"))."


                                                   /s/ Hew Campbell
                                                   -----------------------------
                                                       Hew Campbell
                                                       Deputy Secretary

No 45551

                             THE COMPANIES ACT 1985

                            COMPANY LIMITED BY SHARES

                                   RESOLUTIONS

                                       OF

                        THE ROYAL BANK OF SCOTLAND GROUP
                             PUBLIC LIMITED COMPANY

                               PASSED 20 JUNE 2000

At an extraordinary general meeting of the above company convened and held by Edinburgh on 20 June 2000 at 11.00 am, the following resolutions were passed as special resolutions:

                               SPECIAL RESOLUTION

THAT:

(A) subject to and conditional upon the admission of the Additional Value Shares in the capital of the Company to the Official List of the Financial Services Authority and admission to trading with the London Stock Exchange becoming effective, the authorised share capital of the Company be and it is hereby increased by the creation of Additional Value Shares of L0.01 each, having an aggregate nominal value of L27 million, and Non-Voting Deferred Shares of L0.01 each, having an aggregate nominal value of L323 million, such shares having attached thereto the rights and being subject to the limitations and restrictions set out in the articles of association of the Company, as amended by this resolution;

(B) for the purposes of section 80 of the Companies Act 1985 the directors be and they are hereby generally and unconditionally authorised to exercise all the powers of the Company to allot all of the Additional Value Shares created pursuant to paragraph (A) of this resolution; provided that this authority shall expire on the fifth anniversary of the passing of this resolution, except that the Company may before the expiry of such period make an offer or agreement which would or might require relevant securities (within the meaning of the said section 80) to be allotted after the expiry of such period and the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired, and shall be in addition to any other authority conferred on the directors of the Company pursuant to the said section 80;

(C) for the purposes of section 80 of the Companies Act 1985 the directors be and they are hereby generally and unconditionally authorised to exercise all the powers of the Company to allot rights to convert the Additional Value Shares created pursuant to paragraph (A) of this resolution into up to 1.4 billion new Ordinary Shares of L0.25 each in the capital of the Company and to allot Non-Voting Deferred Shares of L0.01 each up to an aggregate nominal amount of L323 million for the purposes of such conversion provided that this authority shall expire on the fifth anniversary of the passing of this resolution, except that the Company may before the expiry of such period make an offer or agreement which would or might require relevant securities (within the meaning of the said section
      80) to be allotted after the expiry of such period and the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired, and shall be in addition to any other authority conferred on the directors of the Company pursuant to the said section 80;

(D) the directors be authorised, in accordance with regulation 148(A) of the articles of association of the Company (as amended by this resolution), to capitalise such sum (not exceeding L27 million) being part of the amount standing to the credit of such part of the Company's share premium account as the Directors may specify or merger reserve (as determined by the Directors), and to appropriate such sum and apply it in allotting to the holders of Ordinary Shares of L0.25 each, as shown in the register of members of the Company at 5.00 p.m. on 20 June 2000 (the "Record Date") or as they may direct, Additional Value Shares credited as fully paid at par, on the basis of one such Additional Value Share for every Ordinary Share held by them at the close of business on the Record Date;

(E) in any case where in accordance with the new Article 4D to be adopted pursuant to paragraph (F) of this resolution, any Additional Value Shares are to be consolidated, or to be consolidated with Non-Voting Deferred Shares, into a consolidated share, and that consolidated share is to be subdivided into Ordinary Shares or into Ordinary Shares and Non-Voting Deferred Shares, such shares be consolidated and sub-divided in accordance with the provisions of the said Article;

(F)   the articles of association of the Company be amended by:

      (i) the adoption and insertion, immediately before article 5, of the following new article as article 4D:

            "4D Additional Value Shares

                  Each Additional Value Share of L0.01 forming part of the share capital of the Company (an "Additional Value Share") shall confer the rights as to participation in the profits and assets of the Company, receipt of notices, attendance and voting at meetings and conversion specified or referred to in
                  Schedule 4 to these presents ("Schedule 4") which schedule shall be regarded as part of these presents";

      (ii) the adoption and inclusion, at the end of the articles of association of the Company, of the schedule set out in Part 9 of the Circular dated 23 May 2000 of which the notice of this meeting forms part (the purpose of such schedule being to set forth the rights and restrictions attaching to the Additional Value Shares created by paragraph (A) of this resolution);

      (iii) the adoption and inclusion of the following definition in Article 2:

            ""London Stock Exchange dealing day"  a day, other than a Saturday,
                                                  Sunday or public holiday in
                                                  the UK when the London Stock
                                                  Exchange is open or was due to
                                                  be open for trading ";

      (iv) the redesignation of Article 148 as 148(A) and adoption and inclusion of the following Article 148(B):

            "148(B)In addition and without limiting the generality of paragraph
                  (A) of this Article, the Directors may at any time without any resolution of the shareholders capitalise any profit or reserve which may be capitalised pursuant to paragraph (A) of this Article and which is required to be capitalised to enable the Company to allot and issue fully paid shares to the holders of convertible securities pursuant to the rights of conversion conferred upon such holders and in any such case the Directors shall apply any sum so capitalised in paying up and issuing to such holders such number of shares of such nominal amounts and conferring such rights and being subject to such restrictions as shall be required to enable the Company to comply with its obligations.";

      (v) the deletion of the existing definition of "New Preference Shares" in Article 2, and the adoption and inclusion of the following definitions to that article:

            ""Additional Value Share"              The meaning given in Article
                                                   4D.

            "Non-cumulative Euro Preference Share" The meaning given in Article
                                                   4A.

            "Non-cumulative Convertible
            Sterling Preference Share"             The meaning given in Article
                                                   4B(1).

            "Non-cumulative Convertible
            Dollar Preference Share"               The meaning given in Article
                                                   4B(2).

            "Non-cumulative Convertible Euro
            Preference Share"                      The meaning given in Article
                                                   4B(3).

            "Convertible Preference Shares"        The meaning given in Article
                                                   4B(4).

            "Category II Non-cumulative Dollar
            Preference Shares"                     The meaning given in Article
                                                   4(E)(1).

            "Category II Non-cumulative
            Convertible Sterling Preference Share" The meaning given in Article
                                                   4C.

            "New Preference Shares"                The Non-cumulative Sterling
                                                   Preference Shares, the
                                                   Non-cumulative Dollar
                                                   Preference Shares, the
                                                   Non-cumulative Euro
                                                   Preference Shares, the
                                                   Category II Non-cumulative
                                                   Dollar Preference Shares, the
                                                   Convertible Preference Shares
                                                   and the Category II
                                                   Non-cumulative Convertible
                                                   Sterling Preference Shares
                                                   (which classes of
                                                   non-cumulative preference
                                                   shares all rank pari passu
                                                   inter se as regards
                                                   participation in the profits
                                                   and assets of the Company),
                                                   together with any other share
                                                   in the capital of the Company
                                                   (other than the Cumulative
                                                   Preference Shares) which is
                                                   expressed to rank as regards
                                                   participation in the profits
                                                   or assets of the Company in
                                                   some or all respects pari
                                                   passu therewith."

                               SPECIAL RESOLUTION

THAT:

(A) the payment of the ordinary and preference dividends more particularly set out in the schedule following Part 8 of the Circular dated 23 May 2000 of which this notice of meeting forms part (the DIVIDENDS), and the entries in the audited accounts of the Company for the years ended 30 September 1996 to 30 September 1999 inclusive for Dividends paid between such dates, and in the interim accounts made up to 31 December 1999 for Dividends paid in the financial quarter ending on that date, whereby distributable profits of the Company were appropriated to the payments of the Dividends be and they are hereby ratified and confirmed;

(B) any and all claims which the Company may have in respect of the payments of the Dividends or any of them against its shareholders who appeared on the register of shareholders on the relevant record dates be released and a deed of release in favour of such shareholders be entered into by the Company in the form of the deed produced to this meeting and signed by the Chairman for the purposes of identification and thereafter be delivered to the Secretary of the Company for retention by him on behalf of the said shareholders;

(C) any distribution involved in the giving of any such release in relation to any particular Dividend be made out of the profits appropriated to such Dividend as aforesaid by reference to a record date identical to the record date for the Dividend concerned; and

(D) any and all claims which the Company may have against its directors (both past and present) arising out of the payment of the Dividends be released and that a deed of release in favour of the Company's directors be entered into by the Company in the form of the deed produced to this meeting and signed by the Chairman for the purposes of identification and thereafter be delivered to the Secretary of the Company for retention by him on behalf of the said directors.

/s/ Hew Campbell
------------------
Hew Campbell
Deputy Secretary

N0 45551

                             THE COMPANIES ACT 1985

                            COMPANY LIMITED BY SHARES

                               SPECIAL RESOLUTIONS

                                       OF

                           THE ROYAL BANK OF SCOTLAND
                          GROUP PUBLIC LIMITED COMPANY

                             PASSED ON 11 APRIL 2001

At the ANNUAL GENERAL MEETING of the members of THE ROYAL BANK OF SCOTLAND GROUP PUBLIC LIMITED COMPANY duly convened and held at The Edinburgh International Conference Centre, Edinburgh on 11 April 2001 the following Resolutions was duly passed as SPECIAL RESOLUTIONS of the Company:-

                               SPECIAL RESOLUTIONS

1. "THAT: the Articles of Association of the Company be and they are hereby amended as follows:

      (1)   In Article 2 (Definitions and Interpretation):

            (a)   insert the following definitions at the appropriate places:

                  "communication" The same meaning as in the Electronic Communications Act 2000;

                  "electronic communication" The same meaning as in the Electronic Communications Act 2000;"

            (b)   at the end insert the following:

                  "In Articles 84(A), 88, 110(A), 157 and 158 to 161 (inclusive) `address', in relation to electronic communications, includes any number or address used for the purposes of such communications.";

      (2) at the end of Article 56 (period of notice of general meetings) insert the following:

            "For the purposes of this Article (and without prejudice to the other provisions of these presents), the cases in which notice in writing is to be taken as given to a member include any case in which the notice of meeting is sent, or treated as given, using electronic communications in accordance with Section 369(4A) and
            (4B) of the 1985 Act, and the provisions of subsection(4D) of that Section shall apply in respect of the publication of such notice on a web site.";

      (3) in Article 57(c) (contents of notice), for the word "instruments", in all places where it occurs, substitute the words "forms for appointment";

      (4) in Article 68 (adjournment of general meetings), after the words "may nevertheless", insert the words "(without prejudice to the other provisions of these presents)";

      (5) in Article 83 (form and execution of proxies), for the words "instrument appointing" substitute the words "appointment of", delete the words "in writing", after the words "accept and" insert the words ", in the case of an instrument in writing", and at the end insert "An appointment of a proxy may be contained in an electronic communication in accordance with these presents, authenticated or executed in such manner as is specified by the Directors.";

      (6) for Article 84(A) (delivery of forms of proxy), substitute the following:

            "(A) An appointment of a proxy (together with any evidence of authority required by the directors pursuant to the immediately preceding Article) must:

            (a) in the case of an instrument in writing, be delivered to such place or one of such places (if any) as may be specified for that purpose in, or by way of note to, or in any documents accompanying, the notice convening the meeting or any notice of any adjournment (or, if no place is so specified, to the Transfer Office); and

            (b) in the case of an appointment contained in an electronic communication, be received at such address as may have been specified for that purpose in (i) the notice convening the meeting or notice of any adjournment, (ii) any instrument of proxy sent out by the Company in relation to the meeting or adjourned meeting, or (iii) any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting or adjourned meeting, in each case not later than forty-eight hours before the time appointed for the holding of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at, or on the same day as, the meeting or adjourned meeting) for the taking of the poll at which it is to be used, and, subject to paragraph (B) of this Article, in default shall not be treated as valid; provided that an appointment of a proxy relating to more than one meeting (including any adjournment thereof) having once been so delivered or received for the purposes of any meeting shall not require again to be delivered or received in relation to any subsequent meetings to which it relates. No appointment of a proxy shall be valid after the expiration of twelve months from the date stated in it as the date of its execution or, in the case of an appointment contained in an electronic communication, the date it was sent.";

      (7) in Article 84(B) (delivery of forms of proxy), after the word "may" insert the words ", in the case of an instrument appointing a proxy in writing";

      (8) in Article 85 (differing proxies), for the word "instruments" substitute the word "appointments", and after the words "last delivered", in both places where they occur, insert the words "or received";

      (9) in Article 87 (rights conferred by form of proxy), for the words "instrument appointing", in all places where they occur, substitute the words "appointment of";

      (10) in Article 88 (intervening events), for the word "instrument", in both places where it occurs, substitute the word "appointment", delete the words "in writing" and after the words "instruments of proxy" insert the words ", or, in the case of an appointment of proxy contained in an electronic communication, at the address at which such appointment was duly received, in each case";

      (11)  delete Article 88A;

      (12) in Article 110(A) (meetings of directors), after the words "in writing", in both places where they occur, insert the words "or by electronic communication";

      (13) in Article 143(D) (scrip dividend), delete the words "in writing" and at the end insert ". Electronic communications may, if the Directors so determine, be used in accordance with these presents (instead of documents in writing) for the notification of the right of election and the sending of completed forms of election";

      (14) at the end of Article 154 (accounts to be sent to members) insert the following:

            "Reference in this Article (other than in the immediately preceding sentence) to copies of the above-mentioned documents and/or statements being sent to any person include (without prejudice to any other provision of these presents) references to copies of such documents and/or statements being sent, or treated as sent, to such person using electronic communications in accordance with Section 238(4A) and (4B) or Section 251(2A) and (2B) of the 1985 Act, and the provisions of Sections 238 (4D) and 251 (2D) of the 1985 Act shall apply in respect of the publication of such documents and/or statements on a web site.";

      (15) in Article 156 (rights of auditors), at the end add "Notwithstanding the references to notice in writing in Article 56, electronic communications may be used by the Company pursuant to Section 390(1A) of the 1985 Act (and the provisions of the 1985 Act therein referred to) to give notice of General Meetings to the Auditors.";

      (16) in Article 157 (notices to be in writing), at the end insert the words "or be given using electronic communications to an address for the time being notified for that purposes to the person giving the notice";

      (17)  in Article 158(A) (service of notices):

            (a) after the words "relevant system", insert the words ", or by sending it using electronic communications to an address for the time being notified to the Company by the member";

            (b)   delete the words "in writing"; and

            (c) after the words "member concerned" insert the words "(which may consist of the Company placing such notice or document on a web site and sending the member concerned notification of the notice or document on the web site in lieu of sending the notice or document)";

      (18)  in Article 158(B) (when notice deemed served):

            (a) after the penultimate sentence insert the words "Any notice or document sent by using electronic communication shall be deemed to be served or delivered at the expiration of forty-eight hours after the time it was sent, and in proving such service or delivery, proof that a notice or document contained in an electronic communication was sent in accordance with guidance issued by the Institute of Chartered Secretaries and

                  Administrators shall be conclusive evidence that the notice or document was served or delivered."; and

            (b)   delete the words "in writing";

      (19) in Article 162, after the word "Company" insert the words ", and given in writing,";

      (20) in Article 166, at the end add "Nothing in any of the preceding nine Articles shall prevent or restrict the Company using any method of sending, or giving access to, any particular offer, notice or other document which the Statutes or any other provision of these presents permits or enables the Company to use."

2. "THAT: the power conferred on the directors by paragraph (2) of Article 13(B) of the Company's Articles of Association be renewed for the period ending on the day of the Annual General Meeting in 2002 or on 11th July 2002, whichever is the earlier, and for that purpose the "Section 89 amount" shall be L33,487,950."

3. "THAT:, pursuant to Article 11 of the Articles of Association of the Company, the Company is generally and unconditionally authorised to make market purchases (within the meaning of Section 163(3) of the Companies Act 1985) of ordinary shares of 25p each in the capital of the Company, provided that:

      (i) the maximum number of ordinary shares to be purchased is 267,903,600 (representing 10 per cent. of the issued ordinary share capital);

      (ii) the minimum price which may be paid for an ordinary share is 25p per share which amount shall be exclusive of expenses;

      (iii) the maximum price which may be paid for an ordinary share is, in respect of an ordinary share contracted to be purchased on any day, an amount (exclusive of expenses) equal to 105 per cent. of the average of the mid-market quotations for an ordinary share of the Company as derived from The Daily Official List of The London Stock Exchange for the 5 business days immediately preceding the day on which the ordinary share is contracted to be purchased;

      (iv) the authority hereby conferred shall expire at the conclusion of the next Annual General Meeting of the Company following the passing of this resolution, unless such authority is renewed prior to such time; and

      (v) the Company may conclude a contract to purchase ordinary shares under the authority hereby conferred prior to the expiry of such authority which will or may be executed wholly or partly after such expiry, and may make a purchase of ordinary shares in pursuance of any such contract as if the authority hereby conferred had not expired."

4.    "THAT:

      (A) the authorised share capital of the Company be and it is hereby increased by the creation of 900,000 additional Non-cumulative Convertible Dollar Preference Shares of US$0.01 each, having attached thereto the rights and being subject to the limitations and restrictions set out in the Articles of Association of the Company;

      (B) for the purposes of section 80 of the Companies Act 1985 ("section 80") the directors be and they are hereby generally and unconditionally authorised to exercise all the powers of the Company to allot all of the 900,000 Non-cumulative Convertible Dollar Preference Shares of US$0.01 each created pursuant to paragraph (A) of this resolution ("the New Preference Shares"); provided that this authority shall expire on 13th January 2005, except that the Company may before that date make an offer or agreement which would or might require relevant securities (within the meaning of section 80) to be allotted after such date, and the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired; this authority shall be in addition to any other authority conferred on the directors of the Company pursuant to section 80;

      (C) the general and unconditional authority conferred on the directors of the Company for the purposes of section 80 by paragraph (E) of the special resolution passed at the extraordinary general meeting of the Company held on 13th January 2000 ("the Section 80 Authority") be and it is hereby varied so that it shall take effect as if the reference in the said paragraph (E) to Non-cumulative Convertible Dollar Preference Shares included the New Preference Shares; subject to the foregoing variation, the Section 80 Authority shall continue in full force and effect;

      (D) the directors be and they are hereby empowered pursuant to section 95(1) of the Companies Act 1985 to allot equity securities (within the meaning of section 94(2) of the Companies Act 1985) pursuant to the Section 80 Authority, as varied by paragraph (C) of this resolution, for cash as if section 89(1) of the Companies Act did not apply to the allotment. This power:

            (a) expires at the conclusion of the day of the annual general meeting of the Company in 2002 or 15 months after the date of the passing of this resolution, whichever is the earlier, save that the Company may make an offer or arrangement which would or might require equity securities to be allotted after such expiry of this power and the directors may allot equity securities in pursuance of that offer or agreement notwithstanding that this power has expired;

            (b) shall be limited to the allotment of equity securities for cash up to an aggregate nominal amount equal to L3,000, US$10,000 and E12,500;

            and shall be in addition to any other power conferred on the directors of the Company pursuant to Article 13(B)(2) of the Company's Articles of Association;

      (E) the authorised share capital of the Company be and is hereby further increased by the creation of:

            (i) 500,000 additional Non-cumulative Convertible Sterling Preference Shares of L0.01 each;

            (ii) 1,000,000 additional Non-cumulative Convertible Dollar Preference Shares of US$0.01 each; and

            (iii) 1,000,000 additional Non-cumulative Convertible Euro
                  Preference Shares of E0.01 each;

            such shares having attached thereto the respective rights and being subject to the respective limitations and restrictions set out in the Articles of Association of the Company; and

      (F) for the purposes of section 80, the directors be and they are hereby generally and unconditionally authorised to exercise all the powers of the Company to allot all of the 500,000 Non-cumulative Convertible Sterling Preference Shares of L0.01 each, 1,000,000 Non-cumulative Convertible Dollar Preference Shares of US$0.01 each and 1,000,000 Non-cumulative Convertible Euro Preference Shares of E0.01 each created pursuant to paragraph (E) of this resolution; provided that this authority shall expire on the fifth anniversary of the passing of this resolution, except that the Company may, before the expiry of such period, make an offer or agreement which would or might require relevant securities (within the meaning of section 80) to be allotted after the expiry of such period, and the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired; this authority shall be in addition to any other authority conferred on the directors of the Company pursuant to section 80."

5.    "THAT:      Schedule 2 to the Articles of Association of the Company be
                  and it is hereby amended as follows:

                  (1) in paragraph 2.6 of Part 1 of the Schedule, after sub-paragraph (A), insert the following sub-paragraph:

                        "(AA) notwithstanding the foregoing, in relation to any series of Non-cumulative Convertible Sterling

                        Preference Shares allotted after 11th April 2001, sub-paragraph (A) above shall have effect as if the references to ten years, in both places where they occur, were references to five years;"; and

                  (2) in paragraph 2.1 of each of Parts 1, 2 and 3 of the Schedule, after the words "at such rate", insert the words "(which, in the case of any series allotted after 11th April 2001, may be fixed or variable and may be subject to recalculation at fixed intervals)".

                                                        /s/ Hew Campbell
                                                        ----------------------
                                                        Hew Campbell
                                                        Deputy Secretary

No 45551

                             THE COMPANIES ACT 1985

                            COMPANY LIMITED BY SHARES

                               SPECIAL RESOLUTIONS

                                       OF

                           THE ROYAL BANK OF SCOTLAND
                          GROUP PUBLIC LIMITED COMPANY

                             PASSED ON 26 APRIL 2002

At the ANNUAL GENERAL MEETING of the members of THE ROYAL BANK OF SCOTLAND GROUP PUBLIC LIMITED COMPANY duly convened and held at The Edinburgh International Conference Centre, Edinburgh on 26 April 2002 the following Resolutions were duly passed as SPECIAL RESOLUTIONS of the Company:-

                               SPECIAL RESOLUTIONS

1. "THAT: the power conferred on the directors by paragraph (2) of Article 13(B) of the Company's Articles of Association be renewed for the period ending on the day of the Annual General Meeting in 2003 or on 26th July 2003, whichever is the earlier, and for that purpose the "Section 89 amount" shall be L35,750,676."

2. "THAT:, pursuant to Article 11 of the Articles of Association of the Company, the Company is generally and unconditionally authorised to make market purchases (within the meaning of Section 163(3) of the Companies Act 1985) of ordinary shares of 25p each in the capital of the Company, provided that:

      (i) the maximum number of ordinary shares to be purchased is 286,005,407 (representing 10% of the issued ordinary share capital);

      (ii) the minimum price which may be paid for an ordinary share is 25p per share which amount shall be exclusive of expenses;

      (iii) the maximum price which may be paid for an ordinary share is, in respect of an ordinary share contracted to be purchased on any day, an amount (exclusive of expenses) equal to 105% of the average of the mid-market quotations for an ordinary share of the Company as derived from The Daily Official List of The London Stock Exchange for the 5 business days immediately preceding the day on which the ordinary share is contracted to be purchased;

      (iv) the authority hereby conferred shall expire at the conclusion of the next Annual General Meeting of the Company following the passing of this resolution, unless such authority is renewed prior to such time; and

      (v) the Company may conclude a contract to purchase ordinary shares under the authority hereby conferred prior to the expiry of such authority which will or may be executed wholly or partly after such expiry, and may make a purchase of ordinary shares in pursuance of any such contract as if the authority hereby conferred had not expired."

                                                        /s/ Hew Campbell
                                                        ------------------------
                                                        Hew Campbell
                                                        Deputy Secretary

No 45551
                             THE COMPANIES ACT 1985

                            COMPANY LIMITED BY SHARES

                               SPECIAL RESOLUTIONS

                                       OF

                           THE ROYAL BANK OF SCOTLAND
                          GROUP PUBLIC LIMITED COMPANY

                             PASSED ON 28 APRIL 2003

At the ANNUAL GENERAL MEETING of the members of THE ROYAL BANK SCOTLAND GROUP PUBLIC LIMITED COMPANY duly convened and held at The Edinburgh International Conference Centre, Edinburgh on 28 April 2003 the following Resolutions were duly passed as SPECIAL RESOLUTIONS of the Company:-

                               SPECIAL RESOLUTIONS

1. "THAT: the power conferred on the directors by paragraph (2) of Article 13(B) of the Company's Articles of Association be renewed for the period ending on the day of the Annual General Meeting in 2004 or on 28th July 2004, whichever is the earlier, and for that purpose the "Section 89 amount" shall be L36,263,574."

2. "That, pursuant to Article 11 of the Articles of Association of the Company, the Company is generally and unconditionally authorised to make market purchases (within the meaning of Section 163(3) of the Companies Act 1985) of ordinary shares of 25p each in the capital of the Company, provided that:

      (i) the maximum number of ordinary shares to be purchased is 290,108,59 (representing 10% of the issued ordinary share capital);

      (ii) the minimum price which may be paid for an ordinary share is 25p per share which amount shall be exclusive of expenses;

      (iii) the maximum price which may be paid for an ordinary share is, in respect of an ordinary share contracted to be purchased on any day, an amount (exclusive of expenses) equal to 105% of the average of the mid-market quotations for an ordinary share of the Company as derived from The Daily Official List of The London Stock Exchange for the five business days immediately preceding the day on which the ordinary share is contracted to be purchased;

      (iv) the authority hereby conferred shall expire at the conclusion of the next Annual General Meeting of the Company following the passing of this resolution, unless such authority is renewed prior to such time; and

      (v) the Company may conclude a contract to purchase ordinary shares under the authority hereby conferred prior to the expiry of such authority which will or may be executed wholly or partly after such expiry, and may make a purchase of ordinary shares in pursuance of any such contract as if the authority hereby conferred had not expired.

                                                        /s/ Hew Campbell
                                                        ------------------------
                                                        Hew Campbell
                                                        Deputy Secretary

                             THE COMPANIES ACT 1985

                            COMPANY LIMITED BY SHARES

                                   RESOLUTIONS

                                       of

                    The Royal Bank of Scotland Group Limited
                            (Registered Number 45551)

                             Passed on 29 April 2004

At an ANNUAL GENERAL MEETING of the Company duly convened and held at Edinburgh International Conference Centre, The Exchange, Morrison Street, Edinburgh on 29 April 2004, the following RESOLUTIONS were duly passed:-

Ordinary Resolutions

I That the power conferred on the Directors by paragraph (1) of Article 13(B) of the Company's Articles of Association be renewed for a period commencing on the date of passing of this resolution and ending at the conclusion of the Annual General Meeting in 2005 and for that purpose the "Section 80 amount" shall be L247,120,127.

II    a)    That the authorised share capital of the Company be and it is hereby increased by the creation of 110 million additional Category II
            Non-cumulative Dollar Preference Shares of US$0.01 each, such shares having attached thereto the rights and being subject to the limitations set out in the Articles of Association of the Company;
            and

      b) That for the purposes of Section 80 of the Companies Act 1985 the Directors be and they are hereby generally and unconditionally authorised to exercise all the powers of the Company to allot:

            (1) all of the 110 million Category II Non-cumulative Dollar Preference Shares of US$0.01 each created pursuant to paragraph (a) of this resolution;

            (2) all of the existing 140 million authorised but unissued Category II Non-cumulative Dollar Preference Shares of US$0.01 each;

            (3) all of the existing 66 million authorised but unissued Non-cumulative Euro Preference Shares of E0.01 each; and

            (4) all of the existing 300 million authorised but unissued Non-cumulative Sterling Preference Shares of L1 each;

            provided that this authority shall expire on the fifth anniversary of the passing of this Resolution except that the Company may before the expiry of such period make an offer or agreement which would or might require relevant securities (within the meaning of the said
            Section 80) to be allotted after the expiry of such period and the Directors may allot relevant securities in pursuance of any such offer or agreement as if the authority hereby conferred had not expired. This authority is in addition to the authority conferred by resolution number I above, but in substitution for all other subsisting authorities, to the extent unused.

Special Resolutions

I That (i) the power conferred on the Directors by paragraph (2) of Article 13(B) of the Company's Articles of Association be renewed for the period ending at the conclusion of the Annual General Meeting in 2005 or on 29th July 2005, whichever is the earlier, and for that purpose the "Section 89 amount" shall be L37,068,019, and (ii) the said paragraph (2) of Article 13(B) be amended by deleting the words "pursuant to and within the terms of the said authority" and substituting the words "(pursuant to and within the terms of the said authority, by way of sales of treasury shares, or both)".

II That, pursuant to Article 11 of the Articles of Association of the Company, the Company is generally and unconditionally authorised to make market purchases (within the meaning of Section 163(3) of the Companies Act 1985) of ordinary shares of 25p each in the capital of the Company, provided that:

      (i) the maximum number of ordinary shares to be purchased is 296,544,152 (representing 10% of the issued ordinary share capital);

      (ii) the minimum price which may be paid for an ordinary share is 25p per share which amount shall be exclusive of expenses;

      (iii) the maximum price which may be paid for an ordinary share is, in respect of an ordinary share contracted to be purchased on any day, an amount (exclusive of expenses) equal to 105% of the average of the mid-market quotations for an ordinary share of the Company as derived from The Daily Official List of The London Stock Exchange for the five business days immediately preceding the day on which the ordinary share is contracted to be purchased;

      (iv) the authority hereby conferred shall expire at the conclusion of the next Annual General Meeting of the Company following the passing of this resolution, unless such authority is renewed prior to such time; and

      (v) the Company may conclude a contract to purchase ordinary shares under the authority hereby conferred prior to the expiry of such authority which will or may be executed wholly or partly after such expiry, and may make a purchase of ordinary shares in pursuance of any such contract as if the authority hereby conferred had not expired.

III   That the Articles of Association of the Company be amended by:

      (A) the adoption and insertion after Article 4(C)(2)(b) of the following new paragraph (bb):

            "(bb) ABROGATION OF ENTITLEMENT TO DIVIDEND

                  In relation to any particular Non-cumulative Sterling Preference Shares allotted on or after the date of passing of resolution 17 set out in Appendix 2 to the circular letter to shareholders dated 15th March 2004, all of the following provisions shall apply if (but only if) the Directors so determine prior to allotment thereof:

                  (i) the Directors may, in their sole and absolute discretion, resolve prior to any dividend payment date that the dividend on such Non-cumulative Sterling Preference Shares, or part thereof, shall not be paid on that dividend payment date. If the Directors resolve as aforesaid, then none or (as the case may be) part only of the dividend shall be declared and/or paid. The Directors shall not be bound to give their reasons for exercising their discretion under this sub-paragraph, and the Directors may exercise their discretion in respect of a dividend notwithstanding the previous setting aside of a sum to provide for payment of that dividend;

                  (ii) to the extent that any dividend or part of a dividend on any Non-cumulative Sterling Preference Shares is, on any occasion, not paid by reason of the exercise of the Directors' discretion pursuant to sub-paragraph (i) above, the holders of such shares shall have no claim in respect of such non-payment;

                  (iii) if any dividend or part of a dividend on any
                        Non-cumulative Sterling Preference Shares has, on any occasion, not been paid by reason of the exercise of the Directors' discretion under sub-paragraph (i) above:

                        (1)   the provisions of sub-paragraphs (2)(b)(ix) and
                              (x) of this Article 4(C) shall not apply in respect of such non-payment;

                        (2) such non-payment shall not prevent or restrict (a) the declaration and payment of dividends on any other Non-cumulative Sterling Preference Shares, or on any preference share capital of the Company expressed to rank PARI PASSU with the Non-cumulative Sterling Preference Shares, (b) the setting aside of sums for the payment of such dividends, (c) (subject to (4) below) the redemption, purchase or other acquisition of shares in the Company by the Company, or (d) (subject to (4) below) the setting aside of sums, or the establishment of sinking funds, for any such redemption, purchase or other acquisition by the Company;

                        (3) no dividend may be declared or paid on any share capital ranking after the Non-cumulative Sterling Preference Shares as regards participation in profits (including the Ordinary Shares) until such time as the dividend stated to be payable on the Non-cumulative Sterling Preference Shares to which the non-payment relates in respect of a dividend period has thereafter been declared and paid in full; and

                        (4) the Company may not redeem or purchase or otherwise acquire for any consideration any share capital ranking after the Non-cumulative Sterling Preference Shares, and may not set aside any sum nor establish any sinking fund for the redemption, purchase or other such acquisition thereof, until such time as dividends stated to be payable on the Non-cumulative Sterling Preference Shares to which the non-payment relates in respect of successive dividend periods together aggregating no less than twelve months shall thereafter have been declared and paid in full;

                  (iv) if there is any conflict between the provisions of this paragraph (bb), as they apply to any Non-cumulative Sterling Preference Shares, and any other provisions of this Article 4(C) applying to such Non-cumulative Sterling Preference Shares (including sub-paragraph
                        (2)(b)(xi)), the provisions of this paragraph (bb) shall prevail. In paragraph (2)(a) of this Article 4(C), the words ", and subject to the provisions of paragraph (bb) below, if applicable" shall be deemed to be inserted after "if applicable" in the first sentence, and in paragraph (2)(b) of this Article 4(C) the words "(subject to the provisions of paragraph (bb) below, if applicable)" shall be deemed to be inserted after "such dividend shall" in sub-paragraph (i) and after "dividends shall" in sub-paragraph (ii);

                  (v) in determining the sum payable on any Non-cumulative Sterling Preference Shares pursuant to Article 4(C)(2)(c)(i) on a winding up or liquidation, the Directors' discretion under sub-paragraph (i) above shall be disregarded save in so far as such discretion was actually exercised prior to the making of the determination;

                  (vi) in calculating the aggregate amount of dividends payable in respect of any Non-cumulative Sterling Preference Shares for the purposes of Article 4(C)(3), such calculation shall be made on the assumption that there shall be no exercise by the Directors of their discretion under sub-paragraph (i) above in respect of such Non-cumulative Sterling Preference Shares (or any equivalent discretion in respect of any other New Preference Shares); and

                  (vii) for the avoidance of doubt, no series of Non-cumulative
                        Sterling Preference Shares shall be treated as ranking after any other New Preference Shares with which it is expressed to rank PARI PASSU as regards participation in profits, by reason only of the provisions set out in this paragraph (bb) being included in the terms of issue applicable to that series, or any dividend on that series not being paid by virtue of this paragraph
                        (bb).";

(B)   the adoption and insertion after Article 4(E)(2)(f) of the following new
      Article 4(E)(2)(g):

      "(g) in relation to any particular Category II Non-cumulative Dollar Preference Shares allotted on or after the date of passing of resolution 17 set out in Appendix 2 to the circular letter to shareholders dated 15th March 2004, all of the following provisions shall apply if (but only if) the Directors so determine prior to allotment thereof:

            (i) the Directors may, in their sole and absolute discretion, resolve prior to any dividend payment date that the dividend on such Category II Non-cumulative Dollar Preference Shares, or part thereof, shall not be paid on that dividend payment date. If the Directors resolve as aforesaid, then none or (as the case may be) part only of the dividend shall be declared and/or paid. The Directors shall not be bound to give their reasons for exercising their discretion under this sub-paragraph, and the Directors may exercise their discretion in respect of a dividend notwithstanding the previous setting aside of a sum to provide for payment of that dividend;

            (ii) to the extent that any dividend or part of a dividend on any Category II Non-cumulative Dollar Preference Shares is, on any occasion, not paid by reason of the exercise of the Directors' discretion pursuant to sub-paragraph (i) above, the holders of such shares shall have no claim in respect of such non-payment;

            (iii) if any dividend or part of a dividend on any Category II Non-
                  cumulative Dollar Preference Shares has, on any occasion, not been paid by reason of the exercise of the Directors' discretion under sub-paragraph (i) above:

                  (1)   the provisions of sub-paragraphs (viii) and (ix) of
                        Article 4(D)(2)(b) shall not apply in respect of such non-payment;

                  (2) such non-payment shall not prevent or restrict (a) the declaration and payment of dividends on any other Category II Non-cumulative Dollar Preference Shares, or on any preference share capital of the Company expressed to rank PARI PASSU with the Category II Non-cumulative Dollar Preference Shares, (b) the setting aside of sums for the payment of such dividends, (c) (subject to (4) below) the redemption, purchase or other acquisition of shares in the Company by the Company, or (d) (subject to (4) below) the setting aside of sums, or the establishment of sinking funds, for any such redemption, purchase or other acquisition by the Company;

                  (3) no dividend may be declared or paid on any share capital ranking after the Category II Non-cumulative Dollar Preference Shares as regards participation in profits (including the Ordinary Shares) until such time as the dividend stated to be payable on the Category II Non-cumulative Dollar Preference Shares to which the non-payment relates in respect of a dividend period has thereafter been declared and paid in full; and

                  (4) the Company may not redeem or purchase or otherwise acquire for any consideration any share capital ranking after the Category II Non-cumulative Dollar Preference Shares, and may not set aside any sum nor establish any sinking fund for the redemption, purchase or other such acquisition thereof, until such time as dividends stated to be payable on the Category II Non-cumulative Dollar Preference Shares to which the non-payment relates in respect of successive dividend periods together aggregating no less than twelve months shall thereafter have been declared and paid in full;

            (iv)  if there is any conflict between the provisions of this
                  Article 4(E)(2)(g), as they apply to any Category II Non-cumulative Dollar Preference Shares, and any other provisions of Article 4(D) or this Article 4(E) applying to such Category II Non-cumulative Dollar Preference Shares, the provisions of this Article 4(E)(2)(g) shall prevail. In
                  Article 4(D)(2)(a), the words ", and subject to the provisions of Article 4(E)(2)(g), if applicable" shall be deemed to be inserted after "if applicable" in the first sentence, and in
                  Article 4(D)(2)(b) the words "(subject to the provisions of Article 4(E)(2)(g), if applicable)" shall be deemed to be inserted after "such dividend shall" in sub-paragraph (i) and after "dividends shall" in sub-paragraph (ii);

            (v) in determining the sum payable on any Category II Non-cumulative Dollar Preference Shares pursuant to Article 4(D)(2)(c)(i) on a winding up or liquidation, the Directors' discretion under sub-paragraph (i) above shall be disregarded save in so far as such discretion was actually exercised prior to the making of the determination;

            (vi) in calculating the Relevant Redemption Premium (if any) payable in respect of any Category II Non-cumulative Dollar Preference Shares, the component "A" in the formula for such calculation shall be determined on the assumption that there shall be no exercise by the Directors of their discretion under sub-paragraph (i) above in respect of such Category II Non-cumulative Dollar Preference Shares; and

            (vii) for the avoidance of doubt, no series of Category II
                  Non-cumulative Dollar Preference Shares shall be treated as ranking after any other New Preference Shares with which it is expressed to rank PARI PASSU as regards participation in profits, by reason only of the foregoing provisions of this
                  Article 4(E)(2)(g) being included in the terms of issue applicable to that series, or any dividend on that series not being paid by virtue of this Article 4(E)(2)(g)."; and

      (C) the adoption and insertion after paragraph 2.2 of schedule 1 to the Articles of Association of the following new paragraph 2.2A:

            "2.2A ABROGATION OF ENTITLEMENT TO DIVIDEND

            In relation to any particular Non-cumulative Euro Preference Shares allotted on or after the date of passing of resolution 17 set out in Appendix 2 to the circular letter to shareholders dated 15th March 2004, all of the following provisions shall apply if (but only if) the Directors so determine prior to allotment thereof:

            (i) the Directors may, in their sole and absolute discretion, resolve prior to any dividend payment date that the dividend on such Non-cumulative Euro Preference Shares, or part thereof, shall not be paid on that dividend payment date. If the Directors resolve as aforesaid, then none or (as the case may be) part only of the dividend shall be declared and/or paid. The Directors shall not be bound to give their reasons for exercising their discretion under this sub-paragraph, and the Directors may exercise their discretion in respect of a dividend notwithstanding the previous setting aside of a sum to provide for payment of that dividend.

            (ii) to the extent that any dividend or part of a dividend on any Non-cumulative Euro Preference Shares is, on any occasion, not paid by reason of the exercise of the Directors' discretion pursuant to sub-paragraph (i) above, the holders of such shares shall have no claim in respect of such non-payment;

            (iii) if any dividend or part of a dividend on any Non-cumulative
                  Euro Preference Shares has, on any occasion, not been paid by reason of the exercise of the Directors' discretion under sub-paragraph (i) above:

                  (1) the provisions of sub-paragraphs (viii) and (ix) of paragraph 2.2 shall not apply in respect of such non-payment;

                  (2) such non-payment shall not prevent or restrict (a) the declaration and payment of dividends on any other Non-cumulative Euro Preference Shares, or on any preference share capital of the Company expressed to rank PARI PASSU with the Non-cumulative Euro Preference Shares,
                        (b) the setting aside of sums for the payment of such dividends, (c) (subject to (4) below) the redemption, purchase or other acquisition of shares in the Company by the Company, or (d) (subject to (4) below) the setting aside of sums, or the establishment of sinking funds, for any such redemption, purchase or other acquisition by the Company;

                  (3) no dividend may be declared or paid on any share capital ranking after the Non-cumulative Euro Preference Shares as regards participation in profits (including the Ordinary Shares) until such time as the dividend stated to be payable on the Non-cumulative Euro Preference Shares to which the non-payment relates in respect of a dividend period has thereafter been declared and paid in full; and

                  (4) the Company may not redeem or purchase or otherwise acquire for any consideration any share capital ranking after the Non-cumulative Euro Preference Shares, and may not set aside any sum nor establish any sinking fund for the redemption, purchase or other such acquisition thereof, until such time as dividends stated to be payable on the Non-cumulative Euro Preference Shares to which the non-payment relates in respect of successive dividend periods together aggregating no less than twelve months shall thereafter have been declared and paid in full;

            (iv) if there is any conflict between the provisions of this paragraph 2.2A, as they apply to any Non- cumulative Euro Preference Shares, and any other provisions of this Schedule applying to such Non-cumulative Euro Preference Shares, the provisions of this paragraph 2.2A shall prevail. In paragraph 2.1, the words ", and subject to the provisions of paragraph 2.2A, if applicable" shall be deemed to be inserted after "if applicable" in the first sentence, and in paragraph 2.2 the words "(subject to the provisions of paragraph 2.2A, if applicable)" shall be deemed to be inserted after "such dividend shall" in sub-paragraph (i) and after "dividends shall" in sub-paragraph (ii);

            (v) in determining the sum payable on any Non-cumulative Euro Preference Shares pursuant to paragraph 2.3(i) below on a winding up or liquidation, the Directors' discretion under sub-paragraph (i) above shall be disregarded save in so far as such discretion was actually exercised prior to the making of the determination;

            (vi) in calculating any Relevant Redemption Premium payable in respect of any Non-cumulative Euro Preference Shares pursuant to paragraph 2.6(ii)(B) below, the components "A" and "C" in the formulae for such calculation shall be determined on the assumption that there shall be no exercise by the Directors of their discretion under sub-paragraph (i) above in respect of such Non-cumulative Euro Preference Shares; and

            (vii) for the avoidance of doubt, no series of Non-cumulative Euro
                  Preference Shares shall be treated as ranking after any other New Preference Shares with which it is expressed to rank PARI PASSU as regards participation in profits, by reason only of the provisions set out in this paragraph 2.2A being included in the terms of issue applicable to that series, or any dividend on that series not being paid by virtue of this paragraph 2.2A."


                                                        /s/  Hew Campbell
                                                        ------------------------
                                                             Deputy Secretary

                         THE COMPANIES ACTS 1948 to 1983

                       A PUBLIC COMPANY LIMITED BY SHARES

                            MEMORANDUM OF ASSOCIATION
                                       of
                        THE ROYAL BANK OF SCOTLAND GROUP
                             public limited company

    (amended by Resolution of the Directors passed on 28th January, 1982, by Special Resolutions passed on 12th January, 1984 and 14th January, 1993 and
                                29th April 2004)

1. The name of the Company is "The Royal Bank of Scotland Group public limited company".(1)

2.    The Company is to be a public company.

3.    The registered office of the Company will be situate in Scotland.

4.    The objects for which the Company is established are(2):-

      (1) To carry on in any part of the world the business of banking in all or any of its aspects, conformably with the laws relating to banking whether passed before or after the date of adoption of this clause in any of the territories in which the powers hereby conferred are exercised, and generally in carrying on its said business and as ancillary thereto to do all acts and things which may seem desirable to be done in the conduct of the businesses of banking or dealing in money and securities for money or which may conduce or be calculated directly or indirectly to facilitate or render profitable the prosecution or such businesses or may be calculated to promote the profitable employment or use of the assets of the Company; and, in particular, and without prejudice to such generality:-

            (i) to issue notes of all denominations or amounts payable to bearer subject to compliance with any legal requirements from time to time applicable thereto and to any special liability which may attach by law thereto and to perform the obligations thereby undertaken;

            (ii) to receive, collect, obtain, and retain money on deposit, current or savings account or on loan or otherwise, and whether at interest or otherwise, and to obtain the use and control of money and securities and to transmit the same and to employ and use the same in any manner thought fit;

            (iii) to advance, lend, place or deposit money, securities or any other property of every kind whether without security or with security of any nature or kind

----------------

(1) The Company was incorporated under the name "National and Commercial Banking Group Limited" and its name was changed to The Royal Bank of Scotland Group Limited" by Special Resolution passed on 4th July, 1979. By Resolution of the Directors passed on 28th January, 1982, pursuant to section 8 of the Companies Act, 1980, the name of the Company was changed to "The Royal Bank of Scotland Group public limited company".

(2) This clause was substituted by Special Resolution passed on 12th January, 1984.

                  whatsoever, heritable or moveable, real or personal or otherwise, and generally to grant credit or credit facilities of any nature and to make or negotiate loans and advances, whether to be made by the Company, by the Company and others or by others, to any company or person, all upon such terms as to interest or otherwise as may be thought fit;

            (iv) to draw, accept, endorse, grant, discount, acquire, tender for, subscribe, buy, sell, issue, negotiate, transfer, hold, invest or deal in and borrow against, secure, retire, pay or otherwise dispose of or deal with cheques, orders, drafts, bills of exchange, promissory notes, and other instruments, securities and obligations of every kind (whether or not transferable or negotiable);

            (v) to grant, issue, negotiate, honour, retire, pay and meet obligations arising from bankers' cards, cheque, guarantee and cash cards, credit cards, letters of credit, circular notes, travel and travellers cheques, drafts and other instruments, and all other cheques, instruments, cards or devices (whether evidenced or recorded by visible, electronic or other means) used for the payment of debts, discharge of obligations or the transfer of funds, certificates and securities, whether to bearer or otherwise, and whether providing for the payment of money or the delivery of bullion or otherwise; to make the same or any of them assignable absolutely or otherwise; and generally to transact business in relation to all kinds of payment or transfer systems or methods used by bankers or others for the transfer of funds and settlement of debts or transactions (whether in securities or otherwise);

            (vi) to buy, hold, sell and deal in foreign exchange, currency, bullion, specie, commodities and futures of any description and precious and other metals;

            (vii) to receive money, valuables, securities, deeds, and any other items or documents on deposit or for safe custody or otherwise, and with or without undertaking liability for any loss thereof or injury thereto and with or without remuneration.

      (2) To carry on the business of a holding company in all its aspects and to co-ordinate, finance, assist, subsidise and manage all or any part of the businesses and operations of any and all companies in which the Company is interested whether as a shareholder or otherwise and whether directly or indirectly.

      (3) To finance or assist in financing the purchase, improvement, retention, hire, lease or sale of any heritable or moveable, real or personal property of all and every kind or description by way of hire purchase, instalment finance, rental finance, deferred payment, factoring or leasing or otherwise, and to institute, enter into, carry on, subsidise, finance or assist in subsidising or financing the purchase, improvement, retention, hire, lease, sale or maintenance of any heritable or moveable, real or personal property of all and every kind and description upon any terms whatsoever, to acquire and discount agreements or any rights thereunder, by way of hire purchase, instalment finance, rental finance, deferred payment or otherwise, whether proprietary or contractual, and to acquire by assignation, charge, assignment, or otherwise debts due and owing to any company or person and to collect such debts.

      (4) To subscribe, enter into or tender for, purchase or otherwise acquire, and to hold, dispose of and deal with the shares, stock, securities and evidence of indebtedness or of the right to participate in profits or assets or other similar documents issued by any company or person or any other kind of heritable or moveable, real or personal property including (but without limitation) futures contracts or arrangements of any nature and interest exchange arrangements and any options or other rights in respect of any securities or any other kind of heritable or moveable, real or personal property as aforesaid and generally both in relation to securities and in relation to any other kind of heritable or moveable, real or personal property to carry on the business of a dealing company in all its aspects; and to promote, effect, insure, guarantee, underwrite, secure the subscription or placing of, subscribe or tender for or procure subscription of (whether conditionally or absolutely), participate in, manage (whether on commission or not) carry out or perform any other function in relation to any issue (public or private) of the securities of any company or person, and any options or rights in respect thereof and to lend money for the purposes of or to facilitate any such issue.

      (5) To enter into any guarantee, bond, recognisance or contract of warranty or indemnity or suretyship of any nature whatsoever and generally, whether with or without the Company receiving any consideration, to guarantee or to grant any indemnity in respect of or to secure or support or otherwise be responsible or liable for (whether by way of bond, guarantee or otherwise and with or without a personal covenant and with or without a heritable security or other fixed security or assignation in security or assignation or assignment or other conveyance or mortgage or pledge of or charge over or set-off against or lien upon all or any part of the undertaking and assets, present and future, and the uncalled capital of the Company or in any other manner) the performance of any contracts, obligations or commitments of any company or person (including but without limitation any company which is for the time being a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company or which is in any way whatsoever allied to or associated with the Company or with any such holding company or subsidiary or in which the Company or any such holding company, subsidiary or allied or associated company is interested whether as a shareholder or otherwise and whether directly or indirectly) and in particular (but without prejudice to the generality of the foregoing) by all or any of such methods or in any other manner to guarantee, provide security for, support and become responsible or liable for or in respect of the validity, reliability or authenticity of all kinds of titles, securities, instruments, deeds and documents and the payment of capital, principal, premiums, dividends, interest and other moneys and the performance of any obligations secured by or payable or performable under or in respect of any securities, to undertake the insurance, counter- insurance and reinsurance of all kinds of risks, to obtain and receive all kinds of guarantees, counter-guarantees, indemnities and counter-indemnities, to take all other kinds of security whether by way of bond, personal covenant, heritable or other fixed security, assignation in security, assignment, mortgage, pledge, or charge or otherwise howsoever for or in respect of the performance or implementation of any obligations of any person or company and generally to carry on the business of a guarantee and indemnity company in all its aspects.

      (6) To undertake and carry on business as promoters, agents, financiers, managers, traders, importers, exporters, concessionaires, jobbers, brokers, including commodity and mortgage brokers and stockbrokers, merchants, factors, mercantile agents, shipbrokers, underwriters, warehousemen, surveyors, auctioneers, valuers, property consultants and managers, land and estate agents, contractors, travel agents and aircraft, ship, hovercraft, and road and rail transport owners, hirers, charterers and operators; to undertake insurance and reinsurance and generally carry on the business of insurance in all its aspects; to act as agent, broker or underwriter for the placing of life, marine, fire, accident, fidelity, travel and all other classes of insurance; to act as agent or representative of owners or other persons having or claiming to have, any interest in vessels, aircraft, hovercraft, cargoes, freights, motor or railway vehicles or other machinery or other general merchandise, and any other subjects of insurance; and generally to undertake and carry on every kind of professional, mercantile, property or agency business in all its aspects and to become a subscriber to or member of or otherwise associated with any exchange or similar organisation or trade or other association.

      (7) To act as and to undertake and execute the office and duties of executor, administrator, trustee or custodian trustee, and to undertake the duties and exercise the rights of a trust corporation and to undertake and execute trusts of all kinds, whether private or public, and whether inter vivos, contractual or mortis causa, including religious, educational or charitable trusts, and generally to carry on what is usually known as trustee and executor business, and in particular and without prejudice to the foregoing generality to undertake and execute the office of trustee or executor or administrator of wills, estates or settlements, trustee of deeds or documents securing debentures, debenture stock or other securities of any company or person or of pension, superannuation, benevolent or other funds or unit trusts, to establish, promote, continue and manage unit trusts, investment trusts, mutual funds and corporations, associations and partnerships of all types and to act as agent, factor, attorney, tutor, curator, judicial factor, receiver, liquidator, guardian, manager, member of committee or any other office of trust or responsibility with or without remuneration; and to make deposits, enter into recognisances and bonds of caution or security and otherwise give security for the due execution, and performance of the duties, of any of the said offices; with the power to the Company to charge interest at such rates as the Company may from time to time fix on all or any advances made or debts incurred by the Company while acting in any of such capacities.

      (8) To accept, carry on, manage, sell, realise, transfer, dispose of and deal with any business comprised or included in any trust, settlement or estate of which the Company is trustee, executor, administrator, agent, factor, attorney, tutor, curator, judicial factor, guardian, liquidator, receiver, manager, member of committee or otherwise.

      (9) To undertake on behalf of customers and others the investment, holding and management, realisation and re-investment of moneys, securities, investments and property of every kind upon such terms as may be thought desirable, to provide investment management services, to accept and hold either in the name of the Company or in any of its subsidiaries, or in any other manner moneys, securities, investments and property of any description paid, transferred, assigned or conveyed to or vested in the Company for management by it.

      (10) To provide management, advisory, consultancy, secretarial, accountancy, statistical, legal and any technical, executive, supervisory or business services of any kind whatsoever for or in relation to any company, person, business or property of any description whatsoever.

      (11) To undertake the office of treasurer, factor, registrar, director, secretary and transfer agent and to keep for any company or person any register relating to any stocks, funds, shares, or securities, and to undertake any duties in relation to the registration of transfers, the issue of certificates or otherwise.

      (12) To create and issue any securities for any purpose including (but without limitation) by way of security or indemnity for or in respect of or by way of satisfaction of any liability whether of the Company or of any other company or person.

      (13) To carry on the business of acquiring, selling, installing, operating, leasing, renting and providing data processing, storage and retrieval equipment and systems, computers, programs and other software, bureaux services and communication and information storage and retrieval systems of every kind.

      (14) To apply for and take out, purchase or otherwise acquire any trade and service marks and names, designs, patents, patent rights, inventions, secret processes, copyrights, concessions, licences, grants or other exclusive or non-exclusive rights of any kind and to develop and turn to account and deal with the same in such manner as may be thought fit and to make experiments and tests and to carry on all kinds of research and development work.

      (15) To seek for and secure and to utilise and develop any openings for the employment of capital and if thought fit to engage and employ specialists to investigate, explore and examine, whether specifically or generally, the prospects, character, situation, conditions and circumstances of any businesses, undertakings and concerns and any concessions, rights, properties or assets of any nature whatsoever.

      (16) To establish and maintain branches, agencies and representative or other offices in any part of the world and to act as agents, and to act for and represent, or employ as agents, any company or person resident in the United Kingdom or elsewhere.

      (17) To procure the Company to be registered, licensed or otherwise legally recognised in or under the laws of any place outside Scotland.

      (18) To procure the quotation, registration or listing of securities of the Company or securities derived from or related to securities of the Company on any stock exchange or other market for securities in any part of the world.

      (19) To take or concur in any steps or proceedings (including the undertaking of any obligation, monetary or otherwise) calculated to uphold or support the credit of the Company or any business with which it is associated directly or indirectly or to obtain, maintain, restore or justify public confidence, or to avert or minimise damage directly or indirectly affecting or likely to affect the business of the Company or any such other business as aforesaid.

      (20) To borrow or raise money in any manner and on any terms whatsoever including (but without limitation) by the issue of securities, and to secure the repayment of any money borrowed, raised or owing or the performance of any obligation or guarantee by granting floating charges, heritable or other fixed securities, assignations in security, assignations or other conveyances or assignments or by mortgage or pledge of or charge over or lien upon, the whole or any part of the Company's property or assets (present and future) and any uncalled capital of the Company.

      (21) To purchase or otherwise acquire or undertake the whole or any part of, or any interest in, the business, property, assets and liabilities of any company or person carrying on or interested in any business which the Company is empowered to carry on or possessed of property or assets suitable for the purposes of the Company which the Company is empowered to hold or deal in or with, and to continue or participate in the continuance of any such whole, part or interest so purchased, acquired or undertaken.

      (22) To invest or lend or employ the funds of the Company in or upon such investments, securities, futures contracts or other arrangements and all other kinds of property (whether heritable or moveable, real or personal), rights or options or in such other manner as may be thought fit, to hold, sell or otherwise deal with such investments, securities, futures contracts, arrangements and other kinds of property, rights or options as aforesaid and generally to carry on the business of an investment company in all its aspects.

      (23) To enter into such agreements and arrangements with bankers and others as to the general principles to be applied and method or procedure to be adopted in carrying out banking or other business in any country or district, or for regulating any of the details of such business, as may be proper and convenient.

      (24) To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint adventure, reciprocal concession or otherwise with any company or person carrying on or engaged in or about to carry on or engage in any business or transaction capable of being conducted so as directly or indirectly to benefit the Company and to lend money to, guarantee the contracts and obligations of, or otherwise assist any such company or person and to take or otherwise acquire shares and securities of any such company or person, and to sell, hold, re-issue with or without guarantee or otherwise deal with the same.

      (25) To amalgamate the Company with or to make arrangements for securing reciprocity of interests between the Company and any other company or person having objects similar to the objects of the Company or any of them, and that by the issue or sale to such other company or person of any of the securities of the Company or by purchase of all or any of the securities or other interest in the business of any such other company or person or by an arrangement of the nature of partnership or by an exchange of such securities or interests or by the sale of the whole or any part of the assets of the Company for the time being or by the purchase or acquisition of the whole or any part of the assets of such other company or person, and to exchange any of the assets of the Company for the time being for any other assets which the Company is entitled to hold; and to promote and facilitate any arrangements by way of sale or otherwise of shares and securities of the Company by the holders thereof having for its eventual object all or any of these purposes.

      (26) To acquire and carry on any business carried on by a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company.

      (27) To promote or join in the promotion of any company whether or not having objects similar (wholly or in part) to those of the Company including (but without limitation) the promotion of any company for the purpose of acquiring or taking over any part of the property and assets and liabilities of the Company or any subsidiary of the Company or of any other person or company.

      (28) To purchase, take on lease, hire, take options over, exchange or otherwise acquire and to hold, administer, sell, feu, excamb, lease, grant options over, pledge, burden, charge, realise, invest, improve, manage, build, construct, equip, work, develop, turn to account and otherwise dispose of and deal with assets, moneys, lands, buildings, estates, works, structures, facilities, rights, concessions, licences, grants, patents, trade marks and other property, heritable and moveable, real and personal of every kind and wherever situated, and all or any part of the undertaking, properties, assets and rights of the Company or any undertaking, properties, assets and rights in which the Company may be interested with others.

      (29) To subscribe, donate or guarantee money or provide sponsorship for any international, national, charitable, benevolent, educational, social, sporting, public, general or useful object or for any exhibition or trade or other association or for any purpose which may be considered likely directly or indirectly to further the interests of the Company or of its members or of any business with which the Company is associated directly or indirectly.

      (30) To establish and maintain, take over, contribute to or otherwise subsidise or support any pension, superannuation, benevolent, sickness, medical or life assurance fund, scheme or arrangement (whether contributory or otherwise) for the benefit of, and to pay, give or procure the payment or giving of donations, gratuities, pensions, allowances, bonuses, emoluments or any other benefits to, any individuals who are or were at any time Directors, officers, employees, servants or agents of the Company or of any other company which is or was at any time its holding company or which is or was at any time a subsidiary of the Company or of any such holding company or which is or was at any time in any way whatsoever allied to or associated with the Company or with any such holding company or subsidiary or in which the Company or any such holding company or subsidiary or allied or associated company is or was at any time interested whether as a shareholder or otherwise and whether directly or indirectly or of any predecessor in business of the Company or of any subsidiary of the Company or of any such other company and the husbands, wives, widowers, widows, children, families, dependants and personal representatives of any such individuals as aforesaid and any other persons whose service or services have directly or indirectly been of benefit to the Company or to any such other company or to any such predecessor in business or who are considered to have any moral claim on the Company or on any such other company or on any such predecessor in business and to establish and maintain, take over, contribute to or otherwise subsidise or support any companies, institutions, associations, clubs, schools, buildings, housing schemes, trusts or funds which may be considered likely to benefit any such persons as aforesaid or to further the interests of the Company or of any such other company or of any such predecessor in business and make or provide for or procure the making of payments for or towards insuring any such persons as aforesaid against risks of all kinds.

      (31) To establish, maintain, take over, operate, contribute to, subsidise and support any scheme, arrangement, fund or trust under or pursuant to which individuals who are or were at any time Directors, officers, employees, servants or agents of the Company or of any other company which is or was at any time its holding company or which is or was at any time a subsidiary of the Company or of any such holding company or which is or was at any time in any way whatsoever allied to or associated with the Company or with any such holding company or subsidiary or in which the Company or any such holding company or subsidiary or allied or associated company is or was at any time interested whether as a shareholder or otherwise howsoever and whether directly or indirectly or of any predecessor in business of the Company or of any such holding company or subsidiary or of any such other company and the husbands, wives, widowers, widows, children, families, dependants and personal representatives of any such individuals as aforesaid may share or participate in the profits of the Company or of any such holding company or subsidiary or of any such other company or may in any other manner whatsoever acquire rights or benefits which are referable to or dependent upon or otherwise connected with the success or prosperity of the Company or of any such holding company or subsidiary or of any such other company or under or pursuant to which trustees may acquire shares in or other securities of the Company or any other company to be held for the benefit of such persons as aforesaid or any of them and (without prejudice to the generality of the foregoing) to such extent and in such manner as shall be legally permissible to lend or otherwise provide or procure or subsidise the lending or other provision of money to or directly or indirectly for the benefit of any such persons as aforesaid with a view to shares in or any other securities of the Company or of any such holding company or subsidiary or of any such other company being acquired or held by or directly or indirectly for the benefit of any such persons as aforesaid.

      (32)  (i)   To purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers or employees of the Company, or of any other company which is its holding company or in which the Company or such holding company or any of the predecessors of the Company or of such holding company has any interest, whether direct or indirect, or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of or any other body, whether or not incorporated ("body") owned by or in which an interest is owned by the Company or any such other company, or who are or were at any time trustees of any pension fund or employees' share scheme in which employees of the company or any such company or subsidiary undertaking or body are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or the exercise or purported exercise of their powers and/or otherwise in relation to or in connection with their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking, body, pension fund or employees' share scheme; and

            (ii) to such extent as may be permitted by law otherwise to indemnify or to exempt any such person against or from any such liability.

            For the purposes of this paragraph (32) "subsidiary undertaking" and "employees' share scheme" shall have the same meanings as in the Companies Act 1989 and the Companies Act 1985 respectively.

      (33) To take over, accept, acquire, carry on or procure the carrying on of, the whole or any part of, or any interest in, any business or undertaking in which any customers or debtors (contingent or otherwise) of the Company or of any predecessor in business or subsidiary of the Company may be engaged or interested or the carrying on of which may be beneficial to the Company or any property or assets which any such customer or debtor may be possessed of or interested in, and to enter into and perform any obligations in connection therewith.

      (34) To distribute among members of the Company in specie whether by way of dividend, bonus or otherwise any property of the Company or any proceeds of sale or other disposal of any property or assets of the Company, provided that no such distribution shall be made amounting to a reduction of capital, except with the sanction, if any, for the time being required by law.

      (35) To accept all charters, dispositions, leases, charges, securities, conveyances, transfers, mortgages, assignations, assignments, surrenders or other deeds or instruments affecting heritable or moveable, real or personal property to be granted to the Company, and to execute and subscribe all charters, dispositions, leases, charges, securities, conveyances, transfers, mortgages, assignations, assignments, surrenders or other deeds or instruments to be granted by the Company.

      (36) To enter into any arrangements with any Governments or authorities international, supreme, municipal, local or otherwise and to obtain from any such Government or authority any rights, privileges, charters, contracts, licences, or concessions which it may seem desirable to obtain and to carry out, exercise and comply therewith.

      (37) To take, make, execute, enter into, commence, carry on, prosecute and defend all actions, steps, contracts, agreements, negotiations, legal and other proceedings, compromises, arrangements and schemes, and to apply for, promote and obtain any Acts of Parliament, Orders in Council, Provisional Orders, Statutory Instruments or other legislation or any acts, enactments, decrees, licences, concessions, orders or authorities of any Government or authority, international, supreme, municipal, local or otherwise, which may seem desirable for the purpose of extending or varying the objects or powers of the Company, or altering its constitution, or better enabling the Company to carry out its objects or otherwise advancing the Company's interests or those of any of its subsidiaries or of any person or company associated in business with the Company or with any of its subsidiaries and to oppose any bills, instruments, orders, proceedings or applications or other matters whatsoever which may seem likely directly or indirectly to prejudice any such interests.

      (38) To do all or any of such things in any part of the world as principals, agents, nominees, attorneys, contractors, trustees or otherwise and by or through agents, nominees, subsidiaries, attorneys, contractors, trustees or otherwise and either alone or in conjunction with others.

      (39) To carry on any other business or activity and do anything of any nature which may seem capable of being conveniently carried on or done in connection or in conjunction with or as ancillary to the above or by way of extension thereof, or likely directly or indirectly to enhance the value of or render profitable or more profitable all or any part of the Company's undertaking, property or assets or any property in which the Company may be interested or to utilise its know-how or expertise or to further any of its objects or otherwise to advance the interests of the Company or of its members.

      (40) To do all such other things as may be deemed incidental or conducive to the attainment of the above objects or any of them.

      And it is hereby declared that (i) "company" in this clause, except where used in reference to this Company, shall include any Government or any authority or body (whether statutory, international, supreme, local, municipal, public or otherwise), association, partnership, syndicate or other body of persons, whether incorporated or not incorporated, and whether formed, incorporated, domiciled or resident in the United Kingdom or elsewhere, (ii) "person" shall include any person acting in any capacity whatsoever, (iii) "subsidiary" and "holding company" shall be construed in accordance with Section 154 of the Companies Act, 1948 (or any provision of any Act amending, extending or re-enacting the same),
      (iv) "securities" shall include any fully, partly or nil paid or no par value share, stock, unit, debenture, debenture or loan stock perpetual, redeemable or otherwise, deposit receipt, certificate of title, certificate of deposit, depositary receipt, bill, bond, note, warrant, coupon, option, right to subscribe or convert, fund or similar right, interest or obligation payable to bearer or otherwise, (v) references in this clause (express or implied and howsoever worded) to money, debts, payments, securities, loans, advances, credits, drafts, cheques, instruments, devices, letters of credit, obligations, funds or transactions of any kind shall be construed respectively as references to money, debts, payments, securities, loans, advances, credits, drafts, cheques, instruments, devices, letters of credit, obligations, funds or transactions of any kind expressed or payable in sterling or in any other currency or in any combination of currencies, (vi) "and" and "or" shall mean "and/or" where the context so permits, (vii) "other" and "otherwise" shall not be construed ejusdem generis where a wider construction is possible, and (viii) the objects specified in the different paragraphs of this clause shall not, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from the terms of any other paragraph or the order in which the paragraphs occur or by reference to the name of the Company, but may be carried out in as full and ample a manner and shall be construed in as wide a sense as if each of the said paragraphs defined the objects of a separate, distinct and independent company.

5.    The liability of the members is limited.

6. The share capital* of the Company is L2 divided into eight Ordinary Shares of 5s. each.

-------------------------
* The share capital of the Company was increased by:-

(i) Special Resolution passed on 2nd April, 1968 to L6 by the creation of two 11 per cent Cumulative Preference Shares of L1 each and two 5-1/2 per cent Cumulative Preference Shares of L1 each, and

(ii) Ordinary Resolutions passed on 17th July, 1968 to L30,000,000 by the creation of 116,399,992 additional Ordinary Shares of 5s each, 499,998 additional 11 per cent Cumulative Preference Shares of L1 each and 399,998 additional 5-1/2 per cent Cumulative Preference Shares of L1 each.

(iii) Ordinary Resolution passed on 10th January, 1974 to L60,000,000 by the creation of 120,000,000 additional Ordinary Shares of 25p each.

(iv) Ordinary Resolution passed on 8th February, 1985 to L90,000,000 by the creation of 120,000,000 additional Ordinary Shares of 25p each.

(v) Special Resolution passed on 30th August, 1989 to L290,000,000 by the creation of 200,000,000 Non-cumulative Sterling Preference Shares of L1 each.

(vi) Ordinary Resolution passed on 30th August, 1989 to L460,900,000 by the creation of 683,600,000 additional Ordinary Shares of 25p each.

(vii) Special Resolution passed on 30th August, 1989 by US$160,000 by the creation of 16,000,000 Non-cumulative Dollar Preference Shares of US$0.01 each.

(viii)Special Resolution passed on 16th January, 1992 by US$160,000 by the creation of 16,000,000 Category II Non-cumulative Dollar Preference Shares of US$0.01 each.

(ix) Special Resolution passed on 14th January, 1993 by US$200,000 by the creation of 20,000,000 additional Category II Non-cumulative Dollar Preference Shares of US$0.01 each.

(x) Ordinary Resolution passed on 18th January, 1996 the creation of 15,000,000 additional Category II Non-cumulative Dollar Preference Shares of US$0.01 each.

(xi) Special Resolution passed on 16th January, 1997 the creation of 8,000,000 additional Category II Non-cumulative Dollar Preference Shares of US$0.01 each.

(xii) Ordinary Resolution passed on 16th January, 1997 the creation of 100,000,000 additional Non-cumulative Sterling Preference Shares of L1 each.

(xiii)Ordinary Resolution passed on 15th January, 1998 the creation of 8,000,000 additional Category II Non-cumulative Dollar Preference Shares of US$0.01 each.

(xiv) Ordinary Resolution passed on 14th January, 1999 the creation of 30,000,000 additional Category II Non-cumulative Dollar Preference Shares of US$0.01 each.

(xv) Ordinary Resolution passed on 13th January, 2000 the creation of 43,000,000 additional Category II Non-cumulative Dollar Preference Shares of US$0.01 each.

(xvi) Special Resolutions passed on 13th January, 2000 the creation of 25,000,000 Non-cumulative Euro Preference Shares of E0.01 each, the creation of 82,500,000 additional Category II Non-cumulative

        Dollar Preference Shares of US$0.01 each, the creation of 41,000,000 additional Non-cumulative Euro Preference Shares of E0.01 each, the creation of 500,000 Non-cumulative Convertible Sterling Preference Shares of L0.01 each, 2,000,000 Non-cumulative Convertible Dollar Shares of US$0.01 and 2,000,000 Non-cumulative Convertible Euro Preference Shares of E0.01 each.

(xv) Special Resolution passed on 28th February, 2000 the creation of 3,039,375,406 additional Ordinary Shares of 25p each, the creation of 900,000 Category II Non-cumulative Convertible Preference Shares of L0.25 each.

(xvi) Special Resolution passed on 20th June, 2000 the creation of 2,700,000 Additional Value Shares of L0.01 each and 32,300,000,000 Non-Voting Deferred Shares of L0.01 each.

(xvii) Special Resolution passed on 11th April 2001 the creation of 900,000 additional Non-cumulative Convertible Dollar Preference Shares of US$0.01 each, 500,000 additional Non-cumulative Convertible Sterling Preference Shares of L0.01 each, 1,000,000 additional Non-cumulative Convertible Dollar Preference Shares of US$0.01 each and 1,000,000 additional Non-cumulative Convertible Euro Preference Shares of E0.01 each.

(xviii) Special Resolution passed on 29 April 2004 the authorised share capital of the Company was increased by the creation of 110 million additional non-cumulative dollar preference shares of US$0.01 each.

   WE, the several persons whose names and addresses are subscribed, are desirous of being formed into a Company, in pursuance of this Memorandum of Association, and we respectively agree to take the number of Shares in the capital of the Company set opposite our respective names.

Names, Addresses and Descriptions                      Number of Shares taken by
        of Subscribers                                       each Subscriber
---------------------------------                      -------------------------
THOMAS GORDON WATERLOW,                                        ONE
Belhaven House, Dunbar,
Deputy Chairman,
The Royal Bank of Scotland

ALEXANDER PATERSON ROBERTSON,                                  ONE
Bridgend, 116 Bo'ness Road, Grangemouth,
Director and Deputy General Manager,
The Royal Bank of Scotland

ALFRED GEORGE CAMPBELL,                                        ONE
9 Barnton Avenue, Edinburgh,
Director and Assistant General Manager,
The Royal Bank of Scotland

JAMES THOMSON,                                                 ONE
32 Telford Road, Edinburgh,
Assistant General Manager,
The Royal Bank of Scotland

IAN WILSON MACDONALD,                                          ONE
24 Hermitage Drive, Edinburgh 10,
Chairman,
National Commercial Bank of Scotland Limited

GEORGE TURCAN CHIENE,                                          ONE
74 Ravelston Dykes, Edinburgh,
Writer to the Signet

PATRICK JAMES OLIPHANT,                                        ONE
Strathaird, Easter Belmont Road, Edinburgh,
Deputy Keeper of the Signet

JOHN GREIG DUNBAR,                                             ONE
23 Corrennie Gardens, Edinburgh,
Company Director
                                                              -----
   TOTAL SHARES TAKEN                                         EIGHT
                                                              -----

DATED the 18th day of March, 1968

WITNESS to the above signatures

            ROBERT DAVID DARNEY BERTRAM
            1 St Colme Street, Edinburgh
            Apprentice Writer to the Signet

                        THE COMPANIES ACTS 1985 AND 1989

                       A PUBLIC COMPANY LIMITED BY SHARES

                          NEW ARTICLES OF ASSOCIATION

                                       OF

                        THE ROYAL BANK OF SCOTLAND GROUP
                             PUBLIC LIMITED COMPANY

   ADOPTED BY SPECIAL RESOLUTION PASSED ON THE 15TH DAY OF JANUARY, 1998 (AS
     AMENDED BY SPECIAL RESOLUTIONS PASSED ON THE 13TH DAY OF JANUARY 2000,
           THE 28TH DAY OF FEBRUARY 2000, THE 20TH DAY OF JUNE 2000,
           THE 11TH DAY OF APRIL 2001 AND THE 29TH DAY OF APRIL 2004)

                                  PRELIMINARY

1.    NON-APPLICATION OF STATUTORY REGULATIONS

      The regulations in Table A in the Companies (Tables A to F) Regulations 1985 (and any Table A applicable to the Company under any former enactment relating to companies) shall not apply to the Company.

2.    DEFINITIONS AND INTERPRETATION

      In these presents (if not inconsistent with the subject or context) the words standing in the first column of the table next hereinafter contained shall bear the meanings set opposite to them respectively in the second column thereof.

          Words                                    Meanings
"Additional Value Shares"               The meaning given in Article 4D.

"Applicable Exchange Rate"              Such market rate of exchange as the
                                        Directors may consider appropriate for
                                        the purchase of any relevant Foreign
                                        Currency for Sterling or for any other
                                        Foreign Currency on such date as the
                                        Directors may consider appropriate.

"Category II Non-cumulative             The meaning given in Article 4C.
Convertible Sterling Preference
Share"

"Category II Non-cumulative             The meaning given in Article 4(E)(1).
Dollar Preference Share"

"Certificated share"                    A share which is not an uncertificated
                                        share.

"communication"                         The same meaning as in the Electronic
                                        Communications Act 2000.

"Convertible Preference Shares"         The meaning given in Article 4B(4).

"Cumulative Preference Shares"          The 5-1/2 per cent Cumulative Preference
                                        Shares and the 11 per cent Cumulative
                                        Preference Shares.

"Directors"                             The Board of Directors of the Company,
                                        or an authorised Committee thereof.

"Dividend"                              Dividend and/or bonus.

"electronic communication"              The same meaning as in the Electronic
                                        Communications Act 2000.

"Euro" and "E"                          The single currency of those member
                                        states of the European Union
                                        participating in European Monetary Union
                                        from time to time.

"Foreign Currency"                      Any lawful currency other than Sterling.

"In Writing"                            Written, or produced by any legible and
                                        non-transitory substitute for writing,
                                        or partly one and partly another.

"The London Stock Exchange"             The London Stock Exchange Limited.

"London Stock Exchange dealing          A day, other than a Saturday, Sunday or
day"                                    public holiday in the UK when the London
                                        Stock Exchange is open or was due to be
                                        open for trading.

"Month"                                 Calendar month.

"New Preference Shares"                 The Non-cumulative Sterling Preference
                                        Shares, the Non-cumulative Dollar
                                        Preference Shares, the Non- cumulative
                                        Euro Preference Shares, the Category II
                                        Non-cumulative Dollar Preference Shares,
                                        the Convertible Preference Shares and
                                        the Category II Non-cumulative
                                        Convertible Sterling Preference Shares
                                        (which classes of non-cumulative
                                        preference shares all rank pari passu
                                        inter se as regards participation in the
                                        profits and assets of the Company),
                                        together with any other share in the
                                        capital of the Company (other than the
                                        Cumulative Preference Shares) which is
                                        expressed to rank as regards
                                        participation in the profits or assets
                                        of the Company in some or all respects
                                        pari passu therewith.

"New Shares"                            New Preference Shares or any further
                                        shares in the capital of the Company
                                        issued subsequent to 30th August 1989.

"Non-cumulative Convertible Dollar      The meaning given in Article 4B(2).
Preference Share"

"Non-cumulative Convertible Euro        The meaning given in Article 4B(3).
Preference Share"

"Non-cumulative Convertible Sterling    The meaning given in Article 4B(1).
Preference Share"

"Non-cumulative Dollar Preference       The 16,000,000 Non-cumulative Dollar
Shares"                                 Preference Shares of US$0.01 each in
                                        the capital of the Company.

"Non-cumulative Euro Preference         The meaning given in Article 4A.
Share"

"Non-cumulative Sterling Preference     The 200,000,000 Non-cumulative Sterling
Shares"                                 Preference Shares of L1 each in the
                                        capital of the Company.

"Office" The registered office of the Company for the time being.

"Operator"                              A person approved by the Treasury as
                                        operator of a relevant system under the
                                        Uncertificated Securities Regulations.

"Paid"                                  Paid or credited as paid.

"Participating class"                   A class of shares title to which is
                                        permitted by an Operator to be
                                        transferred by means of a relevant
                                        system.

"Relevant Section"                      Section 133 of the 1989 Act.

"Relevant system"                       Any computer-based system and
                                        procedures, permitted by the
                                        Uncertificated Securities Regulations
                                        and the rules of the London Stock
                                        Exchange, which enable title to units of
                                        a security to be evidenced and
                                        transferred without a written instrument
                                        and which facilitate supplementary and
                                        incidental matters and shall include,
                                        without limitation, the relevant system
                                        of which CRESTCO Limited is the
                                        Operator.

"Seal"                                  The Common Seal of the Company.

"Securities Seal"                       An official seal kept by the Company by
                                        virtue of Section 40 of the 1985 Act.

"The Statutes"                          The 1985 Act, the 1989 Act and every
                                        other Act for the time being in force
                                        concerning companies and affecting the
                                        Company.

"Subsidiary undertaking"                A subsidiary undertaking as defined in
                                        Section 258 of the 1985 Act.

"These presents"                        These Articles of Association in their
                                        present form or as from time to time
                                        altered.

"Transfer Office"                       The place where the Register of Members
                                        is situate for the time being.

"Uncertificated share"                  A share of a class which is for the time
                                        being a participating class title to
                                        which is recorded in the Register of
                                        Members as being held in uncertificated
                                        form.

"The Uncertificated Securities          The Uncertificated Securities
Regulations"                            Regulations 1995 as amended from time to
                                        time and any provisions of or
                                        under the Statutes which supplement or
                                        replace such Regulations.

"Undertaking"                           An undertaking as defined in Section 259
                                        of the 1985 Act.

"The United Kingdom"                    Great Britain and Northern Ireland.

"US$" and "Dollars"                     The lawful currency for the time being
                                        of the United States of America.

"Year"                                  Calendar Year.

"5 1/2 per cent Cumulative              The 400,000 5 1/2 per cent Cumulative
Preference Shares"                      Preference Shares of L1 each in the
                                        capital of the Company.

"11 per cent Cumulative Preference      The 500,000 11 per cent Cumulative
Shares"                                 Preference Shares of L1 each in the
                                        capital of the Company.

The word "Act" related to a particular year refers to the Companies Act of that year.

The expressions "debenture" and "debenture-holder" shall include "debenture stock" and "debenture stockholder" respectively.

The expression "Base Rate" means the Base Rate from time to time of The Royal Bank of Scotland public limited company.

The expression "Secretary" shall (subject to the provisions of the Statutes) include any deputy secretary, assistant secretary and any other person appointed by the Directors to perform any of the duties of the Secretary and where two or more persons are appointed to act as joint secretaries shall include any one of those persons.

The expressions "recognised clearing house" and "recognised investment exchange" shall mean any clearing house or investment exchange (as the case may be) granted recognition under the Financial Services Act 1986.

All such of the provisions of these presents as are applicable to paid up shares (other than those relating to share warrants) shall apply to stock, and the words "share" and "shareholder" shall be construed accordingly.

Words denoting the singular shall include the plural and vice versa. Words denoting the masculine gender shall include the feminine gender. Words denoting persons shall include partnerships, companies and corporations.

References to any statute or statutory provision shall (if not inconsistent with the subject or context) include any statutory modification or re-enactment thereof for the time being in force.

Any words or expressions defined in the 1985 Act or the 1989 Act or the Uncertificated Securities Regulations shall (if not inconsistent with the subject or context) bear the same meaning in these presents, save that the word "company" shall include any body corporate.

Headings and sub-headings to Articles are inserted for convenience only and shall not affect the construction of these presents.

Where for any purpose an Ordinary Resolution of the Company is expressed to be required under the provisions of these presents, a Special or Extraordinary Resolution shall also be effective, and where an Extraordinary Resolution is so expressed to be required a Special Resolution shall also be effective.

In Articles 84(A), 88, 110(A), 157 and 158 to 161 (inclusive) "address", in relation to electronic communications, includes any number or address used for the purposes of such communications.

                                    BUSINESS

3.    BUSINESS ACTIVITIES

      Any activity or kind of business which the Company is either expressly or by implication authorised to undertake may be undertaken by the Directors at such time or times as they shall think fit, and further may be suffered by them to be in abeyance, whether such activity or kind of business may have been actually commenced or not, so long as the Directors may deem it expedient not to commence or proceed with the same.

                                     CAPITAL

4.    SHARE CAPITAL(1)

      The share capital of the Company at the date of adoption of these presents is L560,900,000 divided into 500,000 11 per cent Cumulative Preference Shares of L1 each*, 400,000 5-1/2 per cent Cumulative Preference Shares of L1 each, 300,000,000 Non-cumulative Sterling Preference Shares of L1 each and 1,040,000,000 Ordinary Shares of 25p each, and US$830,000 divided into 16,000,000 Non-cumulative Dollar Preference Shares of US$0.01 each and 67,000,000 Category II Non-cumulative Dollar Preference Shares of US$0.01 each. The rights as regards participation in the profits and assets of the Company attaching to those shares shall be as follows:-

      (A)   DIVIDEND RIGHTS OF CUMULATIVE PREFERENCE SHARES

            The 11 per cent Cumulative Preference Shares and the 5-1/2 per cent Cumulative Preference Shares shall confer the right to a fixed cumulative preferential dividend at the rate of 11 per cent and 5-1/2 per cent per annum respectively on the amounts for the

-----------
1 Article 4 was adopted by Special Resolution passed on 15 January 1998 and further amended:

(i) At the Annual General Meeting held on 14th January 1999 the share capital of the Company was increased by the creation of 30,000,000 additional Category II Non-cumulative Dollar Preference Shares of US$0.01 each.

(ii) At the annual general meeting and an extraordinary general meeting of the Company held on 13th January 2000 the share capital of the Company was increased by the creation of 125,500,000 additional Category II Non-cumulative Dollar Preference Shares of US$0.01 each; 66,000,000 Non-cumulative Euro Preference Shares of E0.01 each; 500,000 Non-cumulative Convertible Sterling Preference Shares of L0.01 each; 2,000,000 Non-cumulative Convertible Dollar Preference Shares of US$0.01 each; and 2,000,000 Non-cumulative Convertible Euro Preference Shares of E0.01 each.

(iii) At an extraordinary general meeting of the Company held on 28th February 2000 the share capital of the Company was further increased by the creation of 3,039,375,406 additional Ordinary Shares of 25p each and 900,000,000 Category II Non-cumulative Convertible Sterling Preference Shares of 25p each.

(iv) At an extraordinary general meeting of the Company held on 20 June 2000, the share capital of the company was further increased by the creation of
      2.7 billion Additional Value Shares of L0.01 each and 32.3 billion Non-Voting Deferred Shares of L0.01 each.

(v) At the annual general meeting of the Company held on 11th April 2001, the share capital of the Company was further increased by the creation of 900,000 additional Non-cumulative Convertible Dollar Preference Shares of US$0.01 each; 500,000 additional Non-cumulative Convertible Sterling Preference Shares of L0.01 each; 1,000,000 additional Non-cumulative Convertible Dollar Preference Shares of US$0.01 each; and 1,000,000 additional Non-cumulative Convertible Euro Preference Shares of E0.01 each.

(vi) At the annual general meeting of the Company held on 29 April 2004 the authorised share capital of the Company was increased by the creation of 110 million additional Category II Non-cumulative Dollar Preference Shares of US$0.01 each.

* NOTE: The rates of dividend specified in this Article in relation to the 11 per cent Cumulative Preference Shares and the 5-1/2 per cent Cumulative Preference Shares are the rates which were in force to 6th April 1973; at 30th August, 1989 the rates of dividend on such shares are 7 per cent plus tax credit and 3.85 per cent plus tax credit respectively.

      time being paid up or credited as paid up on such shares, to be paid if and so far as in the opinion of the Directors the profits of the Company justify such payments on the 31st day of May and the 31st day of December in every year in respect of the half-years ending on the last preceding day of March or September. Such dividends shall rank pari passu and pro rata with each other and shall be paid in priority to any dividend on the New Preference Shares or on any other class of share.

(B)   CAPITAL RIGHTS OF CUMULATIVE PREFERENCE SHARES

      On a winding up or liquidation, voluntary or otherwise the surplus assets of the Company available for distribution amongst the members shall be applied:-

      FIRSTLY - in paying to the holders of the 11 per cent Cumulative Preference Shares and the 5-1/2 per cent Cumulative Preference Shares respectively the arrears (if any) of the fixed cumulative preferential dividends thereon (whether earned or declared or not and including (i) the amount of any dividend which is due for payment after the date of commencement of winding up or liquidation but which is payable in respect of a half-year period ending on or before such date and (ii) any further amount of dividend payable in respect of the period from the beginning of the half-year period then current to the date of commencement of winding up or liquidation) to the date on which repayment is made, in terms of the immediately succeeding paragraph or, if no such repayment is made, the date of payment of such arrears; and

      SECONDLY - in repaying to the holders of the 11 per cent Cumulative Preference Shares and the 5-1/2 per cent Cumulative Preference Shares respectively, the amounts paid up or credited as paid up on such shares together with a premium of 50p per share in the case of the 11 per cent Cumulative Preference Shares and of 20p per share in the case of the 5-1/2 per cent Cumulative Preference Shares.

      Any payments made to the holders of the 11 per cent Cumulative Preference Shares and the 5-1/2 per cent Cumulative Preference Shares in terms of paragraphs FIRSTLY or SECONDLY above shall rank pari passu and pro rata with each other and (in the case of payments in terms of paragraph FIRSTLY) in priority to and (in the case of repayments in terms of paragraph SECONDLY) pari passu and pro rata with any payments to be made to the holders of the Non-cumulative Sterling Preference Shares and the Non-cumulative Dollar Preference Shares pursuant to Articles 4(C)(2) and 4(D)(2) respectively below and to the holders of any other New Preference Shares.

(C)   NON-CUMULATIVE STERLING PREFERENCE SHARES

      (1) The Non-cumulative Sterling Preference Shares shall rank after the Cumulative Preference Shares to the extent specified in this Article 4, and shall rank pari passu inter se and (save as aforesaid) with the Cumulative Preference Shares and with all other New Preference Shares. They shall confer the rights and be subject to the restrictions set out in this Article 4(C) and shall also confer such further rights (not being inconsistent with the rights set out in this Article 4(C)) as may be attached by the Directors to such shares in accordance with this Article 4(C) prior to allotment. Whenever the Directors have power under this Article to determine any of the rights attached to any of the Non-cumulative Sterling Preference Shares, the rights so determined need not be the same as those attached to the Non-cumulative Sterling Preference Shares then allotted or in issue. The Non-cumulative Sterling Preference Shares may be issued in one or more separate series, and each series shall be identified in such manner as the Directors may determine without any such determination or identification requiring any alteration to these presents.

(2) Each Non-cumulative Sterling Preference Share shall confer the following rights as to participation in the profits and assets of the Company, receipt of notices, attendance and voting at meetings and redemption:-

      (a)   Income

            the right (subject to the provisions of paragraph (b) of this sub-Article, if applicable) to a non-cumulative preferential dividend either fixed or not exceeding a specified amount payable in Sterling at such rate on such dates (each a "dividend payment date") in respect of such periods (each a "dividend period") and on such other terms and conditions as may be determined by the Directors prior to allotment thereof. References in these presents to a "dividend" on the Non-cumulative Sterling Preference Shares include a reference to each dividend in respect of each dividend period applicable thereto and references in this Article 4(C) to dividend payment dates and dividend periods are to dividend payment dates and dividend periods in respect of the Non-cumulative Sterling Preference Shares only. Such dividends shall be paid in priority to the payment of any dividends on the Ordinary Shares. The Non-cumulative Sterling Preference Shares shall rank for dividend after the Cumulative Preference Shares, pari passu with all other New Preference Shares expressed to rank pari passu therewith as regards participation in profits and otherwise in priority to any other share capital in the Company.

      (b)   Further provisions as to income

            All or any of the following provisions shall apply in relation to any particular Non-cumulative Sterling Preference Shares if so determined by the Directors prior to allotment thereof:-

            (i) if, in the opinion of the Directors, the distributable profits of the Company are sufficient to cover the payment in full of dividends on the Non-cumulative Sterling Preference Shares on any dividend payment date, and also the payment in full of all other dividends stated to be payable on such date on any other New Preference Share expressed to rank pari passu therewith as regards participation in profits, after payment in full, or the setting aside of a sum to cover the payment in full, of all dividends stated to be payable on such date on any Cumulative Preference Share, then each such dividend shall be declared and paid in full;

            (ii) if, in the opinion of the Directors, the distributable profits of the Company are insufficient to cover the payment in full of dividends on the Non-cumulative Sterling Preference Shares on any dividend payment date, and also the payment in full of all other dividends stated to be payable on such date on any other New Preference Share expressed to rank pari passu therewith as regards participation in profits, after payment in full, or the setting aside of a sum to cover the payment in full, of all dividends stated to be payable on or before such date on any Cumulative Preference Share, then dividends shall be declared by the Directors pro rata for the Non-cumulative Sterling Preference Shares and such other New Preference Shares to the extent of the available distributable profits (if any) to the intent that the amount of dividend declared per share on each such Non-cumulative Sterling Preference Share and other New Preference Share will bear to each other the same ratio as the dividends accrued per share on each such Non-cumulative Sterling Preference Share and other New Preference Share bear to each other. If it shall subsequently appear that any such dividend which has been paid should not, in accordance with the provisions of this sub-paragraph, have been so paid, then provided the Directors shall have acted in good faith, they shall not incur any liability for any loss which any shareholder may suffer in consequence of such payment having been made;

            (iii) if, in the opinion of the Directors, the payment of any dividend on any Non-cumulative Sterling Preference Shares would breach or cause a breach of the Bank of England's capital adequacy requirements applicable to the Company and/or any of its subsidiaries, then none of such dividend shall be declared or paid;

            (iv) subject to sub-paragraphs (v) and (vi) below, the Non-cumulative Sterling Preference Shares shall carry no further right to participate in the profits of the Company and if and to the extent that any dividend or part thereof is on any occasion not paid for the reasons described in sub-paragraph (ii) or (iii) above, the holders of such shares shall have no claim in respect of such non-payment;

            (v) if any dividend or part thereof on any Non-cumulative Sterling Preference Share is not payable for the reasons specified in sub-paragraph (ii) or (iii) above and if they so resolve, the Directors may, subject to the Statutes, pay a special non-cumulative preferential dividend on the Non-cumulative Sterling Preference Shares at a rate not exceeding L0.01 per share (but so that reference elsewhere in this Article and in Article 4(D) to any dividend payable on any Non-cumulative Sterling Preference Shares shall not be treated as including a reference to any such special dividend);

           (vi)(A)the provisions of this sub-paragraph (vi) shall apply where any dividend or any part thereof otherwise payable on a particular dividend payment date on any Non-cumulative Sterling Preference Shares ("a Relevant Payment") is, for the reasons specified in sub-paragraph (ii) or (iii) above, not payable and the amounts (if any) standing to the credit of the Company's profit and loss account together with the amount of the reserves of the Company available for the purpose are in aggregate sufficient to be applied and capable of being applied in paying up in full at par additional Non-cumulative Sterling Preference Shares on the basis hereinafter provided in this sub-paragraph (vi);

            (B) on the date for payment of the Relevant Payment had such payment been payable in cash, the Directors shall, subject to the Statutes, allot and issue credited as fully paid to each holder of Non-cumulative Sterling Preference Shares such additional nominal amount of Non-cumulative Sterling Preference Shares as is equal to an amount determined by multiplying the cash amount of the Relevant Payment which would have been payable to him had such payment been made in cash (exclusive of any associated tax credit) by a factor to be determined by the Directors prior to allotment of the Non-cumulative Sterling Preference Shares;

            (C) for the purposes of paying up additional Non-cumulative Sterling Preference Shares to be allotted pursuant to this sub-paragraph (vi), the Directors shall capitalise, out of such of the accounts or reserves of the Company available for the purpose as they shall determine (including any Share Premium Account), a sum equal to the aggregate nominal amount of the additional Non-cumulative Sterling Preference Shares then to be allotted and shall make all appropriations and applications of such sum and all allotments and issues of fully paid Non-cumulative Sterling Preference Shares for the purpose of giving effect to this sub-paragraph (vi);

            (D) the additional Non-cumulative Sterling Preference Shares so allotted pursuant to this sub-paragraph (vi) shall confer the same rights and be subject to the same limitations as, and shall rank pari passu and pro rata in all respects with, the relevant Non-cumulative Sterling Preference Shares save only as regards participation in the Relevant Payment;

            (E) if any additional Non-cumulative Sterling Preference Shares falling to be allotted pursuant to this sub-paragraph (vi) cannot be allotted by reason of any insufficiency in the Company's authorised share capital or in the amount of relevant securities which the Directors are authorised to allot in accordance with Section 80 of the 1985 Act, the Directors shall convene a General Meeting, to be held as soon as practicable, for the purpose of considering a Resolution or Resolutions effecting an appropriate increase in the authorised share capital and granting the Directors appropriate authority to allot relevant securities; and

            (F) the Directors may undertake and do such acts and things as they may consider necessary or expedient for the purpose of giving effect to the provisions of this sub-paragraph (vi);

            (vii) if any date on which dividends are payable on Non-cumulative
                  Sterling Preference Shares is not a day on which banks in London are open for business, and on which foreign exchange dealings may be conducted in London ("a Sterling Business Day"), then payment of the dividend payable on such date will be made on the next succeeding Sterling Business Day and without any interest or other payment in respect of such delay unless such day shall fall within the next calendar month whereupon such payment will be made on the preceding Sterling Business Day;

            (viii)dividends payable on Non-cumulative Sterling Preference
                  Shares shall accrue from and to the dates determined by the Directors prior to allotment thereof, and the amount of dividend payable in respect of any period shorter than a full dividend period will be calculated on the basis of a 365 day year and the actual number of days elapsed in such period;

            (ix) if the dividend stated to be payable on the Non-cumulative Sterling Preference Shares on the most recent dividend payment date has not been declared and paid in full, or if a sum has not been set aside to provide for such payment in full, no dividends may be declared on any other share capital of the Company (other than the Cumulative Preference Shares), and no sum may be set aside for the payment thereof, unless, on the date of declaration relative to any such payment, an amount equal to the dividend stated to be payable on the Non-cumulative Sterling Preference Shares in respect of the then current dividend period is set aside for the payment in full of such dividend on the dividend payment date relating to the then current dividend period;

            (x) if any dividend stated to be payable on the Non-cumulative Sterling Preference Shares on any dividend payment date has not been declared and paid in full, or if a sum has not been set aside to provide for such payment in full, the Company may not redeem or purchase or otherwise acquire for any consideration any other share capital of the Company and may not set aside any sum nor establish any sinking fund for the redemption, purchase or other such acquisition thereof, until such time as dividends stated to be payable on the Non-cumulative Sterling Preference Shares in respect of successive dividend periods together aggregating no less than twelve months shall thereafter have been declared and paid in full; and

            (xi) notwithstanding any provision of this Article 4(C), but subject to sub-paragraphs (ii) and (iii) above and the special rights attaching to any other New Preference Share, the

                  Directors shall pay a dividend on any Non-cumulative Sterling Preference Shares allotted after the coming into force of the Relevant Section and due to be redeemed on any Redemption Date (as defined in sub-paragraph (2)(f)(ii) of this Article 4(C)), payable on the Sterling Business Day immediately preceding such Redemption Date. The dividend payable pursuant to this sub-paragraph (xi) shall be the amount of any dividend on the relevant Non-cumulative Sterling Preference Shares which would (apart from the proposed redemption thereof) be due for payment on the relevant Redemption Date.

      (bb)  Abrogation of entitlement to dividend

            In relation to any particular Non-cumulative Sterling Preference Shares allotted on or after the date of passing of resolution 17 set out in Appendix 2 to the circular letter to shareholders dated 15th March 2004, all of the following provisions shall apply if (but only if) the Directors so determine prior to allotment thereof.

            (i) the Directors may, in their sole and absolute discretion, resolve prior to any dividend payment date that the dividend on such Non-cumulative Sterling Preference Shares, or part thereof, shall not be paid on that dividend payment date. If the Directors resolve as aforesaid, then none or (as the case may be) part only of the dividend shall be declared and/or paid. The Directors shall not be bound to give their reasons for exercising their discretion under this sub-paragraph, and the Directors may exercise their discretion in respect of a dividend notwithstanding the previous setting aside of a sum to provide for payment of that dividend;

            (ii) to the extent that any dividend or part of a dividend on any Non-cumulative Sterling Preference Shares is, on any occasion, not paid by reason of the exercise of the Directors' discretion pursuant to sub-paragraph (i) above, the holders of such shares shall have no claim in respect of such non-payment;

            (iii) if any dividend or part of a dividend on any Non-cumulative
                  Sterling Preference Shares has, on any occasion, not been paid by reason of the exercise of the Directors' discretion under sub-paragraph (i) above:

                  (1) the provisions of sub-paragraphs (2)(b)(ix) and (x) of this Article 4(C) shall not apply in respect of such non-payment;

                  (2) such non-payment shall not prevent or restrict (a) the declaration and payment of dividends on any other Non-cumulative Sterling Preference Shares, or on any preference shares capital of the Company expressed to rank pari passu with the Non-cumulative Sterling Preference Shares, (b) the setting aside of sums for the payment of such dividends, (c) (subject to (4) below) the redemption, purchase or other acquisition of shares in the Company by the Company, or
                        (d) (subject to (4) below) the setting aside of sums, or the establishment of sinking funds, for any such redemption, purchase or other acquisition by the Company;

                  (3) no dividend may be declared or paid on any share capital ranking after the Non-cumulative Sterling Preference Shares as regards participation in profits (including the Ordinary Shares) until such time as the dividend stated to be payable on the Non-cumulative Sterling Preference Shares to which the non-payment relates in respect of a dividend period has thereafter been declared and paid in full; and

                  (4) the Company may not redeem or purchase or otherwise acquire for any consideration any share capital ranking after the Non-cumulative Sterling Preference Shares, and may not set aside any sum nor establish any sinking fund for the redemption, purchase or other such acquisition thereof, until such time as dividends stated to be payable on the Non-cumulative Sterling Preference Shares to which the non-payment relates in respect of successive dividend periods together aggregating no less than twelve months shall thereafter have been declared and paid in full;

            (iv) if there is any conflict between the provisions of this paragraph (bb), as they apply to any Non-cumulative Sterling Preference Shares, and any other provisions of this Article 4(C) applying to such Non-cumulative Sterling Preference Shares (including sub-paragraph (2)(b)(xi)), the provisions of this paragraph (bb) shall prevail. In paragraph (2)(a) of this
                  Article 4(C), the words ", and subject to the provisions of paragraph (bb) below, if applicable" shall be deemed to be inserted after "if applicable" in the first sentence, and in paragraph(2)(b) of this Article 4(C), the words "(subject to the provisions of paragraph (bb) below, if applicable)" shall be deemed to be inserted after "such dividend shall" in sub-paragraph (i) and after "dividends shall" in sub-paragraph
                  (ii);

            (v) in determining the sum payable on any Non-cumulative Sterling Preference Shares pursuant to Article 4(C)(2)(c)(i) on a winding up or liquidation, the Directors' discretion under sub-paragraph (i) above shall be disregarded save in so far as such discretion was actually exercised prior to the making of the determination;

            (vi) in calculating the aggregate amount of dividends payable in respect of any Non-cumulative Sterling Preference Shares for the purpose of Article 4(C)(3), such calculation shall be made on the assumption that there shall be no exercise by the Directors of their discretion under sub-paragraph (i) above in respect of such Non-cumulative Sterling Preference Shares (or any equivalent discretion in respect of any other New Preference Shares); and

            (vii) for the avoidance of doubt, no series of Non-cumulative
                  Sterling Preference Shares shall be treated as ranking after any other New Preference Shares with which it is expressed to rank pari passu as regards participating in profits, by reason only of the provisions set out in this paragraph (bb) being included in the terms of issue applicable to that series, or any dividend on that series not being paid by virtue of this paragraph (bb).

      (c)   Capital

            The right on a winding up or liquidation, voluntary or otherwise, other than (unless otherwise provided by the terms of issue of such share) a redemption or purchase by the Company of any shares of any class, to receive in Sterling out of the surplus assets of the Company available for distribution amongst the members:-

            (i) after payment of the arrears (if any) of the fixed cumulative preferential dividends stated to be payable in the Cumulative Preference Shares to the holders thereof in accordance with
                  Article 4(B) FIRSTLY, and pari passu with the holders of any other New Preference Shares expressed to rank pari passu therewith as regards participation in profits and in priority to the holders of the Ordinary Shares of the Company a sum equal to:-

                  (A) the amount of any dividend which is due for payment after the date of commencement of winding up or liquidation but which is payable in respect of a period ending on or before such date; and

                  (B) any further amount of dividend payable in respect of the period from the preceding dividend payment date to the date of payment in accordance with sub-paragraph (i);

                  but only to the extent that any such amount or further amount was, or would have been, payable as a dividend in accordance with or pursuant to this Article 4(C) (other than pursuant to this provision); and

            (ii) subject thereto, pari passu with the holders of the Cumulative Preference Shares and any other New Preference

                  Shares expressed to rank pari passu therewith as regards participation in surplus assets and in priority to the holders of the Ordinary Shares of the Company, a sum equal to the amount paid up or credited as paid up on the Non-cumulative Sterling Preference Shares (including any premium paid to the Company in respect thereof on issue).

            If upon any such winding-up or liquidation, the amounts available for payment are insufficient to cover the amounts payable in full on the Cumulative Preference Shares, the Non-cumulative Sterling Preference Shares and on any other New Preference Shares expressed to rank pari passu therewith as regards participation in surplus assets, then the holders of the Cumulative Preference Shares, the Non-cumulative Sterling Preference Shares and such other New Preference Shares will share rateably in the distribution of surplus assets (if any) in proportion to the full respective preferential amounts to which they are entitled. No Non-cumulative Sterling Preference Share shall confer any right to participate in the surplus assets of the Company other than that set out in this sub-paragraph (2)(c) of this Article 4(C).

      (d)   Receipt of Notice

            The right to have sent to the holder of each Non-cumulative Sterling Preference Share (at the same time as the same are sent to the holders of Ordinary Shares) a copy of the Company's Annual Report and Accounts and Interim Financial Statement, together with notice of any General Meeting of the Company at which such holder is entitled to attend and vote.

      (e)   Attendance and Voting at Meetings

            The right to attend at a General Meeting of the Company and to speak to or vote upon any Resolution proposed thereat in the following circumstances:-

            (i) in respect of a Resolution which is to be proposed at the Meeting either varying or abrogating any of the rights attached to the Non-cumulative Sterling Preference Shares or proposing the winding up of the Company (and then in each such case only to speak to and vote upon any such Resolution);

            (ii) in circumstances where the dividend stated to be payable on the Non-cumulative Sterling Preference Shares in respect of such number of dividend periods as the Directors shall determine prior to allotment thereof has not been declared and paid in full, and until such date as the Directors shall likewise determine; and

            (iii) in such other circumstances as the Directors may determine prior to allotment of the Non-cumulative Sterling Preference Shares, but not otherwise, together with the right, in such circumstances and on such terms, if any, as the Directors may determine prior to allotment of the Non-cumulative Sterling Preference Shares, to seek to requisition a General Meeting of the Company. Whenever holders of Non-cumulative Sterling Preference Shares are entitled to vote on a Resolution, on a show of hands every such holder who is present in person shall have one vote and, on a poll, every such holder who is present in person or by proxy shall have such number of votes as may be determined by the Directors prior to allotment of such Non-cumulative Sterling Preference Shares.

      (f)   Redemption

            (i) Unless the Directors shall, prior to the allotment of any series of Non-cumulative Sterling Preference Shares, determine that such series shall be non-redeemable, each series of Non-cumulative Sterling Preference Shares shall, subject to the provisions of the Statutes, be redeemable at the option of the Company in accordance with the following provisions.

            (ii) In the case of any particular Non-cumulative Sterling Preference Shares which are to be so redeemable:-

                  (A) the Company may, subject thereto, redeem on any Redemption Date (as hereinafter defined) all or some only of the Non-cumulative Sterling Preference Shares by giving to the holders of the Non-cumulative Sterling Preference Shares to be redeemed not less than 14 days' prior notice in writing (a "Notice of Redemption") of the relevant Redemption Date. "Redemption Date" means, in relation to any Non-cumulative Sterling Preference Share, any date which either (i) falls no earlier than such date (if any) as may be fixed by the Directors, prior to allotment of that share, as being the earliest date on which the Company may redeem such share, and the date so fixed shall be no earlier than five years and one day, and no later than thirty years and one day, after the relevant date of allotment, or (ii) if no date is fixed by the Directors as aforesaid under (i) above in relation to that share, falls no earlier than five years and one day after the date of allotment of the Non-cumulative Sterling Preference Share to be redeemed;

                        provided that in relation to any Non-cumulative Sterling Preference Share allotted after the coming into force of the Relevant Section, (i) subject to (ii) below, the Directors may, prior to the allotment of that share, fix the date on or by which, or dates between which, such share is to be or may be redeemed and such date or dates fixed by the Directors may be in place of or in addition to any date derived from or fixed under the provisions of sub-paragraph (A) above, (ii) the Redemption Date shall be a dividend payment date (as defined in Article 4(C)(2)(a)), and
                        (iii) the Company shall only redeem such share if the Directors have applied the provisions of Article 4(C)(2)(b)(xi) thereto and such provisions have been satisfied n full in relation to such share;

                  (B) there shall be paid on each Non-cumulative Sterling Preference Share so redeemed, in Sterling, the aggregate of the nominal amount thereof together with any premium paid on issue and together with (in the case of any Non-cumulative Sterling Preference Shares allotted prior to the coming into force of the Relevant Section) arrears (if any) of dividends thereon (whether earned or declared or not) in respect of the period from the dividend payment date last preceding the Redemption Date to the Redemption Date;

                  (C) in the case of a redemption of some only of the Non-cumulative Sterling Preference Shares in any series, the Company shall for the purpose of determining the particular Non-cumulative Sterling Preference Shares to be redeemed cause a drawing to be made at the Office or such other place as the Directors may approve in the presence of the Auditors for the time being of the Company;

                  (D)   any Notice of Redemption given under sub-paragraph
                        (ii)(A) above shall specify the applicable Redemption Date, the particular Non-cumulative Sterling Preference Shares to be redeemed and the redemption price (specifying (in the case of any Non-cumulative Sterling Preference Shares allotted prior to the coming into force of the Relevant Section) the amount of the accrued and unpaid dividend per share to be included therein and stating that dividends on the Non-cumulative Sterling Preference Shares to be redeemed will cease to accrue on redemption), and shall state the place or places at which documents of title in respect of such Non-cumulative Sterling Preference Shares are to be presented and surrendered for redemption and payment of the redemption monies is to be effected. Upon such Redemption Date, the Company shall redeem the particular Non-cumulative Sterling Preference Shares to be redeemed on that date subject to the provisions of this paragraph and of the Statutes. No defect in the Notice of Redemption or in the giving thereof shall affect the validity of the redemption proceedings;

                  (E) subject to sub-paragraph (I) below, the provisions of this and the following sub-paragraph shall have effect in relation to Non-cumulative Sterling Preference Shares for the time being issued and registered in the Register of Members ("Registered Shares") and represented by certificates ("Certificates"). Payments in respect of the amount due on redemption of a Registered Share shall be made by Sterling cheque drawn on a bank in London or upon the request of the holder or joint holders not later than the date specified for the purpose in the Notice of Redemption by transfer to a Sterling account maintained by the payee with a bank in London. Such payment will be against presentation and surrender of the relative Certificate at the place or one of the places specified in the Notice of Redemption and if any Certificate so surrendered includes any Non-cumulative Sterling Preference Shares not to be redeemed on the relevant Redemption Date the Company shall within 14 days thereafter issue to the holder, free of charge, a fresh Certificate in respect of such Non-cumulative Sterling Preference Shares. All payments in respect of redemption monies will in all respects be subject to any applicable fiscal or other laws;

                  (F) as from the relevant Redemption Date the dividend on the Non-cumulative Sterling Preference Shares due for redemption shall cease to accrue except on any such Non-cumulative Sterling Preference Share in respect of which, upon the due surrender of the Certificate in accordance with sub-paragraph (E) above, payment of the redemption monies due on such Redemption Date shall be improperly withheld or refused, in which case such dividend, at the rate then applicable, shall be deemed to have continued and shall accordingly continue to accrue from the relevant Redemption Date to the date of payment of such redemption monies Such Non-cumulative Sterling Preference Share shall not be treated as having been redeemed until the redemption monies in question together with the accrued dividend thereon shall have been paid;

                  (G) if the due date for the payment of the redemption monies on any Non-cumulative Sterling Preference Share is not a Sterling Business Day then payment of such monies will be made on the next succeeding day which is a Sterling Business Day and without any interest or other payment in respect of such delay unless such day shall fall within the next calendar month whereupon such payment will be made on the preceding Sterling Business Day;

                  (H) the receipt of the holder for the time being of any Registered Share (or in the case of joint holders the receipt of any one of them) in respect of the monies payable on redemption on such Registered Share shall constitute an absolute discharge to the Company; and

                  (I) subject as aftermentioned, the provisions of sub-paragraphs (E) and (F) above shall have effect in relation to Registered Shares which are in uncertificated form within the meaning of the Uncertificated Securities Regulations 1995 (as in force on the date of adoption of this Article) in the same manner as they have effect in relation to Registered Shares represented by Certificates, save that (i) any provision of the said paragraphs requiring presentation and surrender of a Certificate shall be satisfied in the manner prescribed or permitted by the said Regulations (or by any enactment or subordinate legislation which amends or supersedes those Regulations) or (subject to those Regulations or such enactment or subordinate legislation) in such manner as may from time to time be prescribed by the Directors), and (ii) the Company shall not be under any obligation to issue a fresh Certificate under sub-paragraph (E);

            (iii) upon the redemption of any Non-cumulative Sterling Preference
                  Share the nominal amount of such shares comprised in the capital of the Company shall thereafter be divided into, and reclassified as, Ordinary Shares without any further resolution or consent being required.

      (g)   Purchase

            (i) Subject to the provisions of the Statutes and any other applicable laws, the Company may at any time and from time to time purchase any Non-cumulative Sterling Preference Shares upon such terms as the Directors shall determine provided that, in the case of Non-cumulative Sterling Preference Shares which are listed on the London Stock Exchange, the purchase price, exclusive of expenses and accrued dividends, shall not exceed (a) in the case of a purchase in the open market, or by tender (which shall be available alike to all holders of the Non-cumulative Sterling Preference Shares), the average of the closing middle market quotations of such Non-cumulative Sterling Preference Shares on the London Stock Exchange (as derived from The London Stock Exchange Daily Official List) for the last 10 dealing days preceding the date of purchase or (if higher), in the case of a purchase in the open market only, the market price on the date of purchase provided that such market price is not more than 105 per cent of such average and (b) in the case of a purchase by private treaty, 120 per cent of the closing middle market quotation of such Non-cumulative Sterling Preference Shares on the London Stock Exchange (as derived from The London Stock Exchange Daily Official List) for the last dealing day preceding the date of purchase; but so that this proviso shall not apply to any purchase of Non-cumulative Sterling Preference Shares made in the ordinary course of a business of dealing in securities.

            (ii) Upon the purchase of any Non-cumulative Sterling Preference Shares the nominal amount of such shares comprised in the capital of the Company shall thereafter be divided into, and reclassified as, Ordinary Shares without any further resolution or consent being required.

      (3) Save with the written consent of the holders of three-quarters in nominal value of, or with the sanction of an Extraordinary Resolution passed at a separate General Meeting of the holders of the Non-cumulative Sterling Preference Shares, the Directors shall not, pursuant to Article 148 or 149, capitalise any part of the amounts available for distribution and referred to therein if after such capitalisation the aggregate of such amounts would be less than such multiple, if any, as may be determined by the Directors prior to the first allotment of Non-cumulative Sterling Preference Shares, of the aggregate amount of the dividends (exclusive of any associated tax credit) payable in the twelve month period following such capitalisation on the Non-cumulative Sterling Preference Shares then in issue and any other New Preference Shares then in issue expressed to rank pari passu therewith as regards participation in profits.

      (4)(a) Save with the written consent of the holders of three-quarters in nominal value of, or with the sanction of an Extraordinary Resolution passed at a separate General Meeting of the holders of, the Non-cumulative Sterling Preference Shares, the Directors shall not authorise or create, or increase the amount of, any shares of any class or any security convertible into shares of any class ranking as regards rights to participate in the profits or assets of the Company (other than on a redemption or purchase by the Company of any such shares) in priority to the Non-cumulative Sterling Preference Shares;

      (b) The special rights attached to any series of Non-cumulative Sterling Preference Shares allotted or in issue shall not (unless otherwise provided by their terms of issue) be deemed to be varied by the creation or issue of any New Shares ranking as regards participation in the profits or assets of the Company in some or all respects pari passu with or after such Non-cumulative Sterling Preference Shares. Any New Shares ranking pari passu with such Non-cumulative Sterling Preference Shares in some or all respects may without their creation or issue being deemed to vary the special rights attached to any Non-cumulative Sterling Preference Share then in issue either carrying rights identical in all respects with such Non-cumulative Sterling

            Preference Shares or any of them or rights differing therefrom in any respect, including, but without prejudice to the generality of the foregoing, in that:-

            (i) the rate of or means of calculating the dividend may differ and the dividend may be cumulative or non-cumulative;

            (ii) the New Shares or any series thereof may rank for dividend as from such date as may be provided by the terms of issue thereof and the dates for payment of dividend may differ;

            (iii) the New Shares may be denominated in Sterling or in any
                  Foreign Currency;

            (iv) a premium may be payable on return of capital or there may be no such premium;

            (v) the New Shares may be redeemable at the option of the holder or of the Company, or may be non-redeemable and if redeemable at the option of the Company, they may be redeemable at different dates and on different terms from those applying to the Non-cumulative Sterling Preference Shares; and

            (vi) the New Shares may be convertible into Ordinary Shares or any other class of shares ranking as regards participation in the profits and assets of the Company pari passu with or after such Non-cumulative Sterling Preference Shares in each case on such terms and conditions as may be prescribed by the terms of issue thereof.

(D)   NON-CUMULATIVE DOLLAR PREFERENCE SHARES

      (1) The Non-cumulative Dollar Preference Shares shall rank after the Cumulative Preference Shares to the extent specified in this Article 4, and shall rank pari passu inter se and (save as aforesaid) with the Cumulative Preference Shares and with all other New Preference Shares. They shall confer the rights and be subject to the restrictions set out in this Article 4(D) and shall also confer such further rights (not being inconsistent with the rights set out in this Article 4(D)) as may be attached by the Directors to such shares in accordance with this Article 4(D) prior to allotment. Whenever the Directors have power under this Article to determine any of the rights attached to any of the Non-cumulative Dollar Preference Shares, the rights so determined need not be the same as those attached to the Non-cumulative Dollar Preference Shares then allotted or in issue. The Non-cumulative Dollar Preference Shares may be issued in one or more separate series, and each series shall be identified in such manner as the Directors may determine without any such determination or identification requiring any alteration to these presents.

      (2) Each Non-cumulative Dollar Preference Share shall confer the following rights as to participation in the profits and assets of the Company, receipt of notices, attendance and voting at meetings and redemption:-

      (a)   Income

            the right (subject to the provisions of paragraph (b) of this sub-Article, if applicable) to a non-cumulative preferential dividend not exceeding a specified amount payable in Dollars at such rate (which may be fixed or variable and may be subject to recalculation at fixed intervals) on such dates (each a "dividend payment date") in respect of such periods (each a "dividend period") and on such other terms and conditions as may be determined by the Directors prior to allotment thereof. References in these presents to a "dividend" on the Non-cumulative Dollar Preference Shares include a reference to each dividend in respect of each dividend period applicable thereto and references in this Article 4(D) to dividend payment dates and dividend periods are to dividend payment dates and dividend periods in respect of the Non-cumulative Dollar Preference Shares only. Such dividends shall be paid in priority to the payment of any dividends on the Ordinary Shares. The Non-cumulative Dollar Preference Shares shall rank for dividend after the Cumulative Preference Shares, pari passu with all other New Preference Shares expressed to rank pari passu therewith as regards participation in profits and otherwise in priority to any other share capital in the Company.

      (b)   Further provisions as to income

            All or any of the following provisions shall apply in relation to any particular Non-cumulative Dollar Preference Shares if so determined by the Directors prior to allotment thereof:-

            (i) if, in the opinion of the Directors, the distributable profits of the Company are sufficient to cover the payment in full of dividends on the Non-cumulative Dollar Preference Shares on any dividend payment date and also the payment in full of all other dividends stated to be payable on such date on any other New Preference Share expressed to rank pari passu therewith as regards participation in profits, after payment in full, or the setting aside of a sum to cover the payment in full, of all dividends stated to be payable on such date on any Cumulative Preference Share, then each such dividend shall be declared and paid in full;

            (ii) if, in the opinion of the Directors, the distributable profits of the Company are insufficient to cover the payment in full of dividends on the Non-cumulative Dollar Preference Shares on any dividend payment date and also the payment in full of all other dividends stated to be payable on such date on any other New Preference Share expressed to rank pari passu therewith as regards participation in profits, after payment in full, or the setting aside of a sum to cover the payment in full, of all dividends stated to be payable on or before such date on any Cumulative Preference Share, then dividends shall be declared by the Directors pro rata for the Non-cumulative Dollar Preference Shares and such other New

                  Preference Shares to the extent of the available distributable profits (if any) to the intent that the amount of dividend declared per share on each such Non-cumulative Dollar Preference Share and other New Preference Share will bear to each other the same ratio as the dividends accrued per share on each such Non-cumulative Dollar Preference Share and other New Preference Share bear to each other. If it shall subsequently appear that any such dividend which has been paid should not, in accordance with the provisions of this sub-paragraph, have been so paid, then provided the Directors shall have acted in good faith, they shall not incur any liability for any loss which any shareholder may suffer in consequence of such payment having been made;

            (iii) if in the opinion of the Directors, the payment of any dividend on any Non-cumulative Dollar Preference Shares would breach or cause a breach of the Bank of England's capital adequacy requirements applicable to the Company and/or any of its subsidiaries, then none of such dividend shall be declared or paid;

            (iv) subject to sub-paragraph (v) below, the Non-cumulative Dollar Preference Shares shall carry no further right to participate in the profits of the Company and if and to the extent that any dividend or part thereof is on any occasion not paid for the reasons described in sub-paragraph (ii) or (iii) above, the holders of such shares shall have no claim in respect of such non-payment;

            (v) if any dividend or part thereof on any Non-cumulative Dollar Preference Share is not payable for the reasons specified in sub-paragraphs (ii) or (iii) above and if they so resolve, the Directors may, subject to the Statutes, pay a special non-cumulative preferential dividend on the Non-cumulative Dollar Preference Shares at a rate not exceeding one (1) US cent per share (but so that reference elsewhere in this Article and in Article 4(C) to any dividend payable on any Non-cumulative Dollar Preference Shares shall not be treated as including a reference to any such special dividend);

            (vi) if any date on which dividends are payable on Non-cumulative Dollar Preference Shares is not a day on which banks in London and the City of New York are open for business, and on which foreign exchange dealings may be conducted in such cities ("a Dollar Business Day"), then payment of the dividend payable on such date will be made on the succeeding Dollar Business Day and without any interest or other payment in respect of such delay unless such day shall fall within the next calendar month whereupon such payment will be made on the preceding Dollar Business Day;

            (vii) dividends payable on Non-cumulative Dollar Preference Shares shall accrue from and to the dates determined by the Directors prior to allotment thereof, and the amount of dividend payable in respect of any period shorter than a full dividend period will be calculated on the basis of twelve 30 day months, a 360 day year and the actual number of days elapsed in such period;

            (viii)if any dividend stated to be payable on the Non-cumulative
                  Dollar Preference Shares on the most recent dividend payment date has not been declared and paid in full, or if a sum has not been set aside to provide for such payment in full, no dividends may be declared on any other share capital of the Company (other than the Cumulative Preference Shares), and no sum may be set aside for the payment thereof, unless, on the date of declaration relative to any such payment, an amount equal to the dividend stated to be payable on the Non-cumulative Dollar Preference Shares in respect of the then current dividend period is set aside for the payment in full of such dividend on the dividend payment date relating to the then current dividend period; and

            (ix) if any dividend stated to be payable on the Non-cumulative Dollar Preference Shares on any dividend payment date has not been declared and paid in full, or if a sum has not been set aside to provide for such payment in full, the Company may not redeem or purchase or otherwise acquire for any consideration any other share capital of the Company, and may not set aside any sum nor establish any sinking fund for the redemption or purchase or other such acquisition thereof, until such time as dividends stated to be payable on the Non-cumulative Dollar Preference Shares in respect of successive dividend periods together aggregating no less than twelve months shall thereafter have been declared and paid in full.

      (c)   Capital

            The right on a winding up or liquidation, voluntary or otherwise other than (unless otherwise provided by the terms of issue of such share) a redemption or purchase by the Company of any shares of any class to receive in Dollars out of the surplus assets of the Company available for distribution amongst the members:-

            (i) after payment of the arrears (if any) of the fixed cumulative preferential dividends stated to be payable on the Cumulative Preference Shares to the holders thereof in accordance with
                  Article 4(B) FIRSTLY and pari passu with the holders of any other New Preference Shares expressed to rank pari passu therewith as regards participation in profits and in priority to the holders of the Ordinary Shares of the Company a sum equal to:-

                  (A) the amount of any dividend which is due for payment after the date of commencement of the winding up or liquidation but which is payable in respect of a period ending on or before such date; and

                  (B) any further amount of dividend payable in respect of the period from the preceding dividend payment date to the date of payment in accordance with this sub-paragraph
                        (i);

                  but only to the extent that any such amount or further amount was, or would have been payable as a dividend in accordance with or pursuant to this Article 4(D) (other than pursuant to this provision); and

            (ii) subject thereto, pari passu with the holders of the Cumulative Preference Shares and any other New Preference Shares expressed to rank pari passu therewith as regards participation in surplus assets in priority to the holders of the Ordinary Shares of the Company, a sum equal to the amount paid up or credited as paid up on the Non-cumulative Dollar Preference Shares (including any premium paid to the Company in respect thereof on issue).

            If upon any such winding-up or liquidation, the amounts available for payment are insufficient to cover the amounts payable in full on the Cumulative Preference Shares, the Non-cumulative Dollar Preference Shares and on any other New Preference Shares expressed to rank pari passu therewith as regards participation in surplus assets, then the holders of the Cumulative Preference Shares, the Non-cumulative Dollar Preference Shares and such other New Preference Shares will share rateably in the distribution of surplus assets (if any) in proportion to the full respective preferential amounts to which they are entitled. No Non-cumulative Dollar Preference Share shall confer any right to participate in the surplus assets of the Company other than that set out in this sub-paragraph (2)(c) of this Article 4(D).

      (d)   Receipt of Notices

            The right to have sent to the holder of each Non-cumulative Dollar Preference Share (at the same time as the same are sent to the holders of Ordinary Shares) a copy of the Company's Annual Report and Accounts and Interim Financial Statement together with notice of any General Meeting of the Company at which such holder is entitled to attend and vote.

      (e)   Attendance and Voting at Meetings

            The right to attend at a General Meeting of the Company and to speak to or vote upon any Resolution proposed thereat in the following circumstances:-

            (i) in respect of a Resolution which is to be proposed at the Meeting either varying or abrogating any of the rights attached to the Non-cumulative Dollar Preference Shares or proposing the winding up of the Company (and then in each such case only to speak to and vote upon any such Resolution);

            (ii) in circumstances where the dividend stated to be payable on the Non-cumulative Dollar Preference Shares in respect of such number of dividend periods as the Directors shall determine prior to allotment thereof has not been declared and paid in full, and until such date as the Directors shall likewise determine; and

            (iii) in such other circumstances as the Directors may determine prior to allotment of the Non-cumulative Dollar Preference Shares,

            but not otherwise, together with the right, in such circumstances, if any, as the Directors may determine prior to allotment of the Non-cumulative Dollar Preference Shares, to seek to requisition a General Meeting of the Company for which purpose the Non-cumulative Dollar Preference Shares will be deemed to carry the number of votes determined pursuant to the following sentence. Whenever holders of Non-cumulative Dollar Preference Shares are so entitled to vote on a Resolution, on a show of hands every such holder who is present in person shall have one vote and, on a poll, every such holder who is present in person or by proxy shall have such number of votes for each Non-cumulative Dollar Preference Share held as may be determined by the Directors prior to allotment of such Non-cumulative Dollar Preference Shares.

      (f)   Redemption

            (i) Unless the Directors shall, prior to the allotment of any series of Non-cumulative Dollar Preference Shares, determine that such series shall be non-redeemable, each series of Non-cumulative Dollar Preference Shares shall, subject to the provisions of the Statutes, be redeemable at the option of the Company in accordance with the following provisions.

            (ii) In the case of any series of Non-cumulative Dollar Preference Shares which are to be so redeemable:-

                  (A) the Company may, subject thereto, redeem on any Redemption Date (as hereinafter defined) all or some only of the Non-cumulative Dollar Preference Shares by giving to the holders of the Non-cumulative Dollar Preference Shares to be redeemed not less than 30 days' nor more than 60 days' prior notice in writing (a "Notice of Redemption") of the relevant Redemption Date. "Redemption Date" means, in relation to a Non-cumulative Dollar Preference Share, any date which falls no earlier than five years and one day after the date of allotment of the Non-cumulative Dollar Preference Share to be redeemed;

                  (B) there shall be paid on each Non-cumulative Dollar Preference Share so redeemed, in Dollars, the aggregate of the nominal amount thereof together with any premium paid on issue together with, where applicable, the Relevant Redemption Premium (defined below) and together with arrears (if any) of dividends thereon (whether earned or declared or not) in respect of the period from the dividend payment date last preceding the Redemption Date to the Redemption Date. "Relevant Redemption Premium" means an amount calculated in accordance with the following formula as applied in relation to a Redemption Date notified under sub-paragraph (A) above which falls within the period of twelve months commencing on the date following the fifth, sixth, seventh, eighth or ninth anniversary of the relevant date of allotment ("the Relevant Date"), as the case may be. The formula for calculation of the Relevant Redemption Premium shall be

                        A x B

                        where:-

                        "A" is the amount of dividend excluding any associated tax credit (not expressed as a percentage) calculated at the date of allotment to which the holder of the Non-cumulative Dollar Preference Share to be redeemed would become entitled in respect of the twelve months following allotment by virtue of the terms of issue thereof on the assumption that such amount of dividend had accrued on the Non-cumulative Dollar Preference Share during such period and was payable at the end of such period and on the further assumption that there shall be no change in the associated tax credit affecting the amount of dividend payable in respect of such period; and

                        "B" in relation to a Redemption Date falling within the period of twelve months commencing on the day following the fifth anniversary of the Relevant Date, is 66.66 per cent,

                        or
                        in relation to a Redemption Date falling within the period of twelve months commencing on the day following the sixth anniversary of the Relevant Date, is 53.33 per cent,

                        or

                        in relation to a Redemption Date falling within the period of twelve months commencing on the day following the seventh anniversary of the Relevant Date, is 40.00 per cent,

                        or

                        in relation to a Redemption Date falling within the period of twelve months commencing on the day following the eighth anniversary of the Relevant Date, is 26.66 per cent,

                        or

                        in relation to a Redemption Date falling within the period of twelve months commencing on the day following the ninth anniversary of the Relevant Date is 13.33 per cent. No Relevant Redemption Premium shall be payable when the Redemption Date falls after the tenth anniversary of the Relevant Date. The product of the above formula in respect of a Non-cumulative Dollar Preference Share may, in the Directors' discretion, be rounded down to the nearest whole cent;

                  (C) in the case of a redemption of some only of the Non-cumulative Dollar Preference Shares in any series, the Company shall for the purpose of determining the particular Non-cumulative Dollar Preference Shares to be redeemed cause a drawing to be made at the Office or such other place as the Directors may approve in the presence of the Auditors for the time being of the Company;

                  (D)   any Notice of Redemption given under sub-paragraph (ii)
                        (A) above shall specify the applicable Redemption Date, the particular Non-cumulative Dollar Preference Shares to be redeemed and the redemption price (specifying the amount of the accrued and unpaid dividend per share to be included therein and stating that dividends on the Non-cumulative Dollar Preference Shares to be redeemed will cease to accrue on redemption), and shall state the place or places at which documents of title in respect of such Non-cumulative Dollar

                        Preference Shares are to be presented and surrendered for redemption and payment of the redemption monies is to be effected. Upon such Redemption Date, the Company shall redeem the particular Non-cumulative Dollar Preference Shares to be redeemed on that date subject to the provisions of this paragraph and of the Statutes. No defect in the Notice of Redemption or in the giving thereof shall affect the validity of the redemption proceedings;

                  (E) the provisions of this and the following sub-paragraphs shall have effect in relation to Non-cumulative Dollar Preference Shares for the time being issued and registered in the Register of Members ("Registered Shares") and represented by certificates ("Certificates") and in relation to Non-cumulative Dollar Preference Shares which, in accordance with
                        Article 52 of these presents, are for the time being issued and represented by a Warrant (as defined in the said Article 52) ("Bearer Shares"). Payments in respect of the amount due on redemption of a Registered Share shall be made by Dollar cheque drawn on a bank in London or in the City of New York or upon the request of the holder or joint holders not later than the date specified for the purpose in the Notice of Redemption by transfer to a Dollar account maintained by the payee with a bank in London or in the City of New York. Such payment will be against presentation and surrender of the relative Certificate at the place or one of the places specified in the Notice of Redemption and if any Certificate so surrendered includes any Non-cumulative Dollar Preference Shares not to be redeemed on the relevant Redemption Date the Company shall within fourteen days thereafter issue to the holder, free of charge, a fresh Certificate in respect of such Non-cumulative Dollar Preference Shares. Payment in respect of the amount due on redemption of a Bearer Share shall be made by Dollar cheque drawn on a bank in London or in the City of New York or upon the request of the holder not later than the date specified for the purpose in the Notice of Redemption by transfer to a Dollar account maintained by the payee with a bank in London or in the City of New York. Such payments will be made against presentation and surrender of the Warrant and all unmatured dividend coupons and talons (if any) at the place or the places specified in of Redemption. Upon the Redemption Date all unmatured dividend coupons and any talon for additional dividend coupons appertaining thereto (whether or not returned) shall become void and no payment will be made in respect thereof. If the Warrant so surrendered represents any Non-cumulative Dollar Preference Shares not to be redeemed on the relevant Redemption Date the Company shall issue, free of charge, a fresh Warrant representing such Bearer Shares which are not to be redeemed on such Redemption Date.

                        All payments in respect of redemption monies will in all respects be subject to any applicable fiscal or other laws;

                  (F) as from the relevant Redemption Date the dividend on the Non-cumulative Dollar Preference Shares due for redemption shall cease to accrue except on any such Non-cumulative Dollar Preference Share in respect of which, upon the due surrender of the Certificate or, as the case may be, the Warrant and all unmatured dividend coupons and talons (if any) in respect thereof, in accordance with sub-paragraph (E) above, payment of the redemption monies due on such Redemption Date shall be improperly withheld or refused, in which case such dividend, at the rate then applicable, shall be deemed to have continued and shall accordingly continue to accrue from the relevant Redemption Date to the date of payment of such redemption monies. Such Non-cumulative Dollar Preference Share shall not be treated as having been redeemed until the redemption monies in question together with the accrued dividend thereon shall have been paid;

                  (G) if the due date for the payment of the redemption monies on any Non-cumulative Dollar Preference Shares is not a Dollar Business Day then payment of such monies will be made on the next succeeding day which is a Dollar Business Day and without any interest or other payment in respect of such delay unless such day shall fall within the next calendar month whereupon such payment will be made on the preceding Dollar Business Day; and

                  (H) the receipt of the holder for the time being of any Registered Share (or in the case of joint holders the receipt of any one of them) and the receipt of the person delivering any Warrant to the place or one of the places specified pursuant to sub-paragraph (D) above in respect of the monies payable on redemption on such Registered Share or, as the case may be, such Bearer Share, shall constitute an absolute discharge to the Company.

            (g)   Purchase

                  Subject to the provisions of the Statutes and any other applicable laws, the Company may at any time and from time to time purchase any Non-cumulative Dollar Preference Shares upon such terms as the Directors shall determine provided that, in the case of Non-cumulative Dollar Preference Shares which are listed on the London Stock Exchange, the purchase price, exclusive of expenses and accrued dividends, shall not exceed
                  (i) in the case of a purchase in the open market, or by tender (which shall be available alike to all holders of the Non-cumulative Dollar Preference Shares), the average of the closing middle market quotations of such Non-cumulative Dollar Preference Shares on the London Stock Exchange (as derived from The London Stock Exchange Daily Official List) for the last ten dealing days preceding the date of purchase or (if higher), in the case of a purchase in the open market only, the market price on the date of purchase provided that such market price is not more than 105 per cent of such average and
                  (ii) in the case of a purchase by private treaty, 120 per cent of the closing middle market quotation of such Non-cumulative Dollar Preference Shares on the London Stock Exchange (as derived from The London Stock Exchange Daily Official List) for the last dealing day preceding the date of purchase: but so that this proviso shall not apply to any purchase of Non-cumulative Dollar Preference Shares made in the ordinary course of a business of dealing in securities.

      (3)(a) Save with the written consent of the holders of three-quarters in nominal value of, or with the sanction of an Extraordinary Resolution passed at a separate General Meeting of the holders of, the Non-cumulative Dollar Preference Shares, the Directors shall not authorise or create, or increase the amount of, any shares of any class or any security convertible into shares of any class ranking as regards rights to participate in the profits or assets of the Company (other than on a redemption or purchase by the Company of any such shares) in priority to the Non-cumulative Dollar Preference Shares.

         (b) The special rights attached to any series of Non-cumulative Dollar Preference Shares allotted or in issue shall not (unless otherwise provided by their terms of issue) be deemed to be varied by the creation or issue of any New Shares ranking as regards participation in the profits or assets of the Company in some or all respects pari passu with or after such Non-cumulative Dollar Preference Shares. Any new shares ranking in some or all respects pari passu with such Non-cumulative Dollar Preference Shares may without their creation or issue being deemed to vary the special rights attached to any Non-cumulative Dollar Preference Share then in issue either carry rights identical in all respects with such Non-cumulative Dollar Preference Shares or any of them or carry rights differing therefrom in any respect, including, but without prejudice to the generality of the foregoing, in that:-

             (i) the rate or means of calculating the dividend may differ and the dividend may be cumulative or non-cumulative;

            (ii) the New Shares or any series thereof may rank for dividend as from such date as may be provided by the terms of issue thereof and the dates for payment of dividend may differ;

            (iii) the New Shares may be denominated in Sterling or in any
                  Foreign Currency;

            (iv) a premium may be payable on return of capital or there may be no such premium;

            (v) the New Shares may be redeemable at the option of the holder or of the Company, or may be non-redeemable and if redeemable at the option of the Company, they may be redeemable at different dates and on different terms from those applying to the Non-cumulative Dollar Preference Shares; and

            (vi) the New Shares may be convertible into Ordinary Shares or any other class of shares ranking as regards participation in the profits and assets of the Company pari passu with or after such Non-cumulative Dollar Preference Shares in each case on such terms and conditions as may be prescribed by the terms of issue thereof.

(E)   CATEGORY II NON-CUMULATIVE DOLLAR PREFERENCE SHARES

      (1) The rights as regards participation in profits and assets of the Company, receipt of notice, attendance and voting at meetings and redemption attaching to the Category II Non-cumulative Dollar Preference Shares of US$0.01 each in the capital of the Company( "Category II Non-cumulative Dollar Preference Shares") shall be as provided by this Article 4(E).

      (2) Article 4(D) (in its present form or as from time to time altered) shall apply to the Category II Non-cumulative Dollar Preference Shares but with the following modifications:-

            (a) subject to (b) below, for any reference (however worded and whether express or implied) to Non-cumulative Dollar Preference Shares there shall be deemed to be substituted a reference to Category II Non-cumulative Dollar Preference Shares;

            (b) references to "New Preference Shares" shall be deemed to include the Non-cumulative Dollar Preference Shares;

            (c) in Article 4(D)(2)(e) the words "and on such terms" shall be deemed to be inserted after "such circumstances" and the words "for which purpose the Non-cumulative Dollar Preference Shares will be deemed to carry the number of votes determined pursuant to the following sentence" shall be deemed to be deleted;

            (d) in relation to any Category II Non-cumulative Dollar Preference share allotted prior to 16 January 1997 or allotted on exchange of any Exchangeable Capital Securities, Series A of the Company, in Article 4(D)(2)(f)(ii)(A) the last sentence shall be deemed to be deleted and the following deemed to be substituted therefor:-

                  ""Redemption Date" means, in relation to any Category II Non-cumulative Dollar Preference Share, any date which either
                  (i) falls no earlier than such date (if any) as may be fixed by the Directors, prior to allotment of that share, as being the earliest date on which the Company may redeem such share, and the date so fixed shall be no earlier than five years and one day, and no later than ten years and one day, after the relevant date of allotment, or (ii) if no date is fixed by the Directors as aforesaid under (i) above in relation to that share, falls no earlier than five years and one day after the date of allotment of the Category II Non-cumulative Dollar Preference Share to be redeemed";

            (e) in relation to any Category II Non-cumulative Dollar Preference Shares allotted on or after 16 January 1997 (other than on exchange of any Exchangeable Capital Securities, Series A of the Company), sub-paragraphs (A) and (B) of
                  Article 4(D)(2)(f)(ii) shall be deemed to be deleted and the following deemed to be substituted therefor:-

                  "(A) the Company may, subject thereto, redeem on any Redemption Date (as hereinafter defined) all or some only of the Category II Non-cumulative Dollar Preference Shares by giving to the holders of the Category II Non-cumulative Dollar Preference Shares to be redeemed not less than 30 days nor more than 60 days prior notice in writing (a "Notice of Redemption") of the relevant Redemption Date."Redemption Date" means, in relation to a Category II Non-cumulative Dollar Preference Share, any date which falls no earlier than three years and one day (or such longer period (if any) as may be fixed by the Directors prior to allotment of such Share) after the date of allotment of the Category II Non-cumulative Dollar Preference Share to be redeemed ("the Relevant Date") (provided that the Directors may determine prior to allotment that a Redemption Date must, in addition to falling as aforesaid, fall on such anniversary (or on such anniversaries) of the date of allotment as may be fixed by the Directors prior to allotment);

                  (B) there shall be paid on each Category II Non-cumulative Dollar Preference Share so redeemed, in Dollars, the aggregate of the nominal amount thereof together with any premium paid on issue together with, where applicable, the Relevant Redemption Premium (defined below) and together with arrears (if any) of dividends thereon (whether earned or declared or not) in respect of the period from the dividend payment date last preceding the Redemption Date to the Redemption Date. "Relevant Redemption Premium" means an amount calculated in accordance with such one (if any) of the following three formulae as applied in relation to a Redemption Date notified under sub-paragraph (A) above which falls within the period of twelve months commencing on the date following the third, fourth, fifth, sixth or seventh anniversary of the Relevant Date, as the case may be, as may be determined by the Directors prior to the Relevant Date. The formula for calculation of the Relevant Redemption Premium shall be:-

                  (a)   A x B

                        where:-

                        "A" is the amount of dividend excluding any associated tax credit (not expressed as a percentage) calculated at the date of allotment to which the holder of the Category II Non-cumulative Dollar Preference Share to be redeemed would become entitled in respect of the twelve months following allotment by virtue of the terms of issue thereof on the assumption that such amount of dividend had accrued on the Category II Non-cumulative Dollar Preference Share during such period and was payable at the end of such period and on the further assumption that there shall be no change in the associated tax credit affecting the amount of dividend payable in respect of such period; and

                        "B" in relation to a Redemption Date falling within the period of twelve months commencing on the day following the third anniversary of the Relevant Date, is 66.66 per cent.,

                        or

                        in relation to a Redemption Date falling within the period of twelve months commencing on the day following the fourth anniversary of the Relevant Date, is 53.33 per cent.,

                        or

                        in relation to a Redemption Date falling within the period of twelve months commencing on the day following the fifth anniversary of the Relevant Date, is 40.00 per cent.,

                        or

                        in relation to a Redemption Date falling within the period of twelve months commencing on the day following the sixth anniversary of the Relevant Date, is 26.66 per cent.,

                        or

                        in relation to a Redemption Date falling within the period of twelve months commencing on the day following the seventh anniversary of the Relevant Date is 13.33 per cent; or

                  (b)   C x D

                        where:-

                        "C" is the amount of dividend excluding any associated tax credit (not expressed as a percentage) calculated at the date of allotment to which the holder of the Category II Non-cumulative Dollar Preference Share to be redeemed would become entitled in respect of the twelve months following allotment by virtue of the terms of issue thereof on the assumption that such amount of dividend had accrued on the Category II Non-cumulative Dollar Preference Share during such period and was payable at the end of such period and on the further assumption that there shall be no change in the associated tax credit affecting the amount of dividend payable in respect of such period; and

                        "D" in relation to a Redemption Date falling within the period of twelve months commencing on the day following the third anniversary of the Relevant Date, is 50 per cent.,

                        or

                        in relation to a Redemption Date falling within the period of twelve months commencing on the day following the fourth anniversary of the Relevant Date, is 40 per cent.,

                        or

                        in relation to a Redemption Date falling within the period of twelve months commencing on the day following the fifth anniversary of the Relevant Date, is 30 per cent.,

                        or

                        in relation to a Redemption Date falling within the period of twelve months commencing on the day following the sixth anniversary of the Relevant Date, is 20 per cent.,

                        or

                        in relation to a Redemption Date falling within the period of twelve months commencing on the day following the seventh anniversary of the Relevant Date is 10 per cent; or

                  (c)   E x F

                        where:-

                        "E" is the amount of US$25; and

                        "F" in relation to a Redemption Date falling within the period of twelve months commencing on the day following the third anniversary of the Relevant Date, is 33.33 per cent.,

                        or

                        in relation to a Redemption Date falling within the period of twelve months commencing on the day following the fourth anniversary of the Relevant Date, is 26.66 per cent.,

                        or

                        in relation to a Redemption Date falling within the period of twelve months commencing on the day following the fifth anniversary of the Relevant Date, is 20 per cent.,

                        or

                        in relation to a Redemption Date falling within the period of twelve months commencing on the day following the sixth anniversary of the Relevant Date, is 13.33 per cent.,

                        or

                        in relation to a Redemption Date falling within the period of twelve months commencing on the day following the seventh anniversary of the Relevant Date, is 6.66 per cent.

                  No Relevant Redemption Premium shall be payable when the Redemption Date falls after the eighth anniversary of the Relevant Date. The product of any of the above formulae in respect of a Category II Non-cumulative Dollar Preference Share may, in the Directors' discretion, be rounded down to the nearest whole cent.

                  The Directors may, in their discretion, determine in relation to any Category II Non-cumulative Dollar Preference Share, prior to the Relevant Date, that none of the above formulae shall apply, in which event no Relevant Redemption Premium shall be payable;"", and

            (f) notwithstanding the terms of sub-paragraph (e) above, in relation to any Category II Non-cumulative Dollar Preference Shares allotted on or after 14 January 2000 (other than on exchange of any Exchangeable Capital Securities, Series A of the Company) the provisions of sub-paragraph (A) and (B) set out in sub-paragraph (e) above shall have effect subject to the following modifications:

                  (i) the reference in sub-paragraph (A) to three years and one day shall be deemed to be a reference to five years and one day;

                  (ii) notwithstanding the terms of sub-paragraph (B), a Relevant Redemption Premium shall only be payable when the relevant Redemption Date falls after the tenth anniversary of the Relevant Date and on or prior to the twentieth anniversary of the Relevant Date (the "redemption premium period"). The formula for calculation of such Relevant Redemption Premium (subject to rounding down as specified in sub-paragraph (B)) shall be as specified in (iii) below. The Directors may, in their discretion, determine in relation to any Category II Non-cumulative Dollar Preference Share, prior to the Relevant Date, that no Relevant Redemption Premium shall be payable;

                  (iii) the formula for calculating the Relevant Redemption
                        Premium shall be:

                                      A x B

                        where:

                        "A" is as defined in sub-paragraph (e) above;

                        "B" is, in relation to any Redemption Date falling within the redemption premium period, a percentage determined from the table below by reference to the anniversary of the Relevant Date specified in the left-hand column which is the latest to occur prior to that Redemption Date:

ANNIVERSARY OF THE
RELEVANT DATE                                                 PERCENTAGE
tenth                                                             50%
eleventh                                                          45%
twelfth                                                           40%
thirteenth                                                        35%
fourteenth                                                        30%
fifteenth                                                         25%
sixteenth                                                         20%
seventeenth                                                       15%
eighteenth                                                        10%
nineteenth                                                         5%

            (g) in relation to any particular Category II Non-cumulative Dollar Preference Shares allotted on or after the date of passing of resolution 17 set out in Appendix 2 to the circular letter to shareholders dated 15th March 2004, all of the following provisions shall apply if (but only if) the Directors so determine prior to allotment thereof:

                  (i) the Directors may, in their sole and absolute discretion, resolve prior to any dividend payment date that the dividend on such Category II Non-cumulative Dollar Preference Shares, or part thereof, shall not be paid on that dividend payment date. If the Directors resolve as aforesaid, then none or (as the case may be) part only of the dividend shall be declared and/or paid. The Directors shall not be bound to give their reasons for exercising their discretion under this sub-paragraph, and the Directors may exercise their discretion in respect of a dividend notwithstanding the previous setting aside of a sum to provide for payment of that dividend;

                  (ii) to the extent that any dividend or part of a dividend on any Category II Non-cumulative Dollar Preference Shares is, on any occasion, not paid by reason of the exercise of the Directors' discretion pursuant to sub-paragraph
                        (i) above, the holders of such shares shall have no claim in respect of such non-payment;

                  (iii) if any dividend or part of a dividend on any Category II
                        Non-cumulative Dollar Preference Shares has, on any occasion, not been paid by reason of the exercise of the Directors' discretion under sub-paragraph (i) above:

                        (1) the provisions of sub-paragraphs (viii) and (ix) of Article 4(D)(2)(b) shall not apply in respect of such non-payment;

                        (2) such non-payment shall not prevent or restrict (a) the declaration and payment of dividends on any other Category II Non-cumulative Dollar Preference Shares, or on any preference shares capital of the Company expressed to rank pari passu with the Category II Non-cumulative Dollar Preference Shares, (b) the setting aside of sums for the payment of such dividends, (c) (subject to (4) below) the redemption, purchase or other acquisition of shares in the Company by the Company, or (d) (subject to (4) below) the setting aside of sums, or the establishment of sinking funds, for any such redemption, purchase or other acquisition by the Company;

                        (3) no dividend may be declared or paid on any share capital ranking after the Category II Non-cumulative Dollar Preference Shares as regards participation in profits (including the Ordinary Shares) until such time as the dividend stated to be payable on the Category II Non-cumulative Dollar Preference Shares to which the non-payment relates in respect of a dividend period has thereafter been declared and paid in full; and

                        (4) the Company may not redeem or purchase or otherwise acquire for any consideration any share capital ranking after the Category II Non-cumulative Dollar Preference Shares, and may not set aside any sum nor establish any sinking fund for the redemption, purchase or other such acquisition thereof, until such time as dividends stated to be payable on the Category II Non-cumulative Dollar Preference Shares to which the non-payment relates in respect of successive dividend periods together aggregating no less than twelve months shall thereafter have been declared and paid in full;

                  (iv)  if there is any conflict between the provisions of this
                        Article 4(E)(2)(g), as they apply to any Category II Non-cumulative Dollar Preference Shares, and any other provisions of Article 4(D) or this Article 4(E) applying to such Category II Non-cumulative Dollar Preference Shares, the provisions of this Article 4(E)(2)(g) shall prevail. In Article 4(D)(2)(a), the words ", and subject to the provisions of Article 4(E)(2)(g), if applicable" shall be deemed to be inserted after "if applicable" in the first sentence, and in Article 4(D)(2)(b) the words "(subject to the provisions of Article 4(E)(2)(g), if applicable)" shall be deemed to be inserted after "such dividend shall" in sub-paragraph (i) and after "dividends shall" in sub-paragraph (ii);

                  (v) in determining the sum payable on any Category II Non-cumulative Dollar Preference Shares pursuant to
                        Article 4(D)(2)(c)(i) on a winding up or liquidation, the Directors' discretion under sub-paragraph (i) above shall be disregarded save in so far as such discretion was actually exercised prior to the making of the determination;

                  (vi) in calculating the relevant Redemption Premium if any payable in respect of any Category II Non-cumulative Dollar Preference Shares, the component "A" in the formula for such calculation shall be determined on the assumption that there shall be no exercise by the Directors of their discretion under sub-paragraph (i) above in respect of such Category II Non-cumulative Dollar Preference Shares; and

                  (vii) for the avoidance of doubt, no series of Category II
                        Non-cumulative Dollar Preference Shares shall be treated as ranking after any other New Preference Shares with which it is expressed to rank pari passu as regards participating in profits, by reason only of the provisions set out in this Article 4(E)(2)(g) being included in the terms of issue applicable to that series, or any dividend on that series not being paid by virtue of this Article 4(E)(2)(g).

            (3) For the avoidance of doubt, the Category II Non-cumulative Dollar Preference Shares are, for the purposes of Articles 4(C) and 4(D), New Preference Shares expressed to rank pari passu with the Non-cumulative Sterling Preference Shares and the Non-cumulative Dollar Preference Shares as regards participation in surplus profits and surplus assets.

      (F) Subject to the provisions of Article 4 and to the special rights attached to the Non-cumulative Sterling Preference Shares and the Non-cumulative Dollar Preference Shares and the Category II Non-cumulative Dollar Preference Shares and the Non-cumulative Euro Preference Shares and the Convertible Preference Shares (as defined in Article 4B) and the Category II Non-cumulative Convertible Sterling Preference Shares and to any special rights which are or may be attached to any other class of shares (i) the profits of the Company available for dividend and resolved to be distributed shall be distributed by way of dividend amongst the holders of the Ordinary Shares and (ii) on a winding up or liquidation, voluntary or otherwise, the residue, if any, of the surplus assets of the Company available for distribution amongst the members shall belong to the holders of the Ordinary Shares and be divided amongst them in proportion to the amounts paid up or credited as paid up on such shares held by them respectively.

4A    NON-CUMULATIVE EURO PREFERENCE SHARES

      Each Non-cumulative Euro Preference Share of E0.01 forming part of the share capital of the Company (a "Non-cumulative Euro Preference Share") shall confer the rights as to participation in the profits and assets of the Company, receipt of notices, attendance and votings at meetings and redemption specified or referred to in Schedule 1 to these presents ("Schedule 1", which Schedule shall be regarded as part of these presents).

4B    NON-CUMULATIVE CONVERTIBLE PREFERENCE SHARES

      (1) NON-CUMULATIVE CONVERTIBLE STERLING PREFERENCE SHARES: Each Non-cumulative Convertible Sterling Preference Share of L0.01 forming part of the share capital of the Company (a "Non-cumulative Convertible Sterling Preference Share") shall confer the rights as to participation in the profits and assets of the Company, receipt of notices, attendance and voting at meetings, redemption and conversion specified or referred to in Parts 1 and 4 of Schedule 2 to these presents ("Schedule 2" which schedule shall be regarded as part of these presents).

      (2) NON-CUMULATIVE CONVERTIBLE DOLLAR PREFERENCE SHARES: Each Non-cumulative Convertible Dollar Preference Share of US$0.01 forming part of the share capital of the Company (a "Non-cumulative Convertible Dollar Preference Share") shall confer the rights as to participation in the profits and assets of the Company, receipt of notices, attendance and voting at meetings, redemption and conversion specified or referred to in Parts 2 and 4 of Schedule 2.

      (3) NON-CUMULATIVE CONVERTIBLE EURO PREFERENCE SHARES: Each Non-cumulative Convertible Euro Preference Share of E0.01 forming part of the share capital of the Company (a "Non-cumulative Convertible Euro Preference Share") shall confer the rights as to participation in the profits and assets of the Company, receipt of notices, attendance and voting at meetings, redemption and conversion specified or referred to in Parts 3 and 4 of Schedule 2.

      (4) In Schedule 2, "Convertible Preference Shares" means all or any of the Non-cumulative Convertible Sterling Preference Shares, the Non-cumulative Convertible Dollar Preference Shares and the Non-cumulative Convertible Euro Preference Shares (each a "Convertible Preference Share").

4C    CATEGORY II NON-CUMULATIVE CONVERTIBLE STERLING PREFERENCE SHARES

      Each Category II Non-cumulative Convertible Preference Share of
      L0.25 forming part of the share capital of the Company (a "Category
      II Non-cumulative Convertible Sterling Preference Share") shall confer the rights as to participation in the profits and assets of the Company, receipt of notices, attendance and voting at meetings, redemption and conversion specified or referred to in Schedule 3 to these presents ("Schedule 3" which schedule shall be regarded as part of these presents).

4D.   ADDITIONAL VALUE SHARES

      Each Additional Value Share of L0.01 forming part of the share capital of the Company (an "Additional Value Share") shall confer the rights as to participation in the profits and assets of the Company, receipt of notices, attendance and voting at meetings and conversion specified or referred to in Schedule 4 to these presents ("Schedule 4") which schedule shall be regarded as part of these presents.

5.    SHARES WITH SPECIAL RIGHTS AND REDEEMABLE SHARES

      Without prejudice to any special rights previously conferred on the holders of any shares or class of shares for the time being issued (which special rights may be varied or abrogated only in the manner provided by the next following Article), any share in the Company may be issued with such preferred, deferred or other special rights, or subject to such restrictions, whether in regard to participation in the profits or assets of the Company, voting or otherwise, as the Company may from time to time by Ordinary Resolution determine (or, failing any such determination or in pursuance of any power conferred on the Directors by these presents or by Ordinary Resolution, as the Directors may determine) and subject to the provisions of the Statutes the Company may issue any shares which are, or at the option of the Company or the holder are to be liable, to be redeemed.

                               VARIATION OF RIGHTS

6.    METHOD OF VARYING CLASS RIGHTS

      Whenever the share capital of the Company is divided into different classes of shares, the special rights attached to any class may, subject to the provisions of the Statutes, be varied or abrogated either with the consent in writing of the holders of three-fourths of the issued shares of the class or with the sanction of an Extraordinary Resolution passed at a separate General Meeting of the holders of the shares of the class (but not otherwise) and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding up. To every such separate General Meeting all the provisions of these presents relating to General Meetings of the Company and to the proceedings thereat shall mutatis mutandis apply, except that the necessary quorum shall be two persons at least holding or representing by proxy one-third in nominal amount of the issued shares of the class (but so that if at any adjourned meeting a quorum as above defined is not present, any two holders of shares of the class present in person or by proxy shall be a quorum) and that any holder of shares of the class present in person or by proxy may demand a poll and that every such holder shall on a poll have one vote for every share of the class held by him. The foregoing provisions of this Article shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if the shares concerned and the remaining shares of such class formed separate classes.

7.    WHEN SHARE RIGHTS DEEMED TO BE VARIED

      The special rights attached to any class of shares having preferential rights shall not unless otherwise expressly provided by the terms of issue thereof be deemed to be varied by the creation or issue of further shares ranking as regards participation in the profits or assets of the Company in some or all respects pari passu therewith but in no respect in priority thereto.

                              ALTERATION OF CAPITAL

8.    INCREASE OF CAPITAL

      The Company may from time to time by Ordinary Resolution increase its capital by such sum to be divided into shares of such amounts, and denominated in such currencies, as the resolution shall prescribe.

9.    NEW SHARES

      All new shares shall be subject to the provisions of the Statutes and of these presents with reference to allotment, payment of calls, lien, transfer, transmission, forfeiture and otherwise.

10(A). ALTERATIONS PERMITTED BY ORDINARY RESOLUTION

      The Company may by Ordinary Resolution:-

      (1) Consolidate and divide all or any of its share capital into shares of larger amount than its existing shares.

      (2) Cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person and diminish the amount of its capital by the amount of the shares so cancelled.

      (3) Sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association (subject, nevertheless, to the provisions of the Statutes), and so that the resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may, as compared with the others, have any such preferred, deferred or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares.

(B).  FRACTIONS ARISING

      Upon any consolidation of fully paid shares into shares of larger amount the Directors may settle any difficulty which may arise with regard thereto and in particular may as between the holders of shares so consolidated determine which shares are consolidated into each consolidated share and in the case of any shares registered in the name of one holder (or joint holders) being consolidated with shares registered in the name of one holder (or joint holders) may make such arrangements for the allocation, acceptance or sale of the consolidated share and for the distribution of any moneys received in respect thereof as may be thought fit and for the purpose of giving effect thereto may appoint some person to transfer the consolidated share or any fractions thereof and to receive the purchase price thereof and any transfer executed in pursuance thereof shall be effective and after such transfer has been registered no person shall be entitled to question its validity.

11.   POWER TO PURCHASE OWN SHARES

      Subject to the provisions of the Statutes, and to any rights conferred on the holders of any class of shares and to any requirements imposed by the London Stock Exchange in respect of securities admitted to listing, the Company may purchase, or enter into a contract under which it will or may purchase, any of its own shares (including any redeemable shares). Neither the Company nor the Directors shall be required to select the shares to be purchased rateably or in any other particular manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares.

      Unless otherwise provided by the terms of issue, the rights attached to any New Preference Share shall not be deemed to be varied or abrogated by the purchase or redemption by the Company of any of its shares ranking as regards participation in the profits or assets of the Company pari passu with or postponed to such share.

12.   POWER TO REDUCE CAPITAL

      The Company may reduce its share capital or any capital redemption reserve, share premium account or other undistributable reserve in any manner and with and subject to any incident authorised, and consent required, by law. Unless otherwise provided by the terms of issue, the rights attached to any New Preference Share shall not be deemed to be varied or abrogated by a reduction of any share capital ranking as regards participation in the profits and assets of the Company pari passu with or postponed to such share.

                                     SHARES

13(A). SHARES AT THE DISPOSAL OF THE DIRECTORS

      Subject to the provisions of the Statutes relating to authority, pre-emption rights and otherwise and of any resolution of the Company in General Meeting passed pursuant thereto and of these presents, all unissued shares in the Company shall be at the disposal of the Directors and they may allot (with or without conferring a right of renunciation), grant options over or otherwise dispose of them to such persons, at such times and on such terms as they think proper. No share in the Company may be allotted (a) for cash in a currency other than that in which it is denominated or (b) for a consideration other than cash unless the value ascribed thereto is denominated in the same currency as such share.

(B).  DIRECTORS' AUTHORITY TO ALLOT SHARES AND POWER TO ALLOT SHARES FOR CASH

      (1) The Directors shall be generally and unconditionally authorised pursuant to and in accordance with Section 80 of the 1985 Act to exercise for each Section 80 prescribed period all the powers of the Company to allot and to make offers or agreements to allot relevant securities up to an aggregate nominal amount equal to the Section 80 amount (save that the Directors shall not be authorised hereunder to issue any New Preference Shares).

      (2) During each Section 89 prescribed period the Directors shall be empowered to allot and to make offers or agreements to allot equity securities wholly for cash (pursuant to and within the terms of the said authority, by way of sales of treasury shares, or both):-

            (i)   in connection with a rights issue;

            (ii) pursuant to any authority conferred upon the Directors in accordance with and pursuant to Article 143; and

            (iii) otherwise than pursuant to sub-paragraphs (i) or (ii) above, up to an aggregate nominal amount equal to the Section 89 amount;

            as if Section 89(1) of the 1985 Act did not apply to any such allotment.

      (3) By such authority and power, the Directors may during such period make offers or agreements which would or might require the allotment of securities after the expiry of such period.

      (4)   For the purposes of this Article 13(B):

            (i) "rights issue" means an offer of equity securities to holders on a fixed record date of (a) Ordinary Shares in proportion to their respective holdings and (b) other equity securities to the extent required or permitted by the rights attached thereto (but subject to such exclusions or other arrangements as the Directors may deem necessary or expedient in relation to fractional entitlements or legal or practical problems under the laws of, or the requirements of any recognised regulator body or any stock exchange in, any territory);

            (ii) "Section 80 prescribed period" means, in the first instance, a period of 5 years commencing on the day of the adoption of these Articles and thereafter shall mean any other period (not exceeding 5 years on any occasion) for which the authority conferred by sub-paragraph (1) above is renewed or extended by an Ordinary Resolution of the Company stating the Section 80 amount for such period;

            (iii) "Section 89 prescribed period" means, in the first instance, the period from the date of the adoption of these Articles to the date of the Annual General Meeting in 1999 or 15 months from the day of the adoption of these Articles, whichever is the earlier, and shall thereafter mean any period (not exceeding 15 months on any occasion) for which the authority and power conferred by sub-paragraph (2) above is renewed by a Special Resolution of the Company stating the Section 89 amount for such period;

            (iv) "Section 80 amount" shall for the first Section 80 prescribed period be L44,956,071 and for any other Section 80 prescribed period shall be that stated in the relevant Ordinary Resolution or any increased amount fixed by Ordinary Resolution;

            (v) "Section 89 amount" shall for the first Section 89 prescribed period be L10,751,951 and for any other Section 89 prescribed period shall be that stated in the relevant Special Resolution; and

            (vi) the nominal amount of any securities shall be taken to be, in the case of rights to subscribe for or to convert any securities into shares of the Company, the nominal amount of such shares which may be allotted pursuant to such rights.

14.   COMMISSION

      In addition to all other powers of paying commissions, the Company may exercise the powers of paying commissions conferred by the Statutes to the full extent thereby permitted. The Company may also on any issue of shares pay such brokerage as may be lawful. Subject to the Statutes, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in another.

15.   RENUNCIATION

      The Directors may at any time after the allotment of any share but before any person has been entered in the Register of Members as the holder recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Directors may think fit to impose

16.   INTERESTS NOT RECOGNISED

      Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or (except only as by these presents or by law otherwise provided) any other right in respect of any share, except an absolute right to the entirety thereof in the registered holder or, in the case of a share warrant, in the bearer of the warrant for the time being.

                           EVIDENCE OF TITLE TO SHARES

17.   UNCERTIFICATED SHARES

      (A) Pursuant and subject to the Uncertificated Securities Regulations, the Directors may permit title to shares of any class to be evidenced otherwise than by a certificate and title to shares of such a class to be transferred by means of a relevant system and may make arrangements for a class of shares (if all shares of that class are in all respects identical) to become a participating class. Title to shares of a particular class may only be evidenced otherwise than by a certificate where that class of shares is for the time being a participating class. The Directors may also, subject to compliance with the Uncertificated Securities Regulations and the rules of any relevant system, determine at any time that title to shares of any class may from a date specified by the Directors no longer be evidenced otherwise than by a certificate or that title to shares of such a class shall cease to be transferred by means of any particular relevant system. For the avoidance of doubt, shares which are uncertificated shares shall not be treated as forming a class of shares which are separate from certificated shares with the same rights.

      (B) In relation to a class of shares which is, for the time being, a participating class and for so long as it remains a participating class, no provision of these Articles shall apply or have effect to the extent that it is inconsistent in any respect with:-

            (i)   the holding of shares of that class in uncertificated form;

            (ii) the transfer of title to shares of that class by means of a relevant system; and

            (iii) any provision of the Uncertificated Securities Regulations.

      (C) Shares of a class which is for the time being a participating class may be changed from uncertificated form, and from certificated to uncertificated form, in accordance with and subject as provided in the Uncertificated Securities Regulations and the rules of any relevant system, and the Directors shall record on the register of members that the shares are held in certificated or uncertificated form as appropriate.

18.   CERTIFICATED SHARES

      Subject to the provisions of the Uncertificated Securities Regulations, the rules of any relevant system and these presents, every person (except a person to whom the Company is not by law required to issue a certificate) whose name is entered as a member in the register of members in respect of any shares of any one class upon the issue or transfer thereof shall be entitled without payment to a certificate therefor (in the case of issue) within one month (or such longer period as the terms of issue shall provide) after allotment or (in the case of a transfer of fully paid shares) within fourteen days after lodgement of a transfer or receipt of the relevant Operator-instruction by the Company or (in the case of a transfer of partly paid shares) within two months after lodgement of a transfer or receipt of the relevant Operator-instruction by the Company or (upon payment of such reasonable charge (if any) for every certificate after the first as the Directors shall from time to time determine) to several certificates, each for one or more of his shares of any class. Provided that the Company shall not be bound to register more than four persons as the joint holders of a share and in the case of a share held jointly by several persons the Company shall not be bound to issue more than one certificate for each class of shares so held and delivery of a certificate to one of such persons shall be deemed sufficient delivery to all. A member who has transferred some but not all of the shares comprised in a share certificate shall be entitled to a certificate for the balance without charge.

19.   AUTHENTICATION AND FORM OF CERTIFICATES

      Every certificate for shares or debentures or other securities of the Company shall (except to the extent that the terms and conditions for the time being relating thereto otherwise provide) be issued under the Seal (or under a Securities Seal or, in the case of shares on a branch register, an official seal for use in the relevant territory) and (subject as hereinafter provided) shall bear the autographic signatures at least of one Director and the Secretary. Provided that the Directors may by resolution determine, either generally or in any particular case or cases, that such signatures or either of them shall be dispensed with or shall be affixed by some method or system of mechanical signature or that certificates may be signed or authenticated by some other person or persons. Every such certificate shall specify the number and class of shares, debentures or other securities to which it relates and the amount paid up thereon. No certificate shall be issued representing shares, debentures or other securities of more than one class. No certificate need be issued in respect of shares, debentures or other securities held by a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange or any other person in respect of whom the Company is not required by law to complete and have ready for delivery a certificate as provided herein. Notwithstanding the foregoing provisions of this Article, the Directors may by resolution determine, either generally or in any particular case or cases, that certificates for shares, debentures or other securities shall bear the signatures or facsimile signatures of two authorised officers of the Company and need not be issued under the Seal or the Securities Seal or an official seal.

20.   CANCELLATION AND REPLACEMENT OF CERTIFICATES

      (A) Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate for all such shares issued in lieu subject, if the Directors so require, to payment of the reasonable out of pocket expenses of the Company in providing the same.

      (B) If any member shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu two or more share certificates representing such shares in such proportions as he may specify, the Directors may, if they think fit, comply with such request.

      (C) If a share certificate shall be damaged, defaced, worn out, or alleged to have been lost, stolen or destroyed, it shall be replaced by a new certificate on request without fee but on such terms (if any) as to evidence and indemnity and to payment of any exceptional out-of-pocket expenses of the Company in investigating the evidence and preparing the indemnity as the Directors may decide and, where it is defaced or worn out, after delivery of the old certificate to the Company.

      (D) In the case of shares held jointly by several persons any such request may be made by any one of the joint holders.

                                 CALLS ON SHARES

21.   POWER TO MAKE CALLS

      The Directors may from time to time make calls upon the members in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the terms of issue thereof made payable at fixed times. Each member shall (subject to being given at least fourteen days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Directors may determine.

22.   TIME WHEN CALL MADE

      A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be made payable by instalments.

23.   LIABILITY OF JOINT HOLDERS

      The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

24.   INTEREST PAYABLE

      If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate (not exceeding 5 per cent per annum above the Base Rate, or in the absence of any Base Rate, 20 per cent per annum) as the Directors determine and all expenses that may have been incurred by the Company by reason of such non-payment, but the Directors shall be at liberty in any case or cases to waive payment of such interest and expenses wholly or in part.

25.   DEEMED CALLS

      Any sum (whether on account of the nominal value of the share or by way of premium) which by the terms of issue of a share becomes payable upon allotment or at any fixed date shall for all the purposes of these presents be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable. In the case of non-payment all the relevant provisions of these presents as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

26.   DIFFERENTIATION OF CALLS

      The Directors may at any time and from time to time differentiate between the holders as to the amount of calls to be paid and the times of payment.

27.   PAYMENT OF CALLS IN ADVANCE

      The Directors may if they think fit receive from any member willing to advance the same all or any part of the monies (whether on account of the nominal value of the shares or by way of premium) uncalled and unpaid upon the shares held by him and such payment in advance of calls shall extinguish pro tanto the liability upon the shares in respect of which it is made and upon the monies so received (until and to the extent that the same would but for such advance become payable) the Company may pay interest at such rate (not exceeding the Base Rate or, in the absence of any Base Rate, 12 per cent per annum) as the member paying such sum and the Directors agree upon. The Directors may at any time repay monies paid in advance of calls upon giving to the member not less than one month's notice in writing.

                         FORFEITURE, SURRENDER AND LIEN

28.   NOTICE REQUIRING PAYMENT OF CALLS ON DEFAULT

      If a member fails to pay the whole or any part of any call or instalment of a call on the day appointed for payment thereof, the Directors may at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any accrued interest and any costs, charges and expenses incurred by the Company by reason of such non-payment.

29.   CONTENT OF NOTICE

      The notice shall name a further day (not being less than seven days from the date of service of the notice) on or before which, and the place where, the payment required by the notice is to be made, and shall state that in the event of non-payment in accordance therewith the shares on which the call was made will be liable to be forfeited.

30.   FORFEITURE FOR NON-COMPLIANCE

      If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls, interest, costs, charges and expenses due in respect thereof has been received by the Company, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder. When a share has been forfeited, the Company shall give notice of the forfeiture to the person who was before forfeiture the holder of the share or the person entitled by transmission to the share. No forfeiture will be invalidated by any omission to give such notice. An entry of the fact and date of forfeiture shall be made in the Register of Members.

31.   SALE OF FORFEITED SHARES

      A share so forfeited or surrendered shall become the property of the Company and may (subject to the provisions of the Statutes) be sold, re-allotted or otherwise disposed of either to the person who was before such forfeiture or surrender the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Directors shall think fit and at any time before a sale, re-allotment or disposition the forfeiture or surrender may be cancelled on such terms as the Directors think fit. The Directors may, if necessary, authorise some person to transfer a forfeited or surrendered share to any such other person as aforesaid.

32.   EXTINCTION OF RIGHTS

      A member whose shares have been forfeited or surrendered shall cease to be a member in respect of the forfeited or surrendered shares but shall notwithstanding the forfeiture or surrender remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were presently payable by him to the Company in respect of the shares with interest thereon at 5 per cent per annum above the Base Rate or, in the absence of any Base Rate, 20 per cent per annum (or in either case such lower rate as the Directors may approve) from the date of forfeiture or surrender until payment but the Directors may waive payment of such moneys and/or interest either wholly or in part and the Directors may enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender.

33.   COMPANY TO HAVE LIEN ON SHARES

      The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of such share and the Company shall also, insofar as is permitted by the Statutes, have a first and paramount lien on all shares (other than fully paid shares) standing registered in the name of a single member for all the debts and liabilities of such member or his estate to the Company and that whether the same shall have been incurred before or after notice to the Company of any equitable or other interest of any person other than such member and whether the period for the payment or discharge of the same shall have actually arrived or not and notwithstanding that the same are joint debts or liabilities of such member or his estate and any other person, whether a member of the Company or not. The Company's lien (if any) on a share shall extend to all dividends or other moneys payable thereon or in respect thereof. The Directors may waive any lien which has arisen and may declare any share to be exempt wholly or partially from the provisions of this Article.

34.   ENFORCEMENT OF LIEN BY SALE

      The Company may sell in such manner as the Directors think fit any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default shall have been given to the registered holder for the time being of the share or the person entitled thereto by reason of death or bankruptcy.

35.   APPLICATION OF PROCEEDS

      The net proceeds of such sale after payment of the costs of such sale shall be applied in or towards payment or satisfaction of the debts or liabilities in respect whereof the lien exists so far as the same are presently payable and any residue shall (upon surrender to the Company for cancellation of the certificate (if any) for the shares sold and subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the time of the sale. For giving effect to any such sale the Directors may authorise some person to transfer the shares sold to, or in accordance with the directions of, the purchaser.

36.   GIVING EFFECT TO THE SALE

      A statutory declaration in writing that the declarant is a Director or the Secretary of the Company and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. Such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof together with the share certificate (if any) delivered to a purchaser or allottee thereof shall (subject to the execution of a transfer if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

                               TRANSFER OF SHARES

37.   TRANSFERS

      Subject to such of the restrictions of these presents as may be applicable:-

      (i) any member may transfer all or any of his uncertificated shares by means of a relevant system in such manner provided for, and subject as provided in the Uncertificated Securities Regulations and the rules of any relevant system, and accordingly no provision of these present shall apply in respect of an uncertificated share to the extent that it requires or contemplates the effecting of a transfer by an instrument in writing or the production of a certificate for the share to be transferred; and

      (ii) any member may transfer all or any of his certificated shares by an instrument of transfer in any usual form or in any other form which the Directors may approve.

38.   EXECUTION OF TRANSFERS

      The instrument of transfer of a certificated share shall be executed by or on behalf of the transferor and (except in the case of fully paid shares) by or on behalf of the transferee. The transferor shall be deemed to remain the holder of the shares concerned until the name of the transferee is entered in the Register of Members in respect thereof. All instruments of transfer which are registered may be retained by the Company.

39.   SUSPENSION OF REGISTRATION

      Subject to the Statutes and the requirements of the London Stock Exchange, the registration of transfers may be suspended and the Register of Members closed at such times and for such period as the Directors may from time to time determine and either generally or in respect of any class of shares:
      Provided that such registration shall not be suspended and the Register of Members shall not be closed for more than thirty days in any year.

40.   RIGHT TO DECLINE TO REGISTER TRANSFER OF PARTLY PAID SHARES

      The Directors may in their absolute discretion and without assigning any reason therefor decline to register any transfer of shares (not being fully paid shares) provided that where any such share is listed on the London Stock Exchange, such discretion may not be exercised in such a way as to prevent dealings in the shares of that class from taking place on an open and proper basis. If the Directors refuse to register a transfer they shall within two months after the date on which the transfer was lodged with the Company or, in the case of uncertificated shares, within two months after the date on which the relevant Operator-instruction is received, send to the transferee notice of the refusal.

41.   FURTHER RIGHTS TO DECLINE TO REGISTER TRANSFER

      (A) The Directors may only decline to register a transfer of an uncertificated share in the circumstances set out in the Uncertificated Securities Regulations, and where, in the case of a transfer to joint holders, the number of joint holders to whom the uncertificated share is to be transferred exceeds four.

      (B) The Directors may decline to register any transfer of a certificated share unless:-

            (i) the instrument of transfer is lodged at the Transfer Office or at such other place as the Directors may from time to time determine accompanied by the certificate for the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer;

            (ii) the instrument of transfer is in respect of only one class of share; and

            (iii) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four.

42.   NO FEE PAYABLE FOR REGISTRATION OF TRANSFERS

      No fee will be charged by the Company in respect of the registration of any instrument of transfer or confirmation or probate or letter of administration or certificate of marriage or death or power of attorney or other document relating to or affecting the title to any shares or otherwise for making any entry in the Register of Members affecting the title to any shares.

43.   RENUNCIATIONS RECOGNISED

      Nothing in these presents shall preclude the Directors from recognising a renunciation of the allotment of any share by the allottee in favour of some other person. In this Article "allottee" includes provisional allottee and any person in whose favour an allotment has been previously renounced.

                            DESTRUCTION OF DOCUMENTS

44.   DESTRUCTION OF DOCUMENTS

      The Company shall be entitled to destroy (a) all share certificates which have been cancelled at any time after the expiration of one year from the date of such cancellation, and (b) all notifications of change of name and address and all dividend mandates which have been cancelled or have ceased to have effect at any time after the expiration of two years from the date of the recording of such notification or, as the case may be, the date of such cancellation or cessation, and (c) all instruments of transfer of shares which have been registered at any time after the expiration of six years from the date of registration thereof, and (d) any other documents on the basis of which any entry in the Register of Members has been made at any time after the expiration of six years from the date of the first entry in the Register of Members in respect thereof, and it shall conclusively be presumed in favour of the Company that every entry in the Register of Members purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and every share certificate so destroyed was a valid and effective document duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company.

      Provided always that:-

      (i) The provisions aforesaid shall apply only to the destruction of a document in good faith and without express notice of any claim (regardless of the parties thereto) to which the document might be relevant;

      (ii) Nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article;

      (iii) References herein to the destruction of any document include references to the disposal thereof in any manner.

                             TRANSMISSION OF SHARES

45.   TRANSMISSION

      In case of the death of a registered shareholder, the survivors or survivor where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing in this Article shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share solely or jointly held by him.

46(A). REGISTRATION ON DEATH, BANKRUPTCY, ETC

      Subject to the provisions of the preceding Article any person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law may (subject as provided elsewhere in these presents) upon such evidence being produced as may from time to time properly be required by the Directors (and in the case of shares in uncertificated form, subject to the facilities and requirements of the relevant system) either (a) be registered as holder of the share in a representative capacity or (b) be registered himself as holder of the share or (c) transfer such share to some other person. The Directors shall, in any case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that member before his death, bankruptcy or other event giving rise to the transmission of his entitlement by operation of law, as the case may be.

  (B). ELECTION FOR REGISTRATION

      The intimation to the Company, by or on behalf of any person becoming entitled to a share in accordance with paragraph (A) of this Article, of the evidence therein required shall be deemed to be a request by such person to be registered as holder of the share in a representative capacity unless such person shall otherwise elect as aftermentioned, provided always that such registration shall not impose any personal liability upon such person in respect of the share. If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing in a form acceptable to the Directors signed by him stating that he so elects and if he shall elect to have another person registered he shall testify his election by, in respect of shares in certificated form, executing to that person a transfer of the share or, in respect of shares in uncertificated form, making such other arrangements as are consistent with the Uncertificated Securities Regulations and the facilities and requirements of the relevant system for their transfer to such person. All the limitations, restrictions and provisions of these presents relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member, or other event giving rise to the transmission of his entitlement by operation of law, had not occurred and the notice or transfer were a transfer signed by that member.

47.   RIGHTS OF PERSONS ENTITLED BY TRANSMISSION

      Save as otherwise provided by or in accordance with these presents, a person becoming entitled to a registered share in consequence of the death or bankruptcy of a member or otherwise by operation of law (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share) shall be entitled to the same dividends and other advantages as those to which he would be entitled if he were the registered holder of the share except that he shall not be entitled in respect thereof (except with the authority of the Directors) to exercise any right conferred by membership in relation to meetings of the Company until he shall have been registered as a member in respect of the share; Provided that the Directors may at any time give notice requiring such person to elect either to be registered or to transfer the share and, if the notice is not complied with within such period (being not less than 42 days) as the Directors may fix, the Company may thereafter:

            (a) withhold payment of all dividends and other monies payable in respect of the share (but any such action shall not constitute the Company a trustee in respect of any such dividends or other monies) and suspend any other advantages to which such person would otherwise be entitled in respect of the share until the requirements of the notice have been complied with; and/or

            (b) sell the share at the best price reasonably obtainable in such manner as the Directors think fit and, subject to the provisions of these presents generally, the provisions of
                  Article 48(B) shall apply to such sale.

                              UNTRACED SHAREHOLDERS

48(A). POWER TO DISPOSE OF SHARES OF UNTRACED SHAREHOLDERS

      The Company shall be entitled to sell at the best price then reasonably obtainable the shares of a member or the shares to which a person is entitled by virtue of transmission on death or bankruptcy if and provided that:-

      (i) during the period of twelve years ending on the date of the publication of the advertisement referred to in sub-paragraph (ii) below (or, if published on different dates, the later or latest thereof) at least three cash dividends (whether interim or final) have become payable on or in respect of the shares in question but all dividends or other moneys payable on or in respect of such shares during such period remain unclaimed; and

      (ii) the Company shall have inserted an advertisement in one daily newspaper with a national circulation in the United Kingdom, one Scottish daily newspaper and one newspaper circulating in the area in which the last known address of the member or the address at which service of notices upon such member or other person may be effected in accordance with these presents is located, giving notice of its intention to sell the said shares; and

      (iii) during the said period of twelve years and the period of three months following the date of the publication of the said advertisement (or, if published on different dates, the later or latest thereof) the Company shall have received indication neither of the whereabouts nor of the existence of such member or person; and

      (iv) if the shares in question are listed on the London Stock Exchange, notice shall have been given to the London Stock Exchange of the Company's intention to make such sale.

(B).  SALE PROCEDURE AND APPLICATION OF PROCEEDS

      To give effect to any such sale the Company may appoint some person to execute as transferor an instrument of transfer of the said shares and such instrument of transfer shall be as effective as if it had been executed by the registered holder of, or person entitled by transmission to, such shares and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. The Directors may authorise the conversion of shares to be sold which are certificated shares into uncertificated shares, and vice versa (so far as is consistent with the Uncertificated Securities Regulations and the facilities and requirements of the relevant system) for their transfer to, or in accordance with the directions of, the transferee. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.

                                      STOCK

49.   CONVERSION INTO STOCK

      The Company may from time to time by Ordinary Resolution convert any fully paid shares into stock or reconvert any stock into fully paid shares of any denomination. If and whenever any shares of any class in the capital of the Company for the time being shall have been issued and be fully paid and at that time the shares of that class previously issued shall stand converted into stock such further shares upon being fully paid shall ipso facto be converted into stock transferable in the same units as the existing stock of that class.

50.   TRANSFER OF STOCK

      The holders of stock may transfer the same or any part thereof in the same manner and subject to the same regulations as and subject to which the shares from which the stock arose might previously to conversion have been transferred (or as near thereto as circumstances admit) but no stock shall be transferable except in such units (not being greater than the nominal amount of the shares from which the stock arose) as the Directors may from time to time determine.

51.   RIGHTS OF STOCKHOLDERS

      The holders of stock shall according to the amount of the stock held by them have the same rights, privileges and advantages as regards dividend, return of capital, voting and other matters as if they held the shares from which the stock arose; but no such right, privilege or advantage (except as regards participation in the profits or assets of the Company) shall be conferred by an amount of stock which would not, if existing in shares, have conferred such right, privilege or advantage.

                            SHARE WARRANTS TO BEARER

52(A). POWER TO ISSUE SHARE WARRANTS TO BEARER

      Subject to the provisions of the 1985 Act, the Company may issue share warrants to bearer (each a "Warrant") and the Directors may accordingly, with respect to any share which is fully paid up and with respect to any one or more such shares as may be specified from time to time in a Warrant (in any case in which they shall in their discretion think fit so to do) issue a Warrant stating that the bearer of the Warrant is entitled to the shares therein specified, and may in any case in which a Warrant is so issued provide by coupons or otherwise for payment of the future dividends or other moneys in respect of the shares included in such Warrant.

(B).  BEARER DEEMED TO BE A MEMBER

      Subject to the provisions of these presents and of the 1985 Act the bearer of a Warrant shall be deemed to be a member of the Company, and shall be entitled to the same privileges and advantages as if his name had been included in the Register of Members as the holder of the shares specified in such Warrant.

(C).  MEETINGS

      No person shall, as the bearer of a Warrant, be entitled (a) to sign a requisition for calling a meeting, or to give notice of intention to submit a resolution to a meeting, or (b) to attend or vote by himself or by his proxy or exercise any privilege as a member at a meeting, unless he shall, in case (a) before or at the time of lodging such requisition, or giving such notice of intention as aforesaid, or in case (b) four days at least before the day fixed for the meeting, have deposited at the Office or a bank to be named or approved by the Company for that purpose the Warrant in respect of which he claims to act, attend or vote as aforesaid (the place at which the Warrant is so deposited being in this Article called "the depository"), and unless the Warrant shall remain so deposited until after the meeting and any adjournment thereof shall have been held. The names of more than one person as joint holders of a Warrant shall not be received.

(D).  CERTIFICATE TO ATTEND MEETINGS

      To any person so depositing a Warrant there shall be delivered a certificate stating his name and address, and describing the shares included in the Warrant so deposited, and bearing the date of issue of the certificate, and such certificate shall entitle him or his proxy, duly appointed as hereinafter provided, to attend and vote at any General Meeting held within three months from the date of the certificate and prior to delivery up thereof pursuant to paragraph (E) of this Article in the same way as if he were the registered holder of the shares specified in the certificate.

(E).  RETURN OF WARRANT AFTER MEETING

      Upon delivery up of the certificate at the depository, the bearer of the certificate shall be entitled to receive the Warrant in respect of which the certificate was given.

(F).  EXERCISE OF OTHER RIGHTS

      The holder of a Warrant shall not, save as aforesaid, be entitled to exercise any right as a member unless (if called upon by any Director or the Secretary so to do) he produce his Warrant or the certificate of its deposit, and state his name and address.

(G).  ISSUE OF NEW WARRANTS

      The Directors may issue new Warrants or coupons in such manner, subject to such conditions and in respect of such number of shares as they think fit from time to time and the Directors shall be empowered at any time and from time to time to amend any Warrant then in issue so that by virtue of such amendments the number of shares which such Warrant from time to time represents is accurately shown therein provided that no new Warrant or coupon shall be issued in place of one lost unless the Directors are satisfied beyond reasonable doubt that the original has been destroyed.

(H).  TRANSFER OF SHARES INCLUDED IN WARRANT

      The shares included in any Warrant shall be transferred by the delivery of the Warrant without any written transfer and without registration, and to shares so included the provisions hereinbefore contained with reference to the transfer of shares shall not apply.

(I).  COUPON FOR DIVIDEND

      The delivery to the Company or to a duly authorised agent of the Company of a coupon shall be a good discharge to the Company for the dividend represented thereby.

(J).  SURRENDER OF WARRANT AND REGISTRATION OF HOLDER

      Upon surrender of his Warrant to the Company for cancellation, together with all coupons for the future dividends on the shares comprised in the Warrant and an application in writing signed by him in such form and authenticated in such manner as the Directors shall require requesting to be registered as a member in respect of the shares included in the Warrant and stating in such application his name, address and occupation, the bearer of a Warrant shall be entitled to have his name entered as a member in respect of the shares included in the Warrant, but the Company shall in no case be responsible for any loss or damage incurred by any person by reason of the Company entering in its Register of Members, upon surrender of a Warrant, the name of any person not the true and lawful owner of the Warrant surrendered.

(K).  VARIATION OF TERMS

      The Directors may from time to time as they think fit make and vary the terms and conditions upon which Warrants may be issued and any matters incidental thereto. Subject to these presents the bearer of a Warrant shall be subject to the conditions for the time being in force relating to Warrants whether made before or after the issue of such Warrant.

                                GENERAL MEETINGS

53.   TYPES OF GENERAL MEETINGS

      An Annual General Meeting shall be held once in every year, at such time (within a period of not more than fifteen months after the holding of the last preceding Annual General Meeting) and place as may be determined by the Directors. All other General Meetings shall be called Extraordinary General Meetings.

54.   EXTRAORDINARY GENERAL MEETINGS

      The Directors may whenever they think fit, and shall on requisition in accordance with the Statutes, proceed to convene an Extraordinary General Meeting.

55.   APPLICATION TO CLASS MEETING WHERE NO VARIATION OF RIGHTS INVOLVED

      The provisions of these presents relating to General Meetings shall apply, with necessary modifications, to any separate meeting of the holders of any class of shares of the Company held otherwise than in connection with the variation or abrogation of the rights attached to shares of the class. All matters to be resolved at any such separate meeting shall, unless otherwise required by these presents or by statute, be resolved by Extraordinary Resolution, meaning for the purposes of this Article a resolution duly passed by a majority consisting of not less than three-quarters of the votes given upon the resolution at such meeting of which notice specifying the intention to propose the resolution as an Extraordinary Resolution shall have been duly given.

                           NOTICE OF GENERAL MEETINGS

56.   PERIOD OF NOTICE

      An Annual General Meeting and any General Meeting at which it is proposed to pass a Special Resolution or (save as provided by the Statutes) a resolution of which special notice has been given to the Company, shall be called by twenty one days' notice in writing at the least, and any other General Meeting by fourteen days' notice in writing at the least (exclusive in either case of the day on which it is served or deemed to be served and of the day for which it is given) given in manner hereinafter mentioned to the Auditors and to all members other than such as are not under the provisions of these presents entitled to receive such notices from the Company: Provided that a General Meeting notwithstanding that it has been called by a shorter notice than that specified above shall be deemed to have been duly called if it is so agreed:-

      (A) in the case of an Annual General Meeting, by all the members entitled to attend and vote thereat; and

      (B) in the case of an Extraordinary General Meeting by a majority in number of the members having a right to attend and vote thereat being a majority together holding not less than 95 per cent in nominal value of the shares giving that right.

      Provided also that the accidental omission to give any notice of a meeting, or the accidental omission to send any document relating to any meeting, or the non-receipt of any such notice or document by any person entitled thereto shall not invalidate the proceedings at any General Meeting.

      A notice of General Meeting may specify a time, being not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the Register of Members in order to have the right to attend or vote at the meeting. Changes made to the entries on the Register of Members after the time so specified shall be disregarded in determining the rights of any person to attend or vote at the meeting.

      For the purposes of this Article (and without prejudice to the other provisions of these presents), the cases in which notice in writing is to be taken as given to a member include any case in which the notice of meeting is sent, or treated as given, using electronic communications in accordance with Section 369(4A) and (4B) of the 1985 Act, and the provisions of subsection (4D) of that Section shall apply in respect of the publication of such notice on a web site.

57.   CONTENTS OF NOTICE

      (A) Every notice calling a General Meeting shall specify the place and the day and hour of the meeting, and there shall appear with reasonable prominence in every such notice a statement that a member entitled to attend and vote is entitled to appoint a proxy to attend and, on a poll, vote instead of him and that a proxy need not be a member of the Company.

      (B) In the case of an Annual General Meeting, the notice shall also specify the meeting as such.

      (C) In cases where forms of appointment of proxy are sent out with notices, the accidental omission to send such forms of appointment of proxy to, or the non- receipt of such forms of appointment of proxy by, any person entitled to receive notice shall not invalidate the proceedings at any General Meeting.

      (D) In the case of any General Meeting at which business other than routine business is to be transacted, the notice shall specify the general nature of such business; and if any resolution is to be proposed as an Extraordinary Resolution or as a Special Resolution, the notice shall contain a statement to that effect.

58.   ROUTINE BUSINESS

      Routine business shall mean and include only business transacted at an Annual General Meeting of the following classes, that is to say:-

      (A)   sanctioning or declaring dividends;

      (B) considering and adopting the accounts, the reports of the Directors and Auditors and other documents required to be annexed to the accounts;

      (C) re-appointing the retiring Auditors (unless they were last appointed otherwise than by the Company in General Meeting);

      (D) fixing the remuneration of the Auditors or determining the manner in which such remuneration is to be fixed;

      (E) appointing or re-appointing Directors to fill vacancies arising at the meeting on retirement by rotation or otherwise.

59.   NOTICE OF RESOLUTIONS

      The Directors shall on the requisition of members in accordance with the provisions of the Statutes, but subject as therein provided:-

      (A) Give to the members entitled to receive notice of the next Annual General Meeting, notice of any resolution which may properly be moved and is intended to be moved at that meeting;

      (B) Circulate to the members entitled to have notice of any General Meeting, any statement of not more than one thousand words with respect to the matter referred to in any proposed resolution or the business to be dealt with at that meeting.

60.   POSTPONEMENT OF GENERAL MEETINGS

      If the Directors, in their absolute discretion, consider that it is impractical or unreasonable for any reason to hold a General Meeting on the date or at the time or place specified in the notice calling the General Meeting, they may postpone the General Meeting to another date, time and place. When a meeting is so postponed, notice of the date, time and place of the postponed meeting shall be placed in at least one leading Scottish and one leading London daily newspaper. Notice of the business to be transacted at such postponed meeting shall not be required.

                         PROCEEDINGS AT GENERAL MEETINGS

61.   OVERFLOW ARRANGEMENTS FOR GENERAL MEETINGS

      (A) The Directors may, notwithstanding that the notice of any General Meeting may specify the place of the meeting (the "principal place"), at which the chairman of the meeting shall preside, make arrangements for simultaneous attendance and participation at other places by members and proxies entitled to attend the General Meeting but unable to attend and participate at the principal place.

      (B) Such arrangements for simultaneous attendance at the meeting may include arrangements regarding the level of attendance at the other places provided that they shall operate so that any members and proxies excluded from attendance at the principal place are able to attend at one or more of the other places. For the purposes of all other provisions of these presents any such meeting shall be treated as being held and taking place at the principal place.

      (C) The Directors may, for the purpose of facilitating the organisation and administration of any General Meeting to which such arrangements apply, from time to time make arrangements, whether involving the issue of tickets (on a basis intended to afford all members and proxies entitled to attend the meeting an equal opportunity of being admitted to the principal place) or the imposition of some random means of selection or otherwise as they shall in their absolute discretion consider to be appropriate, and may from time to time vary any such arrangements or make new arrangements in their place and the entitlement of any member or proxy to attend a General Meeting at the principal place shall be subject to the arrangements as may be for the time being in force whether stated in the notice of meeting to apply to that meeting or notified to the members concerned subsequent to the provision of the notice of the meeting.

62.   QUORUM

      No business other than the appointment of a chairman of the meeting shall be transacted at any General Meeting unless a quorum is present at the time when the meeting proceeds to business. Five members present in person and entitled to vote at such meeting shall be a quorum for all purposes.

63.   IF QUORUM NOT PRESENT

      If within fifteen minutes from the time appointed for a General Meeting (or such longer time not exceeding one hour as the chairman of the meeting may determine to wait) a quorum is not present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case it shall stand adjourned to such other day and at such other time and place as may have been specified for the purpose in the notice convening the meeting or (if not so specified) as the chairman of the meeting may determine; in the latter case, not less than seven days' notice of the adjourned meeting shall be given in like manner as in the case of the original meeting. If at such adjourned meeting a quorum is not present within fifteen minutes from the time appointed for holding the meeting, the members present in person or by proxy and entitled to vote at such meeting shall be a quorum.

64.   SECURITY ARRANGEMENTS

      The Directors may direct that persons wishing to attend any General Meeting should submit to such searches or other security arrangements or restrictions as the Directors shall consider appropriate in the circumstances and shall be entitled in their absolute discretion to, or to authorise one or more persons who shall include a Director or the Secretary or the chairman of the meeting to, refuse entry to, or to eject from, such General Meeting any person who fails to submit to such searches or to otherwise comply with such security arrangements or restrictions.

65.   CHAIRMAN

      The Chairman of the Directors, failing whom one of any Deputy Chairmen failing whom one of any Vice-Chairmen (to be chosen, if more than one are present and in default of agreement amongst themselves, by lot) shall preside as chairman at a General Meeting. If there be no such Chairman or Deputy Chairman or Vice-Chairman, or if at any meeting none of them be present within fifteen minutes after the time appointed for holding the meeting and willing to act, the Directors present shall choose one of their number (or, if no Director be present or if all the Directors present decline to take the chair, the members present and entitled to vote at such meeting shall choose one of their number) to be chairman of the meeting. The chairman of the meeting who presides pursuant to this Article may, at any time during a General Meeting of the Company, nominate any Director of the Company to be the chairman of the meeting for the remainder of or for any part of the meeting.

66.   ORDERLY CONDUCT

      The chairman shall take such action as he thinks fit to promote the orderly conduct of the business of the meeting as laid down in the notice of the meeting and the chairman's decision, taken in good faith, on matters of procedure or arising incidentally from the business of the meeting shall be final as shall be his determination as to whether any matter is of such a nature.

67.   ENTITLEMENT TO ATTEND AND SPEAK

      Each Director shall be entitled to attend and speak at any General Meeting of the Company and at any separate General Meeting of the holders of any class of shares in the Company. The chairman may invite any person to attend and speak at any General Meeting of the company whom the chairman considers to be equipped by knowledge or experience of the Company's business to assist in the deliberations of the meeting.

68.   ADJOURNMENTS

      The chairman of the meeting may with the consent of any General Meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time (or sine die) and from place to place. In addition, the chairman of the meeting may at any time without the consent of the meeting adjourn the meeting (whether or not it has commenced or a quorum is present) to another time and/or place where it appears to him that (a) the members wishing to attend cannot be conveniently accommodated in the place appointed for the meeting, (b) the conduct of persons present prevents or is likely to prevent the orderly continuation of business or (c) adjournment is otherwise necessary so that the business of the meeting may be properly conducted. Nothing in this Article shall limit any other power vested in the chairman to adjourn the meeting. No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

      The chairman may adjourn the meeting notwithstanding that by reason of such adjournment some members may be unable to be present at the adjourned meeting. Any such member may nevertheless (without prejudice to the other provisions of these presents) execute a form of proxy for the adjourned meeting which, if delivered by him to the chairman or the Secretary of the Company, shall be valid even though it is given at less notice than would otherwise be required by these presents.

69.   TIME AND PLACE OF ADJOURNED MEETINGS

      When a meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the Directors. When a meeting is adjourned for thirty days or more or sine die not less than seven days' notice of the adjourned meeting shall be given in like manner as in the case of an original meeting. Save as aforesaid and save as expressly provided in
      Article 63, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

70.   AMENDMENTS TO RESOLUTIONS

      If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a Special or Extraordinary Resolution no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon. In the case of a resolution duly proposed as an Ordinary Resolution no amendment thereto (other than an amendment to correct a patent error) may be considered or voted upon unless either at least forty-eight hours prior to the time appointed for holding the meeting or adjourned meeting at which such Ordinary Resolution is to be proposed notice in writing of the terms of the amendment and intention to move the same has been lodged at the Office or the chairman decides in his absolute discretion that it may be considered or voted upon.

71.   METHOD OF VOTING

      At any General Meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll as hereinafter mentioned) demanded by either:-

      (A)   the chairman of the meeting; or

      (B) not less than three members present in person or by proxy and entitled to vote: or

      (C) the depository for the time being under any deposit agreement between the Company and such depository providing for the deposit of any New Preference Shares, provided such depository is present in person and entitled to vote; or

      (D) a member or members present in person or by proxy and representing not less than one tenth of the total voting rights of all the members having the right to vote at the meeting; or

      (E) a member or members present in person or by proxy and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one tenth of the total sum paid up on all the shares conferring that right.

72.   DECLARATION OF RESULT AND CONDUCT OF POLL

      A demand for a poll may be withdrawn only with the approval of the chairman and if it is so withdrawn:-

      (a) before the result of a show of hands is declared, the meeting shall continue as if the demand had not been made; or

      (b) after the result of a show of hands is declared, the demand shall not be taken to have invalidated the result,

      but if a demand is withdrawn, the chairman of the meeting or other member or members so entitled may himself or themselves demand a poll. Unless a poll be duly demanded (and the demand be not withdrawn), a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the minute book, shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded for or against such resolution. If a poll is duly demanded (and the demand be not withdrawn), it shall be taken in such manner (including the use of ballot or voting papers or tickets) as the chairman of the meeting may direct, and the result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The chairman of the meeting may (and if so directed by the meeting shall) appoint scrutineers and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll.

73.   CHAIRMAN'S CASTING VOTE

      In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a casting vote in addition to the votes to which he may be entitled as a member or as a representative or proxy of a member.

74.   WHEN POLL TO BE TAKEN

      A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either immediately or at such subsequent time (being not more than thirty days after the date of the meeting at which the poll was demanded) and place as the chairman may direct. No notice need be given of a poll not taken immediately.

75.   CONTINUANCE OF MEETING

      The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded.

                                VOTES OF MEMBERS

76.      RIGHT TO VOTE

      Subject to any special rights or restrictions as to voting attached by or in accordance with these presents to any class of shares and to the provisions of these presents, on a show of hands every member who is present in person shall have one vote and on a poll every member who is present in person or by proxy shall have one vote for each 25p in nominal amount of the shares held by him.

77.   VOTES OF JOINT HOLDERS

      In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members in respect of the joint holding.

78.   MEMBER UNDER INCAPACITY

      A member who is a patient for any purpose of any statute relating to mental health or in respect of whom an order has been made by any court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis or other person in the nature of a committee, receiver or curator bonis appointed by such court, and any such committee, receiver, curator bonis or other person may, on a poll, vote by proxy, provided that such evidence as the Directors may require of the authority of the person claiming to vote shall have been deposited at the Transfer Office, or at such other place (if any) as is specified for the delivery of instruments of proxy in accordance with these presents, not less than forty eight hours before the time appointed for holding the meeting or adjourned meeting or (in the case of a poll taken otherwise than at, or on the same day as, the meeting or adjourned meeting) for the taking of the poll at which it is desired to vote.

79.   CALLS IN ARREARS

      No member shall, unless the Directors otherwise determine, be entitled in respect of shares held by him to vote at a General Meeting either personally or by proxy or to exercise any other right conferred by membership in relation to meetings of the Company if any call or other sum presently payable by him to the Company in respect of shares in the Company remains unpaid.

80.   OBJECTION TO VOTING

      If (i) any objection shall be raised to the qualification of any person to vote or to the admissibility of any vote or (ii) any votes have been counted which ought not to have been counted or which might have been rejected or (iii) any votes are not counted which ought to have been counted, the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error raised or pointed out in due time shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

81.   VOTES ON A POLL

      On a poll votes may be given either personally or by proxy and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

82.   PROXY NEED NOT BE A MEMBER

      A proxy need not be a member of the Company.

83.   FORM AND EXECUTION OF PROXIES

      An appointment of a proxy shall be in any usual or common form or in any other form which the Directors may prescribe or accept and, in the case of an instrument in writing:-

      (a) in the case of an individual shall be signed by the appointor or by his attorney; and

      (b) in the case of a corporation shall be either given under its common seal or executed in any manner prescribed by the Statutes to have the same effect as if given under the common seal of the corporation or signed on its behalf by an attorney or duly authorised officer of the corporation.

      The Directors may, but shall not be bound to, require evidence of the authority of any such attorney or officer. The signature on such instrument need not be witnessed.

      An appointment of a proxy may be contained in an electronic communication in accordance with these presents, authenticated or executed in such a manner as is specified by the Directors.

84.   DELIVERY OF FORMS OF PROXY

      (A) An appointment of a proxy (together with any evidence of authority required by the directors pursuant to the immediately preceding Article) must:-

            (a) in the case of an instrument in writing, be delivered to such place or one of such places (if any) as may be specified for that purpose in, or by way of note to, or in any documents accompanying, the notice convening the meeting or any notice of any adjournment (or, if no place is so specified, to the Transfer Office); and

            (b) in the case of an appointment contained in an electronic communication, be received at such address as may have been specified for that purpose in (i) the notice convening the meeting or notice of any adjournment, (ii) any instrument of proxy sent out by the Company in relation to the meeting or adjourned meeting, or (iii) any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting or adjourned meeting, in each case not later than forty-eight hours before the time appointed for the holding of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at, or on the same day as, the meeting or adjourned meeting) for the taking of the poll at which it is to be used, and, subject to paragraph (B) of this Article, in default shall not be treated as valid; provided that an appointment of a proxy relating to more than one meeting (including any adjournment thereof) having once been so delivered or received for the purposes of any meeting shall not require again to be delivered or received in relation to any subsequent meetings to which it relates. No appointment of a proxy shall be valid after the expiration of twelve months from the date stated in it as the date of its execution or, in the case of an appointment contained in an electronic communication, the date it was sent.

      (B) A Director, the Secretary or some person authorised for the purpose by the Secretary may, in the case of an instrument appointing a proxy in writing:

            (a) accept a photocopy, or a copy delivered by facsimile transmission, of the instrument appointing the proxy (and of the power of attorney (if any) under which it is signed, or a copy of such authority certified notarially or in some other way approved by the Directors); and/or

            (b) accept an instrument appointing a proxy which has not been properly executed or is not supported by the relevant documents as required by paragraph (A) of this Article as a valid instrument of proxy where such person determines, in good faith, that the documents deposited indicate in sufficient detail the member's intention to appoint a proxy.

85.   DIFFERING PROXIES

      When two or more valid but differing appointments of proxy are delivered in respect of the same share for use at the same meeting, the one which is last delivered or received (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the others as regards that share and if the Company is unable to determine which was last delivered or received none of them shall be treated as valid in respect of that share.

86.   ISSUE OF FORMS OF PROXY

      Subject to the provisions of the Statutes, the Directors may, if they think fit, at the expense of the Company, issue forms of proxy for use by the members with or without prepaid postage and with or without inserting therein the names of any of the Directors or any other person as proxies.

87.   RIGHTS CONFERRED BY FORM OF PROXY

      An appointment of a proxy shall be deemed to include the right to demand or join in demanding a poll but shall not confer any further right to speak at the meeting, except with the permission of the chairman of the meeting, and shall be deemed to confer authority to vote on any resolution or amendment of a resolution put to the meeting for which it is given (including, for the avoidance of doubt, any resolution which properly comes before the meeting where notice of the same was not included in the notice of the meeting nor specific reference thereto made in the appointment of a proxy) as the proxy thinks fit. An appointment of a proxy shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

88.   INTERVENING EVENTS

      A vote cast by proxy shall not be invalidated by the previous death or insanity of the principal or by the revocation of the appointment of proxy or of the authority under which the appointment was executed provided that no intimation of such death, insanity or revocation shall have been received by the Company at the Transfer Office or such other place (if any) as is specified for the delivery of instruments of proxy or, in the case of an appointment of proxy contained in an electronic communication, at the address at which such appointment was duly received, in each case in accordance with these presents prior to one hour before the commencement of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at, or on the same day as the meeting or adjourned meeting) the time appointed for the taking of the poll at which the vote is cast.

                  RESTRICTIONS ON VOTING AND OTHER SHARE RIGHTS

89(A). DISENFRANCHISEMENT

      Without prejudice to any other rights or remedies of the Company where, in respect of any shares in the Company ("the default shares", which expression shall include any further shares which are allotted or issued in respect of such shares), any holder of such shares or other person appearing to be interested in such shares fails to comply with any notice (in this Article called a "statutory notice") given to that holder or other person by the Company pursuant to Part VI of the 1985 Act or, in purported compliance with such a statutory notice, makes a statement which is false in a material particular, then not earlier than fourteen days after the service of such statutory notice, the Directors may serve upon such holder a notice (in this Article called a "disenfranchisement notice") stating or to the effect that the default shares and, if the Directors so determine, any other shares held by the holder shall from the service of the disenfranchisement notice confer on him, and on any transferee to which any of such shares are transferred other than pursuant to an approved transfer (as defined in paragraph (D) of this Article) or pursuant to paragraph (B)(i) of this Article, no right to attend or vote, in person or by proxy, either at any General Meeting of the Company or at any separate General Meeting of the holders of the shares of the relevant class or to exercise any other right conferred by membership in relation to any such meeting.

(B).  OTHER RESTRICTIONS

      Where the default shares are Ordinary Shares representing at least 0.25 per cent in nominal value of the issued ordinary share capital as at the date of service of the disenfranchisement notice, the disenfranchisement notice may also at the discretion of the Directors (subject in the case of (i) below, to the requirements of the Uncertificated Securities Regulations) direct that:-

      (i) no transfer of any of the shares held by such holder shall be registered unless (a) such holder is not himself in default as regards supplying the information requested and the transfer is part only of such holder's holding and, when presented for registration, is accompanied by a certificate by such holder in a form satisfactory to the Directors to the effect that, after due and careful enquiry, such holder is satisfied that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer or (b) such transfer is an approved transfer; and/or

      (ii) any dividend or other moneys which would otherwise be payable on the default shares shall be retained by the Company in whole or in part without any liability to pay interest thereon when such moneys are finally paid to such holder and the holder shall not be entitled to elect pursuant to Article 143 to receive shares instead of that dividend.

(C).  CESSATION OF DISENFRANCHISEMENT

      Any disenfranchisement notice shall have effect in relation to default shares in accordance with its terms but shall cease to have effect:-

      (i) on the expiry of seven days after the Company has received in writing all information required by it in respect of those default shares pursuant to every statutory notice served on the holder of such shares and each other person appearing to be interested in such shares; or

      (ii) when the Company receives notice that an approved transfer to a third party has occurred; or

      (iii) if and to the extent that the Directors so determine.

(D).  PERSON INTERESTED IN SHARES; APPROVED TRANSFERS

      For the purposes of this Article 85:-

      (a) a person shall be treated as appearing to be interested in any shares if the holder of such shares has given to the Company a notification under Section 212 of the 1985 Act and either (a) the holder has named such person as being so interested, or (b) (after taking into account the said notification and any other relevant
            Section 212 notification) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares; and

      (b) A transfer of Ordinary Shares is an approved transfer if, but only if:-

            (i) it is a transfer to an offeror by way of or in pursuance of acceptance of a takeover offer (as defined for the purposes of Part XIIIA of the 1985 Act) for the Company; or

            (ii) the Directors are satisfied that the transfer is made pursuant to a bona fide sale of the whole of the beneficial ownership of the shares to a person unconnected with the holder or with any other person appearing to be interested in such shares (including any such sale made through a recognised investment exchange or any stock exchange outside the United Kingdom on which the Company's ordinary shares (or rights in respect of those shares) are normally traded). For the purposes of this sub-paragraph (ii) any associate (as defined in Section 435 of the Insolvency Act 1986) shall be included amongst the persons who are connected with the holder or any person appearing to be interested in such shares.

                     CORPORATIONS ACTING BY REPRESENTATIVES

90.   AUTHORITY OF REPRESENTATIVES

      Any corporation which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company. The person so authorised shall be entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual member of the Company and such corporation shall for the purposes of these presents be deemed to be present in person at any such meeting if a person so authorised is present thereat.

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                                    - 69 -

                                    DIRECTORS

91.   LIMIT ON NUMBER OF DIRECTORS

      Subject as hereinafter provided the Directors shall not be more than twenty-five in number. The Company may by Ordinary Resolution from time to time vary the maximum number of Directors.

92.   DIRECTORS NEED NOT BE MEMBERS

      A Director shall not be required to hold any shares of the Company by way of qualification. A Director who is not a member of the Company shall nevertheless be entitled to receive notice of and attend and speak at General Meetings and all separate meetings of the holders of any class of shares of the Company.

93.   DIRECTORS' FEES

      Each of the Directors may be paid a fee at such rate as may from time to time be determined by the Directors provided that, (a) the aggregate of all fees so paid to Directors shall not exceed L250,000 per annum or such higher amount as may from time to time be decided by ordinary resolution of the Company, (b) the Directors shall have no authority or power under this Article to determine the fees payable in respect of any period commencing prior to 15 January 1999, and (c) unless and until the Directors exercise their authority and power under this Article to determine the fees payable to a Director, such Director shall be entitled to ordinary remuneration at the rate last determined pursuant to Article 89 of the Articles of Association of the Company in force immediately prior to adoption of these presents. Such fees shall accrue from day to day and in the case of any Director shall, unless and to the extent that the Directors otherwise determine, be independent of any remuneration to which such Director may be entitled under any other provision of these articles or in respect of any other office or appointment under the Company or any other company in which the Company may be interested.

94.   EXPENSES

      The Directors may repay to any Director all such reasonable expenses as he may incur in attending and returning from meetings of the Directors or of any committee or General Meetings or otherwise in or about the business of the Company or the discharge of his duties as a Director, including (without limitation) any professional fees incurred by him (with the approval of the Directors or in accordance with any procedures stipulated by the Directors) in taking independent advice in connection with the discharge of such duties.

95.   EXTRA REMUNERATION

      Any Director who is appointed to any executive office (including for this purpose the office of Chairman or Deputy Chairman or Vice-Chairman whether or not such office is held in an executive capacity) or who serves on any committee or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise as the Directors may determine.

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                                    - 70 -

96(A). RETIREMENT AND OTHER BENEFITS

      Without prejudice to the general power of the Directors under these presents to exercise on behalf of the Company (by establishment or maintenance of schemes or otherwise) all the powers of the Company to give or procure the giving of pensions, annuities or other allowances or benefits to or for the benefit of any person, and without restricting the generality of their other powers, the Directors shall have power to pay and agree to pay pensions or other retirement, superannuation, death or disability benefits or other allowances and benefits to any Director or ex-Director of the Company or of any company which is a subsidiary undertaking of the Company or is allied to or associated with the Company or any such subsidiary undertaking or of any predecessor in business of the Company or any other company as aforesaid and to the husbands, wives, widowers, widows, children, families, dependants and personal representatives of any such Director or ex-Director, and for the purpose of providing any such pensions or other benefits to establish or contribute to any trust, scheme, association, arrangement or fund or to pay premiums, and shall have power to establish trusts, schemes, associations, arrangements or funds considered to be for the benefit of any such persons aforesaid. A Director or ex-Director shall not be accountable to the Company or the members for any such pension, allowance or other benefit and the receipt of the same shall not disqualify any person from being or becoming a Director of the Company.

(B).  INSURANCE

      Without prejudice to the provisions of Article 169, the Directors shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers or employees of the Company, or of any other company which is its holding company or in which the Company or such holding company or any of the predecessors of the Company or of such holding company has any interest, whether direct or indirect, or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of or any other body, whether or not incorporated ("body"), owned by or in which an interest is owned by the Company or any such other company, or who are or were at any time trustees of any pension fund or employees' share scheme in which employees of the Company or any such other company or subsidiary undertaking or body are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or the exercise or purported exercise of their powers and/or otherwise in relation to or in connection with their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking, body, pension fund or employees' share scheme.

97(A). DIRECTORS' INTERESTS IN CONTRACTS WITH THE COMPANY

      Subject to the provisions of the Statutes and Article 113, a Director or alternate Director may be a customer of the Company or of any of its subsidiary undertakings or be party to or in any way interested in any contract or arrangement or transaction to which the Company is a party or in which the Company is in any way interested and he may hold and be remunerated (in addition to any other remuneration provided for by or pursuant to any other Article) in respect of any office or place of profit (other than the office of Auditor of the Company or any subsidiary thereof) under the Company or any other company in which the Company is in any way interested and he (or any firm of which he is a member) may act in a professional capacity for the Company or any such other company and be remunerated therefor and in any such case as aforesaid (unless otherwise agreed) the Director may retain for his own absolute use and benefit all profits and advantages accruing to him thereunder or in consequence thereof.

(B).  APPOINTMENTS WITH OTHER COMPANIES

      A Director of the Company may be or become a director or other officer of, or otherwise interested in, any undertaking promoted by the Company or in which the Company may be interested, and (unless otherwise agreed) shall not be accountable to the Company or the members for any remuneration, profit or other benefit received by him as a director or officer of, or from his interest in, such other undertaking. The Directors may also cause the voting power conferred by the shares in any other undertaking held or owned by the Company to be exercised in such manner in all respects as they think fit, including the exercise thereof in favour of any resolution appointing themselves or any of them to be directors, officers or servants of such other undertaking, or voting or providing for the payment of remuneration to the directors, officers or servants of such other undertaking.

98(A). EXECUTIVE OFFICE

      The Directors may from time to time appoint one or more of their body to be holder of any executive office (including, where considered appropriate, the office of Chairman, Deputy Chairman or Vice-Chairman, Managing, Joint Managing, Deputy or Assistant, Managing Director or Chief, Deputy Chief or Assistant Chief Executive) on such terms and for such period as they may (subject to the provisions of the Statutes) determine and without prejudice to the terms of any contract entered into in any particular case, may at any time revoke any such appointment.

(B).  WHEN TERMINATION OF APPOINTMENT AUTOMATIC

      The appointment of any Director to any of the executive offices specifically mentioned in paragraph (A) above shall automatically determine if he ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

(C).  WHEN TERMINATION OF APPOINTMENT NOT AUTOMATIC

      The appointment of any Director to any other executive office shall not automatically determine if he ceases from any cause to be a Director, unless the contract or resolution under which he holds office shall expressly state otherwise in which event the termination of his office if he ceases to be a Director shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

99.   DELEGATION OF POWERS

      The Directors may entrust to and confer upon any Director any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

                     APPOINTMENT AND RETIREMENT OF DIRECTORS

100.  AGE LIMIT

      Any provisions of the Statutes which, subject to the provisions of these presents, would have the effect of rendering any person ineligible for appointment as a Director or liable to vacate office as Director on account of his having reached any specified age or of requiring special notice or any other special formality in connection with the appointment of any Director over a specified age shall apply to the Company.

101.  VACATION OF OFFICE OF DIRECTOR

      The office of a Director shall be vacated in any of the following events, namely:-

      (A) if pursuant to any provisions of the Statutes he is removed or prohibited from being a Director;

      (B) if he shall resign by writing under his hand left at the Office or if he shall tender his resignation and the Directors shall resolve to accept the same;

      (C) if he shall have a receiving order made against him, become bankrupt, apparently insolvent, execute a trust deed for behalf of his creditors or shall compound with his creditors generally;

      (D)   if he shall become of unsound mind or otherwise incapax;

      (E) if he shall be absent from meetings of the Directors for three months without leave and his alternate Director (if any) shall not during such period have attended in his stead and the Directors shall resolve that his office be vacated; or

      (F) if he shall be removed from office by notice in writing served upon him signed by all his co-Directors, but so that in the case of a Director holding an executive office which automatically determines on his ceasing to be a Director such removal shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages in respect of the consequent termination of his executive office.

102.  RETIREMENT OF DIRECTORS BY ROTATION

      At the Annual General Meeting in each year any Director bound to retire under Article 108 and one-third of the other Directors for the time being (or, if their number is not three or a multiple of three, the number nearest to one-third) shall retire from office, but: --

      (a) if any Director has at the start of the Annual General Meeting in any year been in office for three years or more since his last appointment or re-appointment (or would be if the Annual General Meeting in that year was on a date numerically corresponding to the date of his last appointment or re-appointment), he shall retire; and

      (b) if there is only one Director who is subject to retirement by rotation, he shall retire.

103.  SELECTION OF DIRECTORS TO RETIRE

      The Directors to retire by rotation shall include (so far as necessary to obtain the number required) any Director who wishes to retire and not to offer himself for re-election. Any further Directors so to retire shall be those of the other Directors subject to retirement by rotation who have been longest in office since their last re-election or appointment and so that as between persons who become or were last re-elected Directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot. The Directors to retire on each occasion (both as to number and identity) shall be determined by the composition of the Board of Directors of the Company at the date of the notice convening the Annual General Meeting and no Director shall be required to retire or be relieved from retiring by reason of any change in the number or identity of the Directors after the date of such notice but before the close of the meeting. Subject in the case of a Director who is over the age of seventy to a resolution of which special notice has been given being passed as required by Section 293(5) of the 1985 Act, a retiring Director shall be eligible for re-election.

104.  WHEN DIRECTORS DEEMED TO BE REAPPOINTED

      The Company at the meeting at which a Director retires under any provision of these presents may (subject to Article 106) by Ordinary Resolution fill up the office being vacated by electing thereto the retiring Director or some other person eligible for appointment. In default the retiring Director shall be deemed to have been re-elected except in any of the following cases:-

      (A) where at such meeting it is expressly resolved not to fill up such office or a resolution for the re-election of such Director is put to the meeting and lost;

      (B) where such Director has given notice in writing to the Company that he is unwilling to be re-elected;

      (C) where the default is due to the moving of a resolution in contravention of the next following Article;

      (D) where such Director has attained any retiring age applicable to him as Director;

      (E) where, if such Director was re-elected, he would be required to vacate the office of Director pursuant to Article 101.

      The retirement shall not have effect until the conclusion of the meeting except where a resolution is passed to elect some other person in the place of the retiring Director or a resolution for his re-election is put to the meeting and lost and accordingly a retiring Director who is re-elected or deemed to have been re-elected will continue in office without break, save that notwithstanding the provisions of Section 293(6) of the 1985 Act, a person re-appointed a Director on retiring on account of age, or a person appointed at an Annual General Meeting in place of a Director so retiring, shall be deemed for the purpose of the rotation of Directors to have been elected at the meeting at which he was so re-appointed or appointed and not before.

105.  RESOLUTION

      A resolution for the appointment of two or more persons as Directors by a single resolution shall not be moved at any General Meeting unless a resolution that it shall be so moved has first been agreed to by the meeting without any vote being given against it; and any resolution moved in contravention of this provision shall be void.

106.  NOTICE OF INTENTION TO APPOINT A DIRECTOR

      No person other than a Director retiring at the meeting shall, unless recommended by the Directors for election, be eligible for appointment as a Director at any General Meeting unless not less than seven nor more than forty two days (inclusive of the date on which the notice is given) before the day appointed for the meeting there shall have been left at the Office, addressed to the Secretary, notice in writing signed by some member (other than the person to be proposed) duly qualified to attend and vote at the meeting for which such notice is given of his intention to propose such person for appointment stating the particulars which would, if he were so appointed, be required to be included in the Company's Register of Directors together with notice in writing signed by the person to be proposed of his willingness to be elected.

107.  REMOVAL AND REPLACEMENT OF DIRECTORS

      The Company may in accordance with and subject to the provisions of the Statutes by Ordinary Resolution of which special notice has been given remove any Director from office notwithstanding any provision of these presents or of any agreement between the Company and such Director, but without prejudice to any claim he may have for damages for breach of any such agreement, and by Ordinary Resolution appoint another person in place of a Director so removed from office and any person so appointed shall be treated for the purpose of determining the time at which he or any other Director is to retire by rotation as if he had become a Director on the day on which the Director in whose place he is appointed was last elected as a Director. In default of such appointment the vacancy arising upon the removal of a Director from office may be filled by the Directors as a casual vacancy.

108.  APPOINTMENT BY ORDINARY RESOLUTION OR BY DIRECTORS

      The Company may by Ordinary Resolution appoint any person to be a Director either to fill a casual vacancy or as an additional Director. Without prejudice and in addition thereto, the Directors shall have the power at any time so to do, but so that the total number of Directors shall not at any time exceed the maximum number (if any) fixed by or in accordance with these presents. Any person so appointed by the Directors shall hold office only until the next Annual General Meeting and shall then be eligible for re-election, but shall not be taken into account in determining the number of Directors who are to retire by rotation at such meeting.

                               ALTERNATE DIRECTORS

109(A).POWER TO APPOINT ALTERNATE DIRECTORS

      Any Director (other than an alternate Director) may at any time by writing under his hand and deposited at the Office, or received by the Secretary or delivered at a meeting of the Directors, appoint any person (including another Director) to be his alternate Director and may in like manner at any time terminate such appointment. If such alternate Director is not another Director, such appointment, unless previously approved by the Directors, shall have effect only upon and subject to being so approved.

(B).  TERMINATION

      The appointment of an alternate Director shall automatically determine on the happening of any event which if he were a Director would cause him to vacate such office or if his appointor ceases to be a Director or if the approval of the Directors to his appointment is withdrawn. An alternate Director may by writing under his hand left at the Office resign such appointment.

(C).  ALTERNATE TO RECEIVE NOTICES

      An alternate Director shall (except when absent from the United Kingdom) be entitled, if his appointor so requests, to receive notices of meetings of the Directors to the same extent as, but in lieu of, the Director appointing him and shall be entitled to attend and vote as a

      Director and be counted for the purposes of a quorum at any such meeting at which the Director appointing him is not personally present and generally at such meeting to perform all functions, powers and duties of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these presents shall apply as if he were a Director. If he shall himself be a Director or shall attend any such meeting as an alternate for more than one Director his voting rights shall be cumulative. If his appointor is for the time being absent from the United Kingdom or temporarily unable to act through ill-health or disability his signature to any resolution in writing of the Directors shall be as effective as the signature of his appointor. To such extent as the Directors may from time to time determine in relation to any committees formed under Article 118 the foregoing sentences shall also apply mutatis mutandis to any meeting of any such committee of which his appointor is a member. An alternate Director shall not (save as aforesaid) have power to act as a Director nor shall he be deemed to be a Director for the purposes of these presents.

(D).  ALTERNATE MAY BE PAID EXPENSES BUT NOT REMUNERATION

      An alternate Director may be repaid expenses, and shall be entitled to be indemnified, by the Company to the same extent mutatis mutandis as if he were a Director but he shall not be entitled to receive from the Company any remuneration except only such proportion (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.

                            PROCEEDINGS OF DIRECTORS

110(A).MEETINGS OF DIRECTORS

      Subject to the provisions of these presents, the Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be determined by a majority of votes. In case of an equality of votes the chairman of the meeting shall have a second or casting vote. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors. Notice of a meeting of Directors shall be deemed to be properly given to a Director if it is given to him personally or by word of mouth or sent in writing or by electronic communication to him at his last known address or any other address given by him to the Company for this purpose. A Director absent or intending to be absent from the United Kingdom may request that notices of meetings of Directors shall during his absence be sent in writing or by electronic communication to him at an address given by him to the Company for this purpose, but such notices need not be given any earlier than notices given to Directors not so absent and if no such request is made it shall not be necessary to give notice of a meeting of Directors to any Director who is for the time being absent from the United Kingdom. A Director may waive notice of any meeting either prospectively or retrospectively.

(B).  PARTICIPATION IN MEETINGS BY TELEPHONE

      Any one or more (including, without limitation, all) of the Directors, or any committee of the Directors, may participate in a meeting of the Directors or of such committee:-

      (a) by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time; or

      (b) by a succession of telephone calls to Directors from the chairman of the meeting following disclosure to them of all material points.

      Participating by such means shall constitute presence in person at a meeting. Such meeting shall be deemed to have occurred, in the case of
      (a), at the place where most of the Directors participating are present or, if there is no such place, where the chairman of the meeting is present and, in the case of (b), where the chairman of the meeting is present.

111.  AUTHORITY TO VOTE

      A Director who is unable to attend any meeting of the Directors and has not appointed an alternate Director may authorise any other Director to vote for him at that meeting, and in that event the Director so authorised shall have a vote for each Director by whom he is so authorised in addition to his own vote. Any such authority must be in writing or by cable. telegram, telex or facsimile which must be produced at the meeting at which the same is to be used and be left with the Secretary for retention.

112.  QUORUM

      The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed at any other number shall be three. A meeting of the Directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

113.  DIRECTORS' INTERESTS

      A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract (or any transaction or arrangement whether or not constituting a contract) with the Company shall declare the nature of his interest in accordance with the provisions of the Statutes.

114(A).RESTRICTIONS ON VOTING

      Save as herein provided, a Director shall not vote at any meeting of the Directors in respect of any contract or arrangement or any other proposal whatsoever in which he has an interest which (together with any interest of any person connected with him within the meaning of Section 346 of the 1985 Act) is, to his knowledge, a material interest (otherwise than by virtue of his interests in shares or debentures or other securities of, or otherwise in or through, the Company). A Director shall not be counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.

(B).  WHERE INTEREST DOES NOT PREVENT VOTING

      Subject to the provisions of the Statutes a Director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:-

      (i) the giving of any security or indemnity to him pursuant to Article 168 or in respect of money lent or obligations incurred by him at the request of or for the benefit of the Company or any of its subsidiary undertakings;

      (ii) the giving of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

      (iii) any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiary undertakings for subscription or purchase in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;

      (iv) any proposal concerning any other company (not being a company in which he owns one per cent or more) in which he is interested, directly or indirectly and whether as an officer, or shareholder, creditor or otherwise howsoever;

      (v) any proposal concerning the adoption, modification or operation of a pension fund or retirement death or disability benefits scheme or employees' share scheme which relates both to Directors and employees of the Company or of any of its subsidiary undertakings and does not provide in respect of any Director as such any privilege or advantage not accorded to the employees to which the fund or scheme relates;

      (vi) any contract or arrangement for the benefit of employees of the Company or of any of its subsidiary undertakings under which he benefits or stands to benefit in a similar manner to the employees and which does not accord to any Director as such any privilege or advantage not accorded to the employees to whom the contract or arrangement relates; and;

      (vii) any proposal concerning insurance which the Company proposes to purchase and/or maintain for the benefit of any Directors of the Company or for persons who include Directors of the Company, provided that for the purposes of this sub-paragraph (vii), insurance shall mean only insurance against liability incurred by a Director in respect of any act or omission by him referred to in
            Article 96(B), or any other insurance which the Company is empowered to purchase and/or maintain for, or for the benefit of, any groups of persons consisting of or including Directors of the Company.

      For the purposes of sub-paragraph (iv) above, a company shall be deemed to be one in which a Director owns one per cent or more if and so long as (but only if and so long as) he, taken together with any person connected with him within the meaning of Section 346 of the 1985 Act, is to his knowledge (either directly or indirectly) the holder of or beneficially interested in one per cent or more of any class of the equity share capital of that company or of the voting rights available to members of that company. For the purpose of this paragraph there shall be disregarded any shares held by the Director or any such person as simple trustee under the laws of Scotland or bare or custodian trustee under the laws of England and Wales and in which he has no beneficial interest, any shares comprised in a trust in which his, or any such person's, interest is in reversion or remainder or fee if and so long as some other person is entitled to receive the income of the trust, and any shares comprised in an authorised unit trust scheme in which he, or any such person, is interested only as a unit holder. Where a company in which a Director owns one per cent or more is materially interested in a contract or arrangement or other proposal, he also shall be deemed to be materially interested in that contract, arrangement or other proposal.

(C).  CONSIDERATION OF MATTERS INVOLVING TWO OR MORE DIRECTORS

      Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned (if not debarred from voting under paragraph
      (B)(iv) of this Article)
      shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

(D).  MATERIALITY OF DIRECTORS' INTERESTS

      If any question shall arise at any meeting as to the materiality of a Director's interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting (or in the case of a question as to the materiality of an interest or entitlement to vote of the chairman, one of the Deputy Chairmen or in his absence one of the Vice-Chairmen) and his ruling in relation to any other Director shall be final and conclusive except in a case where the nature or extent of the interests of such Director has not been fairly disclosed.

(E).  ALTERNATE DIRECTORS

      In relation to an alternate Director, the interest of his appointor shall, for the purposes of this Article, be treated as the interest of the alternate Director in addition to an interest which the alternate Director otherwise has. This Article applies to an alternate Director as if he were a Director.

(F).  RELAXATION OF PROVISIONS

      Subject to the Statutes, the Company may by Special Resolution suspend or relax the provisions of this Article to any extent or ratify any transaction not duly authorised by reason of a contravention of this Article.

115.  PROCEEDINGS IN CASE OF VACANCIES

      The continuing Directors may act notwithstanding any vacancies in their number, but if and so long as the number of Directors is reduced below the number fixed by or in accordance with these presents as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of filling up such vacancies or of summoning General Meetings of the Company, but not for any other purpose. If there be no Directors or Director able or willing to act, then any two members may summon a General Meeting for the purpose of appointing Directors.

116.  CHAIRMAN

      The Directors may elect a Chairman and one or more Deputy Chairmen and one or more Vice-Chairmen and determine the period for which each is to hold office. The Chairman or, in his absence, one of any Deputy Chairmen or, in his absence, one of any Vice-Chairmen shall preside at meetings of the Directors, but if no Chairman or Deputy Chairman or Vice- Chairman shall have been appointed, or if at any meeting none of them be present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting. If at any time there is more than one Deputy Chairman or Vice-Chairman the right (in the absence of the Chairman or of the Chairman and the Deputy Chairmen respectively) to preside at a meeting of Directors shall be determined as between the Deputy Chairmen (in the absence of the Chairman) or Vice-Chairmen (in the absence of the Chairman and the Deputy Chairmen) present (if more than one) by seniority in length of appointment or otherwise as resolved by the Directors.

117.  RESOLUTIONS IN WRITING

      A resolution in writing signed by all the Directors for the time being in the United Kingdom and all the alternate Directors (if any) for the time being in the United Kingdom whose appointors are for the time being absent from the United Kingdom (provided that their number is sufficient to constitute a quorum) or by all the members of a committee formed under the next following Article for the time being shall be as valid and effective as a resolution passed at a meeting of the Directors or, as the case may be, of such committee duly convened and held and may consist of several documents in the like form, each signed by one or more of the Directors or alternate Directors or members of the committee concerned.

118.  COMMITTEES OF DIRECTORS

      The Directors may delegate any of their powers, authorities or discretions (including, for the avoidance of doubt, any powers, authorities or discretions relating to the remuneration of Directors, the varying of Directors' terms and conditions of employment or the conferring of any benefit on Directors) to committees consisting of one or more members of their body and (if thought fit) one or more other persons co-opted as hereinafter provided. Insofar as any such power, authority or discretion is delegated to a committee, any reference in these presents to the exercise by the Directors of the power, authority or discretion so delegated shall be read and construed as if it were a reference to the exercise by such committee. Any committee so formed shall in the exercise of the powers, authority or discretions so delegated conform to any regulations which may from time to time be imposed by the Directors. Any such regulations may provide for or authorise the co-option to the committee of persons other than Directors and for such co-opted members to have voting rights as members of the committee but so that (i) the number of co-opted members shall be less than one half of the total number of members of the committee and (ii) no resolution of the committee shall be effective unless a majority of the members of the committee present at the meeting when the resolution is passed are Directors. The Directors may authorise any such committee to sub-delegate all or any of the powers, authorities and discretions delegated to it, and the Directors may at any time dissolve any such committee or revoke, vary or suspend any delegation made to any such committee.

119.  PROCEEDINGS OF COMMITTEE

      The meetings and proceedings of any such committee consisting of two or more members (including the exercise of all powers, authorities and discretions vested in such committee) shall be governed by the provisions of these presents regulating the meetings and proceedings of the Directors, so far as the same are applicable and are not superseded by any regulations made by the Directors under the last preceding Article.

120.  VALIDITY OF PROCEEDINGS

      All acts done by any meeting of Directors, or of any such committee, or by any person acting as a Director, shall as regards all persons dealing in good faith with the Company, notwithstanding that there was some defect in the appointment or continuance in office of any such Directors (or their alternates), or member of the committee, or person acting as aforesaid, or that they or any of them were disqualified or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director (or alternate Director) or member of the committee and had been entitled to vote.

                                BORROWING POWERS

121.  POWER TO BORROW AND GRANT SECURITY

      The Directors may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and uncalled capital, and to issue debentures and other securities, whether outright or as collateral security for any debt, guarantee, liability or obligation of the Company or of any third party.

                          GENERAL POWERS OF DIRECTORS

122.  BUSINESS TO BE MANAGED BY THE DIRECTORS

      The business and affairs of the Company shall be managed by the Directors, who may exercise all such powers of the Company as are not by the Statutes or by these presents required to be exercised by the Company in General Meeting, subject nevertheless to any regulations of these presents, to the provisions of the Statutes and to such regulations, being not inconsistent with the aforesaid regulations or provisions, as may be prescribed by Special Resolution of the Company, but no regulation so made by the Company shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article.

123.  LOCAL BOARDS, ETC

      The Directors may make such arrangements as they think fit for the management and transaction of the Company's affairs in any specified locality whether in the United Kingdom or elsewhere and without prejudice to the generality of the foregoing may at any time and from time to time
      (a) establish Regional, Divisional or Local Boards, Committees or Agencies in the United Kingdom or elsewhere, (b) appoint any one or more of the Directors or any other person or persons to be members thereof for such period and at such remuneration as the Directors may deem fit, (c) revoke from time to time any such appointment, (d) fix the quorum of the said Regional, Divisional or Local Boards and Committees, (e) delegate to such Regional, Divisional or Local Boards, Committees and Agencies from time to time all or such powers, authorities and discretions vested in the Directors (other than the power to make calls) as the Directors may deem expedient, with power to sub-delegate, and (f) annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

124.  POWERS OF ATTORNEY

      The Directors may from time to time and at any time by power of attorney or factory and commission or otherwise appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the Attorney or Attorneys or Commissioner or Commissioners of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these presents) and for such period and subject to such conditions as they may think fit, and any such power of attorney or factory and commission may contain such provisions for the protection and convenience of persons dealing with any such Attorney or Commissioner as the Directors may think fit, and may also authorise any such Attorney or Commissioner to sub-delegate all or any of the powers, authorities and discretions vested in him. The Directors may delegate all or any of their powers under this Article.

125.  OFFICIAL SEAL FOR USE ABROAD

      The Company may exercise the powers conferred by the Statutes with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

126.  OVERSEAS REGISTERS

      Subject to and to the extent permitted by the Statutes, the Company, or the Directors on behalf of the Company, may cause to be kept in any territory outside the United Kingdom a branch register of members resident in such territory, and the Directors may make and vary such regulations as they may think fit respecting the keeping of any such register.

127.  EXECUTION BY THE COMPANY

      All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors or any duly authorised committee shall from time to time determine.

                    DEPARTMENTAL, REGIONAL OR LOCAL DIRECTORS
                              AND OTHER APPOINTEES

128(A).USE OF DESIGNATION "DIRECTOR"

      The Directors may from time to time appoint any person to be a Departmental, Regional or Local Director or (without prejudice to the powers conferred by Article 123) to any other appointment including the word "Director" in its title (any person so appointed pursuant to this Article being in this Article called "an Appointee").

(B).  POWERS AND DUTIES OF APPOINTEE

      The Directors may from time to time define, limit or restrict the powers and duties of an Appointee and determine his remuneration and may at any time remove any such person from such office but without prejudice to any claim for damages for breach of any contract of service between him and the Company. Any person so appointed as an Appointee shall not, by reason only of such appointment, be a Director of the Company for any of the purposes of these presents or of the Statutes, nor shall he have, by reason only of such appointment, any of the powers or duties of a Director save in so far as specific powers or duties may be vested in him by the Directors as aforesaid. The Directors may at any time determine the use of any designation or title including the word "Director".

(C).  ATTENDANCE AT BOARD MEETINGS

      An Appointee shall not be entitled, by reason only of such appointment, to receive notice of or to attend at any meeting of the Directors unless he is specifically invited by the Directors to do so, and as an Appointee he shall not be entitled to vote thereat.

(D).  APPOINTMENT OF OTHER OFFICERS

      The Directors may from time to time appoint Chief General Managers, Deputy Chief General Managers, Assistant Chief General Managers, Senior General Managers, General Managers, Deputy General Managers, Assistant General Managers and any other officers on such terms and for such period as the Directors may think fit. The Directors may from time to time define, limit or restrict the powers and duties of any person appointed to any such office and determine his remuneration and may at any time remove any such person from such office but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

                                    SECRETARY

129.  SECRETARY

      The Secretary shall be appointed by the Directors on such terms and for such period as they may think fit. Any Secretary so appointed may at any time be removed from office by the Directors, but without prejudice to any claim for damages for breach of any contract of service between him and the Company. If thought fit two or more persons may be appointed as Joint Secretaries. The Directors may also appoint from time to time on such terms as they may think fit one or more Deputy Secretaries and Assistant Secretaries. Anything by the Statutes or by these presents required or authorised to be done by or to the Secretary may, if the office is vacant or there is for any other reason no Secretary capable of acting, be done by or to any Deputy or Assistant Secretary, or if there is no Deputy or Assistant Secretary capable of acting, by or to any officer of the Company authorised generally or specially in that behalf by the Directors.

                                      SEALS

130(A).CUSTODY OF SEAL

      The Directors shall provide for the safe custody of the Seal and any Securities Seal and neither shall be used without the authority of the Directors or a committee authorised by the Directors in that behalf.

(B).  FORMALITIES FOR AFFIXING THE SEAL

      Every deed, contract, document, instrument or other writing to which the Seal shall be affixed shall (except as permitted by Article 19) be signed by a Director or by some other person appointed by the Directors for the purpose and countersigned by the Secretary or by a second Director or by some other person appointed by the Directors for the purpose. Such signature and counter-signature shall not require to be witnessed.

(C).  USE OF SECURITIES SEAL

      The Securities Seal shall be used only for sealing securities issued by the Company and documents creating or evidencing securities so issued. Any such securities or documents sealed with the Securities Seal shall not require to be signed.

                             EXECUTION OF DOCUMENTS

131.  EXECUTION OF DOCUMENTS

      Subject to the provisions of the Statutes, all deeds, contracts, documents, instruments or other writings not executed under Seal may be signed by a Director or by the Secretary or by some other person appointed by the Directors or by a duly authorised committee for that purpose and that whether or not relating to heritable or real property. Provided that this Article and the provisions of Article 130(B) are without prejudice to any other manner of execution of documents permitted or prescribed by the Statutes.

                                AUTHENTICATION OF DOCUMENTS

132.  AUTHENTICATION OF DOCUMENTS

      Any Director or the Secretary or any person appointed by the Directors or by a duly authorised committee for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Directors or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the Office the officer, servant or agent of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Directors or any committee which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.

                                   DIVIDENDS

133.  DECLARATION OF DIVIDENDS

      The Company may by Ordinary Resolution declare dividends but no dividend shall be payable except out of the profits of the Company available for distribution under the provisions of the Statutes, or in excess of the amount recommended by the Directors, or in contravention of the special rights attaching to any share. Unless and to the extent that the rights attached to any shares or the terms of issue thereof otherwise provide, all dividends shall be declared and paid according to the amounts paid on the shares in respect of which the dividend is paid, and shall (as regards any shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid. The amounts of any such pro rata apportionments shall be determined by the Directors as they think fit in all respects including as to any Applicable Exchange Rate applied by them for the purposes of converting any amount denominated in one currency into another currency for such determination. Provided that the Directors act bona fide they shall not incur any responsibility to the holders of any share in respect of the determination of such pro rata apportionment. For the purposes of this Article no amount paid on a share in advance of calls shall be treated as paid on the share.

134(A).INTERIM DIVIDENDS

      If and so far as in the opinion of the Directors the profits of the Company justify such payment, the Directors may (subject to the special rights attaching to any share and provided that the Directors may in any event pay an interim dividend on the Ordinary Shares at a rate not exceeding L 0.01 per Ordinary Share) subject to the Statutes declare and pay the fixed dividends or dividends not exceeding a specified amount on any class of shares carrying a fixed dividend or dividends not exceeding a specified amount expressed to be payable on fixed dates on the half-yearly or other dates prescribed for the payment thereof and may also from time to time subject to the Statutes declare and pay interim dividends on shares of any class of such amount and on such dates and in respect of such periods as they think fit. For the purpose of ascertaining the distributable profits or reserves of the Company available for distribution at any time and the extent to which the same may cover fixed dividends or dividends not exceeding a specified amount expressed to be payable at such time, the Directors may convert any such profits or reserves denominated in, and any fixed dividend or dividends not exceeding a specified amount expressed to be payable in, a Foreign Currency into Sterling at the Applicable Exchange Rate.

(B).  DIRECTORS' RESPONSIBILITY

      Provided that the Directors act bona fide, they shall not incur any responsibility to the holders of any share conferring a preference which may at any time be issued for any damage they may suffer by reason of the payment of an interim dividend on any shares ranking after such preference shares. A resolution of the Directors declaring the interim dividend shall (once announced) be irrevocable and have the same effect in all respects as if such dividend had been declared upon the recommendation of the Directors by an Ordinary Resolution of the Company.

135.  PROFITS AND LOSSES FROM PAST DATE

      Subject to the provisions of the Statutes, where any asset, business or property is bought by, transferred to or vested in the Company as from a past date (whether such date be before or after the incorporation of the Company) the profits and losses thereof as from such date may at the discretion of the Directors in whole or in part be carried to revenue account and treated for all purposes as profits or losses of the Company. Subject as aforesaid, if any shares or securities are purchased cum dividend or interest, such dividend or interest may at the discretion of the Directors be treated as revenue, and it shall not be obligatory to capitalise the same or any part thereof.

136.  INTEREST NOT PAYABLE

      No dividend or other moneys payable on or in respect of a share shall bear interest as against the Company. The provisions of this Article shall not affect the provisions of Article 48.

137.  PERMITTED DEDUCTIONS

      The Directors may deduct from any dividend or other moneys payable to any member on or in respect of a share all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

138.  RETENTION OF DIVIDENDS

      The Directors may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respects of which the lien exists.

139.  WAIVER OF DIVIDENDS

      The waiver in whole or in part of any dividend on any share by any document (whether or not under seal) shall be effective only if such document is signed by the shareholder (or the person entitled to the share in consequence of the death or bankruptcy of the holder or otherwise by operation of law) and delivered to the Company and if or to the extent that the same is accepted as such or acted upon by the Company.

140.  UNCLAIMED DIVIDENDS

      All dividends or other moneys payable on or in respect of a share unclaimed after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until, subject as provided by these presents, claimed. The payment by the Directors of any unclaimed dividend or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof. The provisions of this Article shall not affect the provisions of Article 48.

141.  FORFEITURE OF UNCLAIMED DIVIDENDS

      Any dividend unclaimed after a period of twelve years from the date of declaration of such dividend shall be forfeited and shall revert to the Company.

142.  DIVIDENDS IN SPECIE

      The Company may upon the recommendation of the Directors by Ordinary Resolution direct payment of a dividend in whole or in part by the distribution of specific assets (and in particular of paid-up shares or debentures of any other company) and the Directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Directors may (a) settle the same as they think expedient and in particular may issue fractional certificates or may authorise any person to sell and transfer any fractions or disregard fractions altogether, (b) fix the value for distribution of such specific assets or any part thereof, (c) determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of those entitled to participate in the dividend, and (d) vest any such specific assets in trustees as may seem expedient to the Directors.

143.  SCRIP DIVIDEND

      The Directors may, subject to the rights attached to any class of share and in addition to the provisions of Article 4(C)(2)(b)(vi), with the prior sanction of an Ordinary Resolution of the Company, offer the holders of Ordinary Shares the right to elect to receive Ordinary Shares, credited as fully paid, instead of cash in respect of all or part of such dividend or dividends as are specified by such resolution. Such offer may be made by the Directors upon such terms and conditions as they think fit, provided that the following provisions shall apply in any event:-

      (A) the said Ordinary Resolution may specify all or part of a particular dividend (whether or not already declared) or may specify all or any dividends (or any part of such dividends) declared or to be declared or paid within a specified period, but such period may not end later than the beginning of the fifth Annual General Meeting following the date of the meeting at which such resolution is passed;

      (B) the entitlement of each holder of Ordinary Shares to new Ordinary Shares shall be such that the relevant value of the entitlement shall be as nearly as possible equal to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder elects to forego provided always that, in calculating the entitlement, the Directors may at their discretion adjust the figure obtained by dividing the relevant value by the amount payable on the Ordinary Shares up or down so as to procure that the entitlement of each shareholder to new Ordinary Shares may be represented by a simple numerical ratio. For this purpose "relevant value" shall be calculated by reference to the average of the middle market quotations for the

            Company's Ordinary Shares on the London Stock Exchange, as derived from the Daily Official List, on the day on which the Ordinary Shares are first quoted "ex" the relevant dividend and the four subsequent dealing days, or in such other manner as may be determined by the Directors on such basis as they consider fair and reasonable. A certificate or report by the Auditors as to the amount of the average quotation in respect of any dividend shall be conclusive evidence of that amount;

      (C) the basis of allotment shall be such that no member may receive a fraction of a share. The Directors may make such provisions as they think fit for any fractional entitlements, including provisions whereby, in whole or in part, fractional entitlements are disregarded or the benefit thereof accrues to the Company and/or under which fractional entitlements are accrued and/or retained and in each case accumulated on behalf of any shareholder and such accruals or retentions are applied to the allotment by way of bonus to or cash subscription on behalf of such shareholder of fully paid Ordinary Shares;

      (D) the Directors, after determining the basis of allotment, shall notify the holders of Ordinary Shares of the right of election offered to them, and shall send with, or following, such notification, forms of election and specify the procedure to be followed and the place at which, and the latest date and time by which, duly completed forms of election must be lodged in order to be effective. Electronic communications may, if the Directors so determine, be used in accordance with these presents (instead of documents in writing) for the notification of the right of election and the sending of completed forms of election;

      (E) the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on Ordinary Shares in respect whereof the said election has been duly made ("the elected Ordinary Shares") and instead thereof additional Ordinary Shares shall be allotted to the holders of the elected Ordinary Shares on the basis of allotment determined as aforesaid. For such purpose the Directors shall capitalise out of such of the sums standing to the credit of any of the Company's reserves (including Share Premium Account and Capital Redemption Reserve) or any of the profits which could otherwise have been applied in paying dividends in cash as the Directors may determine, a sum equal to the aggregate nominal amount of the additional Ordinary Shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to and amongst the holders of the elected Ordinary Shares on such basis. A resolution of the Directors capitalising any part of the reserves or profits hereinbefore mentioned shall have the same effect as if such capitalisation had been declared by Ordinary Resolution of the Company in accordance with Article 148;

      (F) the additional Ordinary Shares so allotted shall rank pari passu in all respects with the fully paid Ordinary Shares then in issue save only as regards participation in the relevant dividend;

      (G) any resolution of the Company or the Directors, passed on or after the date of adoption of these presents, declaring a dividend in respect of which (or in respect of any part of which) a right of election is offered under this Article (whether before or after the passing of the resolution) shall be deemed to include (if not expressly included) a provision that the dividend declared (or the part thereof in respect of which the right of election is offered) shall not be payable in respect of Ordinary Shares as regards which a valid acceptance of the offer under this Article shall have been received by the Company not later than the final time for receipt of forms of election;

      (H) Unless the Directors otherwise determine, or unless the Uncertificated Securities Regulations and/or the rules of the relevant system concerned otherwise require, the new Ordinary Share or shares which a member has elected to receive instead of cash in respect of the whole (or some part) of the specified dividend declared in respect of his elected Ordinary Shares shall be in uncertificated form (in respect of the member's elected Ordinary Shares which were in uncertificated form on the date of the member's election) and in certificated form (in respect of the member's elected Ordinary Shares which were in certificated form on the date of the member's election); and

      (I) the Directors may also from time to time establish, continue or vary a procedure for election mandates, which, for the avoidance of doubt, may include an election by means of a relevant system and mandates given before the adoption of these presents, under which a holder of Ordinary Shares may elect to receive Ordinary Shares credited as fully paid instead of cash in respect of all future rights offered to that holder under this Article until the election mandate is revoked or deemed to be revoked in accordance with the procedure;

      (J) the Directors may undertake and do such acts and things as they may consider necessary or expedient for the purpose of giving effect to the provisions of this Article;

      (K) notwithstanding the foregoing, the Directors may at any time prior to payment of the relevant dividend determine, if it appears to them desirable to do so because of a change in circumstances, that the dividend shall be payable wholly in cash after all and if they so determine then all elections made shall be disregarded. The dividend shall be payable wholly in cash if the ordinary share capital of the Company ceases to be listed on the Official List of the London Stock Exchange at any time prior to the due date of issue of the additional shares or if the listing is suspended and not reinstated by the date immediately preceding the due date of such issue;

      (L) the Directors may on any occasion determine that rights of election hereunder shall be subject to such exclusions, restrictions or other arrangements as the Directors may deem necessary or expedient in relation to legal or practical problems under the laws of, or the requirements of any recognised regulating body or any stock exchange in, any territory; and

      (M) this Article shall have effect without prejudice to the other provisions of these presents and such provisions shall also have effect without prejudice to the provisions of this Article.

144(A).PROCEDURE FOR PAYMENT

      Any dividend or other monies payable in cash on or in respect of a share may be paid by cheque, warrant or other financial instrument sent through the post to the registered address of the member or person entitled thereto (or, if two or more persons are registered as joint holders of the share or are entitled thereto in consequence of the death or bankruptcy of the holder or otherwise by operation of law, to any one of such persons), or to such person and such address as such member or person or persons may by writing direct Every such cheque shall be crossed and bear across its face the words "account payee" or "a/c payee" either with or without the word "only", and every such cheque or warrant or other financial instrument shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders or person or persons entitled to the share in consequence of the death or bankruptcy of the holder or otherwise by operation of law may direct. Payment of the cheque or warrant or other financial instrument by the banker upon whom it is drawn or, in respect of uncertificated shares, the making of payment in accordance with the facilities and requirements of the relevant system, shall be a good discharge to the Company. Every such cheque or warrant or other financial instrument shall be sent at the risk of the person entitled to the money represented thereby. In addition, any such dividend or other monies may be paid by any usual or common banking or funds transfer method (including, without limitation, direct debit, bank transfer and electronic funds transfer) and to or through such person as the holder or joint holders may in writing direct, and the Company shall have no responsibility for any sums lost or delayed in the course of any such transfer or where it has acted on any such directions.

(B).  UNCERTIFICATED SHARES

      In respect of uncertificated shares every such payment of dividend or other monies made by any method referred to in this Article 144 may be made in any such manner as may be consistent with the facilities and requirements of the relevant system. Without prejudice to the generality of the foregoing, in respect of uncertificated shares, such payment may include the sending by the Company or by any person on its behalf of an instruction to the Operator of the relevant system to credit the cash memorandum account of the holder or joint holders, or of such person as the holder or joint holders may in writing direct.

(C).  UNCASHED DIVIDENDS

      The Company may cease to send any cheque, warrant or other financial instrument through the post or employ any other means of payment, including payment by means of a relevant system, for any dividend payable on any shares in the Company which is normally paid in that manner on those shares if in respect of at least two consecutive dividends payable on those shares the cheques, warrants or other financial instruments have been returned undelivered or remain uncashed or that means of payment has failed. In addition, the Company may cease to send any cheque, warrant or other financial instrument through the post or may cease to employ any other means of payment if, in respect of one dividend payable on those shares, the cheque, warrant or other financial instrument has been returned undelivered or remains uncashed or that means of payment has failed and reasonable enquiries have failed to establish any new address or account of the registered holder. Subject to the provisions of these presents, the Company may recommence sending cheques, warrants or other financial instruments or employing such other means in respect of dividends payable on those shares if the holder or person entitled to transmission requests such recommencement in writing. All monies represented by cheques, warrants or other financial instruments or means of payment not sent or employed under this paragraph (C) shall be deemed to be unclaimed dividends or monies and the provisions of Articles 48 and 140 shall apply thereto.

(D).  CURRENCY OF PAYMENT

      Subject to the provisions of these presents and to the rights attaching to or the terms of issue of any shares, any dividends or other monies on or in respect of a share may be paid in such currency on the basis of the Applicable Exchange Rate as the Directors may think fit or otherwise determine.

145.  RECEIPTS WHERE JOINT HOLDERS

      If two or more persons are registered as joint holders of any share, or are entitled jointly to a share in consequence of the death or bankruptcy of the holder, any one of them may give effectual receipts for any dividend or other monies payable or property distributable on or in respect of the share.

                                   RECORD DATE

146.  RECORD DATE

      Notwithstanding any other provision of these presents but without prejudice to the rights attached to any shares and subject to the Statutes, the Company or the Directors may by resolution specify any date (the "record date") as the date at the close of business (or such other time as the Directors may determine) on which persons registered as the holders of shares or other securities shall be entitled to receipt of any dividend, distribution, interest, allotment, issue, notice, information, document or circular and such record date may be on or at any time before the date on which the same is paid or made or (in the case of any dividend, distribution, interest, allotment or issue) at any time after the same is recommended, resolved, declared or announced but without prejudice to the rights inter se in respect of the same of transferors and transferees of any such shares or other securities.

                                    RESERVES

147(A).RESERVES

      The Directors may from time to time subject to the rights attaching to any share set aside out of the profits of the Company and carry to reserve such sums in such currencies as they think proper which, at the discretion of the Directors, shall be applicable for any purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested. The Directors may divide the reserve into such special funds denominated in such currencies as they think fit, and may consolidate into one fund denominated in such currencies as they think fit any special funds or any parts of any special funds into which the reserve may have been divided. The Directors may also without placing the same to reserve carry forward any profits. In carrying sums to reserve and in applying the same the Directors shall comply with the provisions of the Statutes and these presents.

(B).  LIMITATION ON CARRYING SUMS TO RESERVE

      Notwithstanding the provisions of paragraph (A) of this Article:-

      (i) unless the Directors shall determine in relation to any New Preference Shares prior to the allotment thereof that this paragraph
            (B)(i) shall not apply thereto the Directors shall not set aside out of profits and carry to any reserve fund referred to in paragraph
            (A), or carry forward in the manner described in paragraph (A), any sum then required for the payment of dividend payable on any New Preference Shares which may be properly applied for that purpose; and

      (ii) if at any time there shall be insufficient profits standing to the credit of the profit and loss account (or any other of the Company's accounts or reserves) and available for distribution for the payment of any such dividend referred to in paragraph (B) (i) above, the Directors shall (subject to the Statutes) withdraw from any such reserve fund referred to in paragraph (A) such sum (calculated at the Applicable Exchange Rate) as may be required for payment of any such dividend (and so that the Directors shall not require the consent of the Company in General Meeting to such withdrawal). Subject to the Statutes, any sum so withdrawn (and any profits previously carried forward pursuant to paragraph (A) subsequently required for the payment of any such dividend) may be applied in or towards payment of such dividend.

(C).  DIFFERENT CURRENCIES

      Any consolidation of or any credit to, debit from or other transfer between reserves denominated in different currencies shall be effected at the Applicable Exchange Rate.

                     CAPITALISATION OF PROFITS AND RESERVES

148.  POWER TO CAPITALISE PROFITS

148(A)Subject to the Statutes and to the rights attaching to any share, the Company may upon the recommendation of the Directors by Ordinary Resolution and subject as hereinafter provided, resolve to capitalise any part of the undivided profits of the Company (whether or not the same are available for distribution) or any part of any sum standing to the credit of any of the Company's reserves (including Share Premium Account and Capital Redemption Reserve), provided that such sum be not required for paying the dividends on any shares carrying a fixed cumulative preferential dividend, and authorise the Directors to appropriate the profits or sum resolved to be capitalised either in accordance with the rights attaching to any share or to the Ordinary Shareholders in the proportions in which such profits or sum would have been divisible amongst them had the same been applied or been applicable in paying a dividend on the Ordinary Shares and to apply such profits or sum on their behalf either in or towards paying up the amounts (if any) for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures or other securities or obligations of the Company of a nominal amount equal to such profits or sum, such shares or debentures or other securities or obligations to be allotted and distributed credited as fully paid up to and amongst them in the proportion aforesaid, or partly in one way and partly in the other:

      Provided that any Share Premium Account and Capital Redemption Reserve and any profits which are not available for distribution may only be applied hereunder in the paying up of unissued shares to be allotted as fully paid.

148(B)In addition and without limiting the generality of paragraph (A) of this Article, the Directors may at any time without any resolution of the shareholders capitalise any profit or reserve which may be capitalised pursuant to paragraph (A) of this Article and which is required to be capitalised to enable the Company to allot and issue fully paid shares to the holders of convertible securities pursuant to the rights of conversion conferred upon such holders and in any such case the Directors shall apply any sum so capitalised in paying up and issuing to such holders such number of shares of such nominal amounts and conferring such rights and being subject to such restrictions as shall be required to enable the Company to comply with its obligations.

149(A).PROCEDURE FOR CAPITALISATION

      Whenever such a resolution as aforesaid shall have been passed the Directors shall make all appropriations and applications of the profits or sum resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures or other securities (if any) and generally shall do all acts and things required to give effect thereto, with full power to the Directors to make such provisions as they think fit for the case of shares or debentures or other securities becoming distributable in fractions (including provisions whereby any fractional entitlements which would arise on the basis aforesaid are disregarded or the benefit thereof accrues to the Company rather than to the members concerned) and also to authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for any such capitalisation and for matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

(B). POWER TO CAPITALISE ON ADJUSTMENT OF SUBSCRIPTION PRICE IN AN EMPLOYEES' SHARE SCHEME

      Notwithstanding any other provisions contained in these presents, if an adjustment is made to the subscription price payable by an option holder under any employees' share scheme which results in the adjusted price per share payable on the exercise of an option in respect of an Ordinary Share being less than the nominal value of such Ordinary Share (the "adjusted price"), the Directors may capitalise all or part of the Company's reserves available for distribution (excluding any Share Premium Account, Capital Redemption Reserve or other undistributable reserve), upon the issue of any Ordinary Share in respect of and following the exercise of the relevant option (the "new share"). The amount to be so capitalised shall be equal to the difference between the adjusted price and the nominal value of the new share. The Directors shall apply such amount in paying up in full the balance payable on the new share. The Directors may take such steps as they consider necessary to ensure that the Company has sufficient reserves available for such application. No further authority of the Company in General Meeting is required.

                                MINUTES AND BOOKS

150.  KEEPING OF MINUTES AND BOOKS

      The Directors shall cause Minutes to be made in books to be provided for the purpose:-

      (A) Of the names of the Directors or their alternates and any other persons present at each meeting of Directors and of any committee formed under Article 118.

      (B) Of all resolutions and proceedings at all meetings of the Company and of any class of members of the Company and of the Directors and of committees formed under Article 118.

      Any such Minute shall be conclusive evidence of any such proceedings if it purports to be signed by the chairman of the meeting at which the proceedings were had, or by the chairman of the next succeeding meeting.

151.  SAFEGUARDING OF MINUTES AND BOOKS

      Any register, index, minute book, book of account or other book required by these presents or the Statutes to be kept by or on behalf of the Company may be kept either by making entries in bound books or by recording them in any other manner. In any case in which bound books are not used, the Directors shall take adequate precautions for guarding against falsification and for facilitating its discovery.

                                    ACCOUNTS

152.  RIGHT TO INSPECT ACCOUNTS

      Accounting records sufficient to show and explain the Company's transactions and otherwise complying with the Statutes shall be kept at the Office, or, subject to the Statutes, at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors. No member (other than a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by statute or ordered by a court of competent jurisdiction or authorised by the Directors.

153.  PREPARATION AND LAYING OF ACCOUNTS

      The Directors shall from time to time in accordance with the provisions of the Statutes cause to be prepared and to be laid before a General Meeting of the Company such profit and loss accounts, balance sheets, group accounts (if any) and reports as may be necessary.

154.  ACCOUNTS TO BE SENT TO MEMBERS

      A copy of every balance sheet and profit and loss account which is to be laid before a General Meeting of the Company (including every document required by law to be attached or annexed thereto) and of the Directors' and Auditors' reports or (where permitted by the Statutes and/or any applicable regulations and if the Directors so resolve from time to time) a copy of a summary financial statement instead of such balance sheet, profit and loss account and reports shall, not less than twenty one days before the date of the meeting, be sent to every member of, and every holder of debentures of, the Company and to every other person who is entitled to receive notices of meetings from the Company under the provisions of the Statutes or of these presents; Provided that this Article shall not require a copy of these documents to be sent to more than one of joint holders or to any person who is not entitled to receive notices of meetings and of whose address the Company is not aware, but any member or holder of debentures to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the Office. Whenever listing or quotation on any stock exchange for all or any of the shares or debentures or other securities of the Company shall for the time being be in force, there shall be forwarded to the appropriate officer of such stock exchange such number of copies of such documents and/or statements as may for the time being be required under its regulations or practice.

      Reference in this Article (other than in the immediately preceding sentence) to copies of the above-mentioned documents and/or statements being sent to any person include (without prejudice to any other provision of these presents) references to copies of such documents and/or statements being sent, or treated as sent, to such person using electronic communications in accordance with Section 238(4A) and (4B) or Section 251(2A) and (2B) of the 1985 Act, and the provisions of Section 238(4D) and 251(2D) of the 1985 Act shall apply in respect of the publication of such documents and/or statements on a web site.

                                    AUDITORS

155.  VALIDITY OF ACTS OF AUDITORS

      Subject to the provisions of the Statutes, all acts done by any person acting as an Auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment or subsequently became disqualified.

156.  RIGHTS OF AUDITORS

      The Auditor shall be entitled to attend any General Meeting and to receive all notices of and other communications relating to any General Meeting which any member is entitled to receive, and to be heard at any General Meeting on any part of the business of the meeting which concerns him as Auditor. Notwithstanding the references to notice in writing in Article 56, electronic communications may be used by the Company pursuant to
      Section 390(1A) of the 1985 Act (and the provisions of the 1985 Act therein referred to) to give notice of General Meetings to the Auditors.

                                     NOTICES

157.  NOTICES TO BE IN WRITING

      Any notice to be given to or by any person pursuant to these presents shall, unless otherwise provided in these presents, be in writing or be given using electronic communications to an address for the time being notified for that purpose to the person giving the notice.

158(A).SERVICE OF NOTICES

      Any notice or document (including a share certificate) may be served on or delivered to any member by the Company either personally or by sending it through the post in a prepaid cover addressed to such member at his registered address, or (if he has no registered address within the United Kingdom) to the address, if any, within the United Kingdom supplied by him to the Company as his address for the service of notices, or by delivering it to such address addressed as aforesaid or, in respect of any shareholder, in accordance with any of the rights attaching to his shares for the time being, or by means of a relevant system, or by sending it using electronic communications to an address for the time being notified to the Company by the member, or in accordance with any other arrangements approved by the member concerned (which may consist of the Company placing such notice or document on a web site and sending the member concerned notification of the notice or document on the web site in lieu of sending the notice or document). In the case of a member registered on a branch register any such notice or document may be posted either in the United Kingdom or in the territory in which such branch register is maintained.

(B).  WHEN NOTICE DEEMED SERVED

      Where a notice or other document is served or sent by post, service or delivery shall be deemed to be effected at the expiration of twenty-four hours (or where second-class mail is employed, forty-eight hours) after the time when the cover containing the same is posted and in proving such service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted. Any notice or documents not sent by post but left by the Company at a registered address shall be deemed to have been served or delivered on the day it was so left. Any notice served or delivered by the Company by means of a relevant system shall be deemed to have been served or delivered when the Company or any sponsoring system participant acting on its behalf sends the issuer-instruction relating to the notice. Any notice or document sent by using electronic communication shall be deemed to be served or delivered at the expiration of forty-eight hours after the time it was sent, and in proving such service or delivery, proof that a notice or document contained in an electronic communication was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that the notice or document was served or delivered. Any notice or document served or delivered by the Company by any other means authorised by the member concerned shall be deemed to have been served when the Company has carried out the action it has been authorised to take for that purpose.

(C).  RECORD DATE FOR SERVICE

      Any notice or document may be served or delivered by the Company by reference to the Register of Members as it stands at any time not more than 15 days before the date of service or delivery. No change in the register after that time shall invalidate that service or delivery. Where any notice or document is served on or delivered to any person in respect of a share in accordance with these presents, no person deriving any title or interest in that share shall be entitled to any further service or delivery of that notice or document.

159.  NOTICE TO JOINT HOLDERS

      In respect of joint holdings all notices shall be given to that one of the joint holders whose name stands first in the Register of Members and notice so given shall be sufficient notice to all the joint holders in their capacity as such. For such purposes a joint holder having no registered address in the United Kingdom and not having supplied an address within the United Kingdom for the service of notices shall be disregarded.

160.  NOTICE TO PERSONS ENTITLED BY TRANSMISSION

      A person entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law upon such evidence being produced as may from time to time properly be required by the Directors and upon supplying an address within the United Kingdom for the service of notices, shall be entitled to have served upon or delivered to him at such address any notice or document to which the member would have been entitled, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid any notice or document delivered or sent by post to or left at the registered address of any member in pursuance of these presents shall, notwithstanding that such member be then dead or bankrupt or in liquidation, and whether or not the Company have notice of his death or bankruptcy or liquidation be deemed to have been duly served or delivered in respect of any share registered in the name of such member as sole or joint holder.

161.  UNTRACED MEMBERS

      A member who (having no registered address within the United Kingdom) has not supplied to the Company an address within the United Kingdom for the service of notices shall not be entitled to receive notices from the Company. If on three consecutive occasions notices have been sent through the post to any member at his registered address or his address for the service of notices but have been returned undelivered, or if, after any one such occasion, the Directors or any committee authorised by the Directors in that behalf are of the opinion, after the making of all reasonable enquiries, that any further notices to such member would, if sent as aforesaid, likewise be returned undelivered, such member shall not thereafter be entitled to receive notices from the Company until he shall have communicated with the Company and supplied in writing to the Transfer Office a new registered address or address within the United Kingdom for the service of notices.

162.  SIGNATURE

      The signature of any notice required to be given by the Company, and given in writing, may be typed or printed or otherwise written.

163.  ADVERTISEMENT OF NOTICES

      Any notice required to be given by the Company to the members or any of them, and not expressly provided for by or pursuant to these presents, shall be sufficiently given if given by advertisement inserted once in at least one leading Scottish newspaper and one newspaper with a national circulation in the United Kingdom.

164.  NOTICE DURING DISRUPTION OF POSTAL SERVICES

      If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company is unable effectively to convene a General Meeting by notices sent through the post, a General Meeting may be convened by a notice advertised in at least one newspaper with a national circulation in the United Kingdom and one leading Scottish newspaper published on the same date and such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least six clear days prior to the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

165.  NOTICE TO WARRANT HOLDERS

      The holders of share warrants shall not, unless otherwise expressed therein, be entitled in respect thereof to receive notices from the Company.

166.  STATUTORY REQUIREMENTS

      Nothing in any of the preceding nine Articles shall affect any requirement of the Statutes that any particular offer, notice or other document be served in any particular manner.

      Nothing in any of the preceding nine Articles shall prevent or restrict the Company using any method of sending, or giving access to, any particular offer, notice or other document which the Statutes or any other provision of these presents permits or enables the Company to use.

                                   WINDING UP

167.  LIQUIDATOR MAY DISTRIBUTE IN SPECIE

      If the Company shall be wound up (whether the liquidation is voluntary, under supervision, or by the Court) the Liquidator may, with the authority of an Extraordinary Resolution, divide among the members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the members or different classes of members. The Liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members as the Liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

                             PROVISION FOR EMPLOYEES

168.  PROVISION FOR EMPLOYEES

      The Directors may by resolution exercise any power conferred by the Statutes to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.

                                    INDEMNITY

169.  INDEMNITY

      Subject to the provisions of and so far as may be consistent with the Statutes, every Director, Secretary or other officer of the Company, and, if the Directors so determine, an Auditor, shall be entitled to be indemnified out of the assets of the Company against all costs, charges, losses, expenses and liabilities incurred by him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee or Auditor of the Company and in which decree or judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

                                   SCHEDULE 1

                      NON-CUMULATIVE EURO PREFERENCE SHARES

1. The Non-cumulative Euro Preference Shares are New Preference Shares. They shall rank after the Cumulative Preference Shares to the extent specified in Article 4 and this Schedule 1, and shall rank pari passu inter se and (save as aforesaid) with the Cumulative Preference Shares and with all other New Preference Shares. They shall confer the rights and be subject to the restrictions set out in this Schedule 1 and shall also confer such further rights as may be attached by the Directors to such shares in accordance with this Schedule 1 prior to allotment. Whenever the Directors have power under this Schedule 1 to determine any of the rights attached to any of the Non-cumulative Euro Preference Shares, the rights so determined need not be the same as those attached to the Non-cumulative Euro Preference Shares then allotted or in issue. The Non-cumulative Euro Preference Shares may be issued in one or more separate series, and each series shall be identified in such manner as the Directors may determine without any such determination or identification requiring any alteration to these presents.

2. Each Non-cumulative Euro Preference Share shall confer the following rights as to participation in the profits and assets of the Company, receipt of notices, attendance and voting at meetings and redemption: --

2.1   Income

      The right (subject to the provisions of paragraph 2.2, if applicable) to a non-cumulative preferential dividend not exceeding a specified amount payable in Euro at such rate on such dates (each a "dividend payment date") in respect of such periods (each a "dividend period") and on such other terms and conditions as may be determined by the Directors prior to allotment thereof. References in these presents to a "dividend" on the Non-cumulative Euro Preference Shares include a reference to each dividend in respect of each dividend period applicable thereto and references in this Schedule 1 to dividend payment dates and dividend periods are to dividend payment dates and dividend periods in respect of the Non-cumulative Euro Preference Shares only. Such dividends shall be paid in priority to the payment of any dividends on the Ordinary Shares. The Non-cumulative Euro Preference Shares shall rank for dividend after the Cumulative Preference Shares, pari passu with the Non-cumulative Sterling Preference Shares, the Non-cumulative Dollar Preference Shares, the Category II Non-cumulative Dollar Preference Shares and all other New Preference Shares expressed to rank pari passu therewith as regards participation in profits and otherwise in priority to any other share capital in the Company.

2.2   Further provisions as to income

      All or any of the following provisions shall apply in relation to any particular Non-cumulative Euro Preference Shares if so determined by the Directors prior to allotment thereof: --

      (i) if, in the opinion of the Directors, the distributable profits of the Company are sufficient to cover the payment in full of dividends on the Non-cumulative Euro Preference Shares on any dividend payment date and also the payment in full of all other dividends stated to be payable on such date on any other New Preference Share expressed to rank pari passu therewith as regards participation in profits, after payment in full, or the setting aside of a sum to cover the payment in full, of all dividends stated to be payable on such date on any Cumulative Preference Share, then each such dividend shall be declared and paid in full;

      (ii) if, in the opinion of the Directors, the distributable profits of the Company are insufficient to cover the payment in full of dividends on the Non-cumulative Euro Preference Shares on any dividend payment date and also the payment in full of all other dividends stated to be payable on such date on any other New Preference Share expressed to rank pari passu therewith as regards participation in profits, after payment in full, or the setting aside of a sum to cover the payment in full, of all dividends stated to be payable on or before such date on any Cumulative Preference Share, then dividends shall be declared by the Directors pro rata for the Non-cumulative Euro Preference Shares and such other New Preference Shares to the extent of the available distributable profits (if any) to the intent that the amount of dividend declared per share on each such Non-cumulative Euro Preference Share and other New Preference Share will bear to each other the same ratio as the dividends accrued per share on each such Non-cumulative Euro Preference Share and other New Preference Share bear to each other. If it shall subsequently appear that any such dividend which has been paid should not, in accordance with the provisions of this sub-paragraph, have been so paid, then provided the Directors shall have acted in good faith, they shall not incur any liability for any loss which any shareholder may suffer in consequence of such payment having been made;

      (iii) if in the opinion of the Directors, the payment of any dividend on any Non-cumulative Euro Preference Shares would breach or cause a breach of the capital adequacy requirements of the Financial Services Authority (or any person or body to whom the banking supervision functions of the Financial Services Authority are transferred) applicable to the Company and/or any of its subsidiaries, then none of such dividend shall be declared or paid;

      (iv) subject to sub-paragraph (v) below, the Non-cumulative Euro Preference Shares shall carry no further right to participate in the profits of the Company and if and to the extent that any dividend or part thereof is on any occasion not paid for the reasons described in sub-paragraph (ii) or (iii) above, the holders of such shares shall have no claim in respect of such non-payment;

      (v) if any dividend or part thereof on any Non-cumulative Euro Preference Share is not payable for the reasons specified in sub-paragraphs (ii) or (iii) above and if they so resolve, the Directors may, subject to the Statutes, pay a special non-cumulative preferential dividend on the Non-cumulative Euro Preference Shares at a rate not exceeding E0.01 per share (but so that reference elsewhere in this Schedule 1 and in these presents to any dividend payable on any Non-cumulative Euro Preference Shares shall not be treated as including a reference to any such special dividend);

      (vi) if any date on which dividends are payable on Non-cumulative Euro Preference Shares is not a day on which TARGET is operating and on which banks in London are open for business, and on which foreign exchange dealings may be conducted in Euro ("a Euro Business Day"), then payment of the dividend payable on such date will be made on the succeeding Euro Business Day and without any interest or other payment in respect of such delay unless such day shall fall within the next calendar month whereupon such payment will be made on the preceding Euro Business Day; for these purposes "TARGET" means the Trans-European Real-Time Gross Settlement Express Transfer (TARGET) system;

      (vii) dividends payable on Non-cumulative Euro Preference Shares shall accrue from and to the dates determined by the Directors prior to allotment thereof, and the amount of dividend payable in respect of any period shorter than a full dividend period will be calculated on the basis of twelve 30 day months, a 360 day year and the actual number of days elapsed in such period;

      (viii)if any dividend stated to be payable on the Non-cumulative Euro Preference Shares on the most recent dividend payment date has not been declared and paid in full, or if a sum has not been set aside to provide for such payment in full, no dividends may be declared on any other share capital of the Company (other than the Cumulative Preference Shares), and no sum may be set aside for the payment thereof, unless, on the date of declaration relative to any such payment, an amount equal to the dividend stated to be payable on the Non-cumulative Euro Preference Shares in respect of the then current dividend period is set aside for the payment in full of such dividend on the dividend payment date relating to the then current dividend period; and

      (ix) if any dividend stated to be payable on the Non-cumulative Euro Preference Shares on any dividend payment date has not been declared and paid in full, or if a sum has not been set aside to provide for such payment in full, the Company may not redeem or purchase or otherwise acquire for any consideration any other share capital of the Company, and may not set aside any sum nor establish any sinking fund for the redemption or purchase or other such acquisition thereof, until such time as dividends stated to be payable on the Non-cumulative Euro Preference Shares in respect of successive dividend periods together aggregating no less than twelve months shall thereafter have been declared and paid in full.

2.2A  Abrogation of entitlement to dividend

      In relation to any particular Non-Cumulative Euro Preference Shares allotted on or after the date of passing of resolution 17 set out in Appendix 2 to the circular letter to shareholders dated 15th March 2004, all of the following provisions shall apply if (but only if) the Directors so determine prior to allotment thereof:

      (i) the Directors may, in their sole and absolute discretion, resolve prior to any dividend payment date that the dividend on such Non-cumulative Euro Preference Shares, or part thereof, shall not be paid on that dividend payment date. If the Directors resolve as aforesaid, then none or (as the case may be) part only of the dividend shall not be declared and/or paid. The Directors shall be bound to give their reasons for exercising their discretion under this sub-paragraph, and the Directors may exercise their discretion in respect of a dividend notwithstanding the previous setting aside of a sum to provide for payment of that dividend;

      (ii) to the extent that any dividend or part of a dividend on any Non-cumulative Euro Preference Shares is, on any occasion, not paid by reason of the exercise of the Directors' discretion pursuant to sub-paragraph (i) above, the holders of such shares shall have no claim in respect of such non-payment;

      (iii) if any dividend or part of a dividend on any Non-cumulative Euro Preference Shares has, on any occasion, not been paid by reason of the exercise of the Directors' discretion under sub-paragraph (i) above:

            (1)   the provisions of sub-paragraphs (viii) and (ix) of paragraph
                  2.2 shall not apply in respect of such non-payment;

            (2) such non-payment shall not prevent or restrict (a) the declaration and payment of dividends on any other Non-cumulative Euro Preference Shares, or on any preference shares capital of the Company expressed to rank pari passu with the Non-cumulative Euro Preference Shares, (b) the setting aside of sums for the payment of such dividends, (c) (subject to (4) below) the redemption, purchase or other acquisition of shares in the Company by the Company, or (d) (subject to (4) below) the setting aside of sums, or the establishment of sinking funds, for any such redemption, purchase or other acquisition by the Company;

            (3) no dividend may be declared or paid on any share capital ranking after the Non-cumulative Euro Preference Shares as regards participation in profits (including the Ordinary Shares) until such time as the dividend stated to be payable on the Non-cumulative Euro Preference Shares to which the non-payment relates in respect of a dividend period has thereafter been declared and paid in full; and

            (4) the Company may not redeem or purchase or otherwise acquire for any consideration any share capital ranking after the Non-cumulative Euro Preference Shares, and may not set aside any sum nor establish any sinking fund for the redemption, purchase or other such acquisition thereof, until such time as dividends stated to be payable on the Non-cumulative Euro Preference Shares to which the non-payment relates in respect of successive dividend periods together aggregating no less than twelve months shall thereafter have been declared and paid in full;

      (iv) if there is any conflict between the provisions of this paragraph 2.2A, as they apply to any Non-cumulative Euro Preference Shares, and any other provisions of this Schedule applying to such Non-cumulative Euro Preference Shares, the provisions of this paragraph 2.2A shall prevail. In paragraph 2.1, the words", and subject to the provisions of paragraph 2.2A, if applicable" shall be deemed to be inserted after "if applicable" in the first sentence, and in paragraph 2.2 the words "(subject to the provisions of paragraph 2.2A, if applicable)" shall be deemed to be inserted after "such dividend shall" in sub-paragraph (i) and after "dividends shall" in sub-paragraph (ii);

      (v) in determining the sum payable on any Non-cumulative Euro Preference Shares pursuant to paragraph 2.3(i) below on a winding up or liquidation, the Directors' discretion under sub-paragraph (i) above shall be disregarded save in so far as such discretion was actually exercised prior to the making of the determination;

      (vi) in calculating any Relevant Redemption Premium payable in respect of any Non-cumulative Euro Preference Shares pursuant to paragraph 2.6(ii)(B) below, the components "A" and "C" in the formulae for such calculation shall be determined on the assumption that there shall be no exercise by the Directors of their discretion under sub-paragraph (i) above and in respect of such Non-cumulative Euro Preference Shares; and

      (vii) for the avoidance of doubt, no series of Non-cumulative Euro Preference Shares shall be treated as ranking after any other New Preference Shares with which it is expressed to rank pari passu as regards participating in profits, by reason only of the provisions set out in this paragraph 2.2A being included in the terms of issue applicable to that series, or any dividend on that series not being paid by virtue of this paragraph 2.2A.

2.3   Capital

      The right on a winding up or liquidation, voluntary or otherwise other than (unless otherwise provided by the terms of issue of such share) a redemption or purchase by the Company of any shares of any class to receive in Euro out of the surplus assets of the Company available for distribution amongst the members: --

      (i) after payment of the arrears (if any) of the fixed cumulative preferential dividends stated to be payable on the Cumulative Preference Shares to the holders thereof in accordance with Article 4(B) FIRSTLY and pari passu with the holders of any other New Preference Shares expressed to rank pari passu therewith as regards participation in profits and in priority to the holders of the Ordinary Shares of the Company a sum equal to: --

            (A) the amount of any dividend which is due for payment after the date of commencement of the winding up or liquidation but which is payable in respect of a period ending on or before such date; and

            (B) any further amount of dividend payable in respect of the period from the preceding dividend payment date to the date of payment in accordance with this sub-paragraph (i);

            but only to the extent that any such amount or further amount was, or would have been payable as a dividend in accordance with or pursuant to this Schedule 1 (other than pursuant to this provision); and

      (ii) subject thereto, pari passu with the holders of the Cumulative Preference Shares and any other New Preference Shares expressed to rank pari passu therewith as regards participation in surplus assets in priority to the holders of the Ordinary Shares of the Company, a sum equal to the amount paid up or credited as paid up on the Non-cumulative Euro Preference Shares (including any premium paid to the Company in respect thereof on issue).

      If upon any such winding-up or liquidation, the amounts available for payment are insufficient to cover the amounts payable in full on the Cumulative Preference Shares, the Non-cumulative Euro Preference Shares and on any other New Preference Shares expressed to rank pari passu therewith as regards participation in surplus assets, then the holders of the Cumulative Preference Shares, the Non-cumulative Euro Preference Shares and such other New Preference Shares will share rateably in the distribution of surplus assets (if any) in proportion to the full respective preferential amounts to which they are entitled. No Non-cumulative Euro Preference Share shall confer any right to participate in the surplus assets of the Company other than that set out in this paragraph 2.3.

2.4   Receipt of Notices

      The right to have sent to the holder of each Non-cumulative Euro Preference Share (at the same time as the same are sent to the holders of Ordinary Shares) a copy of the Company's Annual Report and Accounts and Interim Financial Statement together with notice of any General Meeting of the Company at which such holder is entitled to attend and vote.

2.5   Attendance and Voting at Meetings

      The right to attend at a General Meeting of the Company and to speak to or vote upon any Resolution proposed thereat in the following circumstances:--

      (i) in respect of a Resolution which is to be proposed at the Meeting either varying or abrogating any of the rights attached to the Non-cumulative Euro Preference Shares or proposing the winding up of the Company (and then in each such case only to speak to and vote upon any such Resolution);

      (ii) in circumstances where the dividend stated to be payable on the Non-cumulative Euro Preference Shares in respect of such number of dividend periods as the Directors shall determine prior to allotment thereof has not been declared and paid in full, and until such date as the Directors shall likewise determine; and

      (iii) in such other circumstances as the Directors may determine prior to allotment of the Non-cumulative Euro Preference Shares,

      but not otherwise, together with the right, in such circumstances and on such terms, if any, as the Directors may determine prior to allotment of the Non-cumulative Euro Preference Shares, to seek to requisition a General Meeting of the Company. Whenever holders of Non-cumulative Euro Preference Shares are so entitled to vote on a Resolution, on a show of hands every such holder who is present in person shall have one vote and, on a poll, every such holder who is present in person or by proxy shall have such number of votes for each Non-cumulative Euro Preference Share held as may be determined by the Directors prior to allotment of such Non-cumulative Euro Preference Shares.

2.6   Redemption

      (i) Unless the Directors shall, prior to the allotment of any series of Non-cumulative Euro Preference Shares, determine that such series shall be non-redeemable, each series of Non-cumulative Euro Preference Shares shall, subject to the provisions of the Statutes, be redeemable at the option of the Company in accordance with the following provisions.

      (ii) In the case of any series of Non-cumulative Euro Preference Shares which are to be so redeemable: --

            (A) the Company may, subject thereto, redeem on any Redemption Date (as hereinafter defined) all or some only of the Non-cumulative Euro Preference Shares by giving to the holders of the Non-cumulative Euro Preference Shares to be redeemed not less than 30 days' nor more than 60 days' prior notice in writing (a "Notice of Redemption") of the relevant Redemption Date. "Redemption Date" means, in relation to a Non-cumulative Euro Preference Share, any date which falls no earlier than five years and one day (or such longer period (if any) as may be fixed by the Directors prior to allotment of such Share) after the date of allotment of the Non-cumulative Euro Preference Share to be redeemed;

            (B) there shall be paid on each Non-cumulative Euro Preference Share so redeemed, in Euro, the aggregate of the nominal amount thereof together with any premium paid on issue together with, where applicable, the Relevant Redemption Premium (defined below) and together with arrears (if any) of dividends thereon (whether earned or declared or not) in respect of the period from the dividend payment date last preceding the Redemption Date to the Redemption Date. "Relevant Redemption Premium" means an amount calculated in accordance with such one (if any) of the following three formulae as applied in relation to a Redemption Date notified under sub-paragraph (A) above which falls within the period of twelve months commencing on the date following the fifth, sixth, seventh, eighth or ninth anniversary of the relevant date of allotment ("the Relevant Date"), as the case may be, as may be determined by the Directors prior to the Relevant Date. The formula for calculation of the Relevant Redemption Premium shall be: --

                  (a)   A x B

                        where:

                        "A" is the amount of dividend excluding any associated tax credit (not expressed as a percentage) calculated at the date of allotment to which the holder of the Non-cumulative Euro Preference Share to be redeemed would become entitled in respect of the twelve months following allotment by virtue of the terms of issue thereof on the assumption that such amount of dividend had accrued on the Non-cumulative Euro Preference Share during such period and was payable at the end of such period and on the further assumption that there shall be no change in the associated tax credit affecting the amount of dividend payable in respect of such period; and

                        "B" in relation to a Redemption Date falling within the period of twelve months commencing on the day following the fifth anniversary of the Relevant Date, is 66.66 per cent.,

                        or

                        in relation to a Redemption Date falling within the period of twelve months commencing on the day following the sixth anniversary of the Relevant Date, is 53.33 per cent.,

                        or

                        in relation to a Redemption Date falling within the period of twelve months commencing on the day following the seventh anniversary of the Relevant Date, is 40 per cent.,

                        or

                        in relation to a Redemption Date falling within the period of twelve months commencing on the day following the eighth anniversary of the Relevant Date, is 26.66 per cent.,

                        or
                        in relation to a Redemption Date falling within the period of twelve months commencing on the day following the ninth anniversary of the Relevant Date is 13.33 per cent.; or

                  (b)   C x D

                        where:--

                        "C" is the amount of dividend excluding any associated tax credit (not expressed as a percentage) calculated at the date of allotment to which the holder of the Non-cumulative Euro Preference Share to be redeemed would become entitled in respect of the twelve months following allotment by virtue of the terms of issue thereof on the assumption that such amount of dividend had accrued on the Non-cumulative Euro Preference Share during such period and was payable at the end of such period and on the further assumption that there shall be no change in the associated tax credit affecting the amount of dividend payable in respect of such period; and

                        "D" in relation to a Redemption Date falling within the period of twelve months commencing on the day following the fifth anniversary of the Relevant Date, is 50 per cent.,

                        or

                        in relation to a Redemption Date falling within the period of twelve months commencing on the day following the sixth anniversary of the Relevant Date, is 40 per cent.,

                        or

                        in relation to a Redemption Date falling within the period of twelve months commencing on the day following the seventh anniversary of the Relevant Date, is 30 per cent.,

                        or

                        in relation to a Redemption Date falling within the period of twelve months commencing on the day following the eighth anniversary of the Relevant Date, is 20 per cent.,

                        or

                        in relation to a Redemption Date falling within the period of twelve months commencing on the day following the ninth anniversary of the Relevant Date is 10 per cent.; or

                  (c)   E x F

                        where:--

                        "E" is the amount of E25; and

                        "F" in relation to a Redemption Date falling within the period of twelve months commencing on the day following the fifth anniversary of the Relevant Date, is 33.33 per cent.,

                        or

                        in relation to a Redemption Date falling within the period of twelve months commencing on the day following the sixth anniversary of the Relevant Date, is 26.66 per cent.,

                        or

                        in relation to a Redemption Date falling within the period of twelve months commencing on the day following the seventh anniversary of the Relevant Date, is 20 per cent.,

                        or

                        in relation to a Redemption Date falling within the period of twelve months commencing on the day following the eighth anniversary of the Relevant Date, is 13.33 per cent.,

                        or

                        in relation to a Redemption Date falling within the period of twelve months commencing on the day following the ninth anniversary of the Relevant Date, is 6.66 per cent.

                  No Relevant Redemption Premium shall be payable when the Redemption Date falls after the tenth anniversary of the Relevant Date. The product of any of the above formulae in respect of a Non-cumulative Euro Preference Share may, in the Directors' discretion, be rounded down to the nearest whole Euro.

                  The Directors may, in their discretion, determine in relation to any Non-cumulative Euro Preference Share, prior to the Relevant Date, that none of the above formulae shall apply, in which event no Relevant Redemption Premium shall be payable;

            (C) in the case of a redemption of some only of the Non-cumulative Euro Preference Shares in any series, the Company shall for the purpose of determining the particular Non-cumulative Euro Preference Shares to be redeemed cause a drawing to be made at the Office or such other place as the Directors may approve in the presence of the Auditors for the time being of the Company;

            (D) any Notice of Redemption given under sub-paragraph (A) above shall specify the applicable Redemption Date, the particular Non-cumulative Euro Preference Shares to be redeemed and the redemption price (specifying the amount of the accrued and unpaid dividend per share to be included therein and stating that dividends on the Non-cumulative Euro Preference Shares to be redeemed will cease to accrue on redemption), and shall state the place or places at which documents of title in respect of such Non-cumulative Euro

                  Preference Shares are to be presented and surrendered for redemption and payment of the redemption monies is to be effected. Upon such Redemption Date, the Company shall redeem the particular Non-cumulative Euro Preference Shares to be redeemed on that date subject to the provisions of this paragraph and of the Statutes. No defect in the Notice of Redemption or in the giving thereof shall affect the validity of the redemption proceedings;

            (E) subject to sub-paragraph (I) below, the provisions of this and the following sub-paragraph shall have effect in relation to Non-cumulative Euro Preference Shares for the time being issued and registered in the Register of Members ("Registered Shares") and represented by certificates ("Certificates") and in relation to Non-cumulative Euro Preference Shares which, in accordance with Article 52 of these presents, are for the time being issued and represented by a Warrant (as defined in the said Article 52) ("Bearer Shares"). Payments in respect of the amount due on redemption of a Registered Share shall be made by Euro cheque drawn on a bank in London or upon the request of the holder or joint holders not later than the date specified for the purpose in the Notice of Redemption by transfer to a Euro account maintained by the payee with a bank in London. Such payment will be against presentation and surrender of the relative Certificate at the place or one of the places specified in the Notice of Redemption and if any Certificate so surrendered includes any Non-cumulative Euro Preference Shares not to be redeemed on the relevant Redemption Date the Company shall within fourteen days thereafter issue to the holder, free of charge, a fresh Certificate in respect of such Non-cumulative Euro Preference Shares. Payment in respect of the amount due on redemption of a Bearer Share shall be made by Euro cheque drawn on a bank in London or upon the request of the holder not later than the date specified for the purpose in the Notice of Redemption by transfer to a Euro account maintained by the payee with a bank in London. Such payments will be made against presentation and surrender of the Warrant and all unmatured dividend coupons and talons (if any) at the place or the places specified in the Notice of Redemption. Upon the relevant Redemption Date all unmatured dividend coupons and any talon for additional dividend coupons appertaining thereto (whether or not returned) shall become void and no payment will be made in respect thereof. If the Warrant so surrendered represents any Non-cumulative Euro Preference Shares not to be redeemed on the relevant Redemption Date the Company shall issue, free of charge, a fresh Warrant representing such Bearer Shares which are not to be redeemed on such Redemption Date.

                  All payments in respect of redemption monies will in all respects be subject to any applicable fiscal or other laws;

            (F) as from the relevant Redemption Date the dividend on the Non-cumulative Euro Preference Shares due for redemption shall cease to accrue except on any such Non-cumulative Euro Preference Share in respect of which, upon the due surrender of the Certificate or, as the case may be, the Warrant and all unmatured dividend coupons and talons (if any) in respect thereof, in accordance with sub-paragraph (E) above, payment of the redemption monies due on such Redemption Date shall be improperly withheld or refused, in which case such dividend, at the rate then applicable, shall be deemed to have continued and shall accordingly continue to accrue from the relevant Redemption Date to the date of payment of such redemption monies. Such

                  Non-cumulative Euro Preference Share shall not be treated as having been redeemed until the redemption monies in question together with the accrued dividend thereon shall have been paid;

            (G) if the due date for the payment of the redemption monies on any Non-cumulative Euro Preference Shares is not a Euro Business Day then payment of such monies will be made on the next succeeding day which is a Euro Business Day and without any interest or other payment in respect of such delay unless such day shall fall within the next calendar month whereupon such payment will be made on the preceding Euro Business Day;

            (H) the receipt of the holder for the time being of any Registered Share (or in the case of joint holders the receipt of any one of them) and the receipt of the person delivering any Warrant to the place or one of the places specified pursuant to sub-paragraph (D) above in respect of the monies payable on redemption on such Registered Share or, as the case may be, such Bearer Share, shall constitute an absolute discharge to the Company; and

            (I)   subject as aftermentioned, the provisions of sub-paragraphs
                  (E) and (F) above shall have effect in relation to Registered Shares which are in uncertificated form within the meaning of the Uncertificated Securities Regulations 1995 (as in force on the date of adoption of this Schedule 1) in the same manner as they have effect in relation to Registered Shares represented by Certificates, save that (i) any provision of the said paragraphs requiring presentation and surrender of a Certificate shall be satisfied in the manner prescribed or permitted by the said Regulations (or by any enactment or subordinate legislation which amends or supersedes those Regulations) or (subject to those Regulations or such enactment or subordinate legislation) in such manner as may from time to time be prescribed by the Directors), and (ii) the Company shall not be under any obligation to issue a fresh Certificate under sub-paragraph (E).

2.7   Purchase

      Subject to the provisions of the Statutes and any other applicable laws, the Company may at any time and from time to time purchase any Non-cumulative Euro Preference Shares upon such terms as the Directors shall determine provided that, in the case of Non-cumulative Euro Preference Shares which are listed on the London Stock Exchange, the purchase price, exclusive of expenses and accrued dividends, shall not exceed (i) in the case of a purchase in the open market, or by tender (which shall be available alike to all holders of the Non-cumulative Euro Preference Shares), the average of the closing middle market quotations of such Non-cumulative Euro Preference Shares on the London Stock Exchange (as derived from The London Stock Exchange Daily Official List) for the last ten dealing days preceding the date of purchase or (if higher), in the case of a purchase in the open market only, the market price on the date of purchase provided that such market price is not more than 105 per cent. of such average and (ii) in the case of a purchase by private treaty, 120 per cent. of the closing middle market quotation of such Non-cumulative Euro Preference Shares on the London Stock Exchange (as derived from The London Stock Exchange Daily Official List) for the last dealing day preceding the date of purchase: but so that this proviso shall not to any purchase of Non-cumulative Euro Preference Shares made in the ordinary course of a business of dealing in securities.

3.    (a)   Save with the written consent of the holders of three-quarters in nominal value of, or with the sanction of an Extraordinary
            Resolution passed at a separate General Meeting of the holders of, the Non-cumulative Euro Preference Shares, the Directors shall not authorise or create, or increase the amount of, any shares of any class or any security convertible into shares of any class ranking as regards rights to participate in the profits or assets of the Company (other than on a redemption or purchase by the Company of any such shares) in priority to the Non-cumulative Euro Preference
            Shares.

      (b) The special rights attached to any series of Non-cumulative Euro Preference Shares allotted or in issue shall not (unless otherwise provided by their terms of issue) be deemed to be varied by the creation or issue of any New Shares ranking as regards participation in the profits or assets of the Company in some or all respects pari passu with or after such Non-cumulative Euro Preference Shares. Any new shares ranking in some or all respects pari passu with such Non-cumulative Euro Preference Shares may without their creation or issue being deemed to vary the special rights attached to any Non-cumulative Euro Preference Share then in issue either carry rights identical in all respects with such Non-cumulative Euro Preference Shares or any of them or carry rights differing therefrom in any respect, including, but without prejudice to the generality of the foregoing, in that:--

            (i) the rate or means of calculating the dividend may differ and the dividend may be cumulative or non-cumulative;

            (ii) the New Shares or any series thereof may rank for dividend as from such date as may be provided by the terms of issue thereof and the dates for payment of dividend may differ;

            (iii) the New Shares may be denominated in Sterling or in any
                  Foreign Currency;

            (iv) a premium may be payable on return of capital or there may be no such premium;

            (v) the New Shares may be redeemable at the option of the holder or of the Company, or may be non-redeemable and if redeemable at the option of the Company, they may be redeemable at different dates and on different terms from those applying to the Non-cumulative Euro Preference Shares; and

            (vi) the New Shares may be convertible into Ordinary Shares or any other class of shares ranking as regards participation in the profits and assets of the Company pari passu with or after such Non-cumulative Euro Preference Shares in each case on such terms and conditions as may be prescribed by the terms of issue thereof.

                                   SCHEDULE 2

                                     PART 1

              NON-CUMULATIVE CONVERTIBLE STERLING PREFERENCE SHARES

      1. The Non-cumulative Convertible Sterling Preference Shares are New Preference Shares. They shall rank after the Cumulative Preference Shares to the extent specified in Article 4 and this Schedule 2, and shall rank pari passu inter se and (save as aforesaid) with the Cumulative Preference Shares and with all other New Preference Shares. They shall confer the rights and be subject to the restrictions set out or referred to in this Part 1 of Schedule 2 and shall also confer such further rights (not being inconsistent with the rights set out or referred to in this Part 1) as may be attached by the Directors to such shares in accordance with this Part 1 prior to allotment. Whenever the Directors have power under this Part to determine any of the rights attached to any of the Non-cumulative Convertible Sterling Preference Shares, the rights so determined need not be the same as those attached to the Non-cumulative Convertible Sterling Preference Shares then allotted or in issue. The Non-cumulative Convertible Sterling Preference Shares may be issued in one or more separate series, and each series shall be identified in such manner as the Directors may determine without any such determination or identification requiring any alteration to these presents.

      2. Each Non-cumulative Convertible Sterling Preference Share shall confer the following rights as to participation in the profits and assets of the Company, receipt of notices, attendance and voting at meetings, redemption and conversion:

      2.1   Income

            The right (subject to the provisions of paragraph 2.2, if applicable) to a non-cumulative preferential dividend not exceeding a specified amount payable in Sterling at such rate (which, in the case of any series allotted after 11th April 2001, may be fixed or variable and may be subject to recalculation at fixed intervals) on such dates (each a "dividend payment date") in respect of such periods (each a "dividend period") and on such other terms and conditions as may be determined by the Directors prior to allotment thereof. References in these presents to a "dividend" on the Non-cumulative Convertible Sterling Preference Shares include a reference to each dividend in respect of each dividend period applicable thereto and references in this Part of the Schedule to dividend payment dates and dividend periods are to dividend payment dates and dividend periods in respect of the Non-cumulative Convertible Sterling Preference Shares only. Such dividends shall be paid in priority to the payment of any dividends on the Ordinary Shares. The Non-cumulative Convertible Sterling Preference Shares shall rank for dividend after the Cumulative Preference Shares, pari passu with the Non-cumulative Sterling Preference Shares, the Non-cumulative Dollar Preference Shares, the Category II Non-cumulative Dollar Preference Shares, all other Convertible Preference Shares and all other New Preference Shares expressed to rank pari passu therewith as regards participation in profits and otherwise in priority to any other share capital in the Company.

      2.2   Further provisions as to income

            All or any of the following provisions shall apply in relation to any particular Non-cumulative Convertible Sterling Preference Shares if so determined by the Directors prior to allotment thereof:-

      (i) if, in the opinion of the Directors, the distributable profits of the Company are sufficient to cover the payment in full of dividends on the Non-cumulative Convertible Sterling Preference Shares on any dividend payment date and also the payment in full of all other dividends stated to be payable on such date on any other New Preference Share expressed to rank pari passu therewith as regards participation in profits, after payment in full, or the setting aside of a sum to cover the payment in full, of all dividends stated to be payable on such date on any Cumulative Preference Share, then each such dividend shall be declared and paid in full;

      (ii) if, in the opinion of the Directors, the distributable profits of the Company are insufficient to cover the payment in full of dividends on the Non-cumulative Convertible Sterling Preference Shares on any dividend payment date and also the payment in full of all other dividends stated to be payable on such date on any other New Preference Share expressed to rank pari passu therewith as regards participation in profits, after payment in full, or the setting aside of a sum to cover the payment in full, of all dividends stated to be payable on or before such date on any Cumulative Preference Share, then dividends shall be declared by the Directors pro rata for the Non-cumulative Convertible Sterling Preference Shares and such other New Preference Shares to the extent of the available distributable profits (if any) to the intent that the amount of dividend declared per share on each such Non-cumulative Convertible Sterling Preference Share and other New Preference Share will bear to each other the same ratio as the dividends accrued per share on each such Non-cumulative Convertible Sterling Preference Share and other New Preference Share bear to each other. If it shall subsequently appear that any such dividend which has been paid should not, in accordance with the provisions of this sub-paragraph, have been so paid, then provided the Directors shall have acted in good faith, they shall not incur any liability for any loss which any shareholder may suffer in consequence of such payment having been made;

      (iii) if, in the opinion of the Directors, the payment of any dividend on any Non-cumulative Convertible Sterling Preference Shares would breach or cause a breach of the capital adequacy requirements of the Financial Services Authority (or any person or body to whom the banking supervision functions of the Financial Services Authority are transferred) applicable to the Company and/or any of its subsidiaries, then none of such dividend shall be declared or paid;

      (iv) subject to sub-paragraph (v) below, the Non-cumulative Convertible Sterling Preference Shares shall carry no further right to participate in the profits of the Company and if and to the extent that any dividend or part thereof is on any occasion not paid for the reasons described in sub-paragraph (ii) or (iii) above, the holders of such shares shall have no claim in respect of such non-payment;

      (v) if any dividend or part thereof on any Non-cumulative Convertible Sterling Preference Share is not payable for the reasons specified in sub-paragraphs (ii) or (iii) above and if they so resolve, the Directors may, subject to the Statutes, pay a special non-cumulative preferential dividend on the Non-cumulative Convertible Sterling Preference Shares at a rate not exceeding L0.01 per share (but so that reference elsewhere in this Schedule 2 and in these presents to any dividend payable on any Non-cumulative Convertible Sterling Preference Shares shall not be treated as including a reference to any such special dividend);

      (vi) if any date on which dividends are payable on Non-cumulative Convertible Sterling Preference Shares is not a day on which banks in London are open for business, and on which foreign exchange dealings may be conducted in London ("a Sterling Business Day"), then payment of the dividend payable on such date will be made on the succeeding Sterling Business Day and without any interest or other payment in respect of such delay unless such day shall fall within the next calendar month whereupon such payment will be made on the preceding Sterling Business Day;

      (vii) dividends payable on Non-cumulative Convertible Sterling Preference Shares shall accrue from and to the dates determined by the Directors prior to allotment thereof, and the amount of dividend payable in respect of any period shorter than a full dividend period will be calculated on the basis of twelve 30 day months, a 360 day year and the actual number of days elapsed in such period;

     (viii) if any dividend stated to be payable on the Non-cumulative Convertible Sterling Preference Shares on the most recent dividend payment date has not been declared and paid in full, or if a sum has not been set aside to provide for such payment in full, no dividends may be declared on any other share capital of the Company (other than the Cumulative Preference Shares), and no sum may be set aside for the payment thereof, unless, on the date of declaration relative to any such payment, an amount equal to the dividend stated to be payable on the Non-cumulative Convertible Sterling Preference Shares in respect of the then current dividend period is set aside for the payment in full of such dividend on the dividend payment date relating to the then current dividend period; and

      (ix) if any dividend stated to be payable on the Non-cumulative Convertible Sterling Preference Shares on any dividend payment date has not been declared and paid in full, or if a sum has not been set aside to provide for such payment in full, the Company may not redeem or purchase or otherwise acquire for any consideration any other share capital of the Company, and may not set aside any sum nor establish any sinking fund for the redemption or purchase or other such acquisition thereof, until such time as dividends stated to be payable on the Non-cumulative Convertible Sterling Preference Shares in respect of successive dividend periods together aggregating no less than twelve months shall thereafter have been declared and paid in full.

2.3   Capital

      The right on a winding up or liquidation, voluntary or otherwise other than (unless otherwise provided by the terms of issue of such share) a redemption or purchase by the Company of any shares of any class to receive in Sterling out of the surplus assets of the Company available for distribution amongst the members:-

      (i) after payment of the arrears (if any) of the fixed cumulative preferential dividends stated to be payable on the Cumulative Preference Shares to the holders thereof in accordance with Article 4(B) FIRSTLY and pari passu with the holders of any other New Preference Shares expressed to rank pari passu therewith as regards participation in profits and in priority to the holders of the Ordinary Shares of the Company a sum equal to:-

            (A) the amount of any dividend which is due for payment after the date of commencement of the winding up or liquidation but which is payable in respect of a period ending on or before such date; and

            (B) any further amount of dividend payable in respect of the period from the preceding dividend payment date to the date of payment in accordance with this sub-paragraph (i);

            but only to the extent that any such amount or further amount was, or would have been payable as a dividend in accordance with or pursuant to this Part of Schedule 2 (other than pursuant to this provision); and

      (ii) subject thereto, pari passu with the holders of the Cumulative Preference Shares and any other New Preference Shares expressed to rank pari passu therewith as regards participation in surplus assets in priority to the holders of the Ordinary Shares of the Company, a sum equal to the amount paid up or credited as paid up on the Non-cumulative Convertible Sterling Preference Shares (including any premium paid to the Company in respect thereof on issue).

      If upon any such winding-up or liquidation, the amounts available for payment are insufficient to cover the amounts payable in full on the Cumulative Preference Shares, the Non-cumulative Convertible Sterling Preference Shares and on any other New Preference Shares expressed to rank pari passu therewith as regards participation in surplus assets, then the holders of the Cumulative Preference Shares, the Non-cumulative Convertible Sterling Preference Shares and such other New Preference Shares will share rateably in the distribution of surplus assets (if any) in proportion to the full respective preferential amounts to which they are entitled. No Non-cumulative Convertible Sterling Preference Share shall confer any right to participate in the surplus assets of the Company other than that set out in this paragraph 2.3.

2.4   Receipt of Notices

      The right to have sent to the holder of each Non-cumulative Convertible Sterling Preference Share (at the same time as the same are sent to the holders of Ordinary Shares) a copy of the Company's Annual Report and Accounts and Interim Financial Statement together with notice of any General Meeting of the Company at which such holder is entitled to attend and vote.

2.5   Attendance and Voting at Meetings

      The right to attend at a General Meeting of the Company and to speak to or vote upon any Resolution proposed thereat in the following circumstances:-

      (i) in respect of a Resolution which is to be proposed at the Meeting either varying or abrogating any of the rights attached to the Non-cumulative Convertible Sterling Preference Shares or proposing the winding up of the Company (and then in each such case only to speak to and vote upon any such Resolution);

      (ii) in circumstances where the dividend stated to be payable on the Non-cumulative Convertible Sterling Preference Shares in respect of such number of dividend periods as the Directors shall determine prior to allotment thereof has not been declared and paid in full, and until such date as the Directors shall likewise determine; and

      (iii) in such other circumstances as the Directors may determine prior to allotment of the Non-cumulative Convertible Sterling Preference Shares, but not otherwise, together with the right, in such circumstances and on such terms, if any, as the Directors may determine prior to allotment of the Non-cumulative Convertible Sterling Preference

            Shares, to seek to requisition a General Meeting of the Company. Whenever holders of Non-cumulative Convertible Sterling Preference Shares are so entitled to vote on a Resolution, on a show of hands every such holder who is present in person shall have one vote and, on a poll, every such holder who is present in person or by proxy shall have such number of votes for each Non-cumulative Convertible Sterling Preference Share held as may be determined by the Directors prior to allotment of such Non-cumulative Convertible Sterling Preference Shares.

2.6   Redemption

      Each series of Non-cumulative Convertible Sterling Preference Shares shall, subject to the provisions of the Statutes, be redeemable at the option of the Company in accordance with the following provisions:-

      (A) the Company may, subject thereto, redeem on any Redemption Date (as hereinafter defined) all or some only of the Non-cumulative Convertible Sterling Preference Shares by giving to the holders of the Non-cumulative Convertible Sterling Preference Shares to be redeemed not less than 120 days' nor more than 150 days' prior notice in writing (a "Notice of Redemption") of the relevant Redemption Date. "Redemption Date" means, in relation to a Non-cumulative Convertible Sterling Preference Share, any date which falls no earlier than ten years and one day after the date of allotment of the Non-cumulative Convertible Sterling Preference Share to be redeemed; provided that the Directors may determine, prior to allotment of any series of Non-cumulative Convertible Sterling Preference Shares, that this sub-paragraph (A) shall have effect in relation to that series as if the reference to ten years was a reference to such longer period (not exceeding thirty years) as they determine prior to allotment. The Company shall not be entitled (save with the consent of the relevant holder) to give a Notice of Redemption under this sub-paragraph (A) in respect of any share for which a Conversion Notice (as defined in paragraph 5 of Part 4 of this Schedule 2) has been given in accordance with that Part and not withdrawn;

      (AA) notwithstanding the foregoing, in relation to any series of Non-cumulative Convertible Sterling Preference Shares allotted after 11th April 2001, sub-paragraph (A) above shall have effect as if the references to ten years, in both places where they occur, were references to five years;

      (B) there shall be paid on each Non-cumulative Convertible Sterling Preference Share so redeemed, in Sterling, the aggregate of the nominal amount thereof together with any premium paid on issue and together with arrears (if any) of dividends thereon (whether earned or declared or not) in respect of the period from the dividend payment date last preceding the Redemption Date to the Redemption Date;

      (C) in the case of a redemption of some only of the Non-cumulative Convertible Sterling Preference Shares in any series, the Company shall for the purpose of determining the particular Non-cumulative Convertible Sterling Preference Shares to be redeemed cause a drawing to be made at the Office or such other place as the Directors may approve in the presence of the Auditors for the time being of the Company, provided that there shall be excluded from such drawing any Non-cumulative Convertible Sterling Preference Shares to be converted pursuant to Part 4 of this Schedule 2;

      (D) any Notice of Redemption given under sub-paragraph (A) above shall specify the applicable Redemption Date, the particular Non-cumulative Convertible Sterling Preference Shares to be redeemed and the redemption price (specifying the amount of the accrued and unpaid dividend per share to be included therein and stating that dividends on the Non-cumulative Convertible Sterling Preference Shares to be redeemed will cease to accrue on redemption), and shall state the place or places at which documents of title in respect of such Non-cumulative Convertible Sterling Preference Shares are to be presented and surrendered for redemption and payment of the redemption monies is to be effected. Upon such Redemption Date, the Company shall redeem the particular Non-cumulative Convertible Sterling Preference Shares to be redeemed on that date subject to the provisions of this paragraph and of the Statutes. No defect in the Notice of Redemption or in the giving thereof shall affect the validity of the redemption proceedings;

      (E) subject to sub-paragraph (I) below, the provisions of this and the following sub-paragraph shall have effect in relation to Non-cumulative Convertible Sterling Preference Shares for the time being issued and registered in the Register of Members ("Registered Shares") and represented by certificates ("Certificates") and in relation to Non-cumulative Convertible Sterling Preference Shares which, in accordance with Article 52 of these presents, are for the time being issued and represented by a Warrant (as defined in the said Article 52) ("Bearer Shares"). Payments in respect of the amount due on redemption of a Registered Share shall be made by Sterling cheque drawn on a bank in London or upon the request of the holder or joint holders not later than the date specified for the purpose in the Notice of Redemption by transfer to a Sterling account maintained by the payee with a bank in London. Such payment will be against presentation and surrender of the relative Certificate at the place or one of the places specified in the Notice of Redemption and if any Certificate so surrendered includes any Non-cumulative Convertible Sterling Preference Shares not to be redeemed on the relevant Redemption Date (other than Non-cumulative Convertible Sterling Preference Shares to be converted pursuant to
            Part 4 of this Schedule 2) the Company shall within fourteen days thereafter issue to the holder, free of charge, a fresh Certificate in respect of such Non-cumulative Convertible Sterling Preference Shares. Payment in respect of the amount due on redemption of a Bearer Share shall be made by Sterling cheque drawn on a bank in London or upon the request of the holder not later than the date specified for the purpose in the Notice of Redemption by transfer to a Sterling account maintained by the payee with a bank in London. Such payments will be made against presentation and surrender of the Warrant and all unmatured dividend coupons and talons (if any) at the place or the places specified in the Notice of Redemption. Upon the relevant Redemption Date all unmatured dividend coupons and any talon for additional dividend coupons appertaining thereto (whether or not returned) shall become void and no payment will be made in respect thereof. If the Warrant so surrendered represents any Non-cumulative Convertible Sterling Preference Shares not to be redeemed on the relevant Redemption Date (other than Non-cumulative Convertible Sterling Preference Shares to be converted pursuant to
            Part 4 of this Schedule 2) the Company shall issue, free of charge, a fresh Warrant representing such Bearer Shares which are not to be redeemed on such Redemption Date.

            All payments in respect of redemption monies will in all respects be subject to any applicable fiscal or other laws;

      (F) as from the relevant Redemption Date the dividend on the Non-cumulative Convertible Sterling Preference Shares due for redemption shall cease to accrue except on any such Non-cumulative Convertible Sterling Preference Share in respect of which, upon the due surrender of the Certificate or, as the case may be, the

            Warrant and all unmatured dividend coupons and talons (if any) in respect thereof, in accordance with sub-paragraph (E) above, payment of the redemption monies due on such Redemption Date shall be improperly withheld or refused, in which case such dividend, at the rate then applicable, shall be deemed to have continued and shall accordingly continue to accrue from the relevant Redemption Date to the date of payment of such redemption monies. Such Non-cumulative Convertible Sterling Preference Share shall not be treated as having been redeemed until the redemption monies in question together with the accrued dividend thereon shall have been paid;

      (G) if the due date for the payment of the redemption monies on any Non-cumulative Convertible Sterling Preference Shares is not a Sterling Business Day then payment of such monies will be made on the next succeeding day which is a Sterling Business Day and without any interest or other payment in respect of such delay unless such day shall fall within the next calendar month whereupon such payment will be made on the preceding Sterling Business Day;

      (H) the receipt of the holder for the time being of any Registered Share (or in the case of joint holders the receipt of any one of them) and the receipt of the person delivering any Warrant to the place or one of the places specified pursuant to sub-paragraph (D) above in respect of the monies payable on redemption on such Registered Share or, as the case may be, such Bearer Share, shall constitute an absolute discharge to the Company; and

      (I)   subject as aftermentioned, the provisions of sub-paragraphs (E) and
            (F) above shall have effect in relation to Registered Shares which are in uncertificated form within the meaning of the Uncertificated Securities Regulations 1995 (as in force on the date of adoption of this Schedule 2) in the same manner as they have effect in relation to Registered Shares represented by Certificates, save that (i) any provision of the said paragraphs requiring presentation and surrender of a Certificate shall be satisfied in the manner prescribed or permitted by the said Regulations (or by any enactment or subordinate legislation which amends or supersedes those Regulations) or (subject to those Regulations or such enactment or subordinate legislation) in such manner as may from time to time be prescribed by the Directors), and (ii) the Company shall not be under any obligation to issue a fresh Certificate under sub-paragraph (E).

2.7   Purchase

      Subject to the provisions of the Statutes and any other applicable laws, the Company may at any time and from time to time purchase any Non-cumulative Convertible Sterling Preference Shares upon such terms as the Directors shall determine provided that, in the case of Non-cumulative Convertible Sterling Preference Shares which are listed on the London Stock Exchange, the purchase price, exclusive of expenses and accrued dividends, shall not exceed (i) in the case of a purchase in the open market, or by tender (which shall be available alike to all holders of the Non-cumulative Convertible Sterling Preference Shares), the average of the closing middle market quotations of such Non-cumulative Convertible Sterling Preference Shares on the London Stock Exchange (as derived from The London Stock Exchange Daily Official List) for the last ten dealing days preceding the date of purchase or (if higher), in the case of a purchase in the open market only, the market price on the date of purchase provided that such market price is not more than 105 per cent of such average and (ii) in the case of a purchase by private treaty, 120 per cent of the closing middle market quotation of such Non-cumulative Convertible Sterling Preference Shares on the London Stock Exchange (as derived from The London Stock Exchange Daily Official List) for the last dealing day preceding the date of purchase: but so that this proviso shall not apply to any purchase of Non-cumulative Convertible Sterling Preference Shares made in the ordinary course of a business of dealing in securities.

2.8   Conversion

      The Non-cumulative Convertible Sterling Preference Shares shall be convertible into Ordinary Shares in the manner set out in (and subject to the provisions of) Part 4 of this Schedule 2. The provisions of paragraph
      2.6 of this Part 1 regarding redemption are without prejudice to any provisions in the said Part 4 providing for the effecting of conversion by means of redemption.

3.    (a)   Save with the written consent of the holders of three-quarters in nominal value of, or with the sanction of an Extraordinary
            Resolution passed at a separate General Meeting of the holders of, the Non-cumulative Convertible Sterling Preference Shares, the
            Directors shall not authorise or create, or increase the amount of, any shares of any class or any security convertible into shares of any class ranking as regards rights to participate in the profits or assets of the Company (other than on a redemption or purchase by the Company of any such shares) in priority to the Non-cumulative
            Convertible Sterling Preference Shares.

      (b) The special rights attached to any series of Non-cumulative Convertible Sterling Preference Shares allotted or in issue shall not (unless otherwise provided by their terms of issue) be deemed to be varied by the creation or issue of any New Shares ranking as regards participation in the profits or assets of the Company in some or all respects pari passu with or after such Non-cumulative Convertible Sterling Preference Shares. Any new shares ranking in some or all respects pari passu with such Non-cumulative Convertible Sterling Preference Shares may without their creation or issue being deemed to vary the special rights attached to any Non-cumulative Convertible Sterling Preference Share then in issue either carry rights identical in all respects with such Non-cumulative Convertible Sterling Preference Shares or any of them or carry rights differing therefrom in any respect, including, but without prejudice to the generality of the foregoing, in that:-

            (i) the rate or means of calculating the dividend may differ and the dividend may be cumulative or non-cumulative;

            (ii) the New Shares or any series thereof may rank for dividend as from such date as may be provided by the terms of issue thereof and the dates for payment of dividend may differ;

            (iii) the New Shares may be denominated in Sterling or in any
                  Foreign Currency;

            (iv) a premium may be payable on return of capital or there may be no such premium;

            (v) the New Shares may be redeemable at the option of the holder or of the Company, or may be non-redeemable and if redeemable at the option of the Company, they may be redeemable at different dates and on different terms from those applying to the Non-cumulative Convertible Sterling Preference Shares; and

            (vi) the New Shares may be convertible into Ordinary Shares or any other class of shares ranking as regards participation in the profits and assets of the Company pari passu with or after such Non-cumulative Convertible Sterling Preference Shares in each case on such terms and conditions as may be prescribed by the terms of issue thereof.

                                     PART 2

               NON-CUMULATIVE CONVERTIBLE DOLLAR PREFERENCE SHARES

      1. The Non-cumulative Convertible Dollar Preference Shares are New Preference Shares. They shall rank after the Cumulative Preference Shares to the extent specified in Article 4 and this Schedule 2, and shall rank pari passu inter se and (save as aforesaid) with the Cumulative Preference Shares and with all other New Preference Shares. They shall confer the rights and be subject to the restrictions set out or referred to in this Part 2 of Schedule 2 and shall also confer such further rights (not being inconsistent with the rights set out or referred to in this Part 2) as may be attached by the Directors to such shares in accordance with this Part 2 prior to allotment. Whenever the Directors have power under this Part to determine any of the rights attached to any of the Non-cumulative Convertible Dollar Preference Shares, the rights so determined need not be the same as those attached to the Non-cumulative Convertible Dollar Preference Shares then allotted or in issue. The Non-cumulative Convertible Dollar Preference Shares may be issued in one or more separate series, and each series shall be identified in such manner as the Directors may determine without any such determination or identification requiring any alteration to these presents.

      2. Each Non-cumulative Convertible Dollar Preference Share shall confer the following rights as to participation in the profits and assets of the Company, receipt of notices, attendance and voting at meetings, redemption and conversion:

      2.1   Income

            The right (subject to the provisions of paragraph 2.2, if applicable) to a non-cumulative preferential dividend not exceeding a specified amount payable in Dollars at such rate (which, in the case of any series allotted after 11th April 2001, may be fixed or variable and may be subject to recalculation at fixed intervals) on such dates (each a "dividend payment date") in respect of such periods (each a "dividend period") and on such other terms and conditions as may be determined by the Directors prior to allotment thereof. References in these presents to a "dividend" on the Non-cumulative Convertible Dollar Preference Shares include a reference to each dividend in respect of each dividend period applicable thereto and references in this Part of the Schedule to dividend payment dates and dividend periods are to dividend payment dates and dividend periods in respect of the Non-cumulative Convertible Dollar Preference Shares only. Such dividends shall be paid in priority to the payment of any dividends on the Ordinary Shares. The Non-cumulative Convertible Dollar Preference Shares shall rank for dividend after the Cumulative Preference Shares, pari passu with the Non-cumulative Sterling Preference Shares, the Non-cumulative Dollar Preference Shares, the Category II Non-cumulative Dollar Preference Shares, all other Convertible Preference Shares and all other New Preference Shares expressed to rank pari passu therewith as regards participation in profits and otherwise in priority to any other share capital in the Company.

      2.2   Further provisions as to income

            All or any of the following provisions shall apply in relation to any particular Non-cumulative Convertible Dollar Preference Shares if so determined by the Directors prior to allotment thereof:-

            (i) if, in the opinion of the Directors, the distributable profits of the Company are sufficient to cover the payment in full of dividends on the Non-cumulative Convertible Dollar Preference Shares on any dividend payment date and also the payment in full of all other dividends stated to be payable on such date on any other

            New Preference Share expressed to rank pari passu therewith as regards participation in profits, after payment in full, or the setting aside of a sum to cover the payment in full, of all dividends stated to be payable on such date on any Cumulative Preference Share, then each such dividend shall be declared and paid in full;

      (ii) if, in the opinion of the Directors, the distributable profits of the Company are insufficient to cover the payment in full of dividends on the Non-cumulative Convertible Dollar Preference Shares on any dividend payment date and also the payment in full of all other dividends stated to be payable on such date on any other New Preference Share expressed to rank pari passu therewith as regards participation in profits, after payment in full, or the setting aside of a sum to cover the payment in full, of all dividends stated to be payable on or before such date on any Cumulative Preference Share, then dividends shall be declared by the Directors pro rata for the Non-cumulative Convertible Dollar Preference Shares and such other New Preference Shares to the extent of the available distributable profits (if any) to the intent that the amount of dividend declared per share on each such Non-cumulative Convertible Dollar Preference Share and other New Preference Share will bear to each other the same ratio as the dividends accrued per share on each such Non-cumulative Convertible Dollar Preference Share and other New Preference Share bear to each other. If it shall subsequently appear that any such dividend which has been paid should not, in accordance with the provisions of this sub-paragraph, have been so paid, then provided the Directors shall have acted in good faith, they shall not incur any liability for any loss which any shareholder may suffer in consequence of such payment having been made;

      (iii) if, in the opinion of the Directors, the payment of any dividend on any Non-cumulative Convertible Dollar Preference Shares would breach or cause a breach of the capital adequacy requirements of the Financial Services Authority (or any person or body to whom the banking supervision functions of the Financial Services Authority are transferred) applicable to the Company and/or any of its subsidiaries, then none of such dividend shall be declared or paid;

      (iv) subject to sub-paragraph (v) below, the Non-cumulative Convertible Dollar Preference Shares shall carry no further right to participate in the profits of the Company and if and to the extent that any dividend or part thereof is on any occasion not paid for the reasons described in sub-paragraph (ii) or (iii) above, the holders of such shares shall have no claim in respect of such non-payment; (v) if any dividend or part thereof on any Non-cumulative Convertible Dollar Preference Share is not payable for the reasons specified in sub-paragraphs (ii) or (iii) above and if they so resolve, the Directors may, subject to the Statutes, pay a special non-cumulative preferential dividend on the Non-cumulative Convertible Dollar Preference Shares at a rate not exceeding 1 (one) US cent per share (but so that reference elsewhere in this Schedule 2 and in these presents to any dividend payable on any Non-cumulative Convertible Dollar Preference Shares shall not be treated as including a reference to any such special dividend);

      (vi) if any date on which dividends are payable on Non-cumulative Convertible Dollar Preference Shares is not a day on which banks in London and the City of New York are open for business, and on which foreign exchange dealings may be conducted in such cities (a "Dollar Business Day"), then payment of the dividend payable on such date will be made on the succeeding Dollar Business Day and without any interest or other payment in respect of such delay unless such day shall fall within the next calendar month whereupon such payment will be made on the preceding Dollar Business Day;

     (vii) dividends payable on Non-cumulative Convertible Dollar Preference Shares shall accrue from and to the dates determined by the Directors prior to allotment thereof, and the amount of dividend payable in respect of any period shorter than a full dividend period will be calculated on the basis of twelve 30 day months, a 360 day year and the actual number of days elapsed in such period;

     (viii) if any dividend stated to be payable on the Non-cumulative Convertible Dollar Preference Shares on the most recent dividend payment date has not been declared and paid in full, or if a sum has not been set aside to provide for such payment in full, no dividends may be declared on any other share capital of the Company (other than the Cumulative Preference Shares), and no sum may be set aside for the payment thereof, unless, on the date of declaration relative to any such payment, an amount equal to the dividend stated to be payable on the Non-cumulative Convertible Dollar Preference Shares in respect of the then current dividend period is set aside for the payment in full of such dividend on the dividend payment date relating to the then current dividend period; and

     (ix) if any dividend stated to be payable on the Non-cumulative Convertible Dollar Preference Shares on any dividend payment date has not been declared and paid in full, or if a sum has not been set aside to provide for such payment in full, the Company may not redeem or purchase or otherwise acquire for any consideration any other share capital of the Company, and may not set aside any sum nor establish any sinking fund for the redemption or purchase or other such acquisition thereof, until such time as dividends stated to be payable on the Non-cumulative Convertible Dollar Preference Shares in respect of successive dividend periods together aggregating no less than twelve months shall thereafter have been declared and paid in full.

2.3  Capital

     The right on a winding up or liquidation, voluntary or otherwise other than (unless otherwise provided by the terms of issue of such share) a redemption or purchase by the Company of any shares of any class to receive in Dollars out of the surplus assets of the Company available for distribution amongst the members:-

     (i) after payment of the arrears (if any) of the fixed cumulative preferential dividends stated to be payable on the Cumulative Preference Shares to the holders thereof in accordance with Article 4(B) FIRSTLY and pari passu with the holders of any other New Preference Shares expressed to rank pari passu therewith as regards participation in profits and in priority to the holders of the Ordinary Shares of the Company a sum equal to:-

           (A) the amount of any dividend which is due for payment after the date of commencement of the winding up or liquidation but which is payable in respect of a period ending on or before such date; and

           (B) any further amount of dividend payable in respect of the period from the preceding dividend payment date to the date of payment in accordance with this sub-paragraph (i);

            but only to the extent that any such amount or further amount was, or would have been payable as a dividend in accordance with or pursuant to this Part of Schedule 2 (other than pursuant to this provision); and

      (ii) subject thereto, pari passu with the holders of the Cumulative Preference Shares and any other New Preference Shares expressed to rank pari passu therewith as regards participation in surplus assets in priority to the holders of the Ordinary Shares of the Company, a sum equal to the amount paid up or credited as paid up on the Non-cumulative Convertible Dollar Preference Shares (including any premium paid to the Company in respect thereof on issue).

            If upon any such winding-up or liquidation, the amounts available for payment are insufficient to cover the amounts payable in full on the Cumulative Preference Shares, the Non-cumulative Convertible Dollar Preference Shares and on any other New Preference Shares expressed to rank pari passu therewith as regards participation in surplus assets, then the holders of the Cumulative Preference Shares, the Non-cumulative Convertible Dollar Preference Shares and such other New Preference Shares will share rateably in the distribution of surplus assets (if any) in proportion to the full respective preferential amounts to which they are entitled. No Non-cumulative Convertible Dollar Preference Share shall confer any right to participate in the surplus assets of the Company other than that set out in this paragraph 2.3.

2.4   Receipt of Notices

      The right to have sent to the holder of each Non-cumulative Convertible Dollar Preference Share (at the same time as the same are sent to the holders of Ordinary Shares) a copy of the Company's Annual Report and Accounts and Interim Financial Statement together with notice of any General Meeting of the Company at which such holder is entitled to attend and vote.

2.5   Attendance and Voting at Meetings

      The right to attend at a General Meeting of the Company and to speak to or vote upon any Resolution proposed thereat in the following circumstances:-

      (i) in respect of a Resolution which is to be proposed at the Meeting either varying or abrogating any of the rights attached to the Non-cumulative Convertible Dollar Preference Shares or proposing the winding up of the Company (and then in each such case only to speak to and vote upon any such Resolution);

      (ii) in circumstances where the dividend stated to be payable on the Non-cumulative Convertible Dollar Preference Shares in respect of such number of dividend periods as the Directors shall determine prior to allotment thereof has not been declared and paid in full, and until such date as the Directors shall likewise determine; and

      (iii) in such other circumstances as the Directors may determine prior to allotment of the Non-cumulative Convertible Dollar Preference Shares,

      but not otherwise, together with the right, in such circumstances and on such terms, if any, as the Directors may determine prior to allotment of the Non-cumulative Convertible Dollar Preference Shares, to seek to requisition a General Meeting of the Company. Whenever holders of Non-cumulative Convertible Dollar Preference Shares are so entitled to vote on a

      Resolution, on a show of hands every such holder who is present in person shall have one vote and, on a poll, every such holder who is present in person or by proxy shall have such number of votes for each Non-cumulative Convertible Dollar Preference Share held as may be determined by the Directors prior to allotment of such Non-cumulative Convertible Dollar Preference Shares.

2.6   Redemption

      Each series of Non-cumulative Convertible Dollar Preference Shares shall, subject to the provisions of the Statutes, be redeemable at the option of the Company in accordance with the following provisions:-

      (A) the Company may, subject thereto, redeem on any Redemption Date (as hereinafter defined) all or some only of the Non-cumulative Convertible Dollar Preference Shares by giving to the holders of the Non-cumulative Convertible Dollar Preference Shares to be redeemed not less than 120 days' nor more than 150 days' prior notice in writing (a "Notice of Redemption") of the relevant Redemption Date. "Redemption Date" means, in relation to a Non-cumulative Convertible Dollar Preference Share, any date which falls no earlier than five years and one day (or such longer period (if any) as may be fixed by the Directors prior to allotment of such Share) after the date of allotment of the Non-cumulative Convertible Dollar Preference Share to be redeemed. The Company shall not be entitled (save with the consent of the relevant holder) to give a Notice of Redemption under this sub-paragraph (A) in respect of any share for which a Conversion Notice (as defined in paragraph 5 of Part 4 of this Schedule 2) has been given in accordance with that Part and not withdrawn;

      (B) there shall be paid on each Non-cumulative Convertible Dollar Preference Share so redeemed, in Dollars, the aggregate of the nominal amount thereof together with any premium paid on issue and together with arrears (if any) of dividends thereon (whether earned or declared or not) in respect of the period from the dividend payment date last preceding the Redemption Date to the Redemption Date;

      (C) in the case of a redemption of some only of the Non-cumulative Convertible Dollar Preference Shares in any series, the Company shall for the purpose of determining the particular Non-cumulative Convertible Dollar Preference Shares to be redeemed cause a drawing to be made at the Office or such other place as the Directors may approve in the presence of the Auditors for the time being of the Company, provided that there shall be excluded from such drawing any Non-cumulative Convertible Dollar Preference Shares to be converted pursuant to Part 4 of this Schedule 2;

      (D) any Notice of Redemption given under sub-paragraph (A) above shall specify the applicable Redemption Date, the particular Non-cumulative Convertible Dollar Preference Shares to be redeemed and the redemption price (specifying the amount of the accrued and unpaid dividend per share to be included therein and stating that dividends on the Non-cumulative Convertible Dollar Preference Shares to be redeemed will cease to accrue on redemption), and shall state the place or places at which documents of title in respect of such Non-cumulative Convertible Dollar Preference Shares are to be presented and surrendered for redemption and payment of the redemption monies is to be effected. Upon such Redemption Date, the Company shall redeem the particular Non-cumulative Convertible Dollar Preference Shares to be redeemed on that date subject to the provisions of this paragraph and of the Statutes. No defect in the Notice of Redemption or in the giving thereof shall affect the validity of the redemption proceedings;

      (E) subject to sub-paragraph (I) below, the provisions of this and the following sub-paragraph shall have effect in relation to Non-cumulative Convertible Dollar Preference Shares for the time being issued and registered in the Register of Members ("Registered Shares") and represented by certificates ("Certificates") and in relation to Non-cumulative Convertible Dollar Preference Shares which, in accordance with Article 52 of these presents, are for the time being issued and represented by a Warrant (as defined in the said Article 52) ("Bearer Shares"). Payments in respect of the amount due on redemption of a Registered Share shall be made by Dollar cheque drawn on a bank in London or in the City of New York or upon the request of the holder or joint holders not later than the date specified for the purpose in the Notice of Redemption by transfer to a Dollar account maintained by the payee with a bank in London or in the City of New York. Such payment will be against presentation and surrender of the relative Certificate at the place or one of the places specified in the Notice of Redemption and if any Certificate so surrendered includes any Non-cumulative Convertible Dollar Preference Shares not to be redeemed on the relevant Redemption Date (other than Non-cumulative Convertible Dollar Preference Shares to be converted pursuant to Part 4 of this
            Schedule 2) the Company shall within fourteen days thereafter issue to the holder, free of charge, a fresh Certificate in respect of such Non-cumulative Convertible Dollar Preference Shares. Payment in respect of the amount due on redemption of a Bearer Share shall be made by Dollar cheque drawn on a bank in London or in the City of New York or upon the request of the holder not later than the date specified for the purpose in the Notice of Redemption by transfer to a Dollar account maintained by the payee with a bank in London or in the City of New York. Such payments will be made against presentation and surrender of the Warrant and all unmatured dividend coupons and talons (if any) at the place or the places specified in the Notice of Redemption. Upon the relevant Redemption Date all unmatured dividend coupons and any talon for additional dividend coupons appertaining thereto (whether or not returned) shall become void and no payment will be made in respect thereof. If the Warrant so surrendered represents any Non-cumulative Convertible Dollar Preference Shares not to be redeemed on the relevant Redemption Date (other than Non-cumulative Convertible Dollar Preference Shares to be converted pursuant to Part 4 of this Schedule 2) the Company shall issue, free of charge, a fresh Warrant representing such Bearer Shares which are not to be redeemed on such Redemption Date. All payments in respect of redemption monies will in all respects be subject to any applicable fiscal or other laws;

      (F) as from the relevant Redemption Date the dividend on the Non-cumulative Convertible Dollar Preference Shares due for redemption shall cease to accrue except on any such Non-cumulative Convertible Dollar Preference Share in respect of which, upon the due surrender of the Certificate or, as the case may be, the Warrant and all unmatured dividend coupons and talons (if any) in respect thereof, in accordance with sub-paragraph (E) above, payment of the redemption monies due on such Redemption Date shall be improperly withheld or refused, in which case such dividend, at the rate then applicable, shall be deemed to have continued and shall accordingly continue to accrue from the relevant Redemption Date to the date of payment of such redemption monies. Such Non-cumulative Convertible Dollar Preference Share shall not be treated as having been redeemed until the redemption monies in question together with the accrued dividend thereon shall have been paid;

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                                     - 124 -

      (G) if the due date for the payment of the redemption monies on any Non-cumulative Convertible Dollar Preference Shares is not a Dollar Business Day then payment of such monies will be made on the next succeeding day which is a Dollar Business Day and without any interest or other payment in respect of such delay unless such day shall fall within the next calendar month whereupon such payment will be made on the preceding Dollar Business Day;

      (H) the receipt of the holder for the time being of any Registered Share (or in the case of joint holders the receipt of any one of them) and the receipt of the person delivering any Warrant to the place or one of the places specified pursuant to sub-paragraph (D) above in respect of the monies payable on redemption on such Registered Share or, as the case may be, such Bearer Share, shall constitute an absolute discharge to the Company; and

      (I)   subject as aftermentioned, the provisions of sub-paragraphs (E) and
            (F) above shall have effect in relation to Registered Shares which are in uncertificated form within the meaning of the Uncertificated Securities Regulations 1995 (as in force on the date of adoption of this Schedule 2) in the same manner as they have effect in relation to Registered Shares represented by Certificates, save that (i) any provision of the said paragraphs requiring presentation and surrender of a Certificate shall be satisfied in the manner prescribed or permitted by the said Regulations (or by any enactment or subordinate legislation which amends or supersedes those Regulations) or (subject to those Regulations or such enactment or subordinate legislation) in such manner as may from time to time be prescribed by the Directors), and (ii) the Company shall not be under any obligation to issue a fresh Certificate under sub-paragraph (E).

2.7   Purchase

      Subject to the provisions of the Statutes and any other applicable laws, the Company may at any time and from time to time purchase any Non-cumulative Convertible Dollar Preference Shares upon such terms as the Directors shall determine provided that, in the case of Non-cumulative Convertible Dollar Preference Shares which are listed on the London Stock Exchange, the purchase price, exclusive of expenses and accrued dividends, shall not exceed (i) in the case of a purchase in the open market, or by tender (which shall be available alike to all holders of the Non-cumulative Convertible Dollar Preference Shares), the average of the closing middle market quotations of such Non-cumulative Convertible Dollar Preference Shares on the London Stock Exchange (as derived from The London Stock Exchange Daily Official List) for the last ten dealing days preceding the date of purchase or (if higher), in the case of a purchase in the open market only, the market price on the date of purchase provided that such market price is not more than 105 per cent of such average and
      (ii) in the case of a purchase by private treaty, 120 per cent of the closing middle market quotation of such Non-cumulative Convertible Dollar Preference Shares on the London Stock Exchange (as derived from The London Stock Exchange Daily Official List) for the last dealing day preceding the date of purchase: but so that this proviso shall not apply to any purchase of Non-cumulative Convertible Dollar Preference Shares made in the ordinary course of a business of dealing in securities.

2.8   Conversion

      The Non-cumulative Convertible Dollar Preference Shares shall be convertible into Ordinary Shares in the manner set out in (and subject to the provisions of) Part 4 of this Schedule 2. The provisions of paragraph
      2.6 of this Part 2 regarding redemption are without prejudice to

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                                     - 125 -

      any provisions in the said Part 4 providing for the effecting of conversion by means of redemption.

3.    (a)   Save with the written consent of the holders of three-quarters in nominal value of, or with the sanction of an Extraordinary
            Resolution passed at a separate General Meeting of the holders of, the Non-cumulative Convertible Dollar Preference Shares, the
            Directors shall not authorise or create, or increase the amount of, any shares of any class or any security convertible into shares of any class ranking as regards rights to participate in the profits or assets of the Company (other than on a redemption or purchase by the Company of any such shares) in priority to the Non-cumulative
            Convertible Dollar Preference Shares.

      (b) The special rights attached to any series of Non-cumulative Convertible Dollar Preference Shares allotted or in issue shall not (unless otherwise provided by their terms of issue) be deemed to be varied by the creation or issue of any New Shares ranking as regards participation in the profits or assets of the Company in some or all respects pari passu with or after such Non-cumulative Convertible Dollar Preference Shares. Any new shares ranking in some or all respects pari passu with such Non-cumulative Convertible Dollar Preference Shares may without their creation or issue being deemed to vary the special rights attached to any Non-cumulative Convertible Dollar Preference Share then in issue either carry rights identical in all respects with such Non-cumulative Convertible Dollar Preference Shares or any of them or carry rights differing therefrom in any respect, including, but without prejudice to the generality of the foregoing, in that:-

            (i) the rate or means of calculating the dividend may differ and the dividend may be cumulative or non-cumulative;

            (ii) the New Shares or any series thereof may rank for dividend as from such date as may be provided by the terms of issue thereof and the dates for payment of dividend may differ;

            (iii) the New Shares may be denominated in Sterling or in any
                  Foreign Currency;

            (iv) a premium may be payable on return of capital or there may be no such premium;

            (v) the New Shares may be redeemable at the option of the holder or of the Company, or may be non-redeemable and if redeemable at the option of the Company, they may be redeemable at different dates and on different terms from those applying to the Non-cumulative Convertible Dollar Preference Shares; and

            (vi) the New Shares may be convertible into Ordinary Shares or any other class of shares ranking as regards participation in the profits and assets of the Company pari passu with or after such Non-cumulative Convertible Dollar Preference Shares in each case on such terms and conditions as may be prescribed by the terms of issue thereof.

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                                     - 126 -

                                     PART 3

                NON-CUMULATIVE CONVERTIBLE EURO PREFERENCE SHARES

      1. The Non-cumulative Convertible Euro Preference Shares are New Preference Shares. They shall rank after the Cumulative Preference Shares to the extent specified in Article 4 and this Schedule 2, and shall rank pari passu inter se and (save as aforesaid) with the Cumulative Preference Shares and with all other New Preference Shares. They shall confer the rights and be subject to the restrictions set out or referred to in this Part 3 of Schedule 2 and shall also confer such further rights (not being inconsistent with the rights set out or referred to in Part 3) as may be attached by the Directors to such shares in accordance with this Part 3 prior to allotment. Whenever the Directors have power under this Part to determine any of the rights attached to any of the Non-cumulative Convertible Euro Preference Shares, the rights so determined need not be the same as those attached to the Non-cumulative Convertible Euro Preference Shares then allotted or in issue. The Non-cumulative Convertible Euro Preference Shares may be issued in one or more separate series, and each series shall be identified in such manner as the Directors may determine without any such determination or identification requiring any alteration to these presents.

      2. Each Non-cumulative Convertible Euro Preference Share shall confer the following rights as to participation in the profits and assets of the Company, receipt of notices, attendance and voting at meetings, redemption and conversion:

      2.1   Income

            The right (subject to the provisions of paragraph 2.2, if applicable) to a non-cumulative preferential dividend not exceeding a specified amount payable in Euro at such rate (which, in the case of any series allotted after 11th April 2001, may be fixed or variable and may be subject to recalculation at fixed intervals) on such dates (each a "dividend payment date") in respect of such periods (each a "dividend period") and on such other terms and conditions as may be determined by the Directors prior to allotment thereof. References in these presents to a "dividend" on the Non-cumulative Convertible Euro Preference Shares include a reference to each dividend in respect of each dividend period applicable thereto and references in this Part of the Schedule to dividend payment dates and dividend periods are to dividend payment dates and dividend periods in respect of the Non-cumulative Convertible Euro Preference Shares only. Such dividends shall be paid in priority to the payment of any dividends on the Ordinary Shares. The Non-cumulative Convertible Euro Preference Shares shall rank for dividend after the Cumulative Preference Shares, pari passu with the Non-cumulative Sterling Preference Shares, the Non-cumulative Dollar Preference Shares, the Category II Non-cumulative Dollar Preference Shares, all other Convertible Preference Shares and all other New Preference Shares expressed to rank pari passu therewith as regards participation in profits and otherwise in priority to any other share capital in the Company.

      2.2   Further provisions as to income

            All or any of the following provisions shall apply in relation to any particular Non-cumulative Convertible Euro Preference Shares if so determined by the Directors prior to allotment thereof:-

            (i) if, in the opinion of the Directors, the distributable profits of the Company are sufficient to cover the payment in full of dividends on the Non-cumulative Convertible Euro Preference Shares on any dividend payment date and also the payment in full of all other dividends stated to be payable on such date on any other

                  New Preference Share expressed to rank pari passu therewith as regards participation in profits, after payment in full, or the setting aside of a sum to cover the payment in full, of all dividends stated to be payable on such date on any Cumulative Preference Share, then each such dividend shall be declared and paid in full;

            (ii) if, in the opinion of the Directors, the distributable profits of the Company are insufficient to cover the payment in full of dividends on the Non-cumulative Convertible Euro Preference Shares on any dividend payment date and also the payment in full of all other dividends stated to be payable on such date on any other New Preference Share expressed to rank pari passu therewith as regards participation in profits, after payment in full, or the setting aside of a sum to cover the payment in full, of all dividends stated to be payable on or before such date on any Cumulative Preference Share, then dividends shall be declared by the Directors pro rata for the Non-cumulative Convertible Euro Preference Shares and such other New Preference Shares to the extent of the available distributable profits (if any) to the intent that the amount of dividend declared per share on each such Non-cumulative Convertible Euro Preference Share and other New Preference Share will bear to each other the same ratio as the dividends accrued per share on each such Non-cumulative Convertible Euro Preference Share and other New Preference Share bear to each other. If it shall subsequently appear that any such dividend which has been paid should not, in accordance with the provisions of this sub-paragraph, have been so paid, then provided the Directors shall have acted in good faith, they shall not incur any liability for any loss which any shareholder may suffer in consequence of such payment having been made;

            (iii) if, in the opinion of the Directors, the payment of any dividend on any Non-cumulative Convertible Euro Preference Shares would breach or cause a breach of the capital adequacy requirements of the Financial Services Authority (or any person or body to whom the banking supervision functions of the Financial Services Authority are transferred) applicable to the Company and/or any of its subsidiaries, then none of such dividend shall be declared or paid;

            (iv) subject to sub-paragraph (v) below, the Non-cumulative Convertible Euro Preference Shares shall carry no further right to participate in the profits of the Company and if and to the extent that any dividend or part thereof is on any occasion not paid for the reasons described in sub-paragraph
                  (ii) or (iii) above, the holders of such shares shall have no claim in respect of such non-payment;

            (v) if any dividend or part thereof on any Non-cumulative Convertible Euro Preference Share is not payable for the reasons specified in sub-paragraphs (ii) or (iii) above and if they so resolve, the Directors may, subject to the Statutes, pay a special non-cumulative preferential dividend on the Non-cumulative Convertible Euro Preference Shares at a rate not exceeding E0.01 per share (but so that reference elsewhere in this Schedule 2 and in these presents to any dividend payable on any Non-cumulative Convertible Euro Preference Shares shall not be treated as including a reference to any such special dividend);

            (vi) if any date on which dividends are payable on Non-cumulative Convertible Euro Preference Shares is not a day on which TARGET is operating and banks in London are open for business, and on which foreign exchange dealings may be conducted in London (a "Euro Business Day"), then payment of the dividend payable on such date will be made on the succeeding Euro Business Day and without any interest or other payment in respect of such delay unless such day shall fall within the next

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                                     - 128 -

                  calendar month whereupon such payment will be made on the preceding Euro Business Day; for these purposes "TARGET" means the Trans-European Real-Time Gross Settlement Express Transfer (TARGET) system;

           (vii) dividends payable on Non-cumulative Convertible Euro Preference Shares shall accrue from and to the dates determined by the Directors prior to allotment thereof, and the amount of dividend payable in respect of any period shorter than a full dividend period will be calculated on the basis of twelve 30 day months, a 360 day year and the actual number of days elapsed in such period;

           (viii) if any dividend stated to be payable on the Non-cumulative Convertible Euro Preference Shares on the most recent dividend payment date has not been declared and paid in full, or if a sum has not been set aside to provide for such payment in full, no dividends may be declared on any other share capital of the Company (other than the Cumulative Preference Shares), and no sum may be set aside for the payment thereof, unless, on the date of declaration relative to any such payment, an amount equal to the dividend stated to be payable on the Non-cumulative Convertible Euro Preference Shares in respect of the then current dividend period is set aside for the payment in full of such dividend on the dividend payment date relating to the then current dividend period; and

           (ix) if any dividend stated to be payable on the Non-cumulative Convertible Euro Preference Shares on any dividend payment date has not been declared and paid in full, or if a sum has not been set aside to provide for such payment in full, the Company may not redeem or purchase or otherwise acquire for any consideration any other share capital of the Company, and may not set aside any sum nor establish any sinking fund for the redemption or purchase or other such acquisition thereof, until such time as dividends stated to be payable on the Non-cumulative Convertible Euro Preference Shares in respect of successive dividend periods together aggregating no less than twelve months shall thereafter have been declared and paid in full.

2.3   Capital

      The right on a winding up or liquidation, voluntary or otherwise other than (unless otherwise provided by the terms of issue of such share) a redemption or purchase by the Company of any shares of any class to receive in Euro out of the surplus assets of the Company available for distribution amongst the members:-

      (i) after payment of the arrears (if any) of the fixed cumulative preferential dividends stated to be payable on the Cumulative Preference Shares to the holders thereof in accordance with Article 4(B) FIRSTLY and pari passu with the holders of any other New Preference Shares expressed to rank pari passu therewith as regards participation in profits and in priority to the holders of the Ordinary Shares of the Company a sum equal to:-

            (A) the amount of any dividend which is due for payment after the date of commencement of the winding up or liquidation but which is payable in respect of a period ending on or before such date; and

            (B) any further amount of dividend payable in respect of the period from the preceding dividend payment date to the date of payment in accordance with this sub-paragraph (i);

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                                     - 129 -

                  but only to the extent that any such amount or further amount was, or would have been payable as a dividend in accordance with or pursuant to this Part of Schedule 2 (other than pursuant to this provision); and

            (ii) subject thereto, pari passu with the holders of the Cumulative Preference Shares and any other New Preference Shares expressed to rank pari passu therewith as regards participation in surplus assets in priority to the holders of the Ordinary Shares of the Company, a sum equal to the amount paid up or credited as paid up on the Non-cumulative Convertible Euro Preference Shares (including any premium paid to the Company in respect thereof on issue).

                  If upon any such winding-up or liquidation, the amounts available for payment are insufficient to cover the amounts payable in full on the Cumulative Preference Shares, the Non-cumulative Convertible Euro Preference Shares and on any other New Preference Shares expressed to rank pari passu therewith as regards participation in surplus assets, then the holders of the Cumulative Preference Shares, the Non-cumulative Convertible Euro Preference Shares and such other New Preference Shares will share rateably in the distribution of surplus assets (if any) in proportion to the full respective preferential amounts to which they are entitled. No Non-cumulative Convertible Euro Preference Share shall confer any participate in the surplus assets of the Company other than right to that set out in this paragraph 2.3.

2.4   Receipt of Notices

      The right to have sent to the holder of each Non-cumulative Convertible Euro Preference Share (at the same time as the same are sent to the holders of Ordinary Shares) a copy of the Company's Annual Report and Accounts and Interim Financial Statement together with notice of any General Meeting of the Company at which such holder is entitled to attend and vote.

2.5   Attendance and Voting at Meetings

      The right to attend at a General Meeting of the Company and to speak to or vote upon any Resolution proposed thereat in the following circumstances:-

      (i) in respect of a Resolution which is to be proposed at the Meeting either varying or abrogating any of the rights attached to the Non-cumulative Convertible Euro Preference Shares or proposing the winding up of the Company (and then in each such case only to speak to and vote upon any such Resolution);

      (ii) in circumstances where the dividend stated to be payable on the Non-cumulative Convertible Euro Preference Shares in respect of such number of dividend periods as the Directors shall determine prior to allotment thereof has not been declared and paid in full, and until such date as the Directors shall likewise determine; and

      (iii) in such other circumstances as the Directors may determine prior to allotment of the Non-cumulative Convertible Euro Preference Shares,

      but not otherwise, together with the right, in such circumstances and on such terms, if any, as the Directors may determine prior to allotment of the Non-cumulative Convertible Euro Preference Shares, to seek to requisition a General Meeting of the Company. Whenever holders of Non-cumulative Convertible Euro Preference Shares are so entitled to vote on a

      Resolution, on a show of hands every such holder who is present in person shall have one vote and, on a poll, every such holder who is present in person or by proxy shall have such number of votes for each Non-cumulative Convertible Euro Preference Share held as may be determined by the Directors prior to allotment of such Non-cumulative Convertible Euro Preference Shares.

2.6   Redemption

      Each series of Non-cumulative Convertible Euro Preference Shares shall, subject to the provisions of the Statutes, be redeemable at the option of the Company in accordance with the following provisions:-

      (A) the Company may, subject thereto, redeem on any Redemption Date (as hereinafter defined) all or some only of the Non-cumulative Convertible Euro Preference Shares by giving to the holders of the Non-cumulative Convertible Euro Preference Shares to be redeemed not less than 120 days' nor more than 150 days' prior notice in writing (a "Notice of Redemption ") of the relevant Redemption Date. "Redemption Date" means, in relation to a Non-cumulative Convertible Euro Preference Share, any date which falls no earlier than five years and one day (or such longer period (if any) as may be fixed by the Directors prior to allotment of such Share) after the date of allotment of the Non-cumulative Convertible Euro Preference Share to be redeemed. The Company shall not be entitled (save with the consent of the relevant holder) to give a Notice of Redemption under this sub-paragraph (A) in respect of any share for which a Conversion Notice (as defined in paragraph 5 of Part 4 of this Schedule 2) has been given in accordance with that Part and not withdrawn;

      (B) there shall be paid on each Non-cumulative Convertible Euro Preference Share so redeemed, in Euro, the aggregate of the nominal amount thereof together with any premium paid on issue and together with arrears (if any) of dividends thereon (whether earned or declared or not) in respect of the period from the dividend payment date last preceding the Redemption Date to the Redemption Date;

      (C) in the case of a redemption of some only of the Non-cumulative Convertible Euro Preference Shares in any series, the Company shall for the purpose of determining the particular Non-cumulative Convertible Euro Preference Shares to be redeemed cause a drawing to be made at the Office or such other place as the Directors may approve in the presence of the Auditors for the time being of the Company, provided that there shall be excluded from such drawing any Non-cumulative Convertible Euro Preference Shares to be converted pursuant to Part 4 of this Schedule 2;

      (D) any Notice of Redemption given under sub-paragraph (A) above shall specify the applicable Redemption Date, the particular Non-cumulative Convertible Euro Preference Shares to be redeemed and the redemption price (specifying the amount of the accrued and unpaid dividend per share to be included therein and stating that dividends on the Non-cumulative Convertible Euro Preference Shares to be redeemed will cease to accrue on redemption), and shall state the place or places at which documents of title in respect of such Non-cumulative Convertible Euro Preference Shares are to be presented and surrendered for redemption and payment of the redemption monies is to be effected. Upon such Redemption Date, the Company shall redeem the particular Non-cumulative Convertible Euro Preference Shares to be redeemed on that date subject to the provisions of this paragraph and of the Statutes. No defect in the Notice of Redemption or in the giving thereof shall affect the validity of the redemption proceedings;

      (E) subject to sub-paragraph (I) below, the provisions of this and the following sub-paragraph shall have effect in relation to Non-cumulative Convertible Euro Preference Shares for the time being issued and registered in the Register of Members ( "Registered Shares ") and represented by certificates ( "Certificates ") and in relation to Non-cumulative Convertible Euro Preference Shares which, in accordance with Article 52 of these presents, are for the time being issued and represented by a Warrant (as defined in the said
            Article 52) ( "Bearer Shares "). Payments in respect of the amount due on redemption of a Registered Share shall be made by Euro cheque drawn on a bank in London or upon the request of the holder or joint holders not later than the date specified for the purpose in the Notice of Redemption by transfer to a Euro account maintained by the payee with a bank in London. Such payment will be against presentation and surrender of the relative Certificate at the place or one of the places specified in the Notice of Redemption and if any Certificate so surrendered includes any Non-cumulative Convertible Euro Preference Shares not to be redeemed on the relevant Redemption Date (other than Non-cumulative Convertible Euro Preference Shares to be converted pursuant to Part 4 of this
            Schedule 2) the Company shall within fourteen days thereafter issue to the holder, free of charge, a fresh Certificate in respect of such Non-cumulative Convertible Euro Preference Shares. Payment in respect of the amount due on redemption of a Bearer Share shall be made by Euro cheque drawn on a bank in London or upon the request of the holder not later than the date specified for the purpose in the Notice of Redemption by transfer to a Euro account maintained by the payee with a bank in London. Such payments will be made against presentation and surrender of the Warrant and all unmatured dividend coupons and talons (if any) at the place or the places specified in the Notice of Redemption. Upon the relevant Redemption Date all unmatured dividend coupons and any talon for additional dividend coupons appertaining thereto (whether or not returned) shall become void and no payment will be made in respect thereof. If the Warrant so surrendered represents any Non-cumulative Convertible Euro Preference Shares not to be redeemed on the relevant Redemption Date (other than Non-cumulative Convertible Euro Preference Shares to be converted pursuant to Part 4 of this Schedule 2) the Company shall issue, free of charge, a fresh Warrant representing such Bearer Shares which are not to be redeemed on such Redemption Date.

            All payments in respect of redemption monies will in all respects be subject to any applicable fiscal or other laws;

      (F) as from the relevant Redemption Date the dividend on the Non-cumulative Convertible Euro Preference Shares due for redemption shall cease to accrue except on any such Non-cumulative Convertible Euro Preference Share in respect of which, upon the due surrender of the Certificate or, as the case may be, the Warrant and all unmatured dividend coupons and talons (if any) in respect thereof, in accordance with sub-paragraph (E) above, payment of the redemption monies due on such Redemption Date shall be improperly withheld or refused, in which case such dividend, at the rate then applicable, shall be deemed to have continued and shall accordingly continue to accrue from the relevant Redemption Date to the date of payment of such redemption monies. Such Non-cumulative Convertible Euro Preference Share shall not be treated as having been redeemed until the redemption monies in question together with the accrued dividend thereon shall have been paid;

      (G) if the due date for the payment of the redemption monies on any Non-cumulative Convertible Euro Preference Shares is not a Euro Business Day then payment of such monies will be made on the next succeeding day which is a Euro Business Day and without any interest or other payment in respect of such delay unless such day shall fall within the next calendar month whereupon such payment will be made on the preceding Euro Business Day;

      (H) the receipt of the holder for the time being of any Registered Share (or in the case of joint holders the receipt of any one of them) and the receipt of the person delivering any Warrant to the place or one of the places specified pursuant to sub-paragraph (D) above in respect of the monies payable on redemption on such Registered Share or, as the case may be, such Bearer Share, shall constitute an absolute discharge to the Company; and

      (I)   subject as aftermentioned, the provisions of sub-paragraphs (E) and
            (F) above shall have effect in relation to Registered Shares which are in uncertificated form within the meaning of the Uncertificated Securities Regulations 1995 (as in force on the date of adoption of this Schedule 2) in the same manner as they have effect in relation to Registered Shares represented by Certificates, save that (i) any provision of the said paragraphs requiring presentation and surrender of a Certificate shall be satisfied in the manner prescribed or permitted by the said Regulations (or by any enactment or subordinate legislation which amends or supersedes those Regulations) or (subject to those Regulations or such enactment or subordinate legislation) in such manner as may from time to time be prescribed by the Directors), and (ii) the Company shall not be under any obligation to issue a fresh Certificate under sub-paragraph (E).

2.7   Purchase

      Subject to the provisions of the Statutes and any other applicable laws, the Company may at any time and from time to time purchase any Non-cumulative Convertible Euro Preference Shares upon such terms as the Directors shall determine provided that, in the case of Non-cumulative Convertible Euro Preference Shares which are listed on the London Stock Exchange, the purchase price, exclusive of expenses and accrued dividends, shall not exceed (i) in the case of a purchase in the open market, or by tender (which shall be available alike to all holders of the Non-cumulative Convertible Euro Preference Shares), the average of the closing middle market quotations of such Non-cumulative Convertible Euro Preference Shares on the London Stock Exchange (as derived from The London Stock Exchange Daily Official List) for the last ten dealing days preceding the date of purchase or (if higher), in the case of a purchase in the open market only, the market price on the date of purchase provided that such market price is not more than 105 per cent of such average and
      (ii) in the case of a purchase by private treaty, 120 per cent of the closing middle market quotation of such Non-cumulative Convertible Euro Preference Shares on the London Stock Exchange (as derived from The London Stock Exchange Daily Official List) for the last dealing day preceding the date of purchase: but so that this proviso shall not apply to any purchase of Non-cumulative Convertible Euro Preference Shares made in the ordinary course of a business of dealing in securities.

2.8   Conversion

      The Non-cumulative Convertible Euro Preference Shares shall be convertible into Ordinary Shares in the manner set out in (and subject to the provisions of) Part 4 of this Schedule 2. The provisions of paragraph 2.6 of this Part 3 regarding redemption are without prejudice to any provisions in the said Part 4 providing for the effecting of conversion by means of redemption.

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                                     - 133 -

3.    (a)   Save with the written consent of the holders of three-quarters in nominal value of, or with the sanction of an Extraordinary
            Resolution passed at a separate General Meeting of the holders of, the Non-cumulative Convertible Euro Preference Shares, the Directors shall not authorise or create, or increase the amount of, any shares of any class or any security convertible into shares of any class ranking as regards rights to participate in the profits or assets of the Company (other than on a redemption or purchase by the Company of any such shares) in priority to the Non-cumulative Convertible
            Euro Preference Shares.

      (b) The special rights attached to any series of Non-cumulative Convertible Euro Preference Shares allotted or in issue shall not (unless otherwise provided by their terms of issue) be deemed to be varied by the creation or issue of any New Shares ranking as regards participation in the profits or assets of the Company in some or all respects pari passu with or after such Non-cumulative Convertible Euro Preference Shares. Any new shares ranking in some or all respects pari passu with such Non-cumulative Convertible Euro Preference Shares may without their creation or issue being deemed to vary the special rights attached to any Non-cumulative Convertible Euro Preference Share then in issue either carry rights identical in all respects with such Non-cumulative Convertible Euro Preference Shares or any of them or carry rights differing therefrom in any respect, including, but without prejudice to the generality of the foregoing, in that:-

            (i) the rate or means of calculating the dividend may differ and the dividend may be cumulative or non-cumulative;

            (ii) the New Shares or any series thereof may rank for dividend as from such date as may be provided by the terms of issue thereof and the dates for payment of dividend may differ;

            (iii) the New Shares may be denominated in Sterling or in any
                  Foreign Currency;

            (iv) a premium may be payable on return of capital or there may be no such premium;

            (v) the New Shares may be redeemable at the option of the holder or of the Company, or may be non-redeemable and if redeemable at the option of the Company, they may be redeemable at different dates and on different terms from those applying to the Non-cumulative Convertible Euro Preference Shares; and

            (vi) the New Shares may be convertible into Ordinary Shares or any other class of shares ranking as regards participation in the profits and assets of the Company pari passu with or after such Non-cumulative Convertible Euro Preference Shares in each case on such terms and conditions as may be prescribed by the terms of issue thereof.

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                                     - 134 -

                                     PART 4

                   CONVERSION OF CONVERTIBLE PREFERENCE SHARES

1. Each holder of Convertible Preference Share(s) shall be entitled in the manner set out in (and subject to the provisions of) this Part 4 to convert into fully paid Ordinary Shares such of his Convertible Preference Shares as have not, as at the Conversion Notice Date, either been redeemed or been the subject of a valid Notice of Redemption given under paragraph
      2.6 of Part 1, 2 or 3 (as applicable) of this Schedule 2 and specifying a date on or before the Second Conversion Date as the Redemption Date.

2.    For the purposes of this Part 4:

      (A) the First Conversion Date shall be 25 London Stock Exchange dealing days prior to the Second Conversion Date and the Second Conversion Date shall be, in relation to any Convertible Preference Share, the date specified as such by the Directors prior to allotment thereof which falls not earlier than five years and one day after the issue of that share;

      (B) the Conversion Notice Date shall be 120 days prior to the Second Conversion Date;

      (C) the conversion right shall be exercisable by completion of a Conversion Notice (as defined in paragraph 5 below) submitted by holders of Convertible Preference Shares ("Converting Holders") setting out the number of Convertible Preference Shares which are to be converted pursuant to such notice (the "Conversion Amount") and lodging such Conversion Notice with the Company's Registrar at any time during the period and in the manner referred to in paragraph 8 below;

      (D) the Redemption Amount in relation to a Convertible Preference Share means the nominal amount thereof together with any premium paid on issue;

      (E) The First Exchange Rate shall be the applicable Foreign Currency/Sterling exchange rate determined by the Broker (as defined below) as determination agent by taking the weighted average (rounded, if necessary, to the nearest L0.0001, L0.00005 being rounded upwards) of the spot rate of exchange for the purchase of the Foreign Currency in which the relevant Conversion Amount is denominated with Sterling as quoted at the request of the Broker by three major banks in the London foreign exchange market selected by the Broker at 11:00 a.m. (London time) on each day during the Broker Bid Period (as defined below) that such banks provide such quote to the Broker. The Second Exchange Rate shall be the applicable Foreign Currency/Sterling exchange rate determined by the Broker as determination agent by taking the weighted average (rounded, if necessary, to the nearest L0.0001, L0.00005 being rounded upwards) of the spot rate of exchange for the purchase of the Foreign Currency in which the relevant Conversion Amount is denominated with sterling as quoted at the request of the Broker by three major banks in the London foreign exchange market selected by the Broker at 11:00 a.m. (London time) on each day during the Calculation Period (as defined below) that such banks provide such request to the Broker. For the avoidance of doubt, references in this Part 4 to the conversion of any Conversion Price into the Foreign Currency in which the relevant Conversion Amount is denominated shall only apply in the case of a Conversion Amount denominated in Foreign Currency, and shall otherwise be disregarded.

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                                     - 135 -


            Each Convertible Preference Share which is the subject of a Conversion Notice shall be subject to the cash settlement provisions of this Part 4. The Company will use its reasonable endeavours, to the extent permitted by applicable law, to arrange for the sale of the Ordinary Shares into which such Convertible Preference Shares will convert so as to raise net cash proceeds of an amount equal to the aggregate Redemption Amount of such Convertible Preference Shares. The sale will be conducted by means of a process pursuant to which a broker selected by the Company (the "Broker") will solicit bids for the relevant Ordinary Shares (the "Placing"). Such bids will be solicited during the period of the 20 London Stock Exchange dealing days ending five London Stock Exchange dealing days before the First Conversion Date (the "Broker Bid Period").

      3. The number of Ordinary Shares to be issued on the conversion of each Convertible Preference Share shall be determined by dividing the Redemption Amount by the Conversion Price.

            (A) In the case of Convertible Preference Shares which are converted on the First Conversion Date, the Conversion Price shall be established by reference to the bids received and accepted by the Broker pursuant to the Placing and shall be converted into the Foreign Currency in which the relevant Conversion Amount is denominated by reference to the First Exchange Rate (provided that the Company will not in any circumstances be obliged to issue Ordinary Shares in connection with the Placing at a price per share of less than either (aa) 95% of the weighted average closing price per Ordinary Share on the London Stock Exchange during the Broker Bid Period; or (bb) their nominal amount. The Directors shall specify prior to allotment of any particular series of Convertible Preference Shares which of (aa) or (bb) shall apply in respect of that series (the "Base Price")). The Conversion Price shall be the highest price per Ordinary Share at or above the Base Price at which the Broker is able to place Ordinary Shares so as to raise net cash proceeds (converted as aforesaid) of an amount equal to the aggregate Redemption Amount of the Conversion Amount.

                  On the First Conversion Date:

                  (i) the Company shall issue to the Broker or as the Broker shall direct the Ordinary Shares so placed (and lodging by a Converting Holder of a Conversion Notice with the Company's Registrar shall be deemed irrevocably to authorise and instruct the Directors to allot the Ordinary Shares arising on conversion of his Convertible Preference Shares pursuant to this Part 4 to the Broker or as the Broker shall direct);

                  (ii) the Broker shall collect the net cash proceeds of the Placing, exchange such proceeds at the First Exchange Rate into the currency in which the Convertible Preference Shares which have been converted are denominated and hold such proceeds in separate bank account(s) until the Second Conversion Date.

            (B) On the Second Conversion Date the net cash proceeds of the Placing (if any) held by the Broker (the "Total Cash Amount") shall be paid to the Converting Holders such that each Converting Holder receives the Redemption Amount of his Conversion Amount, provided that if the Total Cash Amount falls short of the aggregate Redemption Amount of the Conversion Amount:

                  (i) the Total Cash Amount shall be paid to the Converting Holders pro rata to their holding of Conversion Amount, (and the amount (if any) by which the

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                                     - 136 -

                        cash paid or payable to a Converting Holder falls short of the aggregate Redemption Amount of his Conversion Amount shall be the "Remaining Redemption Amount"); and

                  (ii) the Company shall issue to each Converting Holder the whole number of Ordinary Shares (if any) calculated by dividing the Remaining Redemption Amount by the Conversion Price, being 95% of the weighted average closing price per Ordinary Share on the London Stock Exchange during the period of the 20 London Stock Exchange dealing days ending five London Stock Exchange dealing days before the Second Conversion Date (the "Calculation Period") (converted into Sterling at the Second Exchange Rate).

      Fractions of Ordinary Shares will not be issued on conversion and no cash adjustment will be made. However, if more than one Convertible Preference Share held by any holder is to be converted and the Ordinary Shares arising on conversion are to be registered in the same name, the number of Ordinary Shares to be issued in respect thereof shall be calculated on the basis of the aggregate Redemption Amount of such Convertible Preference Shares.

      If at the time that the Conversion Price or Base Price is to be calculated the Ordinary Shares are not listed and traded on the London Stock Exchange, references in this article to the London Stock Exchange shall be to such other exchange on which the Ordinary Shares are listed and traded.

4. The entitlement of holders of Convertible Preference Shares to convert such shares into fully paid Ordinary Shares shall be conditional on:-

      (A) the Company, as at the First Conversion Date or the Second Conversion Date (as the case may be), having sufficient authorised but unissued share capital to issue the Ordinary Shares falling to be issued on such date in connection with the conversion of Convertible Preference Shares;

      (B) the number of Ordinary Shares into which the Directors have been authorised pursuant to Section 80 of the 1985 Act to issue rights to convert being sufficient, as at the First Conversion Date or the Second Conversion Date (as the case may be) to allot the Ordinary Shares falling to be allotted on such date in connection with the conversion of Convertible Preference Shares or the Directors having been authorised prior to such date pursuant to section 80 to allot such shares (together with the condition set out in (A) above, the "Relevant Shareholder Approvals"); and

      (C) the delivery by the relevant Converting Holder of the Certificates (or an appropriate form of indemnity) for such Convertible Preference Shares as are the subject of a Certificated Conversion Notice (as defined in paragraph 6 below) or (as the case may be) the transfer of such Convertible Preference Shares as are the subject of an Uncertificated Conversion Notice (as defined in paragraph 7 below) into such account as may be specified in such notice.

      The Company undertakes to review, prior to each Annual General Meeting (the "relevant Annual General Meeting"), whether sufficient Relevant Shareholder Approvals would be available to permit the allotment and issue of three times the number of Ordinary Shares that would fall to be allotted and issued if all of the Convertible Preference Shares were to be converted into Ordinary Shares on a deemed conversion date (the "Deemed Conversion Date") which was 60 days prior to the relevant Annual General Meeting, using a deemed Conversion Price of 95% of the weighted average closing price per Ordinary Share on the

      London Stock Exchange during the 20 London Stock Exchange dealing days ending five London Stock Exchange dealing days prior to such Deemed Conversion Date converted into the Foreign Currency in which the relevant Conversion Amount is denominated by reference to the First Exchange rate provided that for these purposes the Broker Bid Period shall be the 20 London Stock Exchange dealing days ending five London Stock Exchange dealing days prior to such Deemed Conversion Date. If and to the extent that the Relevant Shareholder Approvals would be insufficient to permit the allotment and issue of three times the number of Ordinary Shares that would fall to be so allotted and issued, the Company undertakes to propose such resolutions at the relevant succeeding Annual General Meeting, that, when approved, would permit the allotment and issue of three times the number of Ordinary Shares that would fall to be so allotted and issued.

      If the Relevant Shareholder Approvals are insufficient to permit the allotment and issue of such number of Ordinary Shares as fall to be allotted and issued on the First Conversion Date or the Second Conversion Date in connection with the conversion of Convertible Preference Shares, the Company undertakes to convert the maximum number of Convertible Preference Shares which it is legally permitted to convert under the existing Relevant Shareholder Approvals pro rata to the respective Conversion Amounts of Converting Holders. Converting Holders may, within 60 days of the Second Conversion Date submit a written notice to the Company (the "Withdrawal Notice") setting out the number of Convertible Preference Shares which they wish to withdraw from the conversion procedure set out in this Part 4. Any Convertible Preference Shares so withdrawn will lose the right to convert into Ordinary Shares. In relation to any Convertible Preference Shares so withdrawn which are the subject of a Certificated Conversion Notice, the Company will as soon as practicable after receipt of the relevant Withdrawal Notice, return the relevant Certificates for such shares which were lodged with the relevant Conversion Notice. In relation to any Convertible Preference Shares so withdrawn which are the subject of an Uncertificated Conversion Notice, the Company will as soon as practicable after receipt of the relevant Withdrawal Notice, transfer the relevant Convertible Preference Shares into such account as may be specified by the relevant Converting Holder. Any Convertible Preference Shares which were the subject of a Conversion Notice and which could not be converted under the Relevant Shareholder Approvals in place as at the First Conversion Date and the Second Conversion Date and which are not the subject of a Withdrawal Notice shall be "Unconverted Preference Shares". The Company undertakes that for so long as Unconverted Preference Share(s) remain outstanding, such resolutions will be proposed at each subsequent Annual General Meeting that, when approved, would permit the conversion of the Unconverted Preference Shares. Following shareholder approval of the relevant resolutions, the Unconverted Preference Shares will be converted into Ordinary Shares and paragraphs 2 and 3 of this Part 4 shall apply to the conversion of such Unconverted Preference Shares subject to the following amendments:-

      (A) the Second Conversion Date shall be 60 London Stock Exchange dealing days after the granting of shareholder approval for the relevant resolutions; and

      (B) the Conversion Price shall be converted into the Foreign Currency in which the relevant Conversion Amount is denominated by reference to the Second Exchange Rate, provided that for these purposes the Calculation Period shall be the 20 London Stock Exchange dealing days ending five London Stock Exchange dealing days prior to the Second Conversion Date.

5. For the purposes of this Part 4, a Conversion Notice means, in relation to any Convertible Preference Shares that, as at the date of such notice, are Registered Shares (as defined in Part 1, 2 or 3 (as the case may be) of this Schedule 2), a Certificated Conversion Notice (as defined in paragraph 6 below) or, in relation to any Convertible Preference Shares that, as at the date of such notice, are Bearer Shares (as defined in Part 1, 2 or 3 (as the case may be) of this Schedule 2), an Uncertificated Conversion Notice (as defined in paragraph 7 below).

6. In relation to any Convertible Preference Shares that, as at the date of the relevant Conversion Notice are Registered Shares, the right to convert shall be exercised if the registered holder of any such Convertible Preference Shares, shall have delivered to the Company's Registrar, at any time during the period referred to in paragraph 8 below, a duly signed and completed Conversion Notice in such form as may from time to time be prescribed by the Directors (and obtainable from the Company's Registrar) (a "Certificated Conversion Notice ") together with the Certificate for such shares (or an appropriate form of indemnity).

7. In relation to any Convertible Preference Shares that, as at the date of the relevant Conversion Notice, are Bearer Shares, the right to convert shall be exercised if an Uncertificated Conversion Notice is received as referred to below at any time during the period referred to in paragraph 8 below. For these purposes, an Uncertificated Conversion Notice shall mean an instruction and/or notification received by the Company or such person as it may require in such form and having such effect as may in each case from time to time be prescribed by the Directors (subject always to the facilities and requirements of the relevant system) and details of which shall be obtainable from the Company's Registrar. Without prejudice to the generality of the foregoing, the form of Conversion Notice referred to above may be such as to require the holder of the Convertible Preference Shares concerned to transfer such Convertible Preference Shares into such account as may be specified by the Company in the Uncertificated Conversion Notice.

8. The period referred to in paragraphs 6 and 7 above for the delivery of a Conversion Notice is the period falling not less than 90 and not more than 120 days prior to the Second Conversion Date. Unless the Directors otherwise determine in any case or cases, a Conversion Notice once delivered shall be irrevocable (save by means of a valid Withdrawal Notice given pursuant to paragraph 4).

9. The following provisions shall apply to conversion of the Convertible Preference Shares:-

      (A) conversion may be effected in such manner as the Directors shall, subject to the requirements of applicable law and the provisions hereof, from time to time determine and, without prejudice to the generality of the foregoing, may be effected:

            (aa) by the redemption of Convertible Preference Shares on the relevant Conversion Date for the Redemption Amount (converted into Sterling by reference to the rate which the Directors determine on the First Conversion Date in the case of Convertible Preference Shares converted on the First Conversion Date and on the Second Conversion Date in the case of Convertible Preference Shares converted on the Second Conversion Date to be the appropriate rate for the purchase of Sterling with the currency in which the relevant Redemption Amount is denominated) and the application of the redemption moneys on behalf of the holder of the Convertible Preference Shares so redeemed as herein provided. In the case of a conversion effected by means of the redemption of Convertible Preference Shares, the Directors may effect redemption of the relevant Convertible Preference Shares out of profits of the Company which would otherwise be available for dividend, out of the proceeds of a fresh issue of shares or in any other manner for the time being permitted by law. In the case of redemption out of profits, the Directors shall apply the Redemption Amount (converted into Sterling as aforesaid) in the name of the holder of the Convertible Preference Shares to be converted in subscribing for the appropriate number of Ordinary Shares as determined in accordance with the provisions hereof at such premium per Ordinary Share as shall represent the amount (if any) by which the aggregate Redemption Amount (converted into Sterling as aforesaid) exceeds the aggregate nominal amount of the Ordinary Shares to which the holder is so entitled divided by the number of such Ordinary Shares. In the case of redemption out of the proceeds of a fresh issue of shares, the Directors may arrange for the issue of the appropriate number of Ordinary Shares to the secretary of the Company or any other person selected by the Directors on terms that such person will subscribe and pay, as agent on the holder's behalf, for such shares at such premium per Ordinary Share as shall represent the amount (if any) by which the aggregate Redemption Amount (converted into Sterling as aforesaid) exceeds the aggregate nominal amount of the Ordinary Shares to which the holder is so entitled divided by the number of such Ordinary Shares (and such person shall be deemed to have authority to borrow for such purpose) and, in any such case, the Conversion Notice given by or relating to a holder of the relevant Convertible Preference Shares shall be deemed irrevocably to authorise and instruct the Directors to apply the Redemption Amount (converted into Sterling as aforesaid) in payment to the holder's agent, who shall be entitled to retain the same for his own benefit without being accountable therefor to the holder. In relation to any Convertible Preference Shares which at the date of the relevant Conversion Notice are Bearer Shares, and which are to be redeemed in accordance with this paragraph 9(A)(aa) the Directors shall be entitled in their absolute discretion to determine the procedures for the redemption and cancellation of such Convertible Preference Shares (subject always to the facilities and requirements of the relevant system concerned and to the redemption on the relevant Conversion Date of the Convertible Preference Shares concerned) and the provisions of this paragraph shall apply mutatis mutandis in respect of such redemption; or

            (bb) by means of a capitalisation issue and consolidation. In that case the requisite capitalisation issue and consolidation may be effected pursuant to the authority conferred by the passing of the resolution which created the Convertible Preference Shares, by the Company capitalising from profits or reserves (including any share premium account or capital redemption reserve) such number of new Ordinary Shares as shall bring the total nominal amount of the Convertible Preference Shares (converted into sterling by reference to the rate which the Directors determine on the First Conversion Date in the case of Convertible Preference Shares converted on the First Conversion Date and on the Second Conversion Date in the case of Convertible Preference Shares converted on the Second Conversion Date to be the appropriate rate for the purchase of Sterling with the currency in which the relevant Redemption Amount is denominated) and the new Ordinary Shares to at least the total nominal amount of the Ordinary Shares into which the Convertible Preference Shares will convert on the relevant Conversion Date, consolidating all the relevant shares into one share (the "Consolidated Share") and sub-dividing the Consolidated Share into the number of Ordinary Shares arising from the conversion of the Convertible Preference Shares. The balance of such sub-divided share (including any fraction) shall be non-voting deferred shares of such nominal amount as the

      Directors may determine ("Non-Voting Deferred Shares"), shall be certificated shares and shall have the following rights and restrictions:-

      (1) on a winding-up or other return of capital, the Non-Voting Deferred Shares shall entitle the holders of the shares only to payment of the amounts paid up on those shares, after repayment to the holders of the Ordinary Shares of the nominal amount paid up on the Ordinary Shares held by them respectively and the payment of L0.01 on each Ordinary Share;

      (2) the Non-Voting Deferred Shares shall not entitle the holders of the shares to the payment of any dividend or to receive notice of or to attend or vote at any general meeting of the Company;

      (3) the Non-Voting Deferred Shares shall not, save as provided in sub-paragraph (4) below, be transferable;

      (4) such conversion shall be deemed to confer irrevocable authority on the Company to appoint any person to execute on behalf of the holders of any Non-Voting Deferred Shares an instrument of transfer of the shares, and/or an agreement to transfer the shares, to such person or persons as the Company may determine as a custodian of the shares or to purchase or to cancel the shares in accordance with the provisions of the Statutes in any such case for not more than L0.01 for all the shares being transferred, purchased or cancelled (to be paid to such one of the holders as may be selected by lot) without obtaining the sanction of the holder or holders of the shares, and pending such transfer or purchase or cancellation to retain the certificate for such Non-Voting Deferred Shares; and

      (5) the Company may at its option at any time after the creation of any Non-Voting Deferred Shares redeem all of those shares then in issue at a price not exceeding L0.01 for all the shares redeemed at any one time (to be paid to such one of the holders as may be selected by lot), upon giving the holders of the Non-Voting Deferred Shares not less than 28 days' previous notice in writing of its intention so to do, fixing a time and place for the redemption. The Non-Voting Deferred Shares will not be listed on the London Stock Exchange. Upon or after the redemption of any Non-Voting Deferred Shares pursuant to this sub-paragraph (bb) the Directors may pursuant to the authority conferred by the passing of the resolution which created the Convertible Preference Shares consolidate and/or sub-divide and/or convert the authorised Non-Voting Deferred Share capital existing as a consequence of such redemption into shares of any other class of share capital into which the authorised share capital of the Company is or may at that time be divided of a like nominal amount (as nearly as may be) as the shares of such class or into unclassified shares of the same nominal amount (as nearly as may be) as the shares of such class or into unclassified shares of the same nominal amount as the Non-Voting Deferred Shares;

(B) the preferential dividend on Convertible Preference Shares which converted pursuant to this Part 4 shall cease to accrue with effect from the First Conversion Date in the case of Convertible Preference Shares converted on such date and with effect from the Second Conversion Date in the case of Convertible Preference Shares converted on such date. Ordinary Shares arising on conversion will be allotted and registered as of the First Conversion Date in the case of Ordinary Shares arising from Convertible Preference Shares converted on such date and as of the Second Conversion Date in the case of Ordinary Shares arising from Convertible Preference Shares converted on such date, in each case to and in the name of the holder of the relevant Convertible Preference Shares or, subject to paragraph 3(A)(i) of this
      Part 4, his nominee and shall rank pari passu with the Ordinary Shares in issue on such Conversion Date except that the Ordinary Shares so allotted will not rank for any dividend or other distribution which has been announced, declared, recommended or resolved prior to such Conversion Date by the Directors or by the Company in general meeting to be paid or made, if the record date for such dividend or other distribution is on or prior to such Conversion Date or (in any other case) if and so far as an adjustment relating to the dividend, distribution or right has become effective;

(C) unless the Directors otherwise determine, or unless the Uncertificated Securities Regulations and/or the requirements of the relevant system otherwise require, the Ordinary Shares arising on conversion of any Convertible Preference Shares shall be or shall be issued (as appropriate) as certificated shares (where the Convertible Preference Shares converted were, on the date of the relevant Conversion Notice, Registered Shares or where the relevant Converting Holder has not specified a Crest account for this purpose in the relevant Uncertificated Conversion Notice) or as uncertificated shares (where the Convertible Preference Shares converted were, on the date of the relevant Conversion Notice, uncertificated shares and the relevant Converting Holder has specified a Crest account for this purpose in the relevant Uncertificated Conversion Notice), provided that if the Company is unable under the facilities and requirements of the relevant system to issue Ordinary Shares in respect of the person entitled thereto in uncertificated form, such shares shall be issued as certificated shares; and

(D) the Company shall procure that there shall be despatched or made free of charge (but uninsured and at the risk of the holder or the person entitled thereto, or the first-named thereof, as the case may be):-

      (aa) a certificate in respect of Ordinary Shares arising on conversion which are, in accordance with sub-paragraph (C) above, certificated shares, and a new certificate for any unconverted Convertible Preference Shares comprised in any share certificate surrendered by the holder, not later than 28 days after the relevant Conversion Date; and

      (bb) payment in respect of the accrued preferential dividend on the Convertible Preference Shares converted, on the payment date in respect of such dividend next following the relevant Conversion Date (unless such Conversion Date is also a dividend payment date, in which case on such dividend payment date).

(E) For the purposes of this paragraph 9, whether any Convertible Preference Shares are certificated shares or uncertificated shares on the relevant Conversion Date shall be determined by reference to the register of members as at 12.01 a.m. on the relevant Conversion Date or such other time as the Directors may (subject to the facilities and requirements of the relevant system concerned) in their absolute discretion determine.

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                                     - 142 -

(F) The Company shall use reasonable endeavours to procure that the Ordinary Shares arising on conversion of Convertible Preference Shares are admitted to the Official List of The London Stock Exchange at the earliest practicable date following issue and allotment of such.

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                                     - 143 -

                                   SCHEDULE 3

        NON-CUMULATIVE CATEGORY II CONVERTIBLE STERLING PREFERENCE SHARES

1. The Non-cumulative Category II Convertible Sterling Preference Shares are New Preference Shares. They shall rank after the Cumulative Preference Shares to the extent specified in Article 4 and this Schedule 3, and shall rank pari passu inter se and (save as aforesaid) with the Cumulative Preference Shares and with all other New Preference Shares. They shall confer the rights and be subject to the restrictions set out or referred to in this Schedule 3. The Non-cumulative Category II Convertible Sterling Preference Shares may be issued in one or more separate series, and each series shall be identified in such manner as the Directors may determine without any such determination or identification requiring any alteration to these presents.

2. Each Non-cumulative Category II Convertible Sterling Preference Share shall confer the following rights as to participation in the profits and assets of the Company, receipt of notices, attendance and voting at meetings, redemption and conversion:

2.1   INCOME

      The right (subject to the provisions of paragraph 2.2, if applicable) to a non-cumulative preferential dividend at nine per cent per annum, accruing daily, payable twice yearly on 31 March and 30 September (each a "dividend payment date" and each such period being a "dividend period") (whether earned or declared or not) with the first dividend payment date being 31 March 2000. References in these presents to a "dividend" on the Non-cumulative Category II Convertible Sterling Preference Shares include a reference to each dividend in respect of each dividend period applicable thereto and references in this Schedule to dividend payment dates and dividend periods are to dividend payment dates and dividend periods in respect of the Non-cumulative Category II Convertible Sterling Preference Shares only. Such dividends shall be paid in priority to the payment of any dividends on the Ordinary Shares. The Non-cumulative Category II Convertible Sterling Preference Shares shall rank for dividend after the Cumulative Preference Shares, pari passu with the Non-cumulative Sterling Preference Shares, the Non-cumulative Dollar Preference Shares, the Category II Non-cumulative Dollar Preference Shares, all other Convertible Preference Shares and all other New Preference Shares expressed to rank pari passu therewith as regards participation in profits and otherwise in priority to any other share capital in the Company.

2.2   FURTHER PROVISIONS AS TO INCOME

      The following provisions shall apply:

      (i) if, in the opinion of the Directors, the distributable profits of the Company are sufficient to cover the payment in full of dividends on the Non-cumulative Category II Convertible Sterling Preference Shares on any dividend payment date and also the payment in full of all other dividends stated to be payable on such date on any other New Preference Share expressed to rank pari passu therewith as regards participation in profits, after payment in full, or the setting aside of a sum to cover the payment in full, of all dividends stated to be payable on such date on any Cumulative Preference Share, then each such dividend shall be paid in full;

      (ii) if, in the opinion of the Directors, the distributable profits of the Company are insufficient to cover the payment in full of dividends on the Non-cumulative

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                                     - 144 -

            Category II Convertible Sterling Preference Shares on any dividend payment date and also the payment in full of all other dividends stated to be payable on such date on any other New Preference Share expressed to rank pari passu therewith as regards participation in profits, after payment in full, or the setting aside of a sum to cover the payment in full, of all dividends stated to be payable on or before such date on any Cumulative Preference Share, then dividends shall be paid pro rata for the Non-cumulative Category II Convertible Sterling Preference Shares and such other New Preference Shares to the extent of the available distributable profits (if any) to the intent that the amount of dividend paid per share on each such Non-cumulative Category II Convertible Sterling Preference Share and other New Preference Share will bear to each other the same ratio as the dividends accrued per share on each such Non-cumulative Category II Convertible Sterling Preference Share and other New Preference Share bear to each other. If it shall subsequently appear that any such dividend which has been paid should not, in accordance with the provisions of this sub-paragraph, have been so paid, then provided the Directors shall have acted in good faith, they shall not incur any liability for any loss which any shareholder may suffer in consequence of such payment having been made;

     (iii) if, in the opinion of the Directors, the payment of any dividend on any Non-cumulative Category II Convertible Sterling Preference Shares would breach or cause a breach of the capital adequacy requirements of the Financial Services Authority (or any person or body to whom the banking supervision functions of the Financial Services Authority are transferred) applicable to the Company and/or any of its subsidiaries, then none of such dividend shall be declared or paid;

     (iv) subject to sub-paragraph (v) below, the Non-cumulative Category II Convertible Sterling Preference Shares shall carry no further right to participate in the profits of the Company and if and to the extent that any dividend or part thereof is on any occasion not paid for the reasons described in sub-paragraph (ii) or (iii) above, the holders of such shares shall have no claim in respect of such non-payment;

     (v) if any date on which dividends are payable on Non-cumulative Category II Convertible Sterling Preference Shares is not a day on which banks in London are open for business (a Sterling Business
            Day), then payment of the dividend payable on such date will be made on the succeeding Sterling Business Day and without any interest or other payment in respect of such delay unless such day shall fall within the next calendar month whereupon such payment will be made on the preceding Sterling Business Day;

     (vi) dividends payable on Non-cumulative Category II Convertible Sterling Preference Shares shall accrue from and including the date of issue thereof, and the amount of dividend payable in respect of any period shorter than a full dividend period will be calculated on the basis of twelve 30 day months, a 360 day year and the actual number of days elapsed in such period;

     (vii) if any dividend stated to be payable on the Non-cumulative Category II Convertible Sterling Preference Shares on the most recent dividend payment date has not been paid in full, no dividends may be paid on any other share capital of the Company (other than the Cumulative Preference Shares); and

     (viii) if any dividend stated to be payable on the Non-cumulative Category II Convertible Sterling Preference Shares on any dividend payment date has not been paid in full, or if a sum has not been set aside to provide for such payment in full, the Company may not redeem or purchase or otherwise acquire for any consideration any other share capital of the Company, and may not set aside any sum nor establish any sinking fund for the redemption or purchase of other such acquisition thereof, until such time as dividends stated to be payable on the Non-cumulative Category II Convertible Sterling Preference Shares in respect of successive dividend periods together aggregating no less than twelve months shall thereafter have been declared and paid in full.

2.3   CAPITAL

      Subject to sub-paragraph 2.3(iii), the right on a winding up or liquidation, voluntary or otherwise other than (unless otherwise provided by the terms of issue of such share) a redemption or purchase by the Company of any shares of any class to receive in Sterling out of the surplus assets of the Company available for distribution amongst the members:

      (i) after payment of the arrears (if any) of the fixed cumulative preferential dividends stated to be payable on the Cumulative Preference Shares to the holders thereof in accordance with Article 4(B) FIRSTLY and pari passu with the holders of any other New Preference Shares expressed to rank pari passu therewith as regards participation in profits and in priority to the holders of the Ordinary Shares of the Company a sum equal to:

      (A) the amount of any dividend which is due for payment after the date of commencement of the winding up or liquidation but which is payable in respect of a period ending on or before such date; and

      (B) any further amount of dividend payable in respect of the period from the preceding dividend payment date to the date of payment in accordance with this sub-paragraph (i);

            but only to the extent that any such amount or further amount was, or would have been payable as a dividend in accordance with or pursuant to this Schedule 3 (other than pursuant to this provision); and

      (ii) subject thereto, pari passu with the holders of the Cumulative Preference Shares and any other New Preference Shares expressed to rank pari passu therewith as regards participation in surplus assets in priority to the holders of the Ordinary Shares of the Company, a sum equal to the amount paid up or credited as paid up on the Non-cumulative Category II Convertible Sterling Preference Shares (including any premium paid to the Company in respect thereof on issue).

            If upon any such winding-up or liquidation, the amounts available for payment are insufficient to cover the amounts payable in full on the Cumulative Preference Shares, the Non-cumulative Category II Convertible Sterling Preference Shares and on any other New Preference Shares expressed to rank pari passu therewith as regards participation in surplus assets, then the holders of the Cumulative Preference Shares, the Non-cumulative Category II Convertible Sterling Preference Shares and such other New Preference Shares will share rateably in the distribution of surplus assets (if any) in proportion to the full respective preferential amounts to which they are entitled. No Non-cumulative Category II Convertible Sterling Preference Share shall confer any right to participate in the surplus assets of the Company other than that set out in this paragraph 2.3.

      (iii) If, whilst any Non-cumulative Category II Convertible Sterling Preference Shares remain in issue, an effective resolution is passed or an order of a court of competent jurisdiction is made for the winding-up of the Company, then (unless it be for the purpose of a solvent reconstruction, amalgamation, merger or other similar arrangement) the Company will forthwith give notice in writing to the holders of any Non-cumulative Category II Convertible Sterling Preference Shares that such a resolution has been passed or such an order has been made. Any holder of any Non-cumulative Category II Convertible Sterling Preference Shares shall be entitled at any time within three months after the date on which such notice is published to elect by notice in writing delivered to the Company to be treated as if he had, immediately before the date of the passing of such resolution or the making of such order exercised his right to convert in respect of some or all (as specified in such latter notice) of any Non-cumulative Category II Convertible Sterling Preference Shares held by him pursuant to the procedure for conversion set out in paragraph 2.7 below and by reference to a deemed Conversion Date being the date of the passing of such resolution or the making of such order and he shall be entitled to receive out of the assets which would otherwise be available in the liquidation to the Ordinary Shareholders, such a sum, if any, which he would have received had he been the holder of the Ordinary Shares to which he would have become entitled by virtue of such exercise.

2.4   RECEIPT OF NOTICES

      The right to have sent to the holder of each Non-cumulative Category II Convertible Sterling Preference Share (at the same time as the same are sent to the holders of Ordinary Shares) a copy of the Company's Annual Report and Accounts and Interim Financial Statement and any other document sent to holders of Ordinary Shares.

2.5   ATTENDANCE AND VOTING AT MEETINGS

      The right to attend at a General Meeting of the Company and to speak to or vote upon any Resolution proposed thereat in the following circumstances:

      (i) in respect of a Resolution which is to be proposed at the Meeting either varying or abrogating any of the rights attached to the Non-cumulative Category II Convertible Sterling Preference Shares or proposing the winding up of the Company (and then in each such case only to speak to and vote upon any such Resolution); and

      (ii) in circumstances where, at the date of the notice convening the relevant meeting, the dividend stated to be payable on the Non-cumulative Category II Convertible Sterling Preference Shares in respect of the last completed dividend period has not been paid in full, and until the next dividend payment date when the dividend in respect of a dividend period is paid in full but not otherwise, together with the right, in such circumstances and on such terms, if any, as the Directors may determine prior to allotment of the Non-cumulative Category II Convertible Sterling Preference Shares, to seek to requisition a General Meeting of the Company. Whenever holders of Non-cumulative Category II Convertible Sterling Preference Shares are so entitled to vote on a Resolution, on a show of hands every such holder who is present in person shall have one vote and, on a poll, every such holder who is present in person or by proxy shall have such number of votes for each Non-cumulative Category II Convertible Sterling Preference Share held he would have had if that share had been converted into Ordinary Shares on the date of the notice of the meeting pursuant to the conversion procedure set out in paragraph 2.7 of this Schedule 3 and at a price per Ordinary Share calculated on the basis that the date of the notice of the meeting was a Conversion Date.

2.6   REDEMPTION

      Each series of Non-cumulative Category II Convertible Sterling Preference Shares shall, subject to the provisions of the Statutes, and subject, where applicable, to the prior consent of the Financial Services Authority, be redeemable at the option of the Company in accordance with the following provisions:

      (A) the Company may, subject thereto, redeem on any Redemption Date (as hereinafter defined) all or some only of the Non-cumulative Category II Convertible Sterling Preference Shares by giving to the holders of the Non-cumulative Category II Convertible Sterling Preference Shares to be redeemed not less than 7 days' nor more than 14 days' prior notice in writing (a Notice of Redemption) of the relevant Redemption Date. Redemption Date means in relation to a Non-cumulative Category II Convertible Sterling Preference Share, any date which falls no earlier than 30 days after the date of allotment of the Non-cumulative Category II Convertible Sterling Preference Share to be redeemed. The Company shall not be entitled (save with the consent of the relevant holder) to give a Notice of Redemption under this sub-paragraph (A) in respect of any share for which a Conversion Notice (as defined in paragraph 2.7(v) of this Schedule 3) has been given in accordance with that Part and not withdrawn;

      (B) there shall be paid on each Non-cumulative Category II Convertible Sterling Preference Share so redeemed in Sterling, the aggregate of the nominal amount thereof together with any premium paid on issue and together with accruals (if any) of dividends thereon in respect of the period from the dividend payment date last preceding the Redemption Date (whether earned or declared or not)to the Redemption Date;

      (C) in the case of a redemption of some only of the Non-cumulative Category II Convertible Sterling Preference Shares in any series, the Company shall for the purpose of determining the particular Non-cumulative Category II Convertible Sterling Preference Shares to be redeemed cause a drawing to be made at the Office or such other place as the Directors may approve in the presence of the Auditors for the time being of the Company, provided that there shall be excluded from such drawing any Non-cumulative Category II Convertible Sterling Preference Shares to be converted pursuant to paragraph 2.7 of this Schedule 3;

      (D) any Notice of Redemption given under sub-paragraph (A) above shall specify the applicable Redemption Date, the particular Non-cumulative Category II Convertible Sterling Preference Shares to be redeemed and the redemption price (specifying the amount of the accrued and unpaid dividend per share to be included therein and stating that dividends on the Non-cumulative Category II Convertible Sterling Preference Shares to be redeemed will cease to accrue on redemption), and shall state the place or places at which documents of title in respect of such Non-cumulative Category II Convertible Sterling Preference Shares are to be presented and surrendered for redemption and payment of the redemption monies is to be effected. Upon such Redemption Date, the Company shall redeem the particular Non-cumulative Category II Convertible Sterling Preference Shares to be redeemed on that date subject to the provisions of this paragraph and of the Statutes. No defect in

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                                     - 148 -

            the Notice of Redemption or in the giving thereof shall affect the validity of the redemption proceedings;

      (E) subject to sub-paragraph (I) below, the provisions of this and the following sub-paragraph shall have effect in relation to Non-cumulative Category II Convertible Sterling Preference Shares for the time being issued and registered in the Register of Members (Registered Shares) and represented by certificates (Certificates) and in relation to Non-cumulative Category II Convertible Sterling Preference Shares which, in accordance with Article 52 of these presents, are for the time being issued and represented by a Warrant (as defined in the said Article 52) (Bearer Shares). Payments in respect of the amount due on redemption of a Registered Share shall be made by Sterling cheque drawn on a bank in London or upon the request of the holder or joint holders not later than the date specified for the purpose in the Notice of Redemption by transfer to a Sterling account maintained by the payee with a bank in London. Such payment will be against presentation and surrender of the relative Certificate at the place or one of the places specified in the Notice of Redemption and if any Certificate so surrendered includes any Non-cumulative Category II Convertible Sterling Preference Shares not to be redeemed on the relevant Redemption Date (other than Non-cumulative Category II Convertible Sterling Preference Shares to be converted pursuant to paragraph 2.7 of this
            Schedule 3) the Company shall within fourteen days thereafter issue to the holder, free of charge, a fresh Certificate in respect of such Non-cumulative Category II Convertible Sterling Preference Shares. Payment in respect of the amount due on redemption of a Bearer Share shall be made by Sterling cheque drawn on a bank in London or upon the request of the holder not later than the date specified for the purpose in the Notice of Redemption by transfer to a Sterling account maintained by the payee with a bank in London. Such payments will be made against presentation and surrender of the Warrant and all unmatured dividend coupons and talons (if any) at the place or the places specified in the Notice of Redemption. Upon the relevant Redemption Date all unmatured dividend coupons and any talon for additional dividend coupons appertaining thereto (whether or not returned) shall become void and no payment will be made in respect thereof. If the Warrant so surrendered represents any Non-cumulative Category II Convertible Sterling Preference Shares not to be redeemed on the relevant Redemption Date (other than Non-cumulative Category II Convertible Sterling Preference Shares to be converted pursuant to paragraph 2.7 of this Schedule 3) the Company shall issue, free of charge, a fresh Warrant representing such Bearer Shares which are not to be redeemed on such Redemption Date.

            All payments in respect of redemption monies will in all respects be subject to any applicable fiscal or other laws;

      (F) as from the relevant Redemption Date the dividend on the Non-cumulative Category II Convertible Sterling Preference Shares due for redemption shall cease to accrue except on any such Non-cumulative Category II Convertible Sterling Preference Shares in respect of which, upon the due surrender of the Certificate or, as the case may be, the Warrant and all unmatured dividend coupons and talons (if any) in respect thereof, in accordance with sub-paragraph
            (E) above, payment of the redemption monies due on such Redemption Date shall be improperly withheld or refused, in which case such dividend, at the rate then applicable, shall be deemed to have continued and shall accordingly continue to accrue from the relevant Redemption Date to the date of payment of such redemption monies. Such Non-cumulative Category II Convertible Sterling Preference Share shall not be treated as

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                                     - 149 -

            having been redeemed until the redemption monies in question together with the accrued dividend thereon shall have been paid;

      (G) if the due date for the payment of the redemption monies on any Non-cumulative Category II Convertible Sterling Preference Shares is not a Sterling Business Day then payment of such monies will be made on the next succeeding day which is a Sterling Business Day and without any interest or other payment in respect of such delay unless such day shall fall within the next calendar month whereupon such payment will be made on the preceding Sterling Business Day;

      (H) the receipt of the holder for the time being of any Registered Share (or in the case of joint holders the receipt of any one of them) and the receipt of the person delivering any Warrant to the place or one of the places specified pursuant to sub-paragraph (D) above in respect of the monies payable on redemption on such Registered Share or, as the case may be, such Bearer Share, shall constitute an absolute discharge to the Company; and

      (I)   subject as aftermentioned, the provisions of sub-paragraph (E) and
            (F) above shall have effect in relation to Registered Shares which are in uncertificated form within the meaning of the Uncertificated Securities Regulations 1995 (as in force on the date of adoption of this Schedule 3) in the same manner as they have effect in relation to Registered Shares represented by Certificates, save that (i) any provision of the said paragraphs requiring presentation and surrender of a Certificate shall be satisfied in the manner prescribed or permitted by the said Regulations (or by any enactment or subordinate legislation which amends or supersedes those Regulations) or (subject to those Regulations or such enactment or subordinate legislation) in such manner as may from time to time be prescribed by the Directors), and (ii) the Company shall not be under any obligation to issue a fresh Certificate under sub-paragraph (E).

2.7   CONVERSION

      (i) Each holder of Non-cumulative Category II Convertible Sterling Preference Shares shall be entitled in the manner set out in (and subject to the provisions of) this paragraph 2.7 to convert into fully paid Ordinary Shares such of his Non-cumulative Category II Convertible Sterling Preference Shares as have not, as at the last date, prior to the relevant Conversion Date, for the provision of notice of conversion under sub-paragraph (viii) below, either been redeemed or been the subject of a valid Notice of Redemption given under paragraph 2.6 of this Schedule 3.

      (ii) If, as at the Final Conversion Date, any of the Non-cumulative Category II Convertible Sterling Preference Shares have not been either redeemed, the subject of a valid Notice of Redemption given under paragraph 2.6 of this Schedule 3 or converted into Ordinary Shares, then all such Non-cumulative Category II Convertible Sterling Preference Shares will convert into fully paid Ordinary Shares in the manner set out in (and subject to the provisions of) this paragraph 2.7.

      (iii) For the purpose of this paragraph 2.7:

            (A) the Conversion Dates shall be 30 September 2001, 31 March 2002, 30 September 2002 and the Final Conversion Date (which is also for the avoidance of doubt a Conversion Date) shall be 31 March 2003;

            (B) the conversion right referred to in sub-paragraph (i) above shall be exercisable by completion of a Conversion Notice (as defined in sub-paragraph (v) below) submitted by holders of Non-cumulative Category II Convertible Sterling Preference Shares (Converting Holders) setting out the number of Non-cumulative Category II Convertible Sterling Preference Shares which are to be converted pursuant to such notice (the Conversion Amount) and lodging such Conversion Notice with the Company's Registrar at any time during the period and in the manner referred to in sub-paragraph (viii) below;

            (C) the Redemption Amount in relation to a Non-cumulative Category II Convertible Sterling Preference Share means the nominal amount thereof together with any premium paid on issue;

      (iv) The number of Ordinary Shares to be issued on the conversion of each Non-cumulative Category II Convertible Sterling Preference Share shall be determined by dividing the Redemption Amount by the Conversion Price. In the case of Non-cumulative Category II Convertible Sterling Preference Shares which are converted on any of the Conversion Dates, the Conversion Price shall be the higher of:

            (A) the weighted average closing price per Ordinary Share on the London Stock Exchange during the period of the 20 London Stock Exchange dealing days (on which the trading in the Ordinary Shares is not fully suspended) ending five London Stock Exchange dealing days before the relevant Conversion Date; and

            (B)   L5

            Fractions of Ordinary Shares will not be issued on conversion and no cash adjustment will be made. However, if more than one Non-cumulative Category II Sterling Preference Share held by any holder is to be converted and the Ordinary Shares arising on conversion are to be registered in the same name, the number of Ordinary Shares to be issued in respect thereof shall be calculated on the basis of the aggregate Redemption Amount of such Non-cumulative Category II Sterling Preference Shares.

            If at the time that the Conversion Price is to be calculated the Ordinary Shares are not listed and traded on the London Stock Exchange, references in this article to the London Stock Exchange shall be to such other exchange on which the Ordinary Shares are listed and traded.

      (v) For the purposes of conversion pursuant to sub-paragraph (i) above, a Conversion Notice means, in relation to any Non-cumulative Category II Convertible Sterling Preference Shares, which as at the date of such notice, are Registered Shares (as defined in paragraph
            2.6 of this Schedule 3), a Certificated Conversion Notice (as defined in sub-paragraph (vi) below) or, in relation to any Non-cumulative Category II Convertible Sterling Preference Shares that, as at the date of such notice, are Bearer Shares (as defined in the said paragraph 2.6), an Uncertificated Conversion Notice (as defined in sub-paragraph (vii) below).

      (vi) In relation to any Non-cumulative Category II Convertible Sterling Preference Shares that, as at the date of the relevant Conversion Notice, are Registered Shares, the right to convert shall be exercised if the registered holder of any such Category II

            Convertible Sterling Preference Shares, shall have delivered to the Company's Registrar, at any time during the period referred to in sub-paragraph (viii) below, a duly signed and completed Conversion Notice in such form as may from time to time be prescribed by the Directors (and obtainable from the Company's Registrar) (a Certified Conversion Notice) together with the Certificate for such shares (or an appropriate form of indemnity).

     (vii) In relation to any Non-cumulative Category II Convertible Sterling Preference Shares that, as at the date of the relevant Conversion Notice, are Bearer Shares, the right to convert shall be exercised if an Uncertificated Conversion Notice is received as referred to below at any time during the period referred to in sub-paragraph
            (viii) below. For these purposes, an Uncertificated Conversion Notice shall mean an instruction and/or notification received by the Company or such person as it may require in such form and having such effect as may in each case from time to time be prescribed by the Directors (subject always to the facilities and requirements of the relevant system) and details of which shall be obtainable from the Company's Registrar. Without prejudice to the generality of the foregoing, the form of Conversion Notice referred to above may be such as to require the holder of the Non-cumulative Category II Convertible Sterling Preference Shares concerned to transfer such Non-cumulative Category II Convertible Sterling Preference Shares into such account as may be specified by the Company in the Uncertified Conversion Notice.

     (viii) The period referred to in sub-paragraphs (vi) and (vii) above for the delivery of a Conversion Notice is the period falling not less than 7 and not more than 30 days prior to the relevant Conversion Date. Unless the Directors otherwise determine in any case or cases, a Conversion Notice once delivered shall be irrevocable.

     (ix) The following provisions shall apply to conversion of the Non-cumulative Category II Convertible Sterling Preference Shares:-

            (A) conversion may be effected in such manner as the Directors shall, subject to the requirements of applicable law and the provisions hereof, from time to time determine and, without prejudice to the generality of the foregoing, may be effected:

                  (aa) by the redemption of Non-cumulative Category II Convertible Sterling Preference Shares on the relevant Conversion Date for the Redemption Amount and the application of the redemption moneys on behalf of the holder of the Non-cumulative Category II Convertible Sterling Preference Shares so redeemed as herein provided. In the case of a conversion effected by means of the redemption of Non-cumulative Category II Convertible Sterling Preference Shares, the Directors may effect redemption of the relevant Non-cumulative Category II Convertible Sterling Preference Shares out of profits of the Company which would otherwise be available for dividend, out of the proceeds of a fresh issue of shares or in any other manner for the time being permitted by law. In the case of redemption out of profits, the Directors shall apply the Redemption Amount in the name of the holder of the Non-cumulative
                        Category II Convertible Sterling Preference Shares to be converted in subscribing for the appropriate number of Ordinary Shares as determined in accordance with the provisions hereof at such premium per Ordinary Share as shall represent the amount (if

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                                     - 152 -

                        any) by which the aggregate Redemption Amount exceeds the aggregate nominal amount of the Ordinary Shares to which the holder is so entitled divided by the number of such Ordinary Shares. In the case of redemption out of the proceeds of a fresh issue of shares, the Directors may arrange for the secretary of the Company or any other person selected by the Directors to subscribe and pay, as agent on the holder's behalf, for the appropriate number of Ordinary Shares at such premium per Ordinary Share as shall represent the amount (if any) by which the aggregate Redemption Amount exceeds the aggregate nominal amount of the Ordinary Shares to which the holder is so entitled divided by the number of such Ordinary Shares (and such person shall be deemed to have authority to borrow for such purpose) and, in any such case, a holder of Non-cumulative Category II Convertible Sterling Preference Shares shall be deemed irrevocably to have authorised and instructed the Directors to apply the Redemption Amount in payment to the holder's agent, who shall be entitled to retain the same for his own benefit without being accountable therefor to the holder. In relation to any Non-cumulative Category II Convertible Sterling Preference Shares which at the date of the relevant Conversion Notice are Bearer Shares, and which are to be redeemed in accordance with this sub-paragraph
                        (ix)(A)(aa) the Directors shall be entitled in their absolute discretion to determine the procedures for the redemption and cancellation of such Non-cumulative Category II Convertible Sterling Preference Shares (subject always to the facilities and requirements of the relevant system concerned and to the redemption on the relevant Conversion Date of the Non-cumulative Category II Convertible Sterling Preference Shares concerned) and the provisions of this sub-paragraph shall apply mutatis mutandis in respect of such redemption; or

                  (bb) by means of a capitalisation issue and consolidation. In that case the requisite capitalisation issue and consolidation may be effected pursuant to the authority conferred by the passing of the resolution which created the Non-cumulative Category II Convertible Sterling Preference Shares, by the Company capitalising from profits or reserves (including any share premium account, merger reserve or capital redemption reserve) such number of new Ordinary Shares as shall bring the total nominal amount of the Non-cumulative Category II Convertible Sterling Preference Shares and the new Ordinary Shares to at least the total nominal amount of the Ordinary Shares into which the Non-cumulative Category II Convertible Sterling Preference Shares will convert on the relevant Conversion Date, consolidating all the relevant shares into one share (the Consolidated Share) and sub-dividing the Consolidated Share into the number of Ordinary Shares arising from the conversion of the Convertible Preference Shares. The balance of such sub-divided share (including any fraction) shall be non-voting deferred shares of such nominal amount as the Directors may determine (Non-Voting Deferred Shares), shall be certificated shares and shall have the following rights and restrictions:

                  (1) on a winding-up or other return of capital, the Non-Voting Deferred Shares shall entitle the holders of the shares only to payment of the amounts paid up on those shares, after repayment of the holders of the Ordinary Shares of the nominal amount paid up on the Ordinary Shares held by them respectively and the payment of L0.01 on each Ordinary Share;

                  (2) the Non-Voting Deferred Shares shall not entitle the holders of the shares to the payment of any dividend or to receive notice of or to attend or vote at any general meeting of the Company;

                  (3) the Non-Voting Deferred Shares shall not, save as provided in sub-paragraph (4) below, be transferable;

                  (4) such conversion shall be deemed to confer irrevocable authority on the Company to appoint any person to execute on behalf of the holders or any Non-Voting Deferred Shares an instrument of transfer of the shares, and/or an agreement to transfer the shares, to such person or persons as the Company may determine as a custodian of the shares or to purchase or to cancel the shares in accordance with the provisions of the Statutes in any such case for not more than L0.01 for all the shares being transferred, purchased or cancelled (to be paid to such one of the holders as may be selected by lot) without obtaining the sanction of the holder or holders of the shares, and pending such transfer or purchase or cancellation to retain the certificate for such Non-Voting Deferred Shares; and

                  (5) the Company may at its option at any time after the creation of any Non-Voting Deferred Shares redeem all of those shares then in issue at a price not exceeding L0.01 for all the shares redeemed at any one time
                        (to be paid to such one of the holders as may be selected by lot), upon giving the holders of the Non-Voting Deferred Shares not less than 28 days' previous notice in writing of its intention so to do, fixing a time and place for the redemption. The Non-Voting Deferred Shares will not be listed on the London Stock Exchange. Upon or after the redemption of any Non-Voting Deferred Shares pursuant to this sub-paragraph (bb) the Directors may pursuant to the authority conferred the passing of the resolution which created the Non-cumulative Category II Convertible Sterling Preference Shares consolidate and/or sub-divide and/or convert the authorised Non-Voting Deferred Share capital existing as a consequence of such redemption into shares of any other class of share capital into which the authorised share capital of the Company is or may at that time be divided of a like nominal amount (as nearly as may be) as the shares of such class or into unclassified shares of the same nominal amount (as nearly as may be) as the shares of such class or into unclassified shares of the same nominal amount as the Non-Voting Deferred Shares.

      (B) the preferential dividend on Non-cumulative Category II Convertible Sterling Preference Shares which are converted pursuant to this paragraph 2.7 shall cease to accrue with effect from the relevant Conversion Date. Ordinary Shares arising on conversion will be allotted and registered as of the relevant Conversion Date, in each case to and in the name of the holder of the relevant Non-cumulative Category II Convertible Sterling Preference Shares and shall rank pari passu with the Ordinary Shares in issue on such Conversion Date except that the Ordinary Shares so allotted will not rank for any dividend or other distribution which has been announced, declared, recommended or resolved prior to such Conversion Date by the Directors or by the Company in general meeting to be paid or made, if the record date for such dividend or other distribution is on or prior to such Conversion Date;

      (C) unless the Directors otherwise determine, or unless the Uncertificated Securities Regulations and/or the requirements of the relevant system otherwise require, the Ordinary Shares arising on conversion of any Non-cumulative Category II Convertible Sterling Preference Shares shall be or shall be issued (as appropriate) as certificated shares (where the Non-cumulative Category II Convertible Sterling Preference Shares converted were, on the date of the relevant Conversion Notice, Registered Shares or where the relevant Converting Holder has not specified a Crest account for this purpose in the relevant Uncertificated Conversion Notice) or as uncertificated shares (where the Non-cumulative Category II Convertible Sterling Preference Shares converted were, on the date of the relevant Conversion Notice, uncertificated shares and the relevant Converting Holder has specified a Crest account for this purpose in the relevant Uncertificated Conversion Notice), provided that if the Company is unable under the facilities and requirements of the relevant system to issue Ordinary Shares in respect of the person entitled thereto in uncertificated form, such shares shall be issued as certificates shares; and

      (D) the Company shall procure that there shall be dispatched or made free of charge (but uninsured and at the risk of the holder or the person entitled thereto, or the first-named thereof, as the case may
            be):

            (aa) a certificate in respect of Ordinary Shares arising on conversion which are, in accordance with sub-paragraph (C) above, certificated shares, and a new certificate for any unconverted Non-cumulative Category II Convertible Sterling Preference Shares comprised in any share certificate surrendered by the holder, not later than 28 days after the relevant Conversion Date; and

            (bb) payment in respect of the accrued preferential dividend on the Non-cumulative Category II Convertible Sterling Preference Shares converted, on the payment date in respect of such dividend next following the relevant Conversion Date (unless such Conversion Date is also a dividend payment date, or unless there are no Non-cumulative Category II Convertible Sterling Preference Shares outstanding following such conversion in which case on such dividend payment date).

            (E) For the purposes of this paragraph 2.7, whether any Non-cumulative Category II Convertible Sterling Preference Shares are certificated shares or uncertificated shares on the relevant Conversion Date shall be determined by reference to the register of members as at 12.01 a.m. on the relevant Conversion Date or such other time as the Directors may (subject to the facilities and requirements of the relevant system concerned) in their absolute discretion determine.

            (F) The Company shall use reasonable endeavours to procure that the Ordinary Shares arising on conversion of Non-cumulative Category II Convertible Sterling Preference Shares are admitted to the Official List of The London Stock Exchange at the earliest practicable date following issue and allotment of such.

            (G) The Company shall ensure that at the relevant Conversion Dates sufficient authorised but unissued share capital is available in order to permit conversion of the Non-cumulative Category II Convertible Sterling Preference Shares outstanding on such relevant Conversion Date;

3.    (a)   save with the written consent of the holder(s) of three-quarters in nominal value of, or with the sanction of an Extraordinary
            Resolution passed at a separate General Meeting of the holders of, the Non-cumulative Category II Convertible Sterling Preference
            Shares, the Directors shall not: (i) authorise or create, or increase the amount of, any shares of any class or any security convertible into shares of any class ranking as regards rights to participate in the profits or assets of the Company (other than on a redemption or purchase by the Company of any such shares) in priority to the Non-cumulative Category II Convertible Sterling
            Preference Shares; or (ii) delist the Ordinary Shares from the London Stock Exchange, except in connection with a listing of such shares on another stock exchange of comparable standing;

      (b) the special rights attached in any series of Non-cumulative Category II Convertible Sterling Preference Shares allotted or in issue shall not (unless otherwise provided by their terms of issue) be deemed to be varied by the creation or issue of any New Shares ranking as regards participation in the profits and assets of the Company pari passu with or after such Non-cumulative Category II Convertible Sterling Preference Shares. Any new shares ranking pari passu with such Non-cumulative Category II Convertible Sterling Preference Shares may without their creation or issue being deemed to vary the special rights attached to any Non-cumulative Category II Convertible Sterling Preference Share then in issue either carry rights identical in all respects with such Non-cumulative Category II Convertible Sterling Preference Shares or any of them or carry rights differing therefrom in any respect, including, but without prejudice to the generality of the foregoing, in that:

            (i) the rate or means of calculating the dividend may differ and the dividend may be cumulative or non-cumulative;

            (ii) the New Shares or any series thereof may rank for dividend as from such date as may be provided by the terms of issue thereof and the dates for payment of dividend may differ;

            (iii) the New Shares may be denominated in Sterling or any Foreign
                  Currency;

            (iv) a premium may be payable on return of capital or there may be no such premium;

            (v) the New Shares may be redeemable at the option of the holder or of the Company, or may be non-redeemable and if redeemable at the option of the Company, they may be redeemable at different dates and on different terms from those applying to the Non-cumulative Category II Convertible Sterling Preference Shares; and

            (vi) the New Shares may be convertible into Ordinary Shares or any other class of shares ranking as regards participation in the profits and assets of the Company pari passu with or after such Non-cumulative Category II Convertible Sterling Preference Shares in each case on such terms and conditions as may be prescribed by the terms of issue thereof.

      (c) Prior to 30 September 2000 the directors may, in their absolute discretion and without giving any reason refuse to register the transfer of a Non-cumulative Category II Sterling Convertible Preference Share to any person, whether or not it is fully paid.

                                   SCHEDULE 4

                             ADDITIONAL VALUE SHARES

1. The Company shall have a class of Additional Value Shares. They shall confer the rights and be subject to the restrictions set out or referred to in this Schedule 4.

2. Each Additional Value Share shall confer the following rights as to participation in the profits and assets of the Company, receipt of notices, attendance and voting at meetings and conversion.

2.1   Income

      The right to dividends to be paid out of the distributable profits of the Company, subject in each case to declaration by and at the discretion of the Directors and the provisions of sub-paragraph 2.2, as follows:

      (i)   15 pence per Additional Value Share on 1 December 2001;

      (ii)  30 pence per Additional Value Share on 1 December 2002; and

      (iii) 55 pence per Additional Value Share on 1 December 2003 (the "Final Dividend Date").

      References in this Schedule to a "dividend" on the Additional Value Shares include a reference to each dividend paid on the Additional Value Shares (whether or not in accordance with the proposed dividends set out in this sub-paragraph 2.1 and including any dividend of a lesser amount than stated or any dividend aggregating two or more such dividends or any part thereof) and references to "dividend payment dates" are to dividend payment dates in respect of the Additional Value Shares only (such dividend payment dates being, subject to sub-paragraph 2.2, those specified in this sub-paragraph 2.1).

2.2   Further provisions as to income

      The following provisions shall apply:

      (i) In deciding whether to declare and pay a dividend on the Additional Value Shares the Directors shall have regard inter alia to the following factors:

            (A) whether the distributable profits of the Company are sufficient to cover the payment in full of dividends on the Additional Value Shares on any dividend payment date and also the payment in full of all other dividends (if any) stated to be payable on any Cumulative Preference Share or New Preference Share provided that in any event the Directors shall not pay any dividend due on the Additional Value Shares if in their opinion the distributable profits of the Company are not likely to be sufficient to pay any dividend due on any Cumulative Preference Share or New Preference Share due for payment within 90 days of the relevant dividend payment date;

            (B) whether the distributable profits of the Company are adequate or are likely to be adequate having regard to the Company's obligation to make dividend payments on any Cumulative Preference Share or New Preference Share;

            (C) the effect of the payment of such dividend on the regulatory capital structure of the Company and on its consolidated banking and trading book target and trigger ratios as prescribed by the Financial Services Authority Limited from time to time; and

            (D) the Company's best interests having regard to its future cash requirements and actual and contingent liabilities.

     (ii) Without prejudice to the foregoing and for the avoidance of doubt, no dividend shall be paid on the Additional Value Shares if and to the extent that such payment would constitute an unauthorised variation or abrogation of the rights as to participation in profits attached to the Cumulative Preference Shares or any New Preference Shares.

     (iii) Holders of Additional Value Shares shall have no claim in respect of the failure of the Directors to declare and/or pay any dividend(s) and the Directors shall not be bound to give their reasons for not declaring or paying such a dividend save that the Directors shall announce their intention in respect of the payment of any dividend referred to in sub-paragraph 2.1 no later than 14 days prior to the relevant dividend payment date (save in respect of the Final Dividend Date in which case notice must be given on or before 1 September 2003).

     (iv) Dividends declared by the Directors shall be payable without necessity for any resolution on the part of the Company in General Meeting on the relevant dividend payment date to holders of Additional Value Shares entered on the register of members at the close of business on the date which falls one calendar month before the relevant dividend payment date (or on such other date prior to the relevant dividend payment date as the Directors may in their absolute discretion decide).

     (v) Subject to sub-paragraph 2.1 and this sub-paragraph 2.2, if and to the extent that any dividend is not declared for payment on any dividend payment date (whether in whole or in part), such amount shall fall to be considered for payment on the following dividend payment date in addition to any dividend falling to be considered for payment on that date.

     (vi) No Additional Value Share shall carry any right to participate in the profits of the Company other than as set out in sub-paragraph
            2.1 above and this sub-paragraph 2.2.

     (vii) If any dividend payment date in respect of which dividends are declared to be payable in accordance with sub-paragraph 2.1 above is not a day on which banks in London are open for business (a "Business Day"), then payment of the dividend payable on such date will be made on the next succeeding Business Day and without any interest or other payment in respect of such delay.

     (viii) Save as set out in sub-paragraph 2.7(xiv) and for the avoidance of doubt, the Company shall be free to pay dividends or make other distributions to any holder of any other class of shares in the capital of the Company (including for the avoidance of doubt, the Cumulative Preference Shares, New Preference Shares and the Ordinary Shares) notwithstanding that the Directors have not declared and/or paid any dividend on the Additional Value Shares.

2.3   Capital

      The right on a winding up, liquidation or other return of capital other than a redemption or purchase by the Company of any shares of any class, to receive in respect of each Additional Value Share in Sterling out of the surplus assets of the Company available for distribution amongst the members in priority to the holders of the Ordinary Shares of the Company but after payment of all amounts outstanding to holders of Cumulative Preference Shares and New Preference Shares and any other share in the capital of the Company expressed to rank as to participation in capital or assets in priority to the Additional Value Shares, an amount of L1 less the aggregate amount of any dividends paid in respect of each Additional Value Share prior to the date of the winding up or liquidation (but for the avoidance of doubt excluding any distribution paid in the winding up or liquidation).

      If on any such winding up, liquidation or other return of capital the amounts available for payment are insufficient to cover in full the amounts payable on the Additional Value Shares on such return of capital, the holders of such Additional Value Shares will share rateably in the distribution of assets (if any) in proportion to the full amounts to which they are respectively entitled under this sub-paragraph 2.3.

      No Additional Value Share shall confer any further right to participate in the capital or assets of the Company available for distribution among the members other than as set out in this sub-paragraph 2.3.

2.4   Receipt of Notices

      The right to have sent to the holder of each Additional Value Share (at the same time as the same are sent to the holders of Ordinary Shares) a copy of the Company's Annual Report and Accounts and/or Interim Financial Statement together with any notice of any General Meeting of the Company at which such holder is entitled to attend and vote.

2.5   Attendance and Voting at Meetings

      The right to attend at a General Meeting of the Company and to speak to or vote upon any Resolution proposed thereat in circumstances where it is proposed at the Meeting either to vary or abrogate any of the rights attached to the Additional Value Shares or proposing the winding up of the Company (and then in each such case only to speak to and vote upon any such Resolution) but not otherwise.

      Whenever holders of Additional Value Shares are so entitled to vote on a Resolution, on a show of hands every such holder who is present in person shall have one vote and, on a poll, every such holder who is present in person or by proxy shall have such number of votes for the Additional Value Shares held by him as he would have had if those shares had been converted into Ordinary Shares on the date of the notice of the meeting pursuant to the conversion procedure set out in paragraph 2.7 of this
      Schedule 4 and at a price per Additional Value Share calculated on the basis that the date of the notice of the meeting was the Second Conversion Date.

2.6   De-listing and Conversion into Non-Voting Deferred Shares

      The Directors shall be entitled (without being required to obtain the sanction of any holder of any Additional Value Share) in their absolute discretion and shall have irrevocable authority at any time after the payment of aggregate dividends of L1 in respect of each Additional Value Share to procure that the Additional Value Shares be de-listed from the Official List of the UK

      Listing Authority and from trading on the London Stock Exchange's market for listed securities. The Additional Value Shares shall convert automatically into non-voting deferred shares of L0.01 ("Non-Voting Deferred Shares"), which shall be certificated shares and shall have the following rights and restrictions only:

      (i) On a winding-up or other return of capital, the Non-Voting Deferred Shares shall entitle the holders of such shares only to payment of the amounts paid up on those shares, after repayment to the holders of Ordinary Shares of the nominal amount paid up on the Ordinary Shares held by them respectively and the payment of L100,000 on each Ordinary Share.

      (ii) The Non-Voting Deferred Shares shall not entitle the holders of such shares to the payment of any dividend or other distribution or to receive notice of or to attend or vote at any general meeting of the Company or otherwise receive any shareholder communication.

      (iii) The Non-Voting Deferred Shares shall not, save as provided below or otherwise with the written consent of the Directors, be transferable.

      (iv) Notwithstanding any other provision in these presents and unless specifically required by the provisions of the 1985 Act, the Company shall not be required to issue any certificates in respect of any Non-Voting Deferred Shares.

      (v) Following conversion, the Non-Voting Deferred Shares shall be transferred for no consideration to such person as may be nominated by the Directors, whether or not an officer of the Company (and for such purposes the Directors shall have irrevocable authority to appoint a person on behalf of any holder of Non-Voting Deferred Shares to enter into an agreement to transfer and to execute and deliver a transfer of his Non- Voting Deferred Shares to such other person).

2.7   Conversion into Ordinary Shares

      (i) If on 1 September 2003 aggregate dividends of L1 have not been paid in respect of each Additional Value Share, then unless the Directors have resolved that a dividend be paid on the Additional Value Shares on or before the Final Dividend Date of such amount that aggregate dividends paid on Additional Value Shares will be L1 (and that dividend is duly paid on or before the Final Dividend Date or the following Business Day where that date is not a Business Day), the Additional Value Shares shall be converted into fully paid up Ordinary Shares in the manner set out (and subject to the provisions of) this paragraph 2.7 and the Company shall use its reasonable efforts, to the extent permitted by applicable law, to arrange for a sale of the Ordinary Shares arising on conversion pursuant to paragraph 2.7(iii) below.

      (ii)  For the purpose of this paragraph 2.7:

            (A) the Settlement Amount in relation to each Additional Value Share means an amount of L1 less the aggregate amount of any dividends paid in respect of that share;

            (B) the Aggregate Settlement Amount in relation to any particular holding of Additional Value Shares means the aggregate Settlement Amount relating to the number of Additional Value Shares comprised in that holding and where the context requires, the Aggregate Settlement Amount relating to all Additional Value Shares to be converted;

            (C) the First Conversion Date shall be 25 London Stock Exchange trading days prior to the Second Conversion Date and the Second Conversion Date shall be the Final Dividend Date;

            (D) the expression "holder" shall include a person entitled by transmission and the expressions "hold" and "holding" shall be construed accordingly; and

            (E) each joint holding in respect of which names of the joint holders differ or are listed in a different order shall be treated as a separate holding and the expressions "held" and "holder" shall be construed accordingly.

      (iii) The Company will use its reasonable efforts, to the extent permitted by applicable law, to arrange for the sale of the Ordinary Shares into which such Additional Value Shares will convert so as to raise net cash proceeds of an amount equal to the Aggregate Settlement Amount in respect of such Additional Value Shares. The sale will be conducted by means of a process pursuant to which a broker selected by the Company (the "Broker ") will solicit bids for the relevant Ordinary Shares (the "Placing "). Such bids will be solicited during the period of 20 London Stock Exchange trading days ending five London Stock Exchange trading days before the First Conversion Date. The Company will not in any circumstances be obliged to procure the transfer of Ordinary Shares in connection with the Placing at a price per share of less than the nominal value of the Ordinary Shares (the "Base Price ").

      (iv) On the First Conversion Date there shall be converted in accordance with sub-paragraph 2.7(xv) the whole or such proportion of each holding of Additional Value Shares as shall be determined by the Directors in the light of the outcome of the Placing. The number of Ordinary Shares into which each Additional Value Share which is converted on the First Conversion Date is to be converted shall be such that the aggregate number of Ordinary Shares arising on the First Conversion Date shall be sufficient for the purposes of the Placing.

      (v)   On the First Conversion Date:

            (A) the Company shall procure the transfer to the Broker or as the Broker shall direct, of the Ordinary Shares so placed; and

            (B) the Broker shall collect the net cash proceeds of the Placing and hold such proceeds in separate bank account(s) until the Second Conversion Date.

            The Directors shall have irrevocable authority on behalf of each holder of an Additional Value Share to appoint any person on behalf of such holder to enter into an agreement to transfer and to execute and deliver a transfer of the Ordinary Shares resulting from conversion on the First Conversion Date.

      (vi) If the proceeds of the Placing are sufficient to enable the Company to pay to each holder of Additional Value Shares the Aggregate Settlement Amount in respect of his holding, the whole of the Additional Value Shares shall be converted on the First Conversion Date and on the Second Conversion Date the net cash proceeds of the Placing (if any) held by the Broker (the "Total Cash Amount") shall be paid to the persons who were holders of the Additional Value Shares immediately prior to conversion.

      (vii) If the proceeds of the Placing are not sufficient to enable the Company to pay to each holder of Additional Value Shares the Aggregate Settlement Amount then part only of the Additional Value Shares (determined in accordance with paragraph (iv) above) shall be converted on the First Conversion Date and on the Second Date:

            (A) the Total Cash Amount shall be paid to the persons who were holders of the Additional Value Shares immediately prior to conversion pro rata to their holding of Additional Value Shares, and the amount (if any) by which the cash paid or payable to a holder falls short of the Aggregate Settlement Amount shall be the "Remaining Settlement Amount"; and

            (B) on the Second Conversion Date the remaining Additional Value Shares shall be converted into such number of Ordinary Shares so that the persons who were holders of Additional Value Shares immediately prior to conversion receive the whole number of Ordinary Shares (if any) calculated by dividing the Remaining Settlement Amount by the Conversion Price, being the higher of (i) 95% of the weighted average closing price per Ordinary Share on the London Stock Exchange during the period of 20 London Stock Exchange dealing days ending five London Stock Exchange dealing days before the Second Conversion Date and (ii) the nominal value of the Ordinary Shares.

      (viii) If there is no Placing or if a dividend resolved upon as at 1 September 2003 is not paid on the Final Dividend Date (or the following Business Day where that date is not a Business Day) then on or as soon as possible after the Second Conversion Date all the Additional Value Shares shall be converted into such number of Ordinary Shares so that each holder receives the whole number of Ordinary Shares (if any) calculated by dividing the Settlement Amount by the Conversion Price, being the higher of (i) 95% of the weighted average closing price per Ordinary Share on the London Stock Exchange during the period of 20 London Stock Exchange dealing days ending five London Stock Exchange dealing days before the Second Conversion Date and (ii) the nominal value of the Ordinary Shares.

      (ix) Where the conversion would otherwise result in a holder being entitled to a fraction of an Ordinary Share such holder's entitlement shall be rounded up or down as the Directors may determine.

      (x) If at the time that the Conversion Price or Base Price is to be calculated the Ordinary Shares are not traded on the London Stock Exchange, references in this article to the London Stock Exchange shall be to such other competent authority or exchange with or on which the Ordinary Shares are listed or traded (as the case may be).

      (xi) The conversion of Additional Value Shares into fully paid Ordinary Shares shall be conditional on:

            (A) the Company, as at the First Conversion Date or the Second Conversion Date (as the case may be), having sufficient authorised but unissued share capital to issue such Non-Voting Deferred Shares of L0.01 as may fall to be issued on such date in connection with the conversion of Additional Value Shares;

            (B) the number of Non-Voting Deferred Shares of L0.01 which the Directors have been authorised to issue pursuant to Section 80 of the 1985 Act being sufficient, as at the First Conversion Date or the Second Conversion Date (as the case may

                  be) to allot the shares falling to be allotted on such date in connection with the conversion of Additional Value Shares or the Directors having been authorised prior to such date pursuant to section 80 to allot such shares (together with the condition set out in (A) above, the "Relevant Shareholder Approvals"); and

            (C) there being sufficient profits or reserves available for capitalisation to enable the Company to allot credited as fully paid the number of Non-Voting Deferred Shares of L0.01 each falling to be allotted as aforesaid.

      (xii) The Company shall use its reasonable efforts to ensure that sufficient authorised but unissued share capital and sufficient profits or reserves are available in order to permit conversion of the Additional Value Shares outstanding on the relevant Conversion Date. If the Relevant Shareholder Approvals (or profits or reserves) are insufficient to permit the allotment and issue of such number of Non-Voting Deferred Shares as fall to be allotted and issued on the First Conversion Date or the Second Conversion Date in connection with the conversion of Additional Value Shares, the Company undertakes to convert the maximum number of Additional Value Shares which it is legally permitted to convert under the existing Relevant Shareholder Approvals (and having regard to existing profits or reserves) pro rata to the respective entitlement of holders. Any Additional Value Shares which could not be converted as at the First Conversion Date and the Second Conversion Date shall be "Unconverted Additional Value Shares ".

      (xiii) Unconverted Additional Value Shares will be converted into Ordinary Shares as soon as the Company has sufficient authorised and unissued shares, and sufficient available profits or reserves, to permit conversion of Unconverted Additional Value Shares in full. Paragraphs (ii) to (x) of this Paragraph 2.7 shall apply to the conversion of such Unconverted Additional Value Shares provided that the Second Conversion Date shall be 60 London Stock Exchange dealing days after the first day of the month following the month in which the Company becomes able to convert such shares in full. The Company undertakes that for so long as Unconverted Additional Value Shares remain outstanding:

            (A) such resolutions will be proposed at each subsequent Annual General Meeting that, when approved, would permit the Unconverted Additional Value Shares to be converted in full; and

            (B) no available profit or reserve will be applied by the Company for any other purpose.

      (xiv) If any Additional Value Shares are to be converted pursuant to this paragraph 2.7, but have not, on the Final Dividend Date (or the following Business Day where that date is not a Business Day) been so converted, ( "converted" for the avoidance of doubt, comprising the payment to each holder of Additional Value Shares of the Aggregate Settlement Amount and/or the allotment of Ordinary Shares in respect of the settlement of any Remaining Settlement Amount (as the case may be)) no dividends may be declared on any Ordinary Share in the capital of the Company, and no sum may be set aside for the payment thereof, unless on the date of declaration relative to any such payment, the Aggregate Settlement Amount has been paid in full or set aside or Ordinary Shares delivered in respect of the Aggregate Settlement Amount or any Remaining Settlement Amount.

      (xv) The following provisions shall apply to conversion of the Additional Value Shares:

            (A) Conversion of Additional Value Shares may be effected in such manner as the Directors shall, subject to the requirements of applicable law and the provisions hereof, from time to time determine and, without prejudice to the generality of the foregoing, may be effected, in each case pursuant to the authority conferred by the passing of the resolution which created the Additional Value Shares, by the Company:

                  (aa) capitalising from profits or reserves (including, without limitation, any share premium account, merger reserve or capital redemption reserve) and allotting and issuing to a holder of Additional Value Shares to be converted such number of new Non-Voting Deferred Shares of L0.01 each having the rights and restrictions set out in paragraph 2.6 above as shall bring the total nominal amount of the Additional Value Shares and the new Non-Voting Deferred Shares to the total nominal amount of the Ordinary Shares into which the Additional Value Shares are to be converted on the relevant Conversion Date, consolidating all the Non-Voting Deferred Shares and Additional Value Shares to be converted into one Share (the "Consolidated Share") and sub-dividing and redesignating the Consolidated Share into the number of Ordinary Shares into which the Additional Value Shares are to be converted;

                  (bb) consolidating such Additional Value Shares into one share (the "Consolidated Share") and sub-dividing and redesignating the Consolidated Share into the number of Ordinary Shares into which the Additional Value Shares are to be converted and as to any balance into Non-Voting Deferred Shares of L0.01 such Non-Voting Deferred Shares being certificated shares having the rights and restrictions set out in sub- paragraph 2.6 above.

            (B) Ordinary Shares arising on conversion shall rank pari passu with the Ordinary Shares in issue on the relevant Conversion Date except that the Ordinary Shares so arising will not rank for any dividend or other distribution which has been announced, declared, recommended or resolved on prior to the relevant Conversion Date by the Directors or by the Company in general meeting, if the record date for such dividend or other distribution is on or prior to the relevant Conversion Date.

            (C) Unless the Directors otherwise determine, or unless the Uncertificated Securities Regulations and/or the requirements of the relevant system otherwise require, the Ordinary Shares arising on conversion of any Additional Value Shares shall be in certificated form (where the Additional Value Shares converted were, on the date of conversion, in certificated form) or as uncertificated shares (where the Additional Value Shares converted were, on the date of conversion, in Uncertificated Form) provided that if the Company is unable under the facilities and requirements of the relevant system to arrange for Ordinary Shares in respect of the person entitled thereto to be held in Uncertificated Form, such shares shall be in certificated form.

            (D) The Company shall procure that there shall be dispatched or made free of charge (but uninsured and at the risk of the holder or the person entitled thereto, or the first-named thereof, as the case may be) a certificate in respect of Ordinary

                  Shares arising on conversion which are, in accordance with sub-paragraph 2.7(xv)(C) above, certificated shares not later than 28 days after the relevant Conversion Date.

            (E) For the purposes of this paragraph 2.7(xv), whether any Additional Value Shares are in certificated form or Uncertificated Form on the Conversion Date shall be determined by reference to the register of members as at 12.01 a.m. on the relevant Conversion Date or such other time as the Directors may (subject to the facilities and requirements of the relevant system concerned) in their absolute discretion determine.

            (F) The Company shall use reasonable efforts to procure that the Ordinary Shares arising on conversion of Additional Value Shares are admitted to the Official List of the UK Listing Authority and admitted to trading on the London Stock Exchange's market for listed securities at the earliest practicable date.

2.8   Class Rights

      The Company may from time to time create, allot and issue further shares, whether ranking pari passu with, in priority to, or behind the Additional Value Shares in any respect (including, without limitation, as to priority in payment of dividends or as to capital in a liquidation of the Company), and such creation, allotment or issue of any such further shares (whether or not ranking in any respect in priority to the Additional Value Shares and whether or not the same confer on the holders voting rights more favourable than those conferred by the Additional Value Shares) shall be deemed not to involve a variation of the rights attaching to the Additional Value Shares for any purpose.

2.9   Additional Limitations

      No Additional Value Share shall (save as otherwise specifically set out herein) confer any right to participate in:

      (i)   the profits or assets of the Company;

      (ii) any offer or invitation by way of rights or otherwise to subscribe for additional shares in the capital of the Company; or

      (iii) any future capitalisation or bonus issue of shares in the capital of the Company.

                        INDEX TO ARTICLES OF ASSOCIATION

Subject                             Description                                         Article No.     Page No.
--------------------                ----------------------------------------------      ----------      -------
ACCOUNTS                            Accounts to be sent to members                      154             92
                                    Preparation and laying of accounts                  153             92
                                    Right to inspect accounts                           152             92

AUDITORS                            Rights of auditors                                  156             93
                                    Validity of acts of auditors                        155             92

AUTHENTICATION                      Authentication of documents                         132             83
OF DOCUMENTS

BUSINESS                            Business activities                                 3               6

CALLS ON SHARES                     Deemed calls                                        25              48
                                    Differentiation of calls                            26              48
                                    Interest payable                                    24              48
                                    Liability of joint holders                          23              48
                                    Payment of calls in advance                         27              48
                                    Power to make calls                                 21              47
                                    Time when call made                                 22              47

CAPITAL                             Alteration of capital:
                                      Alterations permitted by ordinary
                                      resolution                                        10(A)           42
                                      Fractions arising                                 10(B)           43
                                      Increase of capital                               8               42
                                      New shares                                        9               42
                                      Power to purchase own shares                      11              43
                                      Power to reduce capital                           12              43
                                    Share capital:
                                      Additional Value Shares                           4D and
                                                                                        Schedule 4      41
                                      Capital rights of cumulative preference           4(B)            7
                                      shares
                                      Category II non-cumulative dollar                 4(E)            32
                                      preference shares
                                      Category II Non-cumulative Convertible            4C and          41
                                      Sterling Preference Shares                        Schedule 3
                                      Dividend rights of cumulative preference          4(A)            6
                                      shares
                                      Non-cumulative dollar preference shares           4(D)            21
                                      Non-cumulative euro preference shares             4A and          40
                                                                                        Schedule 1


Subject                              Description                                        Article No.     Page No.
--------------------                 ----------------------------------------------     ----------      -------
                                       Non-cumulative convertible preference            4B and          40
                                       shares (sterling, dollar and euro)               Schedule 2
                                       Non-cumulative sterling preference               4(C)            7
                                       shares
                                       Shares with special rights and redeemable        5               41
                                       shares

                                     Variation of rights:
                                       Method of varying class rights                   6               41
                                       When share rights deemed to be varied            7               42

CAPITALISATION                       Power to capitalise on adjustment of
OF PROFITS AND                       subscription price in an employee's share
RESERVES                             scheme                                             149(B)          91
                                     Power to capitalise profits                        148             90
                                     Procedure for capitalisation                       149(A)          90

CORPORATIONS                         Authority of representatives                       90              68
ACTING BY
REPRESENTATIVES

DEPARTMENTAL,                        Appointment of other officers                      128(D)          81
REGIONAL OR                          Attendance at board meetings                       128(C)          81
LOCAL DIRECTORS                      Powers and duties of appointee                     128(B)          81
AND OTHER                            Use of designation "Director"                      128(A)          81
APPOINTEES

DESTRUCTION OF                       Destruction of documents                           44              52
DOCUMENTS

DIRECTORS                            Alternate directors:
                                       Alternate may be paid expenses but not
                                       remuneration                                     109(D)          75
                                       Alternate to receive notices                     109(C)          74
                                       Power to appoint alternate directors             109(A)          74
                                       Termination                                      109(B)          74
                                       Appointments with other companies                97(B)           71


Subject                             Description                                               Article No.    Page No.
--------------------                ----------------------------------------------            ----------     -------
                                    Appointment & retirement of directors:
                                      Age limit                                                100           71
                                      Appointment by ordinary resolution or by
                                      directors                                                108           74
                                      Notice of intention to appoint a director                106           73
                                      Removal and replacement of directors                     107           74
                                      Resolution                                               105           73
                                      Retirement of directors by rotation                      102           72
                                      Selection of directors to retire                         103           72
                                      Vacation of office of director                           101           72
                                      When directors deemed to be
                                      re-appointed                                             104           73
                                    Borrowing powers:
                                      Power to borrow and grant security                       121           80
                                      Delegation of powers                                     99            71
                                      Directors need not be a member                           92            69
                                      Directors' interests in contracts with the
                                      company                                                  97(A)         70
                                      Directors' fees                                          93            69
                                      Executive Office                                         98(A)         71
                                      Expenses                                                 94            69
                                      Extra remuneration                                       95            69
                                    General powers of directors:
                                      Business to be managed by the directors                  122           80
                                      Execution by the company                                 127           81
                                      Local boards, etc                                        123           80
                                      Official seal for use abroad                             125           81
                                      Overseas registers                                       126           81
                                      Powers of attorney                                       124           80
                                      Insurance                                                96(B)         70
                                      Limit on number of directors                             91            69
                                    Proceedings of directors:
                                      Alternate directors                                      114(E)        78
                                      Authority to vote                                        111           76
                                      Chairman                                                 116           78
                                      Committees of directors                                  118           79
                                      Consideration of matters involving two or
                                      more directors                                           114(C)        77


Subject                             Description                                         Article No.   Page No.
--------------------                ----------------------------------------------      ----------    -------
                                      Director's interests                              113           76
                                      Materiality of directors' interests               114(D)        78
                                      Meetings of directors                             110(A)        75
                                      Participation in meetings by telephone            110(B)        75
                                      Proceedings in case of vacancies                  115           78
                                      Proceedings of committee                          119           79
                                      Quorum                                            112           76
                                      Relaxation of provisions                          114(F)        78
                                      Resolutions in writing                            117           79
                                      Restrictions on voting                            114(A)        76
                                      Validity of proceedings                           120           79
                                      Where interest does not prevent voting            114(B)        76
                                      Retirement and other benefits                     96(A)         70
                                      When termination of appointment
                                      automatic                                         98(B)         71
                                      When termination of appointment not
                                      automatic                                         98(C)         71

DIVIDENDS                           Currency of payment                                 144(D)        88
                                    Declaration of dividends                            133           83
                                    Directors' responsibility                           134(B)        84
                                    Dividends in specie                                 142           85
                                    Dividends on uncertificated shares                  144(B)        88
                                    Forfeiture of unclaimed dividends                   141           85
                                    Interest not payable                                136           84
                                    Interim dividends                                   134(A)        83
                                    Permitted deductions                                137           84
                                    Procedure for payment                               144(A)        87
                                    Profits and losses from past date                   135           84
                                    Receipts where joint holders                        145           89
                                    Retention of dividends                              138           84
                                    Scrip dividend                                      143           85
                                    Uncashed dividends                                  144(C)        88
                                    Unclaimed dividends                                 140           85
                                    Waiver of dividends                                 139           84

EVIDENCE OF                         Authentication and form of certificates             19            46
TITLE TO SHARES                     Cancellation and replacement of certificates        20            47
                                    Certificated shares                                 18            46
                                    Uncertificated shares                               17            45


Subject                            Description                                         Article No.  Page No.
--------------------               ----------------------------------------------      ----------   -------
EXECUTION OF                       Execution of documents                               131         82
DOCUMENTS

FORFEITURE,                        Application of proceeds                              35          50
SURRENDER AND                      Company to have lien on shares                       33          49
LIEN                               Content of notice                                    29          49
                                   Enforcement of lien by sale                          34          50
                                   Extinction of rights                                 32          49
                                   Forfeiture for non-compliance                        30          49
                                   Giving effect to the sale                            36          50
                                   Notice requiring payment of calls on default         28          48
                                   Sale of forfeited shares                             31          49

GENERAL                            Application to class meeting where no
MEETINGS                           variation of rights involved                         55          57
                                   Extraordinary general meetings                       54          57
                                   Types of general meetings                            53          57
                                   Notice of general meetings:
                                     Contents of notice                                 57          58
                                     Notice of resolutions                              59          59
                                     Period of notice                                   56          58
                                     Postponement of general meetings                   60          59
                                     Routine business                                   58          59
                                   Proceedings at general meetings:
                                     Adjournments                                       68          61
                                     Amendments to resolutions                          70          62
                                     Chairman                                           65          61
                                     Chairman's casting vote                            73          63
                                     Continuance of meeting                             75          63
                                     Declaration of result and conduct of poll          72          63
                                     Entitlement to attend and speak                    67          61
                                     If quorum not present                              63          60
                                     Orderly conduct                                    66          61
                                     Overflow arrangements for general
                                     meetings                                           61          60
                                     Method of voting                                   71          62
                                     Quorum                                             62          60
                                     Security arrangements                              64          61
                                     Time and place of adjourned meetings               69          62
                                     When poll to be taken                              74          63


Subject                          Description                                           Article No.    Page No.
--------------------             ----------------------------------------------        ----------     -------
                                 Restrictions on voting and other share rights:

                                   Cessation of disenfranchisement                      89(C)         67
                                   Disenfranchisement                                   89(A)         67
                                   Other restrictions                                   89(B)         67
                                   Person interested in shares; approved
                                   transfers                                            89(D)         68

                                 Votes of members:
                                   Calls in arrears                                     79            64
                                   Delivery of forms of proxy                           84            65
                                   Differing proxies                                    85            66
                                   Form and execution of proxies                        83            65
                                   Intervening events                                   88            66

                                   Issue of forms of proxy                              86            66
                                   Member under incapacity                              78            64
                                   Objection to voting                                  80            64
                                   Proxy need not be a member                           82            65
                                   Right to vote                                        76            63
                                   Rights conferred by form of proxy                    87            66
                                   Votes of joint holders                               77            64
                                   Votes on a poll                                      81            64

INDEMNITY                        Indemnity                                              169           96

MINUTES AND                      Keeping of minutes and books                           150           91
BOOKS                            Safeguarding of minutes and books                      151           91

NOTICES                          Advertisement of notices                               163           95
                                 Notice to be in writing                                157           93
                                 Notice during disruption of postal services            164           95
                                 Notice to joint holders                                159           94
                                 Notice to persons entitled by transmission             160           94
                                 Notice to warrant holders                              165           95
                                 Record date for service                                158(C)        94
                                 Service of notices                                     158(A)        93
                                 Signature                                              162           94
                                 Statutory requirements                                 166           95
                                 Untraced members                                       161           94
                                 When notice deemed served                              158(B)        93


Subject                             Description                                         Article No.   Page No.
--------------------                ----------------------------------------------      ----------    -------
PRELIMINARY                         Definitions and interpretation                      2             1
                                    Non-applications of statutory regulations           1             1

PROVISION FOR                       Provision for employees                             168           96
EMPLOYEES

RECORD DATE                         Record date                                         146           89

RESERVES                            Different currencies                                147(C)        90
                                    Limitation on carrying sums to reserve              147(B)        89
                                    Reserves                                            147(A)        89

SEALS                               Custody of seal                                     130(A)        82
                                    Formalities for affixing the seal                   130(B)        82
                                    Use of securities seal                              130(C)        82

SECRETARY                           Secretary                                           129           82

SHARES                              Calls on (see CALLS ON SHARES)
                                    Commission                                          14            45
                                    Directors' authority to allot shares and power
                                    to allot shares for cash                            13(B)         44
                                    Interest not recognised                             16            45
                                    Renunciation                                        15            45
                                    Restriction on share rights (see GENERAL
                                    MEETINGS)
                                    Shares at the disposal of the directors             13(A)         43

SHARE WARRANTS                      Bearer deemed to be a member                        52(B)         56
TO BEARER                           Certificate to attend meetings                      52(D)         56
                                    Coupon for dividend                                 52(I)         57
                                    Exercise of other rights                            52(F)         56
                                    Issue of new warrants                               52(G)         56
                                    Meetings                                            52(C)         56
                                    Power to issue share warrants to bearer             52(A)         55
                                    Return of warrant after meeting                     52(E)         56
                                    Surrender of warrant and registration of
                                    holder                                              52(J)         57
                                    Transfer of shares included in warrant              52(H)         57
                                    Variation of terms                                  52(K)         57


Subject                             Description                                         Article No.   Page No.
--------------------                ----------------------------------------------      ----------    -------
STOCK                               Conversion into stock                               49            55
                                    Rights of shareholders                              51            55
                                    Transfer of stock                                   50            55

TRANSFER OF                         Execution of transfers                              38            51
SHARES                              Further rights to decline to register transfer      41            51
                                    No fee payable for registration of transfers        42            52
                                    Renunciations recognised                            43            52
                                    Right to decline to register transfer of partly
                                    paid shares                                         40            51
                                    Suspension of registration                          39            51
                                    Transfers                                           37            50

TRANSMISSION OF                     Election for registration                           46(B)         53
SHARES                              Registration on death, bankruptcy, etc              46(A)         53
                                    Rights of persons entitled by transmission          47            53
                                    Transmission                                        45            53

UNTRACED                            Power to dispose of shares of untraced
SHAREHOLDERS                        shareholders                                        48(A)         54
                                    Sale procedure and application of proceeds          48(B)         54

WINDING UP                          Liquidator may distribute in specie                 167           95